Exhibit 10.7

THIRD AMENDMENT TO

REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of November 10, 2011, is entered into by and among the Lenders signatory hereto, PNC BANK, NATIONAL ASSOCIATION (“PNC”), in its capacity as agent for the Lenders (in such capacity “Agent”), GENERAL ELECTRIC CAPITAL CORPORATION and PNC, as co-collateral agents (in such capacities, the “Co-Collateral Agents” and each a “Co-Collateral Agent”), TWIST BEAUTY PACKAGING HOLDING CORP., a Delaware corporation (“U.S. Parent Holdco”), and its Subsidiaries signatory hereto. Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement defined below.

RECITALS

A.                                    The Lenders, Agent, the Co-Collateral Agents, U.S. Parent Holdco, BEAUTY PACKAGING CANADA HOLDINGS, INC., an Ontario corporation (“Canadian Parent Holdco” and together with U.S. Parent Holdco, the “Parent Holdcos” and each a “Parent Holdco”), ALBEA AMERICAS, INC., a Delaware corporation (“Albea Americas”), ALBEA COSMETICS AMERICA, INC., a Delaware corporation (“Albea Cosmetics”), ALBEA BEAUTY SOLUTIONS USA, LLC, a New York limited liability company (“Albea Solutions”), ALBEA MEXICANA, LP, a Texas limited partnership (“Albea Mexicana” and, collectively with Albea Americas, Albea Cosmetics and Albea Solutions, the “U.S. Borrowers” and each a “U.S. Borrower”), ALBÉA CANADA INC., an Ontario corporation (“Albéa Canada” and collectively with the U.S. Borrowers, the “Existing Borrowers” and each an “Existing Borrower”) have previously entered into that certain Revolving Credit, Term Loan and Security Agreement, dated December 17, 2010, as amended by that certain First Amendment to Revolving Credit, Term Loan and Security Agreement dated January 18, 2011 and that certain Second Amendment to Revolving Credit, Term Loan and Security Agreement and Waiver, dated August 31, 2011 (as amended, and as further amended, modified and supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to the Existing Borrowers. Albéa

B.                                    Pursuant to the terms of that certain Contribution and Asset Purchase Agreement, dated as of November 10, 2011 (in the form attached hereto as Exhibit A, and together with all schedules and exhibits thereto, the “Eyelematic Acquisition Agreement”), by and among Albéa Metal Americas, Inc., a Delaware corporation (“Albéa Metal” and together with the Existing Borrowers, the “Borrowers” and each a “Borrower”), Albéa Metal Real Estate, Inc., a Delaware corporation (“Albéa Real Estate”), Albéa Metal Holding Corp., a Delaware corporation (“Albéa Metal Holding” and, together with Albéa Metal and Albéa Real Estate, the “New Loan Parties” and each a “New Loan Party”), Eyelematic Manufacturing Company, Incorporated, a Connecticut corporation (“Eyelematic”), Echo Manufacturing, Inc., a Connecticut corporation (“Echo”), Seemar Real Estate, LLC, a Connecticut limited liability company (“Seemar” and, together with Eyelematic and Echo, the “Eyelematic Sellers”), and certain stock holders of the Eyelematic Sellers, (i) Albéa Metal Holding shall contribute $5,250,000 in cash to Albéa Metal in exchange for all of the issued and outstanding voting common Equity Interests of Albéa

Metal, (ii) the Eyelematic Sellers shall contribute the assets and liabilities specified therein to Albéa Metal in exchange for $5,250,000 and all of the issued and outstanding non-voting preferred Equity Interests of Albéa Metal, (iii) Albéa Real Estate shall purchase from Eyelematic and Seemar the Real Property described therein for an aggregate purchase price of $4,750,000 and (iv) Albéa Real Estate shall lease from Seemar the Real Property described therein for an aggregate rent of $200,000 (clauses (i) - (iv) collectively, the “Eyelematic Acquisition”).

C.                                    Pursuant to the terms of the Credit Agreement (i) Albéa Metal is required, and has agreed, to become a U.S. Borrower under the Credit Agreement and (ii) Albéa Real Estate and Albéa Metal Holding are required, and have agreed to become U.S. Guarantors of the Obligations.

D.                                    The parties hereto now wish to further amend the Credit Agreement on the terms set forth herein in order to, among other things, join Albéa Metal to the Credit Agreement and permit the Eyelematic Acquisition.

E.                                     The Parent Holdcos and the Borrowers are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s, any Co-Collateral Agent’s or any Lender’s rights or remedies as set forth in the Credit Agreement or any Other Document is being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                      Joinder of Albéa Metal.

(a)                                 In accordance with Section 7.12 of the Credit Agreement, Albéa Metal is required, and does agree, to expressly join the Credit Agreement as a U.S. Borrower, and hereby agrees that it shall be deemed a party to the Credit Agreement as if Albéa Metal were originally signatory thereto. Albéa Metal hereby agrees to be bound by, and a maker and obligor of, all representations, warranties, indemnities, undertakings, covenants, limitations, waivers, exclusions, acknowledgements and agreements under the Credit Agreement relating to, pertaining to, or binding upon, a U.S. Borrower or made or agreed to by a U.S. Borrower to or for the benefit of the Agent and/or any of the Lenders.

(b)                                 Without limiting the foregoing: (a) Albéa Metal, as security for the payment and performance in full of the Obligations, does hereby grant, assign, and pledge to Agent, for the benefit of the U.S. Lenders, a security interest in and Lien on all personal property of Albéa Metal including all property of the type described in the Credit Agreement as “Collateral” and (b) Albéa Metal appoints Albea Americas as its U.S. Borrowing Agent in accordance with the terms of Section 15.18 of the Credit Agreement. The information on the attached Schedules 4.5, 4.15(h), 5.2(b), 5.4 and 5.6 hereto is hereby added to Schedules 4.5, 4.15(h), 5.2(b), 5.4 and 5.6 to the Credit Agreement. The joinder provided for herein is a supplement to, and not a novation of, the Credit Agreement, which remains in full force and effect.

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2.                                      Amendments to Credit Agreement.

(a)                                 The following defined terms are hereby added to Section 1.2 of the Credit Agreement in their proper alphabetical order:

“Acquired Leased Real Property” shall mean the Real Property commonly known as 1 Seemar Road, Watertown, Connecticut.

“Acquired Owned Real Property” shall mean the Real Property (a) commonly known as (i) 91 Park Road, Watertown, Connecticut and (ii) 235 Interstate Lane, Waterbury, Connecticut and (b) more specifically described on Exhibit A-1.

“Albéa Metal” shall mean Albéa Metal Americas, Inc., a Delaware corporation.

“Albéa Metal Holding” shall mean Albéa Metal Holding Corp., a Delaware corporation.

“Albéa Real Estate” shall mean Albéa Metal Real Estate, Inc., a Delaware corporation.

“Albéa Solutions Europe” shall mean Albéa Beauty Solutions Europe, a société par actions simplifiée organized and existing under the laws of France, formerly known as Cosmetech Mably Europe.

“CMI Hong Kong” shall mean Cosmetech International (H.K.) Ltd., an entity formed under the laws of Hong Kong.

“CMI Hong Kong Guaranty” shall mean the guaranty by Albea Solutions of no more than $2,040,000 of the obligations of CMI Hong Kong pursuant to documentation which has been received by the Co-Collateral Agents prior to the execution thereof for confirmation by the Co-Collateral Agents .

“Eyelematic Acquisition” shall mean the transactions contemplated by the Eyelematic Acquisition Documents.

“Eyelematic Acquisition Agreement” shall mean that certain Contribution and Asset Purchase Agreement, dated as of November 10, 2011, by and among Albéa Metal, Albéa Metal Holding, Albéa Metal Real Estate, the Eyelematic Sellers and certain stock holders of the Eyelematic Sellers, as in effect on November 10, 2011, together with all schedules and exhibits thereto, and with such amendments and modifications thereto as are not prohibited under the terms of this Agreement.

“Eyelematic Acquisition Documents” shall mean, collectively, the Eyelematic Acquisition Agreement, the Escrow Agreement (as defined in the Eyelematic Acquisition Agreement) and the New Lease (as defined in the Eyelematic Acquisition Agreement, in each case, with such amendments and modifications thereto as are not prohibited under the terms of this Agreement.

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“Eyelematic Sellers” shall mean Eyelematic Manufacturing Company, Inc., a Connecticut corporation, Echo Manufacturing, Inc., a Connecticut corporation, and Seemar Real Estate, LLC, a Connecticut limited liability company.

“Permitted Preferred Equity Interests” shall mean, with respect to any Person, any class or classes (however designated) of Equity Interests of such Person that are preferred with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over any other class of Equity Interests of such Person which (a) are non-voting and (b) are not mandatorily or optionally redeemable or subject to any other payment obligation (including any obligation to pay dividends, other than dividends payable in additional shares of Equity Interests of such Person) on or before a date that is less than ninety (90) days after the last day of the Term or, if such redemption is required due to a change in the ownership of the Equity Interests of such Person or a liquidation of such Person, are expressly subordinated in right of payment to the Obligations.

“Permitted Sale Leaseback Transactions” shall mean one or more sales by Albéa Real Estate of one or more parcels of the Acquired Owned Real Property and the concurrent leasing by Albéa Metal of such Acquired Owned Real Property under customary terms and on an arm’s length basis.

(b)                                 The defined term “Capital Expenditures” set forth in Section 1.2 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ “Capital Expenditures” shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations, which, in accordance with GAAP, would be classified as capital expenditures; provided, however, that the following shall not constitute Capital Expenditures: (a) expenditures to the extent that they are made by a Parent Holdco or any of its Subsidiaries as part of the consideration for a Permitted Acquisition, (b) expenditures to the extent that they are made by a Parent Holdco or any of its Subsidiary to effect leasehold improvements to any property leased by such Person as lessee, to the extent that such expenses have been reimbursed in cash by the landlord that is not a Loan Party, (c) expenditures to the extent that they are actually paid for by a third party (excluding any Loan Party) or funded by an equity contribution from Sun Capital and/or other co-investors or funded by Permitted Sponsor Subordinated Debt and for which no Loan Party has provided or is required to provide or incur, directly or indirectly, any consideration or monetary obligation to such third party or any other person (whether before, during or after such period), (d) property, plant and equipment taken in settlement of accounts, (e) subject to the prior written consent of Agent in its Permitted Discretion, expenditures to the extent that they are financed with the proceeds of the sale or issuance by any Loan Party of their Equity Interests, (f) expenditures to the extent that they are made with the proceeds of funds permitted to be reinvested pursuant to Section 2.21(c)(i) and (g) lease payments made in connection with the Permitted Sale Leaseback Transactions.”

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(c)                                  Clause (ii) of the defined term “Change of Control” set forth in Section 1.2 of the Credit Agreement is hereby amended to read as follows:

“(ii) U.S. Parent Holdco ceases to directly, or indirectly through another U.S. Borrower, own and control, free and clear of all Liens (other than Permitted Collateral Encumbrances), all of the Equity Interests of each U.S. Borrower (other than, with respect to Albéa Metal, Permitted Preferred Equity Interests),”

(d)                                 The defined term “Consulting Agreement” set forth in Section 1.2 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ “Consulting Agreement” shall mean shall mean the consulting agreement by and between the Sun Capital Manager and any of the Loan Parties governing the payment of consulting, management or other such fees to the Sun Capital Manager dated July 11, 2011 as amended, restated supplemented or otherwise modified from time to time as permitted under this Agreement.”

(e)                                  The defined term “EBITDA” set forth in Section 1.2 of the Credit Agreement is hereby amended by adding the following to the end of such defined term:

“For avoidance of doubt, EBITDA associated with any entity or assets acquired pursuant to a Permitted Acquisition shall only be included in the calculation of EBITDA under this Agreement for the applicable measurement periods following the date such entity or assets were acquired and no historical EBITDA of such entity or assets shall be included in any calculation of EBITDA for purposes of measuring compliance with the covenant set forth in Section 6.5.”

(f)                                   The defined term “Extraordinary Receipts” set forth in Section 1.2 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ “Extraordinary Receipts” means any cash received by any Parent Holdco or any of its Subsidiaries not in the ordinary course of business (excluding casualty proceeds described in Section 2.21(c)(i) hereof and foreign, United States, state or local tax refunds), including: (i) pension plan reversions, (ii) proceeds of insurance (other than business interruption insurance proceeds arising with respect to losses of an operating segment of the Twist North America Group that do not provide 10% or more of the revenues of the Twist North America Group), (iii) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (iv) condemnation awards (and payments in lieu thereof), (v) indemnity payments (other than those received pursuant to the Eyelematic Acquisition Documents) and (vi) any purchase price adjustment received in connection with any purchase agreement (other than those received pursuant to the Eyelematic Acquisition Documents).”

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(g)                                  The defined term “Maximum Revolving Advance Amount” set forth in Section 1.2 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ “Maximum Revolving Advance Amount” shall mean, as of any date of determination, (a) $60,000,000 as such amount may be decreased pursuant to Section 2.21(a) minus (b) the then outstanding principal balance of the Initial Term Loan.”

(h)                                 The defined term “Permitted Acquisition” set forth in Section 1.2 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ “Permitted Acquisitions” shall mean the purchase or other acquisition by a Borrower or a Subsidiary of a Borrower of all or substantially all of the assets of any Person or of an operating division or line of business of a Person, or the purchase or other acquisition (whether by means of a merger, consolidation, or otherwise) by a Borrower or a Subsidiary of a Borrower of all or substantially all of the Equity Interest of any Person so long as:

(a)                                 no Default or Event of Default shall have occurred and be continuing or would result from the consummation of such proposed acquisition,

(b)                                 other than with respect to the Eyelematic Acquisition, average Undrawn Availability during the thirty (30) day period immediately prior to such acquisition after giving pro forma effect to such acquisition, and immediately after giving effect to such acquisition Undrawn Availability will be, $10,000,000 or greater,

(c)                                  the aggregate cash consideration (including earn-outs and other deferred payment obligations) payable in respect of such Permitted Acquisition, when aggregated with the cash consideration (including earn-outs and other deferred payment obligations) paid or payable in respect of all other Permitted Acquisitions, other than the Eyelematic Acquisition, does not exceed $10,000,000,

(d)                                 exclusive of the Eyelematic Acquisition, no more than two (2) Permitted Acquisitions are consummated in any one Fiscal Year and no more than four (4) Permitted Acquisitions are consummated during the Term,

(e)                                  such proposed acquisition is consensual and the assets being acquired, or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, the business of Borrowers or a business reasonably ancillary or incidental thereto,

(f)                                   the assets being acquired (other than a de minimis amount of assets in relation to the assets being acquired) are located within the United States or Canada and/or the Person whose Equity Interests are being acquired is organized in a jurisdiction located within the United States or Canada,

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(g)                                  except with respect to the Eyelematic Acquisition, Borrowing Agent has provided Agent with written notice of the proposed acquisition at least 15 Business Days prior to the anticipated closing date thereof and has delivered to Agent (a) the due diligence package relative to the proposed acquisition, including forecasted balance sheets, profit and loss statements, and cash flow statements of the Person to be acquired (to the extent available), all prepared on a basis consistent with such Person’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions for the 1 year period following the date of the proposed acquisition, on a quarter by quarter basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Agent in its Permitted Discretion, (b) written confirmation, supported by reasonably detailed calculations, that on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to such proposed acquisition, are factually supportable, and are expected to have a continuing impact, in each case, determined as if the combination had been accomplished at the beginning of the relevant period; such eliminations and inclusions to be satisfactory to Agent in its Permitted Discretion) created by adding the historical on a financial statements of Twist North America Group on a Combined and Consolidated Basis (including the combined financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period) to the historical consolidated financial statements of the Person to be acquired (or the historical financial statements related to the assets to be acquired) pursuant to the proposed acquisition, the Loan Parties (i) would have been in compliance with the covenants in Sections 6.5 and 7.6 hereof for the 4 fiscal quarters ended immediately prior to the proposed date of consummation of such proposed acquisition, and (ii) are projected to be in compliance with the covenants in Sections 6.5 and 7.6 hereof for the 4 fiscal quarters ended one year after the proposed date of consummation of such proposed acquisition and (c) not later than 5 Business Days prior to the anticipated closing date of the such acquisition, copies of the substantially final acquisition agreement and other material documents relative to the proposed acquisition, which agreement and documents must be reasonably acceptable to Agent,

(h)                                 except with respect to the Eyelematic Acquisition, Borrowing Agent has provided Agent with cash flow projections, projected statements of operations and projected balance sheets of the Twist North America Group on a Combined and Consolidated Basis, as of the date of, and after giving to, the proposed acquisition, for the three year period following such acquisition (on a month-by-month basis for the first year following the date of such acquisition and on a year by year basis for each year thereafter) (the “Permitted Acquisition Projections”) and the covenants set forth in Sections 6.5 and 7.6, and any related defined terms, shall have been amended, in a manner mutually acceptable to the Co-Collateral Agents and the Borrowers, based upon the Permitted Acquisition Projections;

(i)                                     no Indebtedness will be incurred, assumed, or would exist with respect to any Parent Holdco or any if its Subsidiaries as a result of such acquisition, other than Indebtedness permitted under Section 7.8 hereof and no Liens will be incurred, assumed, or would exist with respect to the assets of any Parent Holdco or any of its Subsidiaries as a result or such acquisition other than Permitted Encumbrances, and

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(j)                                    concurrently with the consummation of such acquisition, the applicable Loan Parties shall have complied with the provisions of Section 7.12 hereof with respect to any Person so acquired.

Notwithstanding the foregoing, no Receivables or Inventory acquired by a Loan Party in a Permitted Acquisition shall be included as Eligible Receivables or Eligible Inventory until a field examination (and, if required by Co-Collateral Agents in their Permitted Discretion, an Inventory appraisal) with respect thereto has been completed to the satisfaction of Co-Collateral Agents, including the establishment of Reserves required in Co-Collateral Agents’ Permitted Discretion; provided that (x) field examinations and appraisals in connection with Permitted Acquisitions shall not count against the limited number of field examinations or appraisals for which expense reimbursement may be sought as provided in Section 4.7 and (y) the Co-Collateral Agents acknowledge and agree that a field examination with respect to the Receivables and Inventory acquired in the Eyelematic Acquisition has been completed.”

(i)                                     The defined term “Permitted Consulting Fees” set forth in Section 1.2 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ “Permitted Consulting Fees” shall mean the consulting and transaction fees payable to Sun Capital Manager pursuant to the Consulting Agreement, to the extent that (a) both before and after giving effect to the payment of such fees, no Default or Event of Default exists or would arise as a result of such payment or (b) the payment of such fee is fully-funded with proceeds of a cash equity contribution from Sun Capital and evidence of the receipt of, and payment of such amounts has been provided to Agent, in form and substance acceptable to Agent; and for the avoidance of any doubt, the Permitted Consulting Fees, that are either not permitted to be paid to the Sun Capital Manager due to the restrictions in this Agreement or which are not paid to the Sun Capital Manager as a result of the Sun Capital Manager agreeing to postpone their payment, shall be permitted to accrue and may be paid to the Sun Capital Manager at a later date to the extent that such payment satisfies the conditions to payment set forth in clause (a) or (b) above.”

(j)                                    The defined term “Permitted Joint Venture” set forth in Section 1.2 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ “Permitted Joint Venture” shall mean CMI Hong Kong, TPI-Plastimec S.A., an entity organized under the laws of Argentina, and any other joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form, to which a Loan Party or Subsidiary thereof is a party, in each case, so long as (a) all books, records and operations of such Person are maintained separately from the Loan Parties, (b) except for the CMI Hong Kong Guaranty, no Loan Party or Subsidiary thereof provides, or is required to provide, any assets or funds to capitalize or fund the operations of such joint venture, partnership or similar arrangement and (c) prior to or concurrent with the formation thereof, Agent shall have received the Governing Documents of such joint venture, partnership or similar arrangement.”

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(k)                                 The defined term “Permitted Purchase Money Indebtedness” set forth in Section 1.2 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ “Permitted Purchase Money Indebtedness” shall mean aggregate Indebtedness (which for avoidance of doubt, shall not include lease obligations incurred pursuant to the Permitted Sale Leaseback Transactions), secured by Liens of the type described in clause (h) of the definition of Permitted Encumbrances which does not exceed $2,000,000 at any time.”

(l)                                     The defined term “Permitted Sponsor Acquisition Subordinated Debt” set forth in Section 1.2 of the Credit Agreement is hereby amended by (i) replacing the amount “$9,575,571.89” set forth in the introductory sentence thereof with the amount “$10,575,571.89” and (ii) amending and restating clause (g) thereof to read as follows:

“(g)                            the Loan Agreements (i) dated July 21, 2010, between Albéa Solutions Europe, as lender, and Albea Solutions, as borrower, with respect to a loan in the amount of $3,000,000, of which $2,000,000 is outstanding as of the Closing Date and (ii) dated November 10, 2011, between Albéa Solutions Europe, as lender, and Albea Solutions, as borrower, with respect to a loan in the amount of $1,000,000.”

(m)                             Section 2.1(a)(i)(y)(A) of the Credit Agreement is hereby amended and restate to read in its entirety as follows:

“(A)                         85% (the “U.S. Receivables Advance Rate”) of U.S. Eligible Receivables; provided, however, (1) the aggregate amount of U.S. Revolving Advances with respect to such Receivables arising from sales of tooling, when aggregated with Canadian Revolving Advances with respect to Canadian Eligible Receivables that arise from sales of tooling shall not at any time exceed $2,000,000 and (2) the aggregate amount of U.S. Revolving Advances with respect to such Receivables arising from Domestic Customer Subsidiary Sales, when aggregated with Canadian Revolving Advances with respect to Canadian Eligible Receivables that arise from Domestic Customer Subsidiary Sales shall not at any time exceed $2,500,000, plus”

(n)                                 Section 2.1(a)(i)(y)(B) of the Credit Agreement is hereby amended and restate to read in its entirety as follows:

“(B)                         the lesser of (a) 65% of the book value of the U.S. Eligible Inventory (the “U.S. Inventory Advance Rate”), (b) 85% of the book value of Inventory of the U.S. Borrowing Base Parties of the type appraised in determining the NOLV Factor, multiplied by the NOLV Factor or (c) $20,000,000 minus the Dollar equivalent of the amount of Canadian Revolving Advances made pursuant to clause (y)(B) of Section 2.1(b)(i); provided, however, the aggregate amount of U.S. Revolving Advances with respect to such Inventory which is in-transit Inventory, when aggregated with Canadian Revolving Advances with respect to Canadian Eligible Inventory that is in-transit Inventory shall not at any time exceed $2,500,000; provided, further, the aggregate amount of U.S. Revolving Advances with respect to such Inventory which is owned by

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Albéa Metal shall not exceed $1,500,000 at any time prior to the receipt by Co-Collateral Agents of evidence satisfactory to the Co-Collateral Agents that the Loan Parties have fully implemented a perpetual inventory system satisfactory to the Co-Collateral Agents (the “Perpetual Inventory System”); provided further, that if the Perpetual Inventory System has not been fully implemented on or before November 10, 2012, then Inentory owned by Albéa Metal shall thereafter no longer constitute Eligible Inventory for any purposes hereunder, minus”

(o)                                 Section 2.1(b)(i)(y)(A) of the Credit Agreement is hereby amended and restate to read in its entirety as follows:

“(A)                         85% (the “Canadian Receivables Advance Rate”) of Canadian Eligible Receivables; provided, however, (1) the aggregate amount of Canadian Revolving Advances with respect to such Receivables arising from sales of tooling, when aggregated with U.S. Revolving Advances with respect to U.S. Eligible Receivables that arise from sales of tooling shall not at any time exceed $2,000,000 and (2) the aggregate amount of Canadian Revolving Advances with respect to such Receivables arising from Domestic Customer Subsidiary Sales, when aggregated with U.S. Revolving Advances with respect to U.S. Eligible Receivables that arise from Domestic Customer Subsidiary Sales shall not at any time exceed $2,500,000, plus”

(p)                                 Section 2.4 of the Credit Agreement is hereby amended and restate to read in its entirety as follows:

“2.4                         Term Loan. On the Closing Date, each U.S. Lender, made a term loan to U.S. Borrowers in an amount equal to such U.S. Lender’s U.S. Commitment Percentage of $15,500,000 (the “Initial Term Loan”). Subject to the terms and conditions of this Agreement, on November 10, 2011, each U.S. Lender, severally and not jointly, will make a term loan to U.S. Borrowers in the sum equal to such U.S. Lender’s U.S. Commitment Percentage of $4,629,100 (the “Additional Term Loan” and, together with the Initial Term Loan, the “Term Loan”). Subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement (a) the Initial Term Loan shall be, with respect to principal, payable in quarterly installments on the first day of each quarter, commencing April 1, 2011, in equal installments of $567,857 and (b) the Additional Term Loan shall be, with respect to principal, payable in quarterly installments on the first day of each quarter, commencing January 1, 2012, in equal installments of $185,164. Further, the remaining unpaid principal balance of the Term Loan shall be due and payable in full on the last day of the Term. The Term Loan shall, if requested by any Lender, be evidenced by one or more secured promissory notes issued to such Lender(s) (collectively, the “Term Note”) in substantially the form attached hereto as Exhibit 2.4. The Term Loan may consist of Domestic Rate Loans or Eurodollar Rate Loans, or a combination thereof, as U.S. Borrowing Agent may request. In the event that U.S. Borrowing Agent desires to obtain or extend a Eurodollar Rate Loan or to convert a Domestic Rate Loan to a Eurodollar Rate Loan, U.S. Borrowing Agent shall comply with the notification requirements set forth in Sections 2.2(b)(i) and 2.2(b)(iii) and the provisions of Sections 2.2(b)(i) through 2.2(b)(vi) shall apply.”

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(q)                                 Section 2.21(c)(i) of the Credit Agreement is hereby amended by changing the parenthetical reading “(other than dispositions permitted under Sections 4.3(a), 4.3(d),4.3(e), 4.3(f), 4.3(h) or 4.3(i))” set forth therein with the “(other than dispositions permitted under Sections 4.3(a), 4.3(d),4.3(e), 4.3(f), 4.3(h), 4.3(i) or 4.3(k))”.

(r)                                    Section 2.21(c)(iii) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(iii)                         When any Parent Holdco or any Subsidiary thereof receives any proceeds of the sale of the Acquired Owned Real Property, indemnity payments received in connection with the Eyelematic Acquisition and purchase price adjustments received in connection with the Eyelematic Acquisition, U.S. Borrowers shall repay the Revolving Advances (without a corresponding reduction to the Maximum Revolving Advance Amount) in an amount equal to 100% of the Net Cash Proceeds thereof, such repayment to be remitted to Agent in the manner set forth in Section 4.15(h)(i). The foregoing shall not be deemed to be implied consent to any event or condition giving rise to any such proceeds which would otherwise constitute a Default or Event of Default under this Agreement.”

(s)                                      Section 4.3(i) of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (i) thereof, changing the “.” at the end of clause (j) thereof to “; and” and adding the following as clause (k) thereof:

“(k)                           the Permitted Sale Leaseback Transactions.”

(t)                                    Section 4.15(h)(i) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(i)                               All proceeds of assets of the U.S. Loan Parties and any other amounts payable to any U.S. Loan Party at any time, shall be deposited by the U.S. Loan Parties into either (A) a collection account established at a U.S. bank or banks (each such bank, a “U.S. Blocked Account Bank”) pursuant to an arrangement with such U.S. Blocked Account Bank as may be selected by U.S. Borrowing Agent and be acceptable to Agent or (B) a collection account established at the Agent for the deposit of such proceeds (all such accounts the “U.S. Collection Accounts”). All proceeds of assets of the Canadian Loan Parties and any other amounts payable to any Canadian Loan Party at any time shall be deposited by the Canadian Loan Parties into either (A) a collection account established at a Canadian bank or banks (each such bank, a “Canadian Blocked Account Bank”) or (B) a collection account established at PNC Canada or an Affiliate of PNC for the deposit of such proceeds (all such accounts the “Canadian Collection Accounts” and together with the U.S. Collection Accounts, the “Collection Accounts”). Each applicable Loan Party, Agent and each applicable Blocked Account Bank shall, on or before January 31, 2011 (or such longer period as Agent may approve), enter into a deposit account control agreement in form and substance satisfactory to Agent directing, with respect to the U.S. Collection Accounts, such Blocked Account Bank to transfer, on each Business Day, such funds so deposited to Agent, either to any account maintained by Agent at said Blocked Account Bank or by wire transfer to appropriate account(s) of Agent. All funds

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deposited in such U.S. Collection Accounts shall immediately become the property of Agent and Loan Parties shall obtain the agreement by such Blocked Account Bank to waive any offset rights against the funds so deposited. Neither Agent nor any Lender assumes any responsibility for such collection account arrangement, including any claim of accord and satisfaction or release with respect to deposits accepted by any Blocked Account Bank thereunder.”

(u)                                 Section 6.5 of the Credit Agreement is hereby amended by replacing that portion of the table set forth therein that reads:

Four fiscal quarters ending December 31, 2011

The greater of (i) 80% of the amount of EBITDA reported in the Twist North America Group audited financial statements for Fiscal Year 2010 delivered to Agent pursuant to Section 9.7 and (ii)80% of the amount of EBITDA projected for Fiscal Year 2011 as set forth in the projections delivered to Agent pursuant to Section 9.12

Four fiscal quarters ending as of the last day of each fiscal quarter ending after December 31, 2011	80% of the amount of EBITDA reported in the Twist North America Group audited financial statements for Fiscal Year 2010 delivered to Agent pursuant to Section 9.7

With

Four fiscal quarters ending December 31, 2011	80% of the amount of EBITDA projected for Fiscal Year 2011 as set forth in the projections delivered to Agent pursuant to Section 9.12

(v)                                 Section 6.10 of the Credit Agreement is hereby amended by adding the following as subsection (d) thereof:

“(m)                       Insurance Certificates. On or before November 17, 2011, deliver to Agent, in form and substance reasonably satisfactory to Agent, certificates of insurance with respect to the casualty insurance policies, together with loss payable endorsements on Agent’s standard form of loss payee endorsement naming Agent as loss payee, and liability insurance policies, together with endorsements naming Agent as a co-insured, of each of Albéa Metal, Albéa Real Estate and Albéa Metal Holding.”

(w)                               Section 7.4(m) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(m)                       (i) the CMI Hong Kong Guaranty and (ii) equity investments in, or loans to, Foreign Subsidiaries that are not Loan Parties which are wholly-owned, directly or

12

indirectly, by a Loan Party in an aggregate amount not to exceed, during the Term, $5,000,000 minus the amount of the CMI Hong Kong Guaranty; provided that, with respect to this clause (ii), (A) average Undrawn Availability during the thirty (30) day period immediately prior to the making of such investment or loan after giving pro forma effect to such investment or loan, and immediately after giving effect to such investment or loan Undrawn Availability will be, $10,000,000 or greater, (B) no Default or Event of Default shall have occurred and be continuing immediately prior to or after giving effect to such investment or loan, (C) on a pro forma basis after giving effect to such investment or loan, the Loan Parties would be in compliance with the covenant set forth in Section 7.6 when measured as of the last day of the most recently ended fiscal quarter, (D) in the case of any loans, such loan is evidenced by a note endorsed and delivered to the Agent (and the Agent shall have a first priority perfected security interest therein (subject only to Permitted Encumbrances)) and (E) in the case of any equity investment, subject to the limitations set forth in the definition of “Collateral”, the Equity Interests acquired with respect thereto are pledged to, and the original certificates evidencing the same are delivered to, the Agent (together with executed stock powers and irrevocable proxies relating thereto in form and substance reasonably satisfactory to Agent) and the Agent shall have a first priority perfected security interest therein (subject only to Permitted Encumbrances);”

(x)                                 Section 7.4(n) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(n)                           loans by the Borrowers (or any of them) to U.S. Parent Holdco and in turn by U.S. Parent Holdco to Twist Beauty Packaging UK Ltd. (“Twist UK”) in an aggregate amount not to exceed $35,000,000 at any one time outstanding to the extent (i) each such loan to Twist UK is evidenced by a note endorsed and delivered to the Agent (and the Agent shall have a first priority perfected security interest therein (subject only to Permitted Encumbrances)), (ii) no Default or Event of Default shall have occurred and be continuing immediately prior to or after giving effect to the making of each such loan and (iii) average Undrawn Availability during the thirty (30) day period (or if less than 30 days have elapsed since the Closing Date, during the number of days elapsed since the Closing Date) immediately prior to the making of each such loan after giving pro forma effect to such loans, and immediately after giving effect to such loans Undrawn Availability will be, $10,000,000 or greater;”

(y)                                 Section 7.7(a) of the Credit Agreement is hereby amended by deleting the word “and” at the end of subclause (vi) thereof, changing the “.” at the end of subclause (vii) thereof to “;” and adding the following as subclauses (viii) and (ix) thereof:

“(viii)                  on or prior to December 22, 2011, the Loan Parties and their Subsidiaries may declare and pay dividends or make other distributions, directly or indirectly, to the holders of the Equity Interests of the Parent Holdcos in an aggregate amount not to exceed $600,000 (exclusive of withholding taxes paid by the Loan Parties in the amount of $31,579 with respect thereto) so long as immediately prior and after giving effect to such dividends and distributions (A) Undrawn Availability is $8,000,000 or greater and (B) no Default or Event of Default exists or would arise; and

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(ix)                              U.S. Borrowers may declare and pay dividends or make distributions to U.S. Parent Holdco in the amounts set forth in the funds flow statement provided to Co-Collateral Agents on or about November 10, 2011 to the extent used to pay, the consideration payable with respect to the Eyelematic Acquisition and costs and expenses incurred in connection therewith as set forth on such funds flow statement.”

(z)                                  Section 7.8(j) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(j)                              the CMI Hong Kong Guaranty,”

(aa)                          The last sentence of Section 7.10 of the Credit Agreement is hereby amended to read as follows:

“Notwithstanding the foregoing: (a) Albea Cosmetics is permitted to purchase or acquire equipment from TPI Mexicana S.A. de C.V. pursuant to the TPI Equipment Acquisition and (b) Albéa Metal is permitted to lease the Acquired Leased Real Property pursuant to the terms of the New Lease.”

(bb)                          That portion of the Section 7.11 of the Credit Agreement preceding clause (a) thereof is hereby amended to read as follows:

“Other than the Acquired Owned Real Property, acquire any fee interest in Real Property after the date hereof with a Current Value (as defined below) in excess of $500,000 (each an “After Acquired Property”), without”

(cc)                            Clause (E) of Section7.12(a)(i) is hereby amended to read as follows:

“(E) other than with respect to the Acquired Owned Real Property, to the extent such Subsidiary owns real property that is not subject to a purchase money Lien the terms of which prohibit Agent from receiving a Lien thereon, one or more Mortgages creating on the real property of such Subsidiary a perfected, first priority (to the extent provided in the Intercreditor Agreement) Lien on such real property, a title insurance policy covering such real property, a current ALTA survey thereof and a surveyor’s certificate, each in form and substance satisfactory to the Agent in its Permitted Discretion, together with such other agreements, instruments and documents as the Agent may require in its Permitted Discretion whether comparable to the documents required under Section 7.11 or otherwise,”

(dd)                          Clause (a) of Section 7.15 of the Credit Agreement is hereby amended and restated to read as follows:

“(a) its Governing Documents, the Consulting Agreement, License Agreements, the Acquisition Agreement, the Permitted Joint Venture Documents, the Eyelematic Acquisition Documents or the CMI Hong Kong Guaranty (i) in a manner that is material and adverse to the Lenders and/or Agent, as determined in the Permitted Discretion of Agent (it being understood and agreed that any amendment or modification of the Consulting Agreement which increases the amounts payable thereunder by any Loan

14

Party are material and adverse to the Lenders) and (ii) without providing notice thereof to Agent in the succeeding monthly reporting package delivered to Agent pursuant to Section 9.2, and a copy of such amendment, to the extent such amendment is material to the interests of Agent and the Lenders and”

(ee)                            Section 9.7 of the Credit Agreement is hereby amended by adding the following to the end thereof:

“Notwithstanding the foregoing, it is understood and agreed that, despite the requirements of GAAP, the annual audited financial statements may be provided in a manner which presents the investments of the Twist North America Group in joint ventures on a basis which indicates the original historical cost value in their combined and consolidated financial statements and not in a manner which reflects any equity in earnings (or losses) or distributions/returns of capital with respect thereto.”

3.                                      Amendment Fee. In consideration of the agreements set forth herein, the U.S. Borrowers hereby agree to pay to Agent, for the ratable benefit of the Lenders, an amendment fee in the amount of $50,000 (the “Amendment Fee”), which fee is non-refundable when paid and is fully-earned as of and due and payable on the date of this Amendment.

4.                                      Effectiveness of this Amendment. Agent, or the Co-Collateral Agents, as applicable, must have received the following items, in form and content acceptable to the Co-Collateral Agents, before this Amendment is effective.

(a)                                 Amendment. This Amendment fully-executed by all parties hereto and thereto.

(b)                                 Joinder to Fee Letter. A duly executed joinder to the Fee Letter, duly executed by each Borrower and otherwise in form and substance satisfactory to Agent.

(c)                                  Notes. Duly executed amended and restated U.S. Revolving Credit Notes and the applicable Term Notes, duly executed by each of the U.S. Borrowers and otherwise in form and substance satisfactory to Agent.

(d)                                 Pledge Agreement. A duly executed joinder by Albéa Metal Holding to the Guarantor Security Agreement and an updated Exhibit “A” to the Guarantor Security Agreement reflecting the inclusion of the Equity Interests of each New Loan Party.

(e)                                  Joinder to Guaranty. A duly executed joinder by Albéa Metal Holding and Albéa Real Estate to the Guaranty.

(f)                                   Fees. The Amendment Fee, which shall be paid as a charge to U.S. Borrower’s Account.

(g)                                  Questionnaire; Organizational Chart. Agent shall have received a Questionnaire with respect to the New Loan Parties, completed on a post-closing basis with respect to the Eyelematic Acquisition, along with an updated organizational chart of the Parent Holdcos and their Subsidiaries.

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(h)                                 Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statements) required by the Credit Agreement, any related agreement or under law, or reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral of each New Loan Party shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received (i) an acknowledgment copy, or other evidence reasonably satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto as Agent has requested in its Permitted Discretion to be delivered on or before the date hereof, and (ii) evidence satisfactory to Agent that no Liens other than Permitted Encumbrances exist with respect to the Collateral of each New Loan Party.

(i)                                     Company Proceedings of New Loan Parties. Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of each New Loan Party authorizing (i) the execution, delivery and performance of this Amendment and the Other Documents to which it is a party and any certificate or other documents to be delivered by it pursuant hereto (collectively, and with respect to each such Loan Party, the “Documents”) and (ii) the granting by such New Loan Party of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of such New Loan Party as of the date hereof; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

(j)                                    Incumbency Certificates of New Loan Parties and U.S. Parent Holdco. Agent shall have received a certificate of the Secretary or an Assistant Secretary of (i) each New Loan Party, dated the date hereof, as to the incumbency and signature of the officers of such New Loan Party executing the Documents, together with evidence of the incumbency of such Secretary or Assistant Secretary and (ii) U.S. Parent Holdco, dated the date hereof, as to the incumbency and signature of the officers of U.S. Parent Holdco, together with evidence of the incumbency of such Secretary or Assistant Secretary.

(k)                                 Governing Documents. Agent shall have received copies of the Governing Documents of each New Loan Party, and all amendments thereto, certified (where applicable) by the Secretary of State or other appropriate official of its jurisdiction of organization, in each case, certified as accurate and complete by the Secretary of such New Loan Party.

(l)                                     Good Standing Certificates. Agent shall have received (i) good standing certificates for each New Loan Party dated as of a date prior to the date hereof acceptable to Agent’s counsel, issued by the Secretary of State or other appropriate official of such New Loan Party’s jurisdiction of organization and (ii) either evidence of the submission of an application for qualification to do business or a certificate of qualification to do business in each jurisdiction where the conduct of such New Loan Party’s business activities or the ownership of its properties necessitates qualification.

(m)                             Legal Opinion. Agent shall have received the executed legal opinion of each of Kirkland & Ellis LLP and Cordray Wagner & Schneller, in form and substance

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reasonably satisfactory to Agent, which shall cover such matters incident to the transactions contemplated by the Documents as Agent may reasonably require and Borrowers hereby authorize and direct such counsel to deliver such opinions to Agent and Lenders.

(n)                                 Eyelematic Acquisition. The Co-Collateral Agents shall have received evidence, in form and substance reasonably satisfactory to them that the Eyelematic Acquisition Agreement has been consummated in accordance with the terms of the Eyelematic Acquisition Documents and all Applicable Laws and upon receipt of Consents required with respect thereto.

(o)                                 Proceeds from Intercompany Debt Repayment. Evidence of the receipt by U.S. Parent Holdco of cash payments in respect of the Indebtedness owing to U.S. Parent Holdco described in Section 7.4(n) of the Credit Agreement, in an amount no less than $1,500,000 and application thereof to the consideration payable in respect of the Eyelematic Acquisition.

(p)                                 Additional Permitted Sponsor Subordinated Debt and Amendment to Subordination Agreement. A true, correct and complete copy of the documentation evidencing the additional Permitted Sponsor Acquisition Subordinated Debt to be incurred by Albea Solutions as of the date hereof (the “New ASE Loan Agreement”), together with a duly executed amendment to the Sponsor Subordination Agreement among Albéa Solutions Europe, Agent and Albea Solutions, in form and substance satisfactory to the Co-Collateral Agents.

(q)                                 Borrowing Base Certificate. The Co-Collateral Agents shall have received an updated Borrowing Base Certificate dated as of the date hereof and giving pro forma effect to the Eyelematic Acquisition.

(r)                                    Undrawn Availability. After giving effect to the Eyelematic Acquisition and all Advances to be made on the date hereof, Borrowers shall have Undrawn Availability of at least $8,000,000.

(s)                                   Payment Instructions; Funds Flow Written instructions from the U.S. Borrowing Agent to Agent directing the application of proceeds of the Advances requested or contemplated to be made as of the date hereof, together with a statement of the flow of funds for all amounts to be paid in connection with this Amendment and the Eyelematic Acquisition.

(t)                                    Lien Waiver Agreement. A Lien Waiver Agreement, duly executed by the landlord with respect to the Acquired Leased Real Property.

(u)                                 Representations and Warranties. The representations and warranties set forth herein must be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof).

5.                                      Representations and Warranties. Each of the Parent Holdcos and Borrowers represents and warrants as follows:

(a)                                 Authority. Such Person has full power, authority and legal right to enter into this Amendment and to perform all its respective Obligations hereunder and under the Other Documents (as amended or modified hereby). This Amendment has been duly executed and

17

delivered by such Person, and this Amendment constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. The execution, delivery and performance of this Amendment (a) are within such Person’s corporate, limited liability company or limited partnership powers (as applicable), have been duly authorized by all necessary company or partnership (as applicable) action, are not in contravention of law or the terms of such Person’s operating agreement, bylaws, partnership agreement, certificate of formation, articles of incorporation or other applicable documents relating to such Person’s formation or to the conduct of such Person’s business or of any material agreement or undertaking to which such Person is a party or by which such Person is bound, (b) will not, in any material respect, conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Body, (c) will not require the Consent of any Governmental Body or any other Person, except those Consents which have been duly obtained, made or compiled prior to the date hereof and which are in full force and effect or except those which the failure to have obtained would not have, or could not reasonably be expected to have a Material Adverse Effect and (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of any Loan party under the provisions of any material agreement, charter document, operating agreement or other instrument to which any Loan Party is a party or by which it or its property is a party or by which it may be bound.

(b)                                 Representations and Warranties. Each of the representations and warranties made by a Loan Party in or pursuant to the Credit Agreement, the Other Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with the Credit Agreement, the Other Documents or any related agreement are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, other than representations and warranties relating to a specific earlier date, and in such case such representations and warranties are true and correct in all material respects as of such earlier date.

(c)                                  No Default. After giving effect to this Amendment, no event has occurred and is continuing that constitutes a Default or an Event of Default.

(d)                                 Certain Documents. Attached hereto, in each case, in full force and effect as of the date hereof, as: (i) Exhibit A is a true, correct and complete copy of all of the Eyelematic Acquisition Documents in effect on the date hereof, (ii) Exhibit B is a true, correct and complete copy of the New ASE Loan Agreement and (iii) Exhibit C is a true, correct and complete copy of the Consulting Agreement.

6.                                      Choice of Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

7.                                      Counterparts; Facsimile Signatures. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same

18

agreement. Any signature delivered by a party by facsimile or other similar form of electronic transmission shall be deemed to be an original signature hereto.

8.                                      Reference to and Effect on the Other Documents.

(a)                                 Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Other Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(b)                                 Except as specifically amended above, the Credit Agreement and all Other Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of the Loan Parties to Agent and the Lenders.

(c)                                  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent and/or the Lenders under any of the Other Documents, nor constitute a waiver of any provision of any of the Other Documents.

(d)                                 To the extent that any terms and conditions in any of the Other Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

9.                                          Ratification. Each of the Parent Holdcos and Borrowers hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement, as amended hereby, and the Other Documents effective as of the date hereof.

10.                               Integration. This Amendment, together with the Other Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

11.                               Severability. If any part of this Amendment is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

12.                               Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent, the Co-Collateral Agents or the Lenders to modify or waive any of their respective rights and remedies under the Other Documents, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.

13.                               Guarantors’ Acknowledgment. With respect to the amendments to the Credit Agreement effected by this Amendment, each of the Loan Parties signatory hereto that is (or

19

concurrently herewith, is becoming) a Guarantor, hereby acknowledges and agrees to this Amendment and confirms and agrees that its Guaranty is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of this Amendment, each reference in such Guaranty to the Credit Agreement, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or modified by this Amendment. Although Agent and the Lenders have informed the Guarantors of the matters set forth in this Amendment, and the Guarantors are hereby acknowledging the same, each Guarantor understands and agrees that neither Agent nor any Lender has any duty under the Credit Agreement, any Guaranty or any other agreement with any Guarantor to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any transaction hereafter.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

TWIST BEAUTY PACKAGING HOLDING CORP.,
a Delaware corporation

By:	/s/ Fabrice Beaussant
Name: Fabrice Beaussant
Title: Treasurer

ALBEA AMERICAS, INC.,
a Delaware corporation

By:	/s/ Fabrice Beaussant
Name: Fabrice Beaussant
Title: Treasurer

ALBEA COSMETICS AMERICA, INC.,
a Delaware corporation

By:	/s/ Robert Pelliciari
Name: Robert Pelliciari
Title: Secretary

ALBEA BEAUTY SOLUTIONS USA, LLC,
a New York limited liability company

By:	/s/ Robert Pelliciari
Name:Robert Pelliciari
Title: Secretary

Signature Page to Third Amendment to Revolving Credit, Term Loan and Security Agreement

ALBEAMEXICANA.LP,
a Texas limited partnership
By: Albea Plastic Packaging Texas, Inc.
Its: General Partner

By:	/s/ Fabrice Beaussant
Name: Fabrice Beaussant
Title: Treasurer

BEAUTY PACKAGING CANADA HOLDINGS, INC.,
an Ontario corporation

By:	/s/ Roy Turner
Name: Roy Turner
Title: Director

ALBÉA CANADA INC.,
an Ontario corporation

By:	/s/ Roy Turner
Name: Roy Turner
Title: Director

CEBAL MEXICANA LLC,
a Delaware limited liability company

By:	/s/ Fabrice Beaussant
Name: Fabrice Beaussant
Title: Finance Director

Signature Page to Third Amendment to Revolving Credit, Term Loan and Security Agreement

ALBEA PLASTIC PACKAGING TEXAS, INC.,
a Delaware corporation

By:	/s/ Fabrice Beaussant
Name: Fabrice Beaussant
Title: Treasurer

ALBÉA METAL AMERICAS, INC.,
a Delaware corporation

By:	/s/ Fabrice Beaussant
Name: Fabrice Beaussant
Title: Treasurer

ALBÉA METAL HOLDING CORP.,
a Delaware corporation

By:	/s/ Fabrice Beaussant
Name: Fabrice Beaussant
Title: Treasurer

ALBÉA METAL REAL ESTATE, INC.,
a Delaware limited liability company

By:	/s/ Fabrice Beaussant
Name: Fabrice Beaussant
Title: Treasurer

Signature Page to Third Amendment to Revolving Credit, Term Loan and Security Agreement

PNC BANK, NATIONAL ASSOCIATION,
as a Co-Collateral Agent, Agent and a Lender

By:	/s/ Scott Goldstein
Name: Scott Goldstein
Title: SeniorVice President

Signature Page to Third Amendment to Revolving Credit, Term Loan and Security Agreement

GENERAL ELECTRIC CAPITAL CORPORATION,
as a Co-Collateral Agent and a Lender

By:	/s/ Pamela Eskra
Name: Pamela Eskra
Title: Duly Authorized Signatory

Signature Page to Third Amendment to Revolving Credit, Term Loan and Security Agreement

PNC BANK CANADA BRANCH,
as a Lender

By:	/s/ Mike Danby
Name: Mike Danby
Title: Assistant Vice President

Signature Page to Third Amendment to Revolving Credit, Term Loan and Security Agreement

EXHIBIT A

Eyelematic Acquisition Documents

See attached.

EXECUTION VERSION

CONTRIBUTION AND ASSET PURCHASE AGREEMENT

by and among

EYELEMATIC MANUFACTURING COMPANY, INCORPORATED,

ECHO MANUFACTURING COMPANY,

SEEMAR REAL ESTATE, LLC,

ALBÉA METAL AMERICAS, INC,

ALBÉA METAL REAL ESTATE, INC.

and

ALBÉA METAL HOLDING CORP.

Dated as of November       , 2011

4.22	Compliance with Laws; Permits; Certain Operations	35
4.23	Environmental Matters	35
4.24	Names and Locations	36
4.25	Customers and Suppliers	36
4.26	Promotions Programs	36
4.27	Bank Accounts	36
4.28	Disclosures	36

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYERS		37
5.1	Corporate Organization and Power	37
5.2	Authorization	37
5.3	Governmental Authorities and Consents	37
5.4	Brokerage	37
5.5	Litigation	37
5.6	Financial Wherewithal	37

ARTICLE VI ADDITIONAL AGREEMENTS		38
6.1	Survival of Representations and Warranties	38
6.2	General Indemnification	38
6.3	Environmental Matters and Connecticut Transfer Act	39
6.4	Employee Related Matters	42
6.5	Expenses	43
6.6	Further Transfers; Transition Assistance	43
6.7	Confidentiality	44
6.8	Sales and Transfer Taxes	44
6.9	Covenant Not to Compete, Solicit or Hire	44
6.10	Use of Name	46
6.11	Collections	46
6.12	Property Expense Apportionment	46
6.13	Access to Insurance Policies	47

ARTICLE VII MISCELLANEOUS		47
7.1	Amendment and Waiver	47
7.2	Notices	47
7.3	Assignment	49
7.4	Severability	49
7.5	Interpretation	49
7.6	Entire Agreement	50
7.7	Electronic Delivery; Counterparts	50
7.8	Governing Law; Jurisdiction	50
7.9	WAIVER OF TRIAL BY JURY	51
7.10	No Strict Construction	51
7.11	Specific Performance	51
7.12	No Third-Party Beneficiaries	51
7.13	Bulk Transfer Laws	51
7.14	Schedules	51
7.15	Checks Outstanding; Collections; Reasonable Access to Bank Accounts	52

7.16	Publicity	52

Schedules

Schedule 2.1(e)	Purchased Real Property
Schedule 2.1(g)	Leased Real Property
Schedule 2.2(vi)	Contributed Contracts
Schedule 2.2(xv)	Permits
Schedule 2.2(b)(xi)	Excluded Assets
Schedule 2.4(b)(xvii)	Excluded Liabilities
Schedule 2.8	Purchase Price Allocation
Schedule 4.2	Authorization
Schedule 4.4	Financial Statements
Schedule 4.5	Undisclosed Liabilities
Schedule 4.6	Accounts Receivable
Schedule 4.7	Inventory
Schedule 4.8	Accounts Payable
Schedule 4.10	Certain Developments
Schedule 4.11(a)	Owned Real Property
Schedule 4.11(a)(ii)	Encumbered Real Property
Schedule 4.11(b)	Leased Real Property
Schedule 4.12(a)	Permitted Liens
Schedule 4.12(d)	Capital Expenditures
Schedule 4.13	Tax
Schedule 4.14	Contracts
Schedule 4.15	Proprietary Rights
Schedule 4.16	Litigation
Schedule 4.18(b)	Employees
Schedule 4.18(c)	Terminated Employees
Schedule 4.19	Product Warranties
Schedule 4.20	Employee Benefit Plans
Schedule 4.21	Insurance
Schedule 4.22	Compliance with Laws
Schedule 4.22(b)	Compliance with Permits
Schedule 4.23	Environmental
Schedule 4.24	Names and Locations
Schedule 4.25	Customers and Suppliers
Schedule 4.26	Promotion Programs
Schedule 4.27	Bank Accounts

Exhibits

Exhibit A	Connecticut Transfer Act Task List
Exhibit B	New Lease Agreement
Exhibit C	235 Interstate Lane ECAF

CONTRIBUTION AND ASSET PURCHASE AGREEMENT

THIS CONTRIBUTION AND ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of November       , 2011, by and among (i) Eyelematic Manufacturing Company, Incorporated, a Connecticut corporation (“Eyelematic”), Echo Manufacturing Company, a Connecticut corporation (“Echo”), and Seemar Real Estate, LLC, a Connecticut limited liability company (“Seemar” and, together with Eyelematic and Echo, collectively referred to herein as “Sellers”); (ii) Albéa Metal Americas, Inc., a Delaware corporation (“Non-Real Estate Buyer”), Albéa Metal Real Estate, Inc., a Delaware corporation (“Real Estate Buyer” and, together with Non-Real Estate Buyer, “Buyers”), and Albéa Metal Holding Corp., a Delaware corporation (“Parent”); and (iii) solely for purposes of Sections 6.7 (Confidentiality) and 6.9 (non-Compete), Henry F. Seebach, Jr. (“Seebach”), Elaine Marshall, Laurel Seebach, Charles W. Marshall, Charles W. Marshall, Jr., Kristyn B. Harmon, Henry F. Seebach III and Lynn Seebach Marshall (collectively, the “Stockholders”). Sellers and Buyers are sometimes individually referred to in this Agreement as a “Party” and collectively as the “Parties.”

WHEREAS, subject to the terms and conditions set forth herein, (i) Parent shall contribute $5,250,000 in cash into Non-Real Estate Buyer in exchange for all of the issued and outstanding shares of voting common stock of Non-Real Estate Buyer, (ii) Sellers shall contribute all of the Contributed Assets and the Contributed Liabilities (as each term is defined below) into Non-Real Estate Buyer in exchange for $5,250,000 and for all of the issued and outstanding shares of non-voting preferred stock of the Non-Real Estate Buyer, and (iii) the Parties intend that the foregoing transactions be treated as a contribution of assets to the Non-Real Estate Buyer pursuant to Code Section 351.

WHEREAS, (i) Real Estate Buyer desires to purchase from Seemar and Eyelematic and Seemar and Eyelematic desire to sell to Real Estate Buyer, all of the Purchased Real Property (as defined below) for an aggregate purchase price of $4,750,000, and (ii) Real Estate Buyer desires to lease from Seemar and Seemar desires to lease to Real Estate Buyer, the Seemar Leased Property (as defined below) for an aggregate rent of $200,000.

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, mutual covenants, agreements and understandings contained herein and intending to be legally bound, the Parties hereto hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

1.1 Certain Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and such “control” will be presumed if any Person owns 10% or more of the voting capital stock or other ownership interests, directly or indirectly, of any other Person.

“Business” means Sellers’ business of the design, manufacture, procurement, marketing, distribution and sale of (i) beauty and fragrance packaging and (ii) various parts for other industries (e.g., battery casings and small metal parts for the automotive industry) through metal fabrication and plastic injection molding.

“Business Employees” means all of Sellers’ employees employed in the Business as of the Closing Date, including all active employees and any other employees, including employees inactive as of the Closing Date for any reason (including as a result of layoff, leave of absence, disability, illness or injury).

“Buyers Parties” means Buyers and their respective Affiliates and their respective members, shareholders, officers, directors, managers, employees, agents, representatives, successors and assigns.

“Cash” means the amount of all cash, cash equivalents and marketable securities held by Sellers (net of overdrafts, outstanding checks, wires in transit and trapped or restricted cash (e.g., cash on deposit with vendors, landlords, etc.).

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. § 9601, et seq.).

“Code” means the Internal Revenue Code of 1986, as amended, and any reference to any particular Code section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

“Confidential Information” means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as “confidential”), in any form or medium, that relates to the business, products, services and/or research and/or development of Sellers and/or their respective suppliers, distributors, customers, independent contractors and/or other business relations. Confidential Information includes, but is not limited to, the following: (i) internal business information (including historical and projected financial information and budgets and information relating to strategic and staffing plans and practices, business, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures and accounting and business methods); (ii) identities of, individual requirements of, specific contractual arrangements with, and information about, suppliers, distributors, customers, independent contractors or other business relations and their confidential information; (iii) trade secrets, know-how, compilations of data and analyses, techniques, systems, formulae, recipes, research, records, reports, manuals, documentation, models, data and data bases relating thereto; (iv) inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable); and (v) other Proprietary Rights.

“Connecticut Transfer Act” means Sections 22a-134 through 22a-134e of the Connecticut General Statutes and associated regulations.

“Connecticut Transfer Act Task List” means Exhibit A attached hereto.

“DEEP” means the State of Connecticut Department of Energy and Environmental Protection, including all predecessor and successor agencies thereto.

“DEEP Consent Order” shall mean the Consent Order issued by DEEP in the case of State of Connecticut v. Eyelematic Manufacturing Company, Incorporated (Order No. 20110003DEP) with respect to the facility located at 1 Seemar Road, Watertown, Connecticut.

“Environmental Reports” shall mean the Phase I and II Environmental Site Assessment and Limited Environmental Compliance Review reports for the facilities located at 1 Seemar Road, Watertown, Connecticut, 235 Interstate Lane Waterbury, Connecticut, and 91 Park Road, Watertown, Connecticut, each prepared by ENVIRON International Corporation, dated October 2011.

“Environmental and Safety Requirements” means all federal, state, local and foreign statutes (including, without limitation, CERCLA and the Connecticut Transfer Act), regulations, ordinances, codes and other provisions having the force and effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of, or exposure to, any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, as previously, now or hereafter in effect.

“Escrow Agent” means Wells Fargo Bank, National Association, or its successors.

“Escrow Agreement” means an escrow agreement by and among the Escrow Agent, Buyers and Sellers, in form and substance to be reasonably agreed upon by the Parties thereto.

“Escrow Amount” means $3,500,000.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity that, together with Seller, is treated as a single employer under Section 414 of the Code.

“Facilities” means all properties and facilities owned, operated or used in connection with the Business, including without limitation the properties located at (i) 1 Seemar Road, Watertown CT, (ii) 235 Interstate Lane, Waterbury CT, and (iii) 91 Park Road, Watertown CT.

“GAAP” means Unites Stated generally accepted accounting principles, as in effect from time to time.

“Indebtedness” means (i) any indebtedness for borrowed money or in respect of loans or advances; (ii) any indebtedness evidenced by any note, bond, debenture or other debt security; (iii) any liabilities or obligations for the deferred purchase price of property or services with respect to which any Seller is liable, contingently or otherwise, as obligor or otherwise (other than account payables which are not more than thirty (30) days past due and which are recorded on the Closing Statement and included in the calculation of Net Working Capital); (iv) any commitment by which any Seller assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit); (v) any indebtedness guaranteed in any manner by any Seller (including guarantees in the form of an agreement to repurchase or reimburse); (vi) any liabilities or obligations under capitalized leases with respect to which any Seller is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations such Seller assures a creditor against loss; (vii) any indebtedness or liabilities secured by a Lien (other than Permitted Liens arising by operation of law) on Sellers’ assets; (viii) any amounts owed by any Seller to any Person under any noncompetition or consulting arrangements; (ix) any amounts owed to Affiliates of Sellers (including intercompany trade and accounts payable); (x) all “cut” but uncashed checks issued by any Seller that are outstanding as of the Closing Date; (xi) all obligations under conditional sale or other title retention agreements relating to property or assets purchased by Sellers; (xii) all obligations (determined on the basis of actual, not notional, obligations) with respect to interest rate protection agreements, interest rate swap agreements, foreign currency exchange agreements, or other interest or exchange rate hedging agreements or arrangements; (xiii) any liabilities or obligations pursuant to any factoring arrangement; (xiv) any accrued and unpaid interest on any indebtedness; (xv) all agreed markdowns, chargebacks or other negotiated settlements with customers; and (xvi) any accrued, declared, or deemed dividends on any common or preferred stock. For the avoidance of doubt, and in no way limiting the scope of Section 2.4 hereof, the Parties acknowledge and agree that all Indebtedness of Sellers that is not a Contributed Liability shall be an Excluded Liability.

“Knowledge” and terms of similar import mean with respect to Sellers, the actual knowledge of Seebach, Peter Philip, Tom Bainer, Nick Smith, Josh Walsh, Elaine Marshall, Keith Sullivan and Mandy Allen, after making reasonable inquiry and all facts of which such Persons in the reasonably prudent exercise of their duties should be aware.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interests in real property held by Sellers, including any renewal amendment or other modification thereto.

“Lien” or “Liens” means any lien (statutory or otherwise), hypothecation, encumbrance, claim, liability, security interest, interest, mortgage, pledge, restriction, charge, instrument, license, preference, priority, security agreement, easement, covenant, encroachment, option, right of recovery, Tax (including foreign, federal, state and local Tax), order of any governmental authority, of any kind or nature (including (i) any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing, (ii) any assignment or deposit arrangement in the nature of a security device, (iii) any claim based on any theory that any of the Buyers is a successor, transferee or continuation of Sellers or the Business, and (iv) any leasehold interest, license or other right, in favor of a third party or any Seller, to use any portion of the Contributed Assets or the Purchased Real Property), whether secured or unsecured, choate or inchoate, filed or unfiled, scheduled or unscheduled, noticed or unnoticed, recorded or unrecorded, contingent or non-contingent, material or non-material, known or unknown.

“Loss” means any loss, liability, demand, claim, action, cause of action, cost, damage, diminution in value, deficiency, Tax, penalty, fine or expense, whether or not arising out of third party claims (including interest, penalties, reasonable attorneys’ fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing and the enforcement of any rights hereunder).

“Lower End Target Net Working Capital” means $6,550,000.

“Net Working Capital” means (i) all current assets of Eyelematic and Echo included in the Contributed Assets (but excluding Cash and any deferred tax assets) minus (ii) all current liabilities of Eyelematic and Echo included in the Contributed Liabilities (but excluding any amounts included in Indebtedness and any deferred tax liabilities). Net Working Capital shall be prepared using the Accounting Principles set forth on the Net Working Capital Schedule, which sets forth an illustration of Net Working Capital.

“Ordinary Course of Business” means the ordinary course of business, consistent with past practice, including with regard to nature, frequency and magnitude.

“Owned Real Property” means all land, together with all buildings, structures, improvements and fixtures located therein or thereon, including all electrical, mechanical, plumbing and other building systems, fire protection, security and surveillance systems, telecommunications, computer, wiring and cable installations, utility installations, water distribution systems, and landscaping, together with all easements, rights of way, licenses, privileges, certificates of occupancy, permits and other rights and interests appurtenant thereto (including air, oil, gas, mineral and water rights), owned by Sellers.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or governmental entity (whether federal, state, county, city or otherwise and including any instrumentality, division, agency or department thereof).

“Real Property” means the Owned Real Property and the Leased Real Property.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, either (A) a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof, or (B) such Person is a general partner, managing member or managing director of such partnership, limited liability company, association or other entity.

“Target Net Working Capital” means $6,800,000, calculated in a manner consistent with the Accounting Principles set forth on the Net Working Capital Schedule.

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property (including general and special real estate taxes and assessments, special service area charges, tax increment financing, charges, payments in lieu of taxes and similar charges and assessments), windfall profits, environmental (including tax under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, foreign or domestic withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax, governmental fee, governmental assessment or governmental charge of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner including any interest, penalties or additions to Tax or additional amounts with respect to the foregoing whether disputed or not.

“Tax Returns” means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

“Treasury Regulations” means the United States Treasury Regulations promulgated under the Code, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

“Upper End Target Net Working Capital” means $7,050,000.

1.2                               Additional Definitions. Each of the following terms has the meaning ascribed to such term in the Article or Section set forth opposite such term:

Term	Article/Section

Accounting Principles	2.7(c)(i)
Adjustment Date	6.10
Agreement	Preamble
Business	Recitals
Buyers	Preamble

Term	Article/Section
Cash Portion	2.7(a)
Closing	2.8(a)
Closing Date	2.8(a)
Closing Statement	2.7(c)(i)
Contributed Assets	2.2
Contributed Liabilities	2.3
Purchased Real Property	2.1(e)
Critical Representations	6.1(a)
Equitable Manner	6.12
Estimated Cash Portion	2.7(b)
Excluded Assets	2.2(xix)
Excluded Liabilities	2.4
Latest Balance Sheet	4.4
Leased Real Property	4.11(a)
Leases	4.11(a)
Notice of Disagreement	2.7(c)(i)
Party/Parties	Preamble
Permitted Liens	4.12(a)
Purchase Price	2.7(a)
Restricted Persons	6.9(d)
Restrictive Covenants	6.9(d)
Seemar Leased Property	2.1(g)
Seller	Preamble
Seller Employee Benefit Plan	4.20(a)
Surveys	3.1(k)
Third-Party Approvals	3.1(e)
Title Company	3.1(j)
Title Policies	3.1(j)
Transferred Employees	6.4(a)
Valuation Firm	2.7(c)(i)

ARTICLE II

CONTRIBUTION AND PURCHASE OF ASSETS

2.1                               Basic Transaction. In the terms and subject to the conditions and adjustments set forth in this Agreement, Parent, Buyers and Sellers shall, on the Closing Date, take the following actions:

(a)                                 in exchange for 100% of all of the issued and outstanding shares of common stock, $0.001 par value per share, of Non-Real Estate Buyer, Parent shall contribute to Non-Real Estate Buyer $5,250,000 in cash (subject to the adjustments set forth in Section 2.7(a));

(b)                                 in exchange for (i) $2,625,000 in cash (subject to the adjustments set forth in Section 2.7(a)) plus (ii) 50% of the issued and outstanding shares of non-voting preferred stock of Non-Real Estate Buyer, Eyelematic shall contribute, sell, convey, assign, transfer and deliver to Non-Real Estate Buyer all the Contributed Assets and the Contributed Liabilities (as such terms are defined below) with respect to Eyelematic;

(c)                                  in exchange for (i) $2,625,000 in cash (subject to the adjustments set forth in Section 2.7(a)) plus (ii) 50% of the issued and outstanding shares of non-voting preferred stock of Non-Real Estate Buyer, Echo shall contribute, sell, convey, assign, transfer and deliver to Non-Real Estate Buyer all the Contributed Assets and the Contributed Liabilities with respect to Echo;

(d)                                 in exchange for 100% of all of the issued and outstanding shares of common stock, $0.001 par value per share, of Real Estate Buyer, Parent shall contribute to Real Estate Buyer $4,950,000 in cash;

(e)                                  Real Estate Buyer shall purchase from Eyelematic, and Eyelematic shall sell, convey, assign, transfer and deliver to Real Estate Buyer free and clear of all Liens (other than Permitted Liens), for $2,250,000 in cash, all Owned Real Property of Eyelematic as more fully described on Schedule 2.1(e) (the “Eyelematic Purchased Real Property”);

(f)                                   Real Estate Buyer shall purchase from Seemar, and Seemar shall sell, convey, assign, transfer and deliver to Real Estate Buyer free and clear of all Liens (other than Permitted Liens), for $2,500,000 in cash in the aggregate, the Owned Real Property of Seemar described on Schedule 2.1(e) (the “Seemar Purchased Real Property,” and together with the Eyelematic Purchased Real Property, the “Purchased Real Property”); and

(g)                                  Real Estate Buyer shall lease from Seemar, and Seemar shall lease to Real Estate Buyer, the Owned Real Property of Seemar described on Schedule 2.1(g) (the “Seemar Leased Property”) for an aggregate rent of $200,000.

2.2                               Contributed Assets. On the terms and subject to the conditions set forth in this Agreement, including Section 2.1, Eyelematic and Echo shall contribute, sell, convey, assign, transfer and deliver to Non-Real Estate Buyer on the Closing Date, all assets, properties, rights, titles and interests of every kind and nature owned, licensed or leased by them (including indirect and other forms of beneficial ownership) as of the Closing Date (except for the Excluded Assets and the Purchased Real Property), whether tangible or intangible, real or personal and wherever located and by whomever possessed (collectively, the “Contributed Assets”), free and clear of all Liens (other than Permitted Liens), including, but not limited to, the following:

(i)                                     all Cash of Sellers;

(ii)                                  all notes and accounts receivable whether current or non current;

(iii)                               all promotional allowances and vendor rebates and similar items;

(iv)                              all finished goods inventories, raw materials, packaging materials, work in process, consigned goods and finished goods (including warehoused inventories and inventories covered by purchase orders), wherever located, including consignment inventory and inventory on order for or in transit to or from Sellers (collectively, the “Inventory”);

(v)                                 all of the following Proprietary Rights (as defined below), which are owned by, issued to, licensed or used by Sellers, along with all of Sellers’ interest in income, royalties, damages and payments accrued, due or payable as of the Closing Date or thereafter (including damages and payments for past, present or future infringements or misappropriations thereof, the right to sue and recover for past infringements or misappropriations thereof and any and all corresponding rights that, now or hereafter, may be secured throughout the world): (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice) and any reissue, continuation, continuation-in-part, division, extension or reexamination thereof; (ii) trademarks, trade names, service marks and trade dress, together with all goodwill associated therewith, and all translations, adaptations, derivations and combinations of the foregoing (and all logos related to the foregoing); (iii) copyrights and copyrightable or copyrighted works; (iv) Internet domain names; (v) all registrations, applications and renewals for any of the foregoing; (vi) trade secrets and other Confidential Information, including ideas, know-how, related processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data and manuals, and customer and supplier lists and information; computer software (including data and related documentation); and (vii) all other intellectual property, intangible properties and rights of Sellers; in each case including the items set forth on Schedule 4.15 (collectively, the “Proprietary Rights”);

(vi)                              all agreements, contracts, or other binding arrangements of Sellers identified on Schedule 2.2(vi) (collectively, the “Contributed Contracts”);

(vii)                           all leasehold improvements and all machinery, equipment (including all vehicles, testing equipment and office equipment), fixtures, trade fixtures, computers and related software, and furniture located in any building, office or other space leased, owned or occupied by Sellers or in any warehouse or other storage facility where any of Sellers’ properties and assets may be located, including, without limitation, the Owned Real Property and the Leased Real Property;

(viii)                        all office supplies, production supplies and other supplies, spare parts, other miscellaneous supplies and other tangible property of any kind located in any building, office or other space leased, owned or occupied by Sellers or in any warehouse or other storage facility where any of Sellers’ properties and assets may be located, including, without limitation, the Owned Real Property and the Leased Real Property;

(ix)                              all prepayments and prepaid expenses, employee advances and cash and security deposits;

(x)                                 all claims, refunds, credits, causes of action, choices in action, rights of recovery and rights of set-off of any kind;

(xi)                              the right to receive and retain mail, payments of receivables and other communications;

(xii)                           the right to bill and receive payment for products shipped or delivered and/or services performed but unbilled or unpaid as of the Closing;

(xiii)                        all lists, records and other information pertaining to accounts and referral sources; all lists, records and other information pertaining to suppliers and customers; and all drawings, reports, studies, plans, books, ledgers, files and business and accounting records of every kind (including all financial, business, sales and marketing plans and information); in each case whether evidenced in writing, electronic data, computer software or otherwise;

(xiv)                       all advertising, marketing and promotional materials, all archival materials and all other printed or written materials;

(xv)                          all permits, licenses, certifications, authorizations, approvals and similar rights from all permitting, licensing, accrediting and certifying agencies (including all of the foregoing listed or described on Schedule 2.2(xv), and the rights to all data and records held by such agencies;

(xvi)                       all goodwill as a going concern and all other intangible property;

(xvii)                    all rights and interests of Sellers under the Seller Employee Benefit Plans and related trust agreements described and identified on Schedule 4.20 which do not have an asterisk (*) (the “Contributed Plans”);

(xviii)                 all proceeds under insurance policies and rights of recovery relating to the Contributed Assets, the Purchased Real Property or the Contributed Liabilities; and

(xix)                       all other properties, assets and rights owned by Sellers as of the Closing Date, or in which Sellers have an interest, and which are not otherwise Excluded Assets.

(b)                                 Excluded Assets. Notwithstanding the foregoing, the following properties, assets and rights (the “Excluded Assets”) are expressly excluded from the contributions by Sellers to Non-Real Estate Buyer as contemplated in Section 2.1, and, as such, are not included in the Contributed Assets:

(i)                                     all stock and other ownership interests in Sellers;

(ii)                                  Sellers’ corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books and blank stock certificates and other documents relating solely to the organization, maintenance and existence of Sellers as corporations (provided that Buyers shall be entitled to receive a copy of all such documentation);

(iii)                               the Contributed Assets Purchase Price, the Purchased Real Property Purchase Price and all other rights of Sellers under or pursuant to this Agreement and the Schedules attached hereto and any other agreements entered into by Sellers pursuant to this Agreement;

(iv)                              all rights and interests of Sellers under Sellers’ Employee Benefit Plans and related trust agreements described and identified with an asterisk (*) on Schedule 4.20 or any other employee benefit plan, program, policy or arrangement not listed on Schedule 4.20 which is presently or formerly maintained or contributed to by Sellers or their ERISA Affiliates, or with respect to which Sellers or any such ERISA Affiliate have any liability (the “Excluded Plans”);

(v)                           2011 Mercedes Benz, VIN Number 4JGBF8GE0AA621091, currently being used by Seebach, which vehicle shall be transferred to Seebach prior to the Closing;

(vi)                              all of Sellers’ insurance policies;

(vii)                           any employment or other agreement between any Seller and David Young, including, without limitation, the Employment Agreement, dated as of January 6, 2010, by and between Eyelematic and David Young;

(viii)                        the Purchased Real Property;

(ix)                              the Seemar Leased Property;

(x)                                 except as set forth in Section 7.15, all rights and interests in and to bank accounts; and

(xi)                              all other assets and properties of Sellers specifically listed or described on Schedule 2.2(b)(xi).

2.3                               Contributed Liabilities. Subject to the conditions set forth in this Agreement, including Section 2.1, as of the Closing, to the extent such liabilities relate to the Business, Eyelematic and Echo shall contribute to Non-Real Estate Buyer, and Non-Real Estate Buyer shall assume, only the following debts, liabilities and obligations of Eyelematic and Echo (collectively, the “Contributed Liabilities”):

(i)                                     except as otherwise provided in Section 2.4 below, all of Eyelematic and Echo’s accounts payable (but only to the extent such items are not more than sixty (60) days past due and are recorded and reasonably identified on a category-by-category basis on the Closing Statement and are included in the calculation of the Net Working Capital); and

(ii)                                  Eyelematic and Echo’s obligations under the Contributed Contracts first arising on the Closing Date but only to the extent such Contributed Contracts are assigned to Non-Real Estate Buyer or Non-Real Estate Buyer otherwise receives the rights and benefits of such Contributed Contracts pursuant to Section 2.10 below, and specifically excluding any liability or obligation relating to or arising out of such Contributed Contracts as a result of (A) any breach of such Contributed Contracts occurring on or prior to the Closing Date, (B) any violation of law, breach of warranty, tort or infringement occurring on or prior to the Closing Date; or (C) any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand.

2.4                               Liabilities Not Contributed Nor Assumed. Notwithstanding anything to the contrary in this Agreement, Buyers shall not assume or in any way become liable for any of Sellers’ debts, liabilities or obligations of any nature whatsoever (other than, with respect to the Non-Real Estate Buyer, the Contributed Liabilities), whether accrued, absolute, contingent or otherwise, whether known or unknown, whether due or to become due, whether related to the Business, the Contributed Assets or the Purchased Real Property and whether disclosed on the Schedules attached hereto, and regardless of when or by whom asserted, including clauses (i) through (xix) below (collectively referred to herein as the “Excluded Liabilities”):

(i)                                     any of Sellers’ liabilities or obligations under this Agreement, the Schedules attached hereto and any other agreements entered into by Sellers in connection with the transactions contemplated by this Agreement;

(ii)                                  any of Sellers’ liabilities or obligations for expenses, fees or Taxes incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement or the consummation (or preparation for the consummation) of the transactions contemplated hereby (including all attorneys’ and accountants’ fees, brokerage fees and transfer Taxes), except for the portion of the transfer Taxes to be paid by Buyers pursuant to Section 6.8 hereof;

(iii)                               any liability or obligation of Sellers for Taxes for any period, except for the portion of transfer Taxes to be paid by Buyers pursuant to Section 6.8 hereof;

(iv)                              any liability or obligation under or with respect to any Excluded Plans;

(v)                                 any liabilities, obligations and commitments relating to compensation of the Transferred Employees arising as a result of the transactions contemplated by this Agreement, including any severance compensation and bonus payments;

(vi)                              any liability or obligation with respect to any products or services that were manufactured, marketed or sold or any development, modification or use of any Proprietary Rights prior to the Closing, including product liability, infringement or misappropriation claims and any related claims and litigation arising prior to, on or after the Closing Date;

(vii)                           any of Sellers’ liabilities or obligations under or with respect to any collective bargaining agreement;

(viii)                        any of Sellers’ liabilities or obligations for vacation pay, sick pay, holiday pay, salary, bonuses or other payments or liabilities of any kind to any Business Employees or current or former employee of Sellers, including any liabilities or obligations arising prior to the Closing with respect to the exempt or non exempt status of any Business Employee;

(ix)                              any liability or obligation relating to workers’ compensation claims, general product liability claims and automobile liability claims which were filed or presented on or before the Closing Date or which are filed or presented after the Closing Date but relate to claims, events and/or injuries first arising on or before the Closing Date;

(x)                                 any of Sellers’ liabilities or obligations (A) arising by reason of any violation or alleged violation of any federal, state, local or foreign law or any requirement of any governmental authority, (B) arising by reason of any breach or alleged breach by Sellers of any agreement, contract, lease, license, commitment, instrument, judgment, order or decree, or (C) arising under any Environmental and Safety Requirements;

(xi)                              any of Sellers’ liabilities or obligations relating to any legal action, proceeding or claim arising out of or in connection with Sellers’ conduct of the Business or any other conduct of Sellers, Sellers’ officers, directors, employees, consultants, agents or advisors on or prior to the Closing Date;

(xii)                           any of Sellers’ liabilities or obligations for Indebtedness;

(xiii)                        any liabilities or obligations in respect of any of the Excluded Assets (including under any contracts, leases, commitments or understandings related thereto);

(xiv)                       any payment of fees, penalties, costs or other expenses of any nature whatsoever required for the assignment of any Contributed Contract (including any software licenses) pursuant to this Agreement;

(xv)                          any of Sellers’ liabilities or obligations for which Buyers may become liable as a result of or in connection with the failure by Buyers or Sellers to comply with any bulk sales or bulk transfers laws or as a result of any “defacto merger,” “continuity of enterprise” or “successor-in-interest” theories of liability;

(xvi)                       any liabilities with respect to any employment or other agreement between any Seller and David Young, including, without limitation, the Employment Agreement, dated as of January 6, 2010, by and between Eyelematic and David Young;

(xvii)                    the liabilities specifically identified and described on Schedule 2.4(xvii); and

(xviii)                 all liabilities and obligations under Environmental and Safety Requirements associated with the Business, the Facilities, or environmental conditions (known or unknown) in each case to the extent the facts, events or conditions underlying such liabilities or obligations are occurring or in existence on or prior to the Closing, which shall include without limitation all liabilities and obligations relating to or arising under (A) the Connecticut Transfer Act with respect to the Facilities, including without limitation those obligations set forth in Section 6.3 hereto, (B) the matters identified in the Environmental Reports, (C) the DEEP Consent Order, and (D) the removal of the degreaser from the Facility at 1 Seemar Road, Watertown CT (the “Excluded Environmental Liabilities”).

(xix)                       any other liabilities or obligations of Sellers not expressly assumed by Non-Real Estate Buyer pursuant to Section 2.3 above.

For purposes of this Section 2.4, “Sellers” shall be deemed to include all Affiliates of Sellers and any predecessors to Sellers and any Person with respect to which Sellers are a successor-in-interest (including by operation of law, merger, liquidation, consolidation, assignment, assumption or otherwise). Sellers hereby acknowledge that they are retaining the Excluded Liabilities, and Sellers shall pay, discharge and perform and indemnify Buyers against all such liabilities and obligations promptly when due.

2.5                               Purchased Real Property. Real Estate Buyer shall purchase from Eyelematic and Seemar, and Eyelematic and Seemar shall sell, convey, assign, transfer and deliver to Real Estate Buyer free and clear of all Liens (other than Permitted Liens), all of the Purchased Real Property, for an aggregate purchase price of $4,950,000, as more fully described in Section 2.1(e) and Section 2.1(f) above.

2.6                               Seemar Leased Property. Real Estate Buyer shall lease from Seemar, and Seemar shall lease to Real Estate Buyer, the Seemar Leased Property for an aggregate $200,000 rent (the “Pre-Paid Rent Amount”).

2.7                               Purchase Price.

(a)                                 Purchase Price. The aggregate purchase price (the “Contributed Assets Purchase Price”) for the Contributed Assets shall be (i) $5,250,000 in cash plus (ii) 100% of the issued and outstanding shares of non-voting preferred stock of Non-Real Estate Buyer plus (iii) the amount (if any) by which the Closing Net Working Capital as shown on the Closing Statement is greater than the Upper End Target Net Working Capital minus (iv) the amount (if any) by which the Closing Net Working Capital as shown on the Closing Statement is less than the Lower End Target Net Working Capital (the amount in subsections (i), (ii), (iii) and (iv) above, the “Cash Portion”). The aggregate purchase price (the “Purchased Real Property Purchase Price”) for the Purchased Real Property shall be $4,950,000 in cash.

(b)                                 Estimated Cash Portion. At the Closing, the Non-Real Estate Buyer shall pay to Eyelematic and Echo in the manner described in Section 2.1 above and 2.8 below an amount (the “Estimated Cash Portion”) equal to the Cash Portion as estimated in good faith by the Non-Real Estate Buyer, and the Real Estate Buyer shall pay to Eyelematic and Seemar in the manner described in Sections 2.1 above and 2.8 below an amount equal to the Purchased Real Property Purchase Price and the Pre-Paid Rent Amount.

(c)                                  Purchase Price Adjustment.

(i)                                     Within one-hundred-twenty (120) days following the Closing Date, the Non-Real Estate Buyer shall deliver to Sellers a statement (in its final and binding form, the “Closing Statement”) setting forth the Net Working Capital as of 11:59 p.m. Central Time, on the date immediately preceding the Closing Date (the “Closing Net Working Capital”) and the Cash Portion calculated therefrom. The Closing Statement shall be prepared (A) using the same quarterly and year-end accounting closing practices as those used for Sellers’ consolidated quarterly and year-end accounting closings presented by Sellers to the Non-Real Estate Buyer from the period between January 1, 2010 and June 30, 2011 and (B) consistent with the accounting principles, methods, policies, practices, procedures, estimation methods, treatments and categorizations (collectively, the “Accounting Principles”) set forth on the Net Working Capital Schedule. Sellers shall give the Non-Real Estate Buyer reasonable access to Sellers’ books and records and shall cooperate with the Non-Real Estate Buyer in connection with the preparation of the Closing Statement. Following Sellers’ receipt of the Closing Statement, and until the Closing Net Working Capital and the resulting Cash Portion are finally determined pursuant to this Section 2.7(c), Sellers and their representatives and agents shall be permitted to review the Non-Real Estate Buyer’s books and records related to the Non-Real Estate Buyer’s preparation of the Closing Statement and determination of the Closing Net Working Capital. The Closing Statement shall become final and binding upon the parties thirty (30) days following Sellers’ receipt thereof, unless Sellers give written notice of their disagreement (a “Notice of Disagreement”) to the Non-Real Estate Buyer prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature and dollar amount of any disagreement so asserted. If a timely Notice of Disagreement is received by the Non-Real Estate Buyer, then the Closing Statement (as revised in accordance with clause (x) or (y) below) shall become final and binding upon the parties on the earliest of (x) the date the parties hereto resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (y) the date all matters in dispute are finally resolved in writing by the Accounting Firm. During the thirty (30) days following delivery of a Notice of Disagreement, the Non-Real Estate Buyer and Sellers shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in the Notice of Disagreement. During such period, the Non-Real Estate Buyer shall be permitted to review Sellers’ working papers relating to the Notice of Disagreement. At the end of such thirty (30)-day period, the Non-Real Estate Buyer and Sellers shall submit to Houlihan Lokey, Inc. or, if Houlihan Lokey, Inc. is not available, then to Mesirow Financial Holdings, Inc. or, if Mesirow Financial Holdings, Inc. is not available, then to a nationally recognized valuation or consulting firm as is acceptable to Sellers and the Non-Real Estate Buyer (the “Valuation Firm”), for review and resolution of all matters (but only such matters) that remain in dispute, and the Valuation Firm shall make a final determination of the Closing Net Working Capital and the resulting Cash Portion in accordance with the guidelines and procedures set forth in this Agreement. The Non-Real Estate Buyer and Sellers will cooperate with the Valuation Firm during the term of its engagement. The Valuation Firm’s determination of the Closing Net Working Capital and the resulting Cash Portion shall be based solely on written presentations submitted by the Non-Real Estate Buyer and Sellers which are in accordance with the guidelines and procedures (including the definition of the Net Working Capital) set forth in this Agreement (i.e., not on the basis of an independent review) and in the Net Working Capital Schedule. The Valuation Firm shall consider only the disputed matters that were included in the Notice of Disagreement and the Valuation Firm may not assign a value to any item in dispute greater than the greatest value assigned by the Non-Real Estate Buyer, on the one hand, or Sellers, on the other hand, or less than the smallest value for such item assigned by the Non-Real Estate Buyer, on the one hand, or Sellers, on the other hand. The Closing Statement shall become final and binding on the Parties on the date the Valuation Firm delivers its final resolution in writing to the Parties (which the Valuation Firm shall be instructed to deliver not more than forty-five (45) days following submission of such disputed matters). The fees and expenses of the Valuation Firm shall be allocated based upon the percentage which the portion of the contested amount not awarded to each Party bears to the amount actually contested by such Party in the written presentation to the Valuation Firm. For example, if the Non-Real Estate Buyer submits a Notice of Disagreement for $1,000, and if Sellers contest only $500 of the amount claimed by the Non-Real Estate Buyer, and if the Valuation Firm ultimately resolves the dispute by awarding Non-Real Estate Buyer $300 of the $500 contested, then the costs and expenses of the Valuation Firm will be allocated 60% (i.e., 300/500) to Sellers and 40% (i.e., 200/500) to the Non-Real Estate Buyer.

(ii)                            If the Estimated Cash Portion is greater than the Cash Portion, Eyelematic and Echo shall, and if the Cash Portion is greater than the Estimated Cash Portion, the Non-Real Estate Buyer shall, within three (3) business days after the Closing Statement becomes final and binding on the Parties, make payment by wire transfer to the Non-Real Estate Buyer or Eyelematic and Echo, as the case may be, in immediately available funds of the amount of such difference, together with interest thereon at a rate per annum equal to the prime rate of interest announced from time to time in The Wall Street Journal, calculated on the basis of the actual number of days elapsed over 365, from the Closing Date to the date of payment. If Eyelematic and Echo are obligated to pay any amount pursuant to this Section 2.7(c)(ii), then the Non-Real Estate Buyer can collect the total amount owed pursuant to this Section 2.7(c)(ii) severally from either Eyelematic and Echo. Eyelematic and Echo covenant to maintain a reasonable amount of funds in their retained bank accounts to satisfy any amounts owed under this Section 2.7(c)(ii).

2.8                               Closing Transactions.

(a)                                 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Kirkland & Ellis LLP, 300 North LaSalle, Chicago, Illinois, at 10:00 a.m., local time, on the date hereof, or at such other place as is mutually agreeable to the Parties (the date on which the Closing takes place is referred to herein as the “Closing Date”) and the Closing shall be deemed effective as of the opening of business on the Closing Date.

(b)                                 Deliveries. Subject to the conditions set forth in this Agreement, at the Closing:

(i)                                     The Non-Real Estate Buyer shall deliver to Eyelematic and Echo the Estimated Cash Portion (less the Escrow Amount) by wire transfer of immediately available funds to an account designated by Eyelematic and Echo to the Non-Real Estate Buyer not less than two (2) business days prior to the Closing Date. The Real Estate Buyer shall deliver to Eyelematic and Seemar the Purchased Real Property Purchase Price and the Pre-Paid Rent Amount (less the Escrow Amount) by wire transfer of immediately available funds to an account designated by Eyelematic and Seemar to the Real Estate Buyer not less than two (2) business days prior to the Closing Date.

(ii)                                  Buyers shall deliver the Escrow Amount to the Escrow Agent for deposit into an interest bearing escrow account established pursuant to the terms of the Escrow Agreement. The Escrow Amount shall be available only to satisfy any amounts owing to any Buyers Party pursuant to Section 6.2(a).

(iii)                               Sellers shall contribute all of the Contributed Assets to Non-Real Estate Buyer, shall convey the Purchased Real Property to Real Estate Buyer and shall deliver to

Buyers such appropriately executed instruments of sale, transfer, assignment, conveyance and delivery, warranty deeds, warranty assignments and assumptions of leases, bills of sale, assignments and assumptions, intellectual property assignments or other intellectual property conveyance documents, certificates of title, vehicle titles, transfer tax declarations and all other instruments of conveyance which are necessary or desirable to effect transfer to Buyers of good and marketable title to the Contributed Assets or the Purchased Real Property, as applicable, (free and clear of all Liens, other than Permitted Liens), including original executed documents acceptable for recordation in the United States Patent and Trademark Office, the United States Copyright Office, any state, county or municipal office and any other similar domestic or foreign office, department or agency (it being understood that all of the foregoing shall be satisfactory in form and substance to Buyers and its counsel);

(iv)                              Non-Real Estate Buyer shall assume the Contributed Liabilities by delivery of an appropriate instrument to Sellers;

(v)                                 Seemar and Real Estate Buyer shall have entered into that certain lease agreement in form and substance of Exhibit B attached hereto with respect to the Seemar Leased Property (the “New Lease”);

(vi)                              Sellers shall deliver to Buyers (A) a certificate signed by an officer of Sellers, dated the date of the Closing, stating that the conditions specified in subsections (a), (b), (c), (e) and (f) of Section 3.1 below have been satisfied as of the Closing; (B) copies of all Third-Party Approvals and governmental and regulatory consents and approvals obtained by Sellers; (C) all books, records and other materials related to or used in the Business; (D) certified copies of resolutions of Sellers’ board of directors authorizing and approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby; (E) evidence of the termination of any inter-company leases of real estate, if any, all financing statements and the release of all Liens filed or outstanding against the Contributed Assets and Purchased Real Property; (F) payoff letters with respect to all Indebtedness of the Business outstanding immediately prior to the Closing (in each case on terms and conditions satisfactory to Buyers); (G) a non-foreign Person affidavit dated as of the Closing Date, in form and substance required under the Treasury Regulations issued pursuant to Section 1445 of the Code, stating that Sellers are not a “foreign person” as defined in Code Section 1445; and (H) such other documents or instruments as are required to be delivered at the Closing pursuant to the terms hereof or that Buyers reasonably requests prior to the Closing Date to effect the transactions contemplated hereby;

(vii)                           Sellers shall deliver to Buyers, or shall cause their insurance brokers to deliver to Buyers, a statement, dated as of the Closing Date, proving that (i) each of Sellers’ insurance policies listed on Schedule 4.21 are in full force and effect as of the Closing Date and that none of such insurance policies have been amended, modified, revoked or rescinded since the date of issuance of such policies, and (ii) Sellers have paid on or prior to the Closing Date all premiums and any other payments due as of the Closing Date under such Sellers’ insurance policies listed on Schedule 4.21.

(viii)                        Buyers shall deliver to Sellers (A) a certificate signed by an officer of Buyers, dated the date of the Closing, stating that the conditions specified in subsections (a),

(b) and (c) of Section 3.2 below have been satisfied, (B) certified copies of resolutions of Buyers’ board of directors authorizing and approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and (C) such other documents or instruments as are required to be delivered at the Closing pursuant to the terms hereof or that Sellers reasonably request prior to the Closing Date to effect the transactions contemplated hereby; and

(ix)                              Sellers and Buyers shall make such other deliveries as are required by Article III hereof.

2.9                               Allocation of the Purchased Real Property Purchase Price. The Purchased Real Property Purchase Price shall be allocated among the Purchased Real Property as determined by the Real Estate Buyer and Sellers in accordance with Schedule 2.8. Buyers and Sellers shall file any Tax Returns and any other governmental filings on a basis consistent with such allocation of fair market value.

2.10                        Nonassignable Contracts. Notwithstanding anything to the contrary herein, to the extent that the contribution or assignment hereunder by Sellers to Non-Real Estate Buyer of any Contributed Contract is not permitted or is not permitted without the consent of any other party to such Contributed Contract, this Agreement shall not be deemed to constitute a contribution or assignment of any such Contributed Contract if such consent is not given or if such contribution or assignment otherwise would constitute a breach of, or cause a loss of contractual benefits under, any such Contributed Contract, and Non-Real Estate Buyer shall assume no obligations or liabilities under any such Contributed Contract. Sellers shall advise Non-Real Estate Buyer in writing at least two (2) business days prior to the Closing with respect to any Contributed Contract which Sellers know or has substantial reason to believe will or may not be subject to contribution or assignment to Non-Real Estate Buyer hereunder at the Closing. Without in any way limiting Sellers’ obligation to obtain all consents and waivers necessary for the sale, transfer, contribution, assignment and delivery of the Contributed Contracts, the Contributed Assets and the Purchased Real Property to Buyers (as applicable) hereunder, if any such consent is not obtained or if such contribution or assignment is not permitted irrespective of consent and if the Closing shall occur, Sellers shall cooperate with Buyers following the Closing Date in any reasonable arrangement designed to provide Buyers with the full rights and benefits (subject to the obligations) under any such Contributed Contract as of the Closing Date, including enforcement for the benefit of Buyers of any and all rights of Sellers against any other party arising out of any breach or cancellation of any such Contributed Contract by such other party and, if requested by Buyers, acting as an agent on behalf of Buyers or as Buyers shall otherwise reasonably require (including subcontracting).

2.11                        Tax Characterization. The Parties hereto intend that the transactions contemplated by Sections 2.1(a), 2.1(b) and 2.1(c) of this Agreement shall qualify as an exchange of property for stock under Section 351(a) of the Code (and any corresponding provision of applicable state or local tax law). The Parties hereto shall prepare and file all tax returns in a manner consistent with such treatment, including, without limitation, filing the statements required by Treasury Regulations § 1.351-3 with such tax return. The Non-Real Estate Buyer, Eyelematic and Echo shall each make an election under Section 362(e)(2)(C) of the Code (and any corresponding provision of state or local income Tax law to the extent applicable) with respect to Eyelematic and Echo’s transfers of the Contributed Assets, and Eyelematic and Echo shall file the election statements contemplated by Proposed Treasury Regulation 1.362-4(c)(5)(ii).

ARTICLE III

CONDITIONS TO CLOSING

3.1                               Conditions to Buyers’ Obligation. The obligation of Buyers to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing:

(a)                                 The representations and warranties made by Sellers in this Agreement and in any certificate delivered by Sellers pursuant hereto shall be true and correct as of the date hereof and the Closing Date;

(b)                                 Sellers shall have performed and complied with the obligations and covenants required by this Agreement to be performed or complied with by Sellers on or prior to the Closing Date;

(c)                                  Sellers shall have obtained releases of all Liens of whatever nature relating to the Contributed Assets and the Purchased Real Property (other than the Permitted Liens);

(d)                                 Sellers shall have obtained payoff letters with respect to all Indebtedness of the Business outstanding immediately prior to the Closing (in each case on terms and conditions satisfactory to Buyers);

(e)                                  Sellers shall have received or obtained all third party consents and approvals, and shall have paid any fees or other payments associated with obtaining such consents or approvals, that are necessary for the consummation of the transactions contemplated hereby or that are required in order to prevent a breach of or default under, a termination or modification of, or acceleration of the terms of, any Contributed Contract (collectively, the “Third-Party Approvals”), in each case on terms reasonably satisfactory to Buyers;

(f)                                   Buyers and Sellers shall have received or obtained all governmental and regulatory consents and approvals that are necessary for the consummation of the transactions contemplated hereby and Buyers’ operation of the Business following the Closing, in each case on terms satisfactory to Buyers;

(g)                                  Since December 31, 2010, there shall have been no material adverse change or development in the financial condition, operating results, assets, operations, employee relations or customer or supplier relations of Sellers or the Business;

(h)                                 No suit, action or other proceeding, or injunction, order, decree or judgment relating thereto, shall be threatened or pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby, or that could have a material adverse effect on the business, financial condition, operating results or assets of Sellers or the Business or adversely affect the right of Buyers or their respective Affiliates to own, operate or control all or any portion of the Contributed Assets, the Purchased Real Property or the Business, and no investigation that could result in any such suit, action or proceeding shall be pending or threatened;

(i)                                     Sellers shall have delivered to Buyers non-foreign Person affidavits as of the Closing Date, and in form and substance required under the Treasury Regulations issued pursuant to Section 1445 of the Code stating that each Seller is not a “foreign person” as defined in Code Section 1445;

(j)                                    Real Estate Buyer shall have received a 2006 ALTA Owner’s Policy of Title Insurance with respect to all of the Purchased Real Property, issued by a title insurer reasonably satisfactory to Real Estate Buyer (the “Title Company”) in such amount as Real Estate Buyer reasonably determines, insuring good and marketable indefeasible fee simple title to such Purchased Real Property, vested in Real Estate Buyer as of the Closing Date, subject only to the Permitted Liens. Said title insurance policy or policies shall insure title to the Purchased Real Property and all recorded easements benefiting such Purchased Real Property, and shall include endorsements as reasonably required by Real Estate Buyer (the “Title Policies”). In connection with the foregoing, Sellers shall deliver title affidavits and such other indemnities, documents or instruments as may be required by the Title Company to insure title and to issue the Title Policies required above;

(k)                                 Real Estate Buyer shall have obtained 2011 ALTA Surveys (the “Surveys”) with respect to the Purchased Real Property. Each Survey shall be certified to Real Estate Buyer, the Title Company and Real Estate Buyer’s lenders, if any, prepared by a licensed surveyor and confirmed to current ALTA Minimum Detail Requirements for Land Title Surveys, in form and substance reasonably satisfactory to Real Estate Buyer and disclosing no encroachment, encumbrance or other survey defect that could adversely affect the use, occupancy, operation or value of the Purchased Real Property;

(l)                                     Any lease by and between any of Sellers or another Affiliate of Sellers, each as amended from time to time, shall have been terminated;

(m)                             Buyers, Sellers and the Escrow Agent shall have entered into the Escrow Agreement;

(n)                                 Seemar and Real Estate Buyer shall have entered into the New Lease;

(o)                                 The Non-Real Estate Buyer, Eyelematic and Echo shall have executed joint elections pursuant to Section 362(e)(2)(C) of the Code with respect to the transactions contemplated by Sections 2.1(a), 2.1(b) and 2.1(c) of this Agreement;

(p)                                 Sellers shall have delivered to Buyers and to DEEP the Form III filings and other appropriate documentation for Connecticut Transfer Act purposes with respect to (i) the transfer of the Business operation at 1 Seemar Road, Watertown CT and (ii) the transfer of the Real Property at 235 Interstate Lane, Waterbury CT, which documents shall state that the Sellers shall be the “certifying party” for purposes of the Connecticut Transfer Act; and

(q)                                 Sellers shall have completed and filed with DEEP permit transfer forms with respect to permits issued under Environmental and Safety Requirements for the Facilities.

All proceedings to be taken by Sellers in connection with the consummation of the transactions contemplated hereby and all certificates, instruments and other documents required to effect the transactions contemplated hereby reasonably requested by Buyers shall be reasonably satisfactory in form and substance to Buyers. Any conditions specified in this Section 3.1 may be waived only in writing by Buyers and specifying in reasonable detail the provision being waived.

3.2                               Conditions to Sellers’ Obligations. The obligation of Sellers to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing:

(a)                                 The representations and warranties made by Buyers in this Agreement and in any certificate delivered by Buyers pursuant hereto shall be true and correct as of the date hereof and the Closing Date;

(b)                                 Buyers shall have performed and complied with the obligations and covenants required by this Agreement to be performed or complied with by Buyers on or prior to the Closing Date;

(c)                                  Buyers and Sellers shall have received or obtained all governmental and regulatory consents and approvals that are necessary for the consummation of the transactions contemplated hereby;

(d)                                 No suit, action or other proceeding, or injunction, order, decree or judgment relating thereto, shall be threatened or pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby, and no investigation that could result in any such suit, action or proceeding shall be pending or threatened; and

(e)                                  Buyers, Sellers and the Escrow Agent shall have entered into the Escrow Agreement.

All proceedings to be taken by Buyers in connection with the consummation of the transactions contemplated hereby and all documents required to be delivered by Buyers to effect the transactions contemplated hereby reasonably requested by Sellers shall be reasonably satisfactory in form and substance to Sellers. Any condition specified in this Section 3.2 may be waived only in writing by Sellers and specifying in reasonable detail the provision being waived.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLERS

As an inducement to Buyers to enter into this Agreement and consummate the transactions contemplated hereby, Sellers hereby represent and warrant to Buyers that:

4.1                               Organization and Corporate Power. Each of Eyelematic and Echo is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut, and Seemar is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Connecticut. Each Seller has all requisite power and authority and all authorizations, licenses and permits necessary to own and operate the Business and to conduct the Business as now conducted and as presently proposed to be conducted.

4.2                               Authorization; No Breach. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby to be executed and delivered by each Seller and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action on the part of such Seller, and no other corporate proceedings on the part of each Seller are necessary to authorize the execution, delivery or performance of this Agreement or the other agreements contemplated hereby. This Agreement and the other agreements contemplated hereby to be executed and delivered by each Seller constitute valid and binding obligations of such Seller, enforceable in accordance with their respective terms. Except as set forth on Schedule 4.2, the execution, delivery and performance of this Agreement and the other agreements contemplated hereby to be executed and delivered by each Seller and the consummation of the transactions contemplated hereby and thereby does not and shall not (i) conflict with or result in any breach of any of the provisions of, (ii) constitute a default under, (iii) result in a violation of, (iv) give any third party the right to terminate or to accelerate any obligation under, (v) result in the creation of any Lien or encumbrance of any kind upon any of the Contributed Assets or the Purchased Real Property, or (vi) require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or other governmental or regulatory body or authority, under the provisions of each Seller’s certificate of incorporation or bylaws, as the case may be, or any indenture, mortgage, loan agreements to which each Seller is bound or affected, any Contributed Contract, any license, permit, certificate, accreditation or other authorization of each Seller, or any law, statute, rule or regulation to which each Seller is subject. Without limiting the generality of the foregoing, except for Buyer pursuant hereto, there are no agreements, options, commitments or rights with, of or to any Person to purchase or otherwise acquire any of the Contributed Assets, the Purchased Real Property or any interests therein, except those entered into in the Ordinary Course of Business for the sale of Inventory.

4.3                               Subsidiaries. Sellers do not have any Subsidiaries. Sellers do not own or hold the right to acquire any shares of stock or any other security or interest in any other Person or have any obligation to make any investment in any Person.

4.4                               Financial Statements. Attached hereto as Schedule 4.4 are the following financial statements:

(a)                                 the unaudited balance sheet of each Seller as of June 30, 2011 (the “Latest Balance Sheet”), and the related statements of income and cash flows (or the equivalent) for the six-month period then ended; and

(b)                                 the reviewed balance sheet of each Seller as of December 31, 2010, and the related statements of income and cash flows (or the equivalent) for the fiscal years then ended (the “Reviewed Financial Statements,” and together with the Latest Balance Sheet, the “Financial Statements”).

Each of the foregoing Financial Statements (including in all cases the notes thereto) is accurate and complete in all material respects, is consistent with the books and records of Sellers (which, in turn, are accurate and complete in all material respects), presents fairly in all material respects the financial condition of Sellers and the Business as of the respective dates thereof and the operating results of Sellers and the Business for the periods covered thereby and has been prepared in accordance with GAAP, consistently applied, subject to the absence of (i) footnote disclosures, (ii) changes resulting from normal year-end adjustments for recurring accruals (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets or operations of Sellers or the Business taken as a whole), and (iii) adjustments for impairment of intangible and fixed assets.

4.5                               Absence of Undisclosed Liabilities. Except as set forth on Schedule 4.5, Sellers have and will have no Indebtedness or material obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when or by whom asserted) at or as of the Closing Date or arising out of transactions entered into at or prior to the Closing Date, or any action or inaction at or prior to the Closing Date, or to the Knowledge of Sellers, any state of facts existing at or prior to the Closing Date, including Taxes with respect to or based upon periods, transactions or events occurring on or before the Closing Date, except (i) obligations under contracts or commitments described on Schedule 4.14 or under contracts and commitments entered into in the Ordinary Course of Business which, because of the dollar thresholds set forth in Section 4.14 below, are not required pursuant to Section 4.14 below to be described on Schedule 4.14 (but not liabilities for breaches of any such contracts or commitments occurring on or prior to the Closing Date), (ii) liabilities reflected on the liability side of the Latest Balance Sheet, (iii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the Ordinary Course of Business (none of which is a liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and (iv) other liabilities and obligations to the extent expressly disclosed in this Agreement or the Schedules attached hereto.

4.6                               Accounts Receivable. Except as set forth on Schedule 4.6, all accounts and notes receivable reflected on the Latest Balance Sheet and all accounts and notes receivable to be reflected on the Closing Statement (net of allowances for doubtful accounts as reflected thereon and as determined in accordance with GAAP consistently applied) are or shall be valid receivables arising in the Ordinary Course of Business and are or shall be current and collectible within no more than sixty (60) days at the aggregate recorded amount therefor as shown on the Latest Balance Sheet and on the Closing Statement, as the case may be (net of allowances for doubtful accounts as reflected thereon and as determined in accordance with GAAP consistently applied). Except as set forth on Schedule 4.6, no Person has any Liens on such receivables or any part thereof, and no agreement for deduction, free goods, discount or other deferred price or quantity adjustment has been made with respect to any such receivables.

4.7                               Inventory. Except as set forth on Schedule 4.7, all of the Inventory reflected on the Latest Balance Sheet or to be reflected on the Closing Statement consists of a quantity and quality usable and salable in the Ordinary Course of Business consistent with past practice, is not obsolete, defective, damaged or slow-moving, and is merchantable and fit for its intended use and is being actively marketed in normal commercial channels and in normal commercial quantities, subject only to the reserves for Inventory write-downs for unmarketable, obsolete, defective or damaged Inventory reflected in the Latest Balance Sheet, both as determined in accordance with GAAP consistently applied.

4.8                               Accounts Payable. Schedule 4.8 sets forth a list of all accounts payable of Sellers together with the name of each payee, the date each such payment is due, and the nature of the transaction in which it was incurred if other than a trade payable incurred in the Ordinary Course of Business.

4.9                               No Material Adverse Change. Since December 31, 2010, there has been no material adverse change or development in the business, condition (financial or otherwise), operating results, employee relations, customer relations, supplier relations, assets or operations of Sellers, the Business, the Contributed Assets or the Real Property. Since December 31, 2010, Sellers have operated themselves and conducted the Business, the Contributed Assets and the Real Property only in the Ordinary Course of Business (including the cutting of checks).

4.10                        Absence of Certain Developments. Except as set forth on Schedule 4.10, since December 31, 2010, Sellers have not with respect to themselves or the Business, the Contributed Assets, the Purchased Real Property, or the Contributed Liabilities:

(a)                                 paid trade or account payables other than in the Ordinary Course of Business or, delayed or postponed the payment of any trade or accounts payable or commissions or insurance premiums or any other liability or obligation or agreed or negotiated with any party to extend the payment date of any trade or accounts payable or commission or insurance premiums or any other liability or obligation or accelerated the collection of (or discounted) any accounts or notes receivable (whether billed or unbilled) or any deferred revenue or taken any actions or omitted to take any actions with the intent or the purpose of satisfying the Net Working Capital target as of the Closing:

(b)                                 delayed cutting any checks;

(c)                                  paid any obligation or liability (other than in the Ordinary Course of Business);

(d)                                 sold, leased, assigned or transferred any of its tangible assets (including the Contributed Assets and the Purchased Real Property), except in the Ordinary Course of Business, or canceled without fair consideration any debts or claims owing to or held by it;

(e)                                  sold, assigned, licensed, sublicensed, transferred or encumbered any Proprietary Rights or other intangible assets, disclosed any proprietary Confidential Information to any Person (other than Buyers and Buyers’ representatives, agents, attorneys and accountants), or abandoned or permitted to lapse any of the Proprietary Rights;

(f)                                   made or granted any bonus or any wage or salary increase to any employee or group of employees (except as required by pre-existing contracts or, in the case of non-officer employees, consistent with past practice), or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement;

(g)                                  incurred any Indebtedness or incurred or become subject to any material liability, except current liabilities incurred in the Ordinary Course of Business and liabilities under contracts entered into in the Ordinary Course of Business;

(h)                                 suffered any extraordinary Losses or waived any rights of material value, whether or not in the Ordinary Course of Business;

(i)                                     suffered any damage, destruction or casualty loss to its tangible assets (including the Contributed Assets and the Purchased Real Property) in excess of $20,000 per occurrence or $50,000 in the aggregate, whether or not covered by insurance;

(j)                                    made any capital expenditures or commitments therefore that aggregate in excess of $20,000 per expenditure or $50,000 in the aggregate;

(k)                                 made any dividends or distributions to Stockholders;

(l)                                     made any change in any Accounting Principles, other than those required by generally accepted accounting principles which have been disclosed in writing to Buyers;

(m)                             engaged in any promotional sale, discount, price reduction or other activity that has or would reasonably be expected to have the effect of accelerating to pre-Closing periods sales that otherwise would be expected to occur in post-Closing periods

(n)                                 instituted or permitted any material change in the conduct of the Business, or any change in its method of purchase, sale, lease, management, marketing, promotion or operation;

(o)                                 entered into, amended or terminated any material contract or any government license or permit or taken any other action or entered into any other transaction other than in the Ordinary Course of Business;

(p)                                 entered into any other material transaction, whether or not in the Ordinary Course of Business, or materially changed any business practice; or

(q)                                 authorized, approved, agreed or committed to do any of the foregoing.

4.11                        Real Property.

(a)                                 Schedule 4.11(a) sets forth a true and complete list of all the Owned Real Property, including the current record owner, full street address and legal description of each parcel comprising such Owned Real Property. With respect to each parcel of Owned Real Property:

(i)                                     Sellers have good, marketable and insurable indefeasible fee simple title, free and clear of all Liens, except for Permitted Liens;

(ii)                                  except as set forth on Schedule 4.11(a)(ii), Sellers have not pledged, mortgaged, encumbered, leased, subleased, licensed or otherwise granted to any Person the right to use or occupy the Owned Real Property or any portion thereof;

(iii)                               there are no outstanding options, rights of first offer or rights of first refusal or other agreements granting to any person or entity any right to purchase or lease the Owned Real Property (other than the right of Buyers pursuant to this Agreement) or any portion thereof or interest therein;

(iv)                              Sellers have not received any written notice of any pending or threatened condemnation proceedings in the nature of eminent domain in connection with any parcel of the Owned Real Property;

(v)                                 there are no agreements, orders, licenses, permits, conditions or other directives issued by a governmental authority which relate to the future use or require any change in the present use or operations of the Owned Real Property;

(vi)                              to the Knowledge of Sellers, the current use and occupancy of the Owned Real Property and the operation of the Business as currently conducted thereon do not violate any applicable zoning law, easement, covenant, condition, restriction or similar provision in any instrument of record or other unrecorded agreement affecting the Owned Real Property;

(vii)                           all utilities currently servicing the Owned Real Property are properly installed, connected and operating, with all outstanding charges paid in full, and are sufficient for the operation of the Business as currently conducted; and

(viii)                        each parcel of land which constitutes the Owned Real Property is separate and distinct from any other tax lot allocated to any other parcel of land.

(b)                                 Schedule 4.11(b) sets forth the names of the lessor, lessee, the address of any parcel of real property leased or used by Sellers as lessor or lessee. Sellers have delivered to Buyers a true and complete copy of each lease, sublease, amendment, extension, renewal, guaranty, license, concession or other agreement (collectively, the “Leases”) with respect to each such Leased Real Property, and in the case of any oral Lease, a written summary of the material terms of such Lease. Sellers do not lease any parcel of real estate other than the Leased Real Property.

(i)                                     Sellers have not assigned, transferred, sublet, or granted any person the right to use or occupy such Leased Real Property or granted any other security interest in such Lease or any interest therein.

(ii)                                  Sellers shall terminate each of the Leases at Closing and shall enter into the New Lease pursuant to Sections 2.8(b)(v) and 3.1(n).

(c)                                  The Owned Real Property and the Leased Real Property constitute all parcels of real estate used in connection with the Business.

(d)                                 There are no defects in the buildings, improvements and structures or fixtures located in, on or at the Real Property which would materially impair the conduct of the Business by Buyers immediately following the Closing. The mechanical, electrical, plumbing, HVAC and other systems servicing the Real Property are in good working order and repair, ordinary wear and tear excepted, and there are no defects in such systems which would reasonably be expected to impair the conduct of the Business by the Buyers immediately following the Closing.

4.12                        Assets.

(a)                                 Sellers own good and valid title to all of the Contributed Assets and the Owned Real Property, free and clear of all Liens and other restrictions of whatever nature, except for (i) Liens described on Schedule 4.12(a), (ii) Liens for current property taxes not yet due and payable, and (iii) other imperfections of title, restrictions or encumbrances, if any, which imperfections, restrictions or encumbrances do not, individually or in the aggregate, materially impair the value or the continued use and operation of the Contributed Assets and/or the Owned Real Property to which they relate and do not affect the insurability or merchantability of the title to the Contributed Assets and/or the Owned Real Property to which they relate (items (ii) and (iii) above are collectively referred to herein as the “Permitted Liens”).

(b)                                 The Contributed Assets and the Owned Real Property include all of the assets, whether tangible or intangible or real or personal, that are necessary for the conduct of the Business as currently conducted by Sellers and as currently contemplated to be conducted by Sellers. Other than the Owned Real Property marked with an asterisk on Schedule 4.11(a), Seemar does not own any assets, whether tangible or intangible, real or personal.

(c)                                  The buildings, improvements, fixtures, machinery, equipment and other tangible assets (whether owned or leased) included in the Contributed Assets and the Purchased Real Property are, except for ordinary wear and tear, in good condition and repair and are usable in the Ordinary Course of Business, and all such assets have been installed and maintained in accordance with all applicable laws, regulations and ordinances.

(d)                                 Schedule 4.12(d) sets forth in reasonable detail (i) Sellers’ capital expenditure budget (in both dollar amounts and classifications of expenditures) for the fiscal years ending December 31, 2011, 2012 and 2013, and (ii) the actual capital expenditures made by Sellers (in both dollar amounts and classifications of expenditures) during the fiscal year ending December 31, 2011.

4.13                        Tax Matters. Except as set forth on Schedule 4.13: (a) Sellers have timely filed all federal, state, local and foreign income, information and other Tax Returns which are required to be filed; (b) all such returns are true, complete and accurate in all material respects and such filings accurately reflect the Tax liabilities of Sellers; (c) all Taxes, assessments and other governmental charges imposed upon Sellers (whether or not shown on any Tax Return), or upon any of the assets, income or franchises of Sellers, have been timely paid or, if not yet payable, will be timely paid; (d) Sellers are not currently the beneficiary of any extension of time within which to file any Tax Return or their activities, properties or employees; (e) Sellers have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; (f) Sellers have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party or its activities, properties or employees, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed; (g) Sellers have not made any material payments, are not obligated to make any material payments, and are not a party to any agreement that under certain circumstances could obligate it to make any material payments, in each case that would not be deductible under Code Section 280G; (h) Sellers are not a party to any Tax allocation or sharing agreement; (i) Sellers (y) have not been a member of an “Affiliated Group” (as defined in Section 1504 of the Code) filing a consolidated federal income tax return and (z) do not have any liability for the Taxes of any Person (other than Sellers) under Reg. § 1.1502-6 (or similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise; (j) there are no material disputes and no actual or proposed Tax deficiencies, assessments or adjustments, (k) no claim has ever been made by an authority in a jurisdiction where Sellers do not file Tax Returns that Sellers are or may be subject to taxation by that jurisdiction; and (l) there are no Liens on any of the assets of Sellers that arose in connection with any failure (or alleged failure) to pay any Tax. Each contract, arrangement, or plan of Sellers or any of their Subsidiaries that are a “nonqualified deferred compensation plan” (as defined for purposes of Code Section 409A(d)(1)) is in documentary and operational compliance with Code Section 409A and the applicable guidance issued thereunder in all material respects. Sellers do not have any indemnity obligation for any Taxes imposed under Section 4999 or 409A of the Code. Schedule 4.13 contains a list of states, territories and jurisdictions (whether foreign or domestic) in which Sellers are required to file Tax Returns.

4.14                        Contracts and Commitments.

(a)                                 Except as set forth on Schedule 4.14, Sellers are not a party to any oral or written:

(i)                                     contract with any labor union or any bonus, pension, profit sharing, retirement or any other form of deferred compensation plan or any stock purchase, stock option or similar plan or practice, whether formal or informal, or any severance agreement or arrangement;

(ii)                                  management agreement, contract for the employment of any officer, partner, individual employee or other person on a full-time, part-time or consulting basis or providing for the payment of any cash or other compensation or benefits upon the sale of the Business or prohibiting competition or the disclosure of trade secrets or Confidential Information;

(iii)                               agreement or indenture relating to Indebtedness or placing a Lien on any of Sellers’ assets or letter of credit arrangements;

(iv)                              agreements with respect to the lending or investing of funds;

(v)                                license or royalty agreements;

(vi)                              nondisclosure or confidentiality agreements;

(vii)                         lease or agreement under which Sellers are lessees of or hold or operate (A) any real property owned by any other party or (B) personal property owned by any other party for which the annual rental exceeds $15,000;

(viii)                        lease or agreement under which Sellers are lessors of or permit any third party to hold or operate any property, real or personal, owned or controlled by Sellers;

(ix)                              broker, distributor, vendor, customer or maintenance agreements;

(x)                                 other contract or group of related contracts with the same party continuing over a period of more than six (6) months from the date or dates thereof, not terminable by Sellers upon thirty (30) days’ or less notice without penalty or involving more than $15,000;

(xi)                              contract which prohibits Sellers from freely engaging in business anywhere in the world;

(xii)                           contract relating to the marketing, sale, advertising or promotion of Sellers’ products;

(xiii)                        franchise or agency agreements;

(xiv)                       contract with any officer, director, employee, shareholder, or Affiliate of Sellers or any individual related by marriage or adoption to any such individual or any entity in which any such Person owns any beneficial interest;

(xv)                          warranty agreement with respect to products sold or indemnity agreement with any supplier to Sellers under which Sellers are obligated to indemnify such supplier against product warranty or infringement or similar claims;

(xvi)                       agreements relating to ownership of or investments in any business or enterprise, including investments in joint ventures and minority equity investments;

(xvii)                    contracts, agreements or arrangements providing for commissions or other payments to or by any Person based on or determined by reference to sales, purchases or profits;

(xviii)                 power of attorney executed by or on behalf of Sellers;

(xix)                       licenses (including all inbound and outbound licenses), other than licenses for off-the-shelf software solely for the internal use of Sellers for an aggregate purchase price of less than $5,000 to which Sellers are a party and any other agreements affecting Sellers’ ability to use or disclose any Proprietary Rights; or

(xx)                          other agreement material to Sellers, whether or not entered into in the Ordinary Course of Business.

(b)                                 Except as specifically disclosed on Schedule 4.14, (i) Sellers and the other party thereto have performed all obligations required to be performed by such Person under the contracts or commitments required to be listed on Schedule 4.14 and there is no breach of or default under such contract or commitment or any event which, upon giving of notice or lapse of time or both, would constitute a breach or default (other than technical breach or default that do not result in economic consequences to the contracting parties), (ii) to the Knowledge of Sellers, there is no anticipated breach by any party to any contract or commitment required to be listed on Schedule 4.14, (iii) Sellers have not assigned, delegated or otherwise transferred to any Person any of its rights, title or interest under any contract or commitment required to be listed on Schedule 4.14, and (iv) each contract and commitment required to be listed on Schedule 4.14 is legal, valid, binding, enforceable and in full force and effect, and will continue as such following the consummation of the transactions contemplated hereby (subject to bankruptcy, moratorium and similar laws and subject to the application of specific performance and other equitable principles).

(c)                                  Buyers have heretofore been supplied with a true and correct copy of all written contracts (and a true and correct written description of all oral contracts) which are referred to on Schedule 4.14, together with all amendments, exhibits, attachments, waivers or other changes thereto.

4.15                        Proprietary Rights.

(a)                                 The Proprietary Rights comprise all intellectual property necessary or desirable for the conduct of the Business as currently conducted by Sellers and as currently proposed to be conducted by Sellers. Sellers own and possess exclusively all right, title and interest in and to or have the valid and enforceable right to use all Proprietary Rights. Schedule 4.15 sets forth a complete and correct list of: (i) all patented or registered Proprietary Rights and pending patent applications or other applications for registration of Proprietary Rights owned or used by Sellers; (ii) all trade names used by Sellers; (iii) all licenses or similar agreements or arrangements to which Sellers are a party, either as licensees or licensors, for the Proprietary Rights (other than licenses for off-the-shelf software solely for internal use by Sellers for an aggregate purchase price of less than $5,000); and (iv) all material unregistered trademarks that are either owned by Sellers or used by Sellers or any Affiliate in the conduct of the Business; and (v) all computer software that is either owned by Sellers or used by Sellers or any Affiliate in the conduct of the Business; with respect to each item listed on Schedule 4.15, identifying the owner and title of the agreement pursuant to which the Proprietary Right is used). Except as set forth in Schedule 4.15:

(i)                                     Sellers own and possess exclusively all right, title and interest in, to and under the Proprietary Rights listed on Schedule 4.15 as owned by Sellers, free and clear of all Liens (other than Permitted Liens). All of the Proprietary Rights are valid and enforceable in all material respects, and none of the Proprietary Rights have been misused, and no claim by any third party contesting the validity, enforceability, use or ownership of any of the Proprietary Rights has been made, is currently outstanding or, to the Knowledge of Sellers, is threatened, and there are no grounds for the same;

(ii)                                  To the extent that any Proprietary Rights have been developed or created by any Person other than Sellers, Sellers have a written agreement with such Person with respect thereto and Sellers have obtained ownership of, and are the exclusive owners of, all such Proprietary Rights by operation of law or by valid assignment of any such rights;

(iii)                               Except with respect to customer contracts entered into in the Ordinary Course of Business, Sellers have not transferred ownership of or granted any license of or other right to use or authorized the retention of any rights to use any Proprietary Rights to any other Person;

(iv)                              No Proprietary Rights are subject to any order, action or proceeding or “march in” rights that restrict, or that are reasonably expected to restrict in any manner, the use, transfer or licensing of any Proprietary Rights or that may affect the validity, use or enforceability of such Proprietary Rights;

(v)                                 The loss or expiration of any Proprietary Right is not and would not be materially adverse to Sellers or the Business, and no such loss or expiration is pending or, to the Knowledge of Sellers, threatened or reasonably foreseeable;

(vi)                              Sellers have not received any notices of, nor are Sellers aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to the Proprietary Rights, including any demand or request that Sellers license rights from a third party;

(vii)                           Schedule 4.15 lists all actions that must be taken by Sellers within ninety (90) days from the date hereof, including the payment of any registration, maintenance, renewal fees, annuity fees and taxes or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Proprietary Rights. In each case in which Sellers have acquired ownership of any Proprietary Rights from any Person, Sellers have obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Proprietary Rights (including the right to seek past and future damages with respect to such Proprietary Rights) to Non-Real Estate Buyer and, to the maximum extent provided for by and required to protect Sellers’ ownership rights in and to such Proprietary Rights in accordance with applicable laws, Sellers have recorded each such assignment of such Proprietary Rights with the relevant governmental or regulatory authority, including but not limited to the United States Patent and Trademark Office;

(viii)                        Neither the Proprietary Rights nor Sellers have infringed, misappropriated or otherwise come into conflict with any rights of any third parties and Sellers are not aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Business as currently conducted or as currently proposed to be conducted. To the Knowledge of Sellers, no third party has infringed, misappropriated or otherwise come in conflict with any Proprietary Rights; and

(b)                                 Immediately subsequent to the Closing, all Proprietary Rights to be assigned by Sellers to Non-Real Estate Buyer pursuant to the terms and conditions of this Agreement are or shall be properly assigned or licensed to Non-Real Estate Buyer on terms and conditions identical to those under which Sellers owned or used the Proprietary Rights immediately prior to the Closing. The transactions contemplated by this Agreement shall have no material adverse effect on any of the Proprietary Rights. Sellers have taken all necessary and desirable action to protect the Proprietary Rights and shall continue to maintain such rights prior to and as of the Closing so as to not adversely affect the validity or enforcement of such Proprietary Rights. To the Knowledge of Sellers, the owners of any Proprietary Rights or similar proprietary rights licensed to Sellers have taken all reasonably necessary actions to maintain and protect the proprietary rights which are subject to such licenses. Sellers have secured valid written assignments from all consultants and employees who contributed to the creation or development of the Proprietary Rights. None of such agreements or assignments contains exceptions pursuant to which any founder, employee or consultant claims an interest in any of the Proprietary Rights. In the event that the consultant is concurrently employed by Sellers and a third party, Sellers have taken additional steps to ensure that any Proprietary Rights developed by such a consultant do not belong to the third party or conflict with the third party’s employment agreement, such steps include ensuring that all research and development work performed by such a consultant are performed only on Sellers’ facilities and only using Sellers’ resources.

(c)                                  Except as set forth on Schedule 4.15, Sellers (i) have not disclosed any of their trade secrets or confidential information to any third party other than pursuant to a written, and to Sellers’ Knowledge, valid and binding confidentiality agreement and (ii) have entered into written confidentiality agreements and written proprietary rights agreements with all of its employees and independent contractors acknowledging Sellers’ sole ownership of all inventions, discoveries, works of authorship and other Proprietary Rights created or developed by its employees and independent contractors within the scope of their employment or hire.

4.16                        Litigation. Except as set forth on Schedule 4.16, there are no (and, during the five (5) years preceding the date hereof, there have not been any) actions, suits, proceedings, orders or investigations pending or, to the Knowledge of Sellers, threatened against or affecting Sellers or the Business at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and, to the Knowledge of Sellers, there is no reasonable basis for any of the foregoing. Sellers are fully insured with respect to each of the matters set forth on Schedule 4.16 (except to the extent of any applicable insurance deductibles). Sellers are not subject to or bound by any outstanding orders, judgments or decrees of any court or governmental entity. Neither Sellers nor any of their Affiliates have received any opinion or memorandum or advice from legal counsel to the effect that Sellers are exposed, from a legal standpoint, to any material liabilities affecting the Business, the Contributed Assets or the Purchased Real Property.

4.17                        Brokerage. There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Seller.

4.18                        Employees.

(a)                                 To the Knowledge of Sellers, no key employee and no group of employees of Sellers have any plans to terminate or modify his or her status as an employee of the Business, including upon consummation of the transactions contemplated hereby. Except as set forth on Schedule 4.16, there are no claims, actions, proceedings or investigations pending or, to the Knowledge of Sellers, threatened against Sellers with respect to or by any employee or former employee of Sellers and, to the Knowledge of Sellers, there are no claims, actions, proceedings or investigations pending or threatened against any employees or former employee of Sellers. Sellers have not experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. Sellers have not engaged in any unfair labor practices. To the Knowledge of Sellers, there are no organizational efforts presently made or threatened by or on behalf of any labor union with respect to the Business Employees.

(b)                                 Sellers have set forth on Schedule 4.18(b) a true, complete and accurate list of each Business Employee and with respect to each such Business Employee as of the date hereof, his or her date(s) of hire by Sellers, position and title (if any), current rate of compensation (including bonuses, commissions and incentive compensation, if any), whether such employee is hourly or salaried, whether such employee is exempt or non-exempt, the number of such employee’s accrued sick days and vacation days, whether such employee is absent from active employment and, if so, the date such employee became inactive, the reason for such inactive status and, if applicable, the anticipated date of return to active employment.

(c)                                  With respect to this transaction, any notice required under any law has been given, and all bargaining obligations with any employee representative have been, or prior to the Closing will be, satisfied. Schedule 4.18(c) sets forth, by date and location, the names of all persons whose employment was terminated by Sellers during the ninety (90)-day period prior to the Closing Date.

4.19                        Product Warranties. Sellers have made no express or implied warranties or guarantees to any third party with respect to the products marketed and/or sold or services rendered by it, other than those standard terms and conditions described on Schedule 4.19. Each product manufactured, sold or delivered and each service rendered by Sellers has been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and Sellers have no material liability or obligation for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product and service warranty claims set forth on the Latest Balance Sheet and to be set forth on the Closing Statement.

4.20                        Employee Benefit Plans.

(a)                                 Schedule 4.20 lists or describes each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA maintained or contributed to by (or required to be maintained or contributed to by) Sellers maintain on behalf of any Business Employee or former employee of Sellers, and each other material plan, arrangement, policy or understanding (whether written or oral) relating to retirement, compensation, deferred compensation, bonus, severance, fringe benefits or any other employee benefits maintained or contributed to by (or required to be maintained or contributed to by) Sellers for the benefit of Business Employee or any former employee of Sellers or to which Sellers have any liability or potential liability. Each item listed or required to be listed on Schedule 4.20 is referred to herein as a “Sellers Employee Benefit Plan.” Sellers are not a participating or contributing employer in any “multiemployer plan” (as defined in Section 3(37) of ERISA) nor have Sellers incurred any withdrawal liability with respect to any multiemployer plan or any liability in connection with the termination or reorganization of any multiemployer plan.

(b)                                 Neither Sellers nor any ERISA Affiliates sponsor, contribute to or have any liability with respect to (i) a “defined benefit plan” as defined in Section 3(35) of ERISA or any other plan subject to the funding requirements of Section 412 of the Code or Section 302 of Title IV of ERISA that could reasonably be expected to result in any liability with respect to Buyers, (ii) a “multiemployer plan” as defined in Section 3(37) or 4001(a)(3) of ERISA, or (iii) an employee benefit plan, program or arrangement that provides for post-employment medical, life insurance or other welfare-type benefits (other than health continuation coverage required by COBRA).

(c)                                  Each Seller Employee Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code has received a determination letter to that effect from the Internal Revenue Service (“IRS”), and, to the Knowledge of Sellers, nothing has occurred since the date of such letter that cannot be cured within the remedial amendment period provided by Section 401(b) of the Code which would prevent any such Seller Employee Benefit Plan from remaining so qualified. Except as set forth and described in reasonable detail on Schedule 4.20 or could not reasonably be expected to result in any liability to Buyers, each Seller Employee Benefit Plan and any related trust, insurance contract or fund has been maintained and funded in all material respects in accordance with its respective terms and the terms of any applicable collective bargaining agreements and in compliance with all applicable laws and regulations, including ERISA and the Code. No Seller Employee Benefit Plan has any material unfunded liability not accurately reflected on the Latest Balance Sheet.

(d)                                 Except as set forth and described in reasonable detail on Schedule 4.20, no Seller Employee Benefit Plans obligates Sellers to pay any separation, severance, termination or similar benefit solely as a result of any transaction contemplated by this Agreement or solely as a result of a change in control or ownership within the meaning of Section 280G of the Code.

(e)                                  Except as set forth on Schedule 4.20, (i) none of the Contributed Assets nor the Purchased Real Property is subject to any Lien under ERISA or the Code; (ii) Sellers have not incurred any liability under Title IV of ERISA (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for payment of premiums not yet due) with respect to any Seller Employee Benefit Plan; and (iii) there are no pending or threatened actions, suits, investigations or claims with respect to any Seller Employee Benefit Plan (other than routine claims for benefits) which could result in any liability to Buyers (whether direct or indirect), and no facts which could give rise to (or be expected to give rise to) any such actions, suits, investigations or claims to the Knowledge of Sellers.

(f)                                   With respect to each Seller Employee Benefit Plan listed on Schedule 4.20, Sellers have furnished to Buyers true and complete copies of (i) the plan documents,

summary plan descriptions and summaries of material modifications and other material employee communications, (ii) the most recent determination letter received from the IRS, (iii) the Form 5500 Annual Report (including all schedules and other attachments for the most recent three years), (iv) all related trust agreements, insurance contracts or other funding agreements which implement such plans and (v) all contracts relating to each such plan, including service provider agreements, insurance contracts, investment management agreements and recordkeeping agreements.

4.21                        Insurance. Sellers have in place policies of insurance in amounts and scope of coverage as set forth in Schedule 4.21. As of the date hereof, each such policy is in full force and effect, all premiums are currently paid in accordance with the terms of such policy or accrued and no such policies have been amended, modified, revoked or rescinded since the date of issuance of such policies. Sellers have not received any notice that any policy will be cancelled or will not be renewed nor have Sellers received any written notice that cancellation or non-renewal is threatened nor any written notice that any material modification of the terms of policy of insurance will be or is threatened to be required as a condition of renewal. The insurance coverage of Sellers is customary for well-insured businesses of similar size engaged in similar lines of business.

4.22                        Compliance with Laws; Permits; Certain Operations. Except as set forth on Schedule 4.22:

(a)                                 Sellers have complied and are in material compliance with all applicable laws, ordinances, codes, rules, requirements and regulations of foreign, federal, state and local governments and all agencies thereof relating to it and the operation of the Business and the maintenance and operation of its properties and assets, and no written notices have been received by and no claims have been filed against Sellers alleging a violation of any such laws, ordinances, codes, rules, requirements or regulations;

(b)                                 Sellers hold all permits, authorizations, licenses, certificates, accreditations or other authorizations of foreign, federal, state and local governmental agencies required for the conduct of the Business and the ownership, operation, occupancy and use of its Owned Real Property or Leased Real Property, and Schedule 4.22(b) sets forth a list of all of such permits, licenses, certificates, accreditations and other authorizations. Sellers are in all material respects in compliance with all terms and conditions of any such required permits, licenses, accreditations and authorizations and all such permits, licenses and authorizations may be relied upon by Buyers for lawful operation of the Business on and after the Closing without transfer, reissuance or other governmental action;

4.23                        Environmental Matters. Sellers have complied and are in compliance in all material respects with all Environmental and Safety Requirements; Sellers have not received any written notice, report or other information regarding any violation of, or liability under Environmental and Safety Requirements. Except as set forth on Schedule 4.23, neither Sellers nor any of its predecessors or Affiliates have treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, released, or exposed any Person to, any substance, or owned or operated the Business or any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to any liabilities or investigative, corrective or remedial obligations pursuant to CERCLA or any other Environmental and Safety Requirements. Sellers have furnished to Buyers all environmental audits, reports and other material environmental documents relating to the past or current operations or facilities of Sellers and its predecessors and Affiliates which are in their possession or under their reasonable control. None of the transactions to be consummated pursuant to this Agreement shall give rise to any requirements pursuant to the Connecticut Transfer Act, other than as set forth in Section 6.3 hereto.

4.24                        Names and Locations. Except as set forth on Schedule 4.24, (i) during the five (5)-year period prior to the execution and delivery of this Agreement, Sellers have not used any name or names under which they have invoiced account debtors, maintained records concerning their assets or otherwise conducted business, other than the exact name under which it has executed this Agreement, and (ii) all of the Contributed Assets and the Purchased Real Property are located at the Owned Real Property or the Leased Real Property.

4.25                        Customers and Suppliers. Schedule 4.25 attached hereto accurately sets forth a list of Sellers’ top twenty (20) customers and suppliers by volume of sales and purchases, respectively, for the fiscal year ended December 31, 2010 and the six-month period ended December 31, 2011. Except as set forth on Schedule 4.25, Sellers have not received any written indication, or to Sellers’ Knowledge, oral indication, from any material supplier of the Business to the effect that, and to Sellers’ Knowledge, there is no reason to believe that, such supplier will stop, or materially decrease the rate of supplying materials, products or services to Sellers with respect to the Business or that such supplier will materially limit or change its relationship with Sellers. Except as set forth on Schedule 4.25, Sellers have not received any written indication from any material customer of the Business to the effect that, and Sellers have no reason to believe that such customer will stop, or materially decrease the rate of, buying products or services from the Business or that such customer will materially limit or change its relationship with Sellers.

4.26                        Promotions Programs. Except as described on Schedule 4.26, Sellers have not initiated any promotion or discount, rebate or similar programs during Sellers’ fiscal year ending December 31, 2010, and no such programs are currently in effect.

4.27                        Bank Accounts. Schedule 4.27 lists all of Sellers’ bank accounts, safety deposit boxes and lock boxes (designating each authorized signatory with respect thereto).

4.28                        Disclosures. Neither this Agreement, nor any of the Schedules attached hereto or to be delivered in connection herewith (including the certificate to be delivered by Sellers pursuant to Section 2.8(b) above) contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. There is no event, circumstance or other fact which Sellers have not disclosed to Buyers in writing and of which any of its officers, directors or executive employees is aware and which has had or would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of Sellers taken as a whole.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYERS

As an inducement to Sellers to enter into this Agreement, Buyers hereby represent and warrant to Sellers as follows:

5.1                               Corporate Organization and Power. Each Buyer is a corporation duly formed and validly existing under the laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

5.2                               Authorization. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby to be executed and delivered by each Buyer and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action on the part of such Buyer, and no other corporate proceedings on the part of such Buyer are necessary to authorize the execution, delivery or performance of this Agreement or the other agreements contemplated hereby. This Agreement and the other agreements contemplated hereby to be executed and delivered by each Buyer constitute a valid and binding obligation of such Buyer, enforceable against such Buyer in accordance with their respective terms.

5.3                               Governmental Authorities and Consents. No Buyer is required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or the consummation of the transactions contemplated hereby and no consent, approval or authorization of any governmental or regulatory authority is required to be obtained by any Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

5.4                               Brokerage. Except for arrangements for which Buyers shall be solely responsible, there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyers.

5.5                               Litigation. There are no actions, suits, proceedings, orders or investigations pending or, to Buyers’ knowledge, threatened against or affecting Buyers at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would adversely affect Buyers’ performance under this Agreement or the consummation of the transactions contemplated hereby.

5.6                               Financial Wherewithal. Non-Real Estate Buyer represents that it has the financial wherewithal to pay all of the Contributed Liabilities and will do so when such liabilities become due and payable.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1                               Survival of Representations and Warranties. The representations and warranties in this Agreement and the Schedules attached hereto or in any writing delivered by any party to any of the other parties in connection with this Agreement shall survive the Closing as follows:

(a)                                 the representations and warranties in Section 4.1 (Organization and Power), Section 4.2 (Authorization; No Breach), Section 4.12(a) (Assets), Section 4.13 (Tax Matters), Section 4.17 (Brokerage), Section 5.1 (Organization and Power), Section 5.2 (Authorization) and, Section 5.4 (Brokerage) shall not terminate;

(b)                                 the representations and warranties in Section 4.23 (Environmental Matters) shall terminate seven (7) years from and after the Closing Date; and

(c)                                  all other representations and warranties in this Agreement and the Schedules attached hereto or in any writing delivered by any Party to any other Party in connection with this Agreement shall terminate as of the Closing;

provided that any representation or warranty in respect of which indemnity may be sought under Section 6.2, and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate pursuant to this Section 6.1 if notice of the inaccuracy or breach or potential inaccuracy or breach thereof giving rise to such right or alleged right of indemnity shall have been given to the Party against whom such indemnity may be sought prior to such time.

6.2                               General Indemnification.

(a)                                 Indemnification for the Benefit of Buyers. Sellers shall indemnify the Buyers Parties and save and hold each of them harmless against and pay on behalf of or reimburse such Buyers Parties as and when incurred for any Losses which any such Buyers Party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of (i) any breach of any representation or warranty of Sellers under this Agreement or any of the Schedules attached hereto, or in any of the certificates or other instruments or documents furnished to Buyers by Sellers pursuant to this Agreement, (ii) any non-fulfillment or breach of any covenant or agreement by Sellers under this Agreement or any of the Schedules attached hereto, (iii) any liability or obligation of Sellers which is an Excluded Liability, (iv) any liability or obligation of Sellers pursuant to Section 6.3, (iv) any liability or obligation of Sellers pursuant to the last sentence of Section 6.4(a) or the second sentence of Section 6.4(b), or (v) any liability or obligation of Sellers pursuant to Section 7.13.

(b)                                 Indemnification for the Benefit of Sellers. Buyers shall indemnify Sellers and hold them harmless against any Losses which Sellers may suffer, sustain or become subject to, as the result of, in connection with, relating or incidental to or by virtue of (i) any breach of any representation or warranty of Buyers under this Agreement or any of the Schedules attached hereto, or in any of the certificates or other instruments or documents furnished to Sellers by Buyers pursuant to this Agreement, (ii) any non-fulfillment or breach of any covenant or agreement by Buyers under this Agreement or any of the Schedules attached hereto, or (iii) any liability or obligation of Buyers pursuant to the first sentence of Section 6.4(a).

(c)                                  Manner of Payment. Any indemnification of the Buyers Parties or Sellers pursuant to this Section 6.2 shall be effected by wire transfer of immediately available funds from Sellers or Buyers, as the case may be, to an account designated by Buyers or Sellers, as the case may be, within ten (10) days after the determination thereof. Any such indemnification payments shall include interest at the at a rate per annum equal to the prime rate of interest announced from time to time in The Wall Street Journal calculated on the basis of the actual number of days elapsed over 360, from the date any such Loss is suffered or sustained to the date of payment. Buyers Parties shall have the right and option (but not the obligation) to recoup all or any portion of any Losses they may suffer (in lieu of seeking any indemnification to which they may be entitled under this Section 6.2) by notifying Sellers that Buyers are reducing any amount otherwise payable by Buyers or any of their respective Affiliates to Sellers following the Closing (whether pursuant to this Agreement, the Escrow Agreement or otherwise) by the amount of any such Losses or the portion thereof specified by Buyers. Any amounts owing from Sellers pursuant to this Section 6.2 shall first be made to the extent possible from funds in the Escrow Account and thereafter shall be made directly by Sellers in accordance with the terms of this Section 6.2. All indemnification payments under this Section 6.2 shall be deemed adjustments to the Purchase Price set forth in Section 2.7 above.

(d)                                 Nature of Sellers’ Obligations. Sellers’ liability with respect to indemnification obligations under this Agreement shall be joint and several, and each Seller shall (without duplication) be responsible for the entirety of any Losses that any Buyers Party may suffer.

6.3                               Environmental Matters and Connecticut Transfer Act.

(a)                                 Prior to the Closing, Sellers shall have completed and delivered to Buyers and to DEEP the Form III filings and other appropriate documentation for Connecticut Transfer Act purposes with respect to (i) the transfer of the Business operation at 1 Seemar Road, Watertown CT and (ii) the transfer of the Real Property at 235 Interstate Lane, Waterbury CT, which documents state that the Sellers shall be the “certifying party” for purposes of the Connecticut Transfer Act.

(b)                                 Prior to the Closing, Sellers shall have filed with DEEP the Environmental Condition Assessment Form (“ECAF”) attached hereto as Exhibit C for the Facility located at 235 Interstate Lane, Waterbury CT.

(c)                                  Within ten (10) days after the Closing, Sellers’ Environmental Consultant (as defined below) shall file with DEEP an ECAF for the Facility located at 1 Seemar Road, Watertown CT, after providing Buyers a draft of the same for review and comment (which comments Sellers shall consider in good faith and incorporate as reasonably appropriate); provided that such ECAF shall include as an exhibit a complete copy of the ENVIRON Phase I/II Site Assessment Report for the site and which shall reference all Areas of Concern (“AOCs”) identified in such report.

(d)                                 Following the Closing, Sellers hereby covenant and agree to comply with all requirements of the Connecticut Transfer Act applicable to the transactions to be consummated under this Agreement and complete all investigatory, remedial and other response actions required under the Connecticut Transfer Act and other Environmental and Safety Requirements with respect the Facilities, which actions shall include, without limitation, the remediation of the Facilities located at (i) 1 Seemar Road, Watertown CT and (ii) 235 Interstate Lane, Waterbury CT in accordance with the Connecticut Transfer Act Task List (“Remedial Work”). Sellers agree to retain a reputable environmental consultant (“Environmental Consultant”) to conduct the Remedial Work and provide the name of the selected consultant to Buyers for their information; provided that the Environmental Consultant shall be a licensed environmental professional (“LEP”) certified by, and in good standing with, the DEEP State Board of Examiners of Environmental Professionals; and provided further that Sellers agree to retain an LEP at ENVIRON International Corporation approved by Buyers as the Environmental Consultant to perform the Remedial Work at the Facility located at 235 Interstate Lane, Waterbury CT. Sellers shall perform the Remedial Work in a prompt and expeditious manner in accordance with all applicable Environmental and Safety Requirements and within the timeframes and deadlines set forth in the Connecticut Transfer Act. Upon completion, Sellers shall provide Buyers copies of “No Audit” letters from DEEP and other documentation that all Remedial Work required by the Connecticut Transfer Act has been completed. Sellers shall keep Buyers reasonably apprised of the status of Remedial Work, shall provide Buyers copies of all reports, data, action plans, and correspondence with DEEP and other parties in connection with the Remedial Work. Buyers shall have the right to participate in meetings with DEEP and the Environmental Consultant. With respect to the Remedial Work at the Facility located at 235 Interstate Lane, Waterbury CT, Sellers shall provide Buyers the opportunity to review and approve (such approval not to be unreasonably withheld) all remedial action plans and other material documentation related to the Remedial Work prior to filing with DEEP. With respect to the Remedial Work at the Facility located at 1 Seemar Road, Watertown CT, Sellers shall provide Buyers the opportunity to review and comment on all remedial action plans and other material documentation related to the Remedial Work prior to filing with DEEP, and Sellers shall consider in good faith and incorporate all reasonable comments of Buyers at Sellers’ sole but reasonable discretion; provided, however, that Buyers shall have the right to approve or withhold approval for any proposed Remedial Work that is expected to have an adverse impact on Buyers’ use and operations at the facility (for example, remedial activities that would require Buyers to materially change their operations, prevent Buyers from using portions of the site that are currently being used, or that would increase the cost of Buyers’ operations). In the event that Sellers fail to perform their obligations hereunder, Buyers shall have the right, but not the obligation, upon thirty (30) days prior written notice, to assume control over the conduct of the Remedial Work or any aspect thereof, in whole or in part, and any Losses incurred by Buyers as a result thereof shall be subject to indemnification by Sellers pursuant to the terms of this Agreement. Buyers shall, upon reasonable advance written notice, provide Sellers and the Environmental Consultant reasonable access to the Facilities to the extent necessary for the Remedial Work to be conducted hereunder. In addition, Buyers shall cooperate with Sellers in all other respects necessary to permit Sellers and their Environmental Consultant to perform the necessary remediation tasks; provided that to the extent such cooperation requires Buyers to incur in any costs, fees, or other out of pocket expenses, such costs, fees and expenses shall be subject to indemnification by Sellers hereunder. In the event that Buyers do not cooperate and inhibit the remedial action thereby causing damages, losses or penalties to Sellers, such damages, losses and penalties shall be subject to indemnification by Buyers. Buyers agree that the remedial action plans for the Facilities may include land use restrictions or other institutional controls that are approved by DEEP and that will not substantially interfere with Buyers’ ongoing operations at the Facilities.

(e)                                  Sellers shall complete a proposed remedial action plan (“Proposed RAP”) for the Facility located at 1 Seemar Road, Watertown CT and submit such Proposed RAP, together with all associated sampling data and other related documentation, to Buyers for review and comment. Buyers and Sellers shall cooperate in good faith in connection with such review and Sellers shall incorporate all reasonable comments of Buyers into the Proposed RAP. Upon completion of any revisions to the Proposed RAP that Sellers deem appropriate in Sellers’ sole but reasonable discretion and the preparation of a final version of such plan (the “Final RAP”), Sellers shall submit such Final RAP to DEEP for approval, and shall as necessary incorporate any comments by DEEP into such Final RAP. Upon Sellers’ receipt of a final approval from DEEP (the “Approved RAP”), Sellers shall provide a complete copy of the Approved RAP and all associated data and documentation to Buyers and to Buyers’ designated contact person at ENVIRON International Corporation (“ENVIRON”). ENVIRON shall review the Approved RAP and develop an updated estimate of the cost to complete all work required at the Facility located at 1 Seemar Road, Watertown CT under the Connecticut Transfer Act, which estimate shall be based on ENVIRON’s best professional judgment of the total costs at a 90th percentile level of probability (“Remedial Cost Estimate”). Buyers and Sellers shall cooperate in good faith with each other in connection such review and estimation. Buyers and Sellers may each, at their discretion, submit comments to ENVIRON for consideration but agree that ENVIRON’s final Remedial Cost Estimate shall be binding upon the Parties.

(f)                                   Sellers agree that, within sixty (60) days following the Closing, Sellers shall arrange for the removal of the degreaser from the Facility located at 1 Seemar Road, Watertown CT.

(g)                                  Without limitation to the Sellers’ obligations in Section 6.2(a), Sellers shall indemnify the Buyers Parties and save and hold each of them harmless against and pay on behalf of or reimburse such Buyers Parties as and when incurred for any Losses, penalties, liabilities, and obligations which any such Buyers Party may suffer, sustain or become subject to (including, without limitation, any reasonable attorneys’ fees and expenses incurred by the Buyers Parties in connection with their review and approval of materials provided, or to be provided, by Sellers pursuant to this Section 6.3 or the Escrow Agreement) as a result of, in connection with, relating or incidental to or by virtue of any Excluded Environmental Liabilities, including without limitation any breach of Sellers’ obligations under this Section 6.3.

(h)                                 Sellers shall have the right to be reimbursed from the Escrow Funds for reasonable fees and out-of-pocket expenses incurred by Sellers’ Environmental Consultant in connection with the Remedial Work (each, a “Remedial Work Reimbursement Claim”). Prior to submitting any Remedial Work Reimbursement Claim to the Escrow Agent, Sellers shall first deliver to Buyers detailed invoices received by Sellers related to such Remedial Work Reimbursement Claim (each an “Environmental Remedial Work Invoice”) together with any other material or documentation done or prepared with respect to such Environmental Remedial

Work Invoice. Buyers and its representatives (including, without limitation, Buyers’ attorneys and environmental consultants) shall have fifteen (15) days following receipt of an Environmental Remedial Work Invoice (the “Review Period”) to review and discuss in good faith with Sellers any concerns Buyers may have with respect to such Environmental Remedial Work Invoice. Sellers and Sellers’ Environmental Consultant shall cooperate in good faith with Buyers and Buyers’ attorneys and environmental consultants in connection with such review.

(i)                                     In the event that, prior to the completion of the Approved RAP, Buyers begin construction of additional buildings on the premises located at 1 Seemar Road, Watertown CT or 235 Interstate Lane, Waterbury CT, and such construction or the use of the newly constructed areas is the direct cause of environmental contamination necessitating remediation, the cost of such remediation shall be borne exclusively by Buyers.

6.4                               Employee Related Matters.

(a)                                 Transferred Employees. As of the Closing Date, Non-Real Estate Buyer agrees to offer employment to only those Business Employees as Non-Real Estate Buyer shall determine in its sole discretion and such offers of employment shall contain terms and conditions of employment that Non-Real Estate Buyer shall determine in its sole discretion; provided, however, that Non-Real Estate Buyer shall make such offers in sufficient number and at sufficient terms and conditions of employment so as not to trigger any liability under the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar or related state or local law (collectively, the “WARN Act”). On the Closing Date, Sellers shall take all steps necessary to terminate the employment of each Business Employees who is offered employment by Non-Real Estate Buyer as set forth in the immediately preceding sentence. The Business Employees who accept Non-Real Estate Buyer’s offer of employment and who commence active employment with Non-Real Estate Buyer shall be referred to herein as “Transferred Employees.” Nothing in this Agreement shall confer upon any Transferred Employee any right with respect to continued employment with Non-Real Estate Buyer, nor shall anything herein limit or interfere with Non-Real Estate Buyer’s right to terminate the employment of any Transferred Employee at any time (subject to applicable law), with or without cause or notice, or restrict Non-Real Estate Buyer in the exercise of independent business judgment in modifying any terms or conditions of employment of the Transferred Employees on and after the Closing Date. Prior to the Closing Date, Sellers shall take all actions necessary to vest each Business Employee in their benefits under Sellers Employee Benefit Plans and shall make all employee and employer contributions to Sellers Employee Benefit Plans in which Business Employees currently participate, for all periods of employee service prior to the Closing Date for all Business Employees. Effective as of the Closing Date, Non-Real Estate Buyer shall assume sponsorship of the Contributed Plans. Eligible Transferred Employees shall continue to participate in the Contributed Plans in accordance with the terms and conditions of the plans. Nothing in this Agreement shall limit Non-Real Estate Buyer’s ability to modify or terminate or merge the Contributed Plans at any time. Sellers shall indemnify and hold Non-Real Estate Buyer harmless from Sellers’ liabilities, obligations or Losses incurred or relating to any Contributed Plans for any actions or omissions occurring on or before the Closing Date or any Sellers Employee Benefit Plans (other than an Contributed Plan) for any actions or omissions occurring on, prior to or following the Closing Date.

(b)                                 WARN Act. Provided that the Sellers provide Non-Real Estate Buyer with the information required to be set forth in Schedule 4.18(c), Non-Real Estate Buyer will indemnify and hold harmless Sellers from any Losses arising under the WARN Act due, in whole or in part, to Non-Real Estate Buyer’s actions or omissions occurring after the Closing Date. Sellers shall indemnify and hold harmless Non-Real Estate Buyer from any Losses arising under the WARN Act due to (i) Seller’s actions or omissions occurring prior to or on the Closing Date or (ii) any inaccuracy in the information set forth in Schedule 4.18(c).

(c)                                  Other Matters. Except as specifically assumed by Non-Real Estate Buyer in Section 6.4, for the avoidance of doubt, Sellers shall be responsible for all liabilities, obligations and commitments relating to the compensation of the Business Employees arising as a result of the transactions contemplated by this Agreement, including any severance compensation and bonus payments or any other liability under any Sellers Employee Benefit Plans.

(d)                                 Mutual Cooperation. Sellers shall provide promptly to Non-Real Estate Buyer, at Non-Real Estate Buyer’s request, any information or copies of personnel records (including addresses, dates of birth, date of hire and dependent information) relating to the Transferred Employees or relating to the service of Transferred Employees with Sellers (and predecessors of Sellers, as applicable) prior to the Closing Date. Sellers and Non-Real Estate Buyer shall each cooperate with the other and shall provide to the other such documentation, information and assistance as is reasonably necessary to effect the provisions of this Section 6.4.

(e)                                  No Third Party Beneficiaries. Nothing in this Section 6.4 or any other provision of this Agreement shall be construed to modify, amend, or establish any benefit plan, program or arrangement or in any way affect the ability of the Parties hereto or any other Person to modify, amend or terminate any of its benefit plans, programs or arrangements. This Section 6.4 is not intended to, and shall not be construed to, confer upon any Person other than the Parties to this Agreement any rights or remedies hereunder.

6.5                               Expenses. Except as otherwise expressly provided in Section 6.8 below, each Party hereto shall pay all of its own costs and expenses (including attorneys’, accountants’ and investment bankers’ fees and other out-of-pocket expenses) in connection with the negotiation and execution of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby (it being understood by Sellers, that if the Closing occurs, Buyers shall pay all of the costs and expenses of its Affiliates incurred in connection with the transactions contemplated hereby). Without limiting the foregoing, each Party shall pay its own expenses incurred in connection with its efforts to satisfy the conditions to the other Party’s obligation to consummate the transactions contemplated hereby.

6.6                               Further Transfers; Transition Assistance. Sellers shall execute and deliver such further instruments of conveyance and transfer and take such additional action as Buyers may reasonably request to effect, consummate, confirm or evidence the contribution and transfer, to Buyers of the Contributed Assets and the Purchased Real Property, as applicable, the assumption by Non-Real Estate Buyer of the Contributed Liabilities and the conduct by Buyers of the Business (including with respect to obtaining and maintaining all licenses, permits, authorizations, accreditations and consents necessary or desirable in connection therewith), and

Sellers shall execute such documents as may be necessary to assist Buyers in preserving or perfecting its rights in the Contributed Assets and the Purchased Real Property, as applicable, and its ability to conduct the Business. Following the Closing, Sellers and Buyers agree to cooperate with each other and to provide each other with all information and documentation reasonably necessary to permit the preparation and filing of all federal, state, local and other Tax Returns with respect to the Business; provided that each Party shall reimburse the other Party for such other Party’s reasonable out-of-pocket expenses in connection therewith. Sellers agree that subsequent to the Closing it shall refer all customer inquiries with respect to the Business to Buyers.

6.7                               Confidentiality. After the Closing, unless otherwise required by law or as necessary to implement or enforce this Agreement, Sellers and their officers and directors and the Stockholders shall maintain as confidential and shall not use or disclose (except as required by law or as authorized in writing by Buyers) any Confidential Information. Sellers and their officers and directors and the Stockholders further agree to take all appropriate steps (and to cause each of their respective Affiliates to take all appropriate steps) to safeguard such Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. In the event Sellers or their officers or directors or the Stockholders are required by law to disclose any Confidential Information, Sellers and their officers and directors and the Stockholders shall promptly notify Buyers in writing, which notification shall include the nature of the legal requirement and the extent of the required disclosure, and shall cooperate with Buyers to preserve the confidentiality of such information consistent with applicable law. All Affiliates of Sellers and their officers and directors and the Stockholders have agreed to the obligations set forth in this Section 6.7. Sellers shall take all necessary actions to cause their Affiliates and their officers and directors to, and the Stockholders shall take all necessary actions to cause the Stockholders’ Affiliates to, comply with the terms of this Section 6.7. Sellers shall be liable for any breach by any Person of this Section 6.7.

6.8                               Sales and Transfer Taxes. All sales, use, excise, value-added, goods and services, transfer, recording, documentary, registration, conveyancing and similar taxes that may be imposed on the sale and transfer of the Contributed Assets and the Purchased Real Property (including any stamp, duty or other tax chargeable in respect of any instrument transferring property and any recording fees or expenses payable in connection with the sale and transfer of the Proprietary Rights), together with any and all penalties, interest and additions to tax with respect thereto, shall be paid fifty-percent (50%) by Sellers and the remaining fifty-percent (50%) by Buyers. Buyers and Sellers shall cooperate in timely making all filings, returns, reports and forms as may be required to comply with the provisions of applicable law in connection with the payment of any such taxes described in the immediately preceding sentence. Buyers and Sellers shall cooperate in providing each other with appropriate resale exemption certification and other similar tax and fee documentation.

6.9                               Covenant Not to Compete, Solicit or Hire.

(a)                                 The Stockholders hereby acknowledge that the Stockholders are familiar with the Business’ trade secrets and with other Confidential Information. The Stockholders acknowledge and agree that Buyers and their respective Affiliates would be irreparably damaged if the Stockholders were to provide services or to otherwise participate in the business of any

Person competing with the Business in a similar business and that any such competition by the Stockholders would result in a significant loss of goodwill by Buyers in respect of the Business. The Stockholders further acknowledge and agree that the covenants and agreements set forth in this Section 6.9 are a material inducement to Buyers to enter into this Agreement and to perform its obligations hereunder, and that Buyers and their respective Affiliates would not obtain the benefit of the bargain set forth in this Agreement as specifically negotiated by the Parties if the Stockholders breached the provisions of this Section 6.9. Therefore, in further consideration of the amounts to be paid hereunder for the Contributed Assets and the Purchased Real Property and the goodwill of the Business sold in connection therewith, the Stockholders agree that for a period of five (5) years following the Closing Date, the Stockholders shall not, and shall not permit any of the Stockholders’ Affiliates to, directly or indirectly, either for itself, himself or herself or through any other Person, (i) engage or participate in any enterprise or business competing with the Business or (ii) permit the names “Eyelematic” or “Echo” (collectively, the “Eyelematic Names”) (or any translations, adaptations, initialisms, derivations and combinations of such names) to be used by, or licensed to, any enterprise or business competing with the Business. For purposes of this Agreement, the term “participate” includes any direct or indirect interest in any enterprise, whether as a stockholder, member, partner, joint venturer, franchisor, franchisee, executive, consultant or otherwise (other than by ownership of less than two percent (2%) of the stock of a publicly held corporation) or rendering any direct or indirect service or assistance to any Person. The Stockholders agree that this covenant is reasonably designed to protect Buyers’ substantial investment and is reasonable with respect to its duration, geographical area and scope.

(b)                                 For so long as the Stockholders have continuing obligations under Section 6.9(a) above, the Stockholders shall not (and the Stockholders shall cause the Stockholders’ Affiliates not to) directly, or indirectly through another Person, (i) induce or attempt to induce any employee of the Business to leave the employ of Buyers or any of their respective Subsidiaries or Affiliates, or in any way interfere with the relationship between Buyers or any of their respective Subsidiaries or Affiliates and any such employee, (ii) hire any person who was an employee of Buyers or any of their respective Subsidiaries or Affiliates at any time during the six (6) month period immediately prior to the date on which such hiring would take place (it being conclusively presumed by the Parties so as to avoid disputes under this Section 6.9 that any such hiring within such six (6) month period is in violation of clause (i) above), or (iii) call on, solicit or service any customer, supplier, licensee, licensor or other business relation of the Business in order to induce or attempt to induce such Person to cease doing or decrease their business with Buyers or any of their respective Subsidiaries or Affiliates, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor or business relation and Buyers or any of their respective Subsidiaries or Affiliates (including making any negative statements or communications about Buyers or any of their respective Subsidiaries or Affiliates or the Business).

(c)                                  If, at the time of enforcement of any of the provisions of this Section 6.9, a court determines that the restrictions stated herein are unreasonable under the circumstances then existing, then the Parties and the Stockholders agree that the maximum period, scope or geographical area reasonable under the circumstances shall be substituted for the stated period, scope or area. The Parties and the Stockholders further agree that such court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope or geographical area permitted by law.

(d)                                 If the Stockholders or any of the Stockholders’ Affiliates (the “Restricted Persons”) breach, or threaten to breach, any of the provisions of this Section 6.9 (the “Restrictive Covenants”), Buyers shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to Buyers at law or in equity:

(i)                                     the right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to Buyers and that money damages would not provide an adequate remedy to Buyers; and

(ii)                                  the right and remedy to require the Restricted Persons to account for and pay over to Buyers any profits, monies, accruals, increments or other benefits derived or received by the Restricted Persons as the result of any transactions constituting a breach of the Restrictive Covenants.

6.10                        Use of Name. Following the Closing, Sellers shall retain and continue to use their corporate names (including the Eyelematic Names) for the sole purpose of complying with and satisfying Sellers’ obligations under this Agreement; provided that Sellers shall not use Sellers’ names (including the Eyelematic Names) or the names of any of Sellers’ Affiliates for the operation and marketing of any business, as a designation of source or origin or in any other commercial manner, and shall not permit the use of the Eyelematic Names by, or license of the Eyelematic Names to, any enterprise or business competing with the Business. Upon completion of all Sellers’ obligations under this Agreement, Sellers shall and shall cause their Affiliates to promptly change their names and the name of any Affiliate of Sellers to a name bearing no resemblance to the Eyelematic Names.

6.11                        Collections. After the Closing, Sellers shall promptly (but in no event later than ten (10) days after receipt thereof) deliver to Buyers any cash, checks or other property that it receives in connection with or relating to the operation of the Business following the Closing. After the Closing, Buyers agree to promptly (but in no event later than ten (10) business days after receipt thereof) deliver to Sellers any cash, checks or other property that it receives which does not relate to the Business.

6.12                        Property Expense Apportionment. The following items relating to the Contributed Assets and the Purchased Real Property shall be apportioned at the Closing in an Equitable Manner as of the close of business on the day immediately preceding the Closing Date (the “Adjustment Date”) so that the income and expense items with respect to the period up to and including the Adjustment Date, without regard to when the same are payable, shall be for Sellers’ account and the income and expense items with respect to the period after the Adjustment Date shall be for Buyers’ account:

(a)                                 personal property taxes, if any, on the basis of the fiscal year for which assessed. If the Closing Date shall occur before the tax rate or assessment is fixed for any fiscal year, the apportionment of such Taxes at the Closing shall be based upon a reasonable estimate mutually agreed upon by Buyers and Sellers; provided that Buyers and Sellers shall recalculate and reprorate said taxes and make the necessary cash adjustments promptly upon the issuance, and on the basis, of the actual tax bills received for any such fiscal year; and

(b)                                 utilities and other apportionments and adjustments as are customarily apportioned upon the transfer of property similar to the Leased Real Property.

For purposes of this section, the term “Equitable Manner” shall mean that Sellers shall be allocated such items based on a fraction, the numerator of which is the number of days in the applicable taxable or fiscal period prior to the Closing Date and the denominator of which is the total number of days in such taxable period, and Buyers shall be allocated the remainder.

6.13                        Access to Insurance Policies. After the Closing, Buyers shall have the right to access Sellers’ insurance policies in connection with any claims or actions related to Excluded Liabilities or Excluded Assets which name any Buyer as a defendant or co defendant with Sellers. At or prior to Closing, Sellers shall take all actions reasonably necessary to name each Buyer as an additional insured under Sellers’ insurance policies and shall pay all premiums associated with all such insurance policies.

ARTICLE VII

MISCELLANEOUS

7.1                               Amendment and Waiver. This Agreement may be amended, and any provision of this Agreement may be waived; provided that any such amendment or waiver shall be binding upon a Party only if set forth in a writing executed by such Party and referring specifically to the provision alleged to have been amended or waived. No course of dealing between or among the Parties shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement and a waiver of any provision by any Party on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion.

7.2                               Notices. All notices, requests, demands and other communications permitted or required to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed conclusively to have been given (i) when personally delivered, (ii) when sent by facsimile (with hard copy to follow) during a business day (or on the next business day if sent after the close of normal business hours or on any non-business day), (iii) when sent by electronic mail (with hard copy to follow) during a business day (or on the next business day if sent after the close of normal business hours or on any non-business day), (iv) one (1) business day after being sent by reputable overnight express courier (charges prepaid), or (v) three (3) business days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, notices, requests, demands and communications to the Parties shall be sent to the addresses indicated below:

Notices to Sellers:

Henry F. Seebach, Jr.

726 South Street

Middlebury, CT 06762

Attn: Henry F. Seebach, Jr.

Email: hseebach@me.com

with a mandatory copy to:

(which shall not constitute notice to Seller)

Mahaney, Geghan & Sullivan

One Exchange Place

Waterbury, CT 06702

Attn: Timothy F. Sullivan

Telecopy No. 203-596-7975

Notices to Buyers:

Albéa Metal Americas, Inc. or Albéa Metal Real Estate, Inc.

c/o Sun Capital Partners, Inc.

2 Park St, 1st Fl

London, W1K 2HX

United Kingdom

Attn: Michael Kalb

Telecopy No. +44 (0) 207 493 6596

And

Albéa Metal Americas, Inc. or Albéa Metal Real Estate, Inc.

c/o Sun Capital Partners, Inc.

5200 Town Center Circle, Suite 600

Boca Raton, FL 33486

Attn: Jeremy Stone and C. Deryl Couch

Telecopy No. (561) 394-0540

with a mandatory copy to:

(which shall not constitute notice to Buyer):

Albéa

ZAC des Barbanniers, “Le Signac”

1 avenue du Général De Gaulle

92230 Gennevilliers, France

Attn: Charles-Antoine Roucayrol

Telephone No. + 33 (1) 81—93—19—67

Email: charles-antoine.roucayrol@albea-group.com

with a mandatory copy to:

(which shall not constitute notice to Buyers):

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Attn: Douglas C. Gessner, P.C. and Jeremy S. Liss

Telecopy No. (312) 862-2200

7.3                               Assignment.

(a)                                 This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by Sellers without the prior written consent of Buyers.

(b)                                 In addition, Buyers may assign in whole or in part their respective rights and obligations pursuant to this Agreement (including the right to accept the contribution of the Contributed Assets and the right to purchase the Purchased Real Property and the obligation to assume the Contributed Liabilities) and all other agreements, documents and instruments executed and/or delivered in connection herewith to one or more of its Affiliates, and Buyers may, in their sole discretion, direct Sellers to convey the Contributed Assets and the Purchased Real Property, in whole or in part, to one or more of their Affiliates. Buyers may assign this Agreement, all other agreements, documents and instruments executed and/or delivered in connection herewith, and its rights and obligations hereunder and thereunder in connection with a merger or consolidation involving Buyers or in connection with a sale of stock (or other ownership interests) or assets of Buyers or other disposition of all or any portion of the Business. Buyers may assign any or all of its rights pursuant to this Agreement, including theirs rights to indemnification, and all other agreements, documents and instruments executed and/or delivered in connection herewith, to any of its lender(s) as collateral security.

7.4                               Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

7.5                               Interpretation. The headings and captions used in this Agreement and the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule attached hereto and not otherwise defined therein shall have the meaning set forth in this

Agreement. Each defined term used in this Agreement shall have a comparable meaning when used in its plural or singular form. The use of the word “including” herein shall mean “including without limitation.” The word “or” is used in the inclusive sense of “and/or”. The Parties hereto intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such Party has not breached shall not detract from or mitigate the fact that such Party is in breach of the first representation, warranty or covenant.

7.6                               Entire Agreement. This Agreement and the agreements and documents referred to herein contain the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

7.7                               Electronic Delivery; Counterparts. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party hereto, each other Party hereto or thereto shall re-execute the original form of this Agreement and deliver such form to all other Parties. No Party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

7.8                               Governing Law; Jurisdiction. THE LAW OF THE STATE OF DELAWARE SHALL GOVERN ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEABILITY OF THIS AGREEMENT AND THE SCHEDULES ATTACHED HERETO, AND THE PERFORMANCE OF THE OBLIGATIONS IMPOSED BY THIS AGREEMENT, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. THE PARTIES HERETO HEREBY AGREE AND CONSENT TO BE SUBJECT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND IN THE ABSENCE OF SUCH FEDERAL JURISDICTION, THE PARTIES CONSENT TO BE SUBJECT TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS LOCATED IN WILMINGTON, DELAWARE, AND HEREBY WAIVE THE RIGHT TO ASSERT THE LACK OF PERSONAL OR SUBJECT MATTER JURISDICTION OR IMPROPER VENUE IN CONNECTION WITH ANY SUCH SUIT, ACTION OR OTHER PROCEEDING. FOR THE AVOIDANCE OF DOUBT, SELLERS AND BUYERS HEREBY AGREE THAT ANY DISPUTE RELATED TO AN EXCLUDED ENVIRONMENTAL LIABILITY SHALL BE

RESOLVED PURSUANT TO THE ARBITRATION PROCEDURES SET FORTH IN THE ESCROW AGREEMENT.

7.9                               WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION, ACTION, PROCEEDING, CROSS-CLAIM, OR COUNTERCLAIM IN ANY COURT (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH (I) THIS AGREEMENT OR THE VALIDITY, PERFORMANCE, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR (II) THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, AUTHORIZATION, EXECUTION, DELIVERY, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

7.10                        No Strict Construction. Notwithstanding the fact that this Agreement has been drafted and prepared by one of the Parties, Buyers and Sellers confirm that they and their respective counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the Parties, and the language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

7.11                        Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 7.8 above), in addition to any other remedy to which they may be entitled, at law or in equity.

7.12                        No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their permitted assigns and nothing herein expressed or implied (including Sections 6.2 and 6.4), shall give or be construed to give any Person, other than the Parties hereto and such permitted assigns, any legal or equitable rights hereunder.

7.13                        Bulk Transfer Laws. Buyers hereby waive compliance by Sellers with the provisions of any so-called bulk transfer laws of any jurisdiction in connection with the sale of the Contributed Assets and the Purchased Real Property. Sellers agree to indemnify Buyers against all liability, damage or expense which Buyers may suffer due to the failure to so comply or to provide notice required by any such law.

7.14                        Schedules. Nothing in any Schedule attached hereto (the “Schedules”) shall be adequate to disclose an exception to a representation or warranty made in this Agreement unless such Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be adequate to disclose an exception to a representation or warranty made in this Agreement, unless the representation or warranty has to do with the existence of the document or other item itself. No exceptions to any representations or warranties disclosed on one Schedule shall constitute an exception (i) to a representation or warranty unless such representation or warranty calls for exceptions set forth on the Schedules, or (ii) to any other representations or warranties made in this Agreement unless such exception is disclosed as provided herein on each such other applicable Schedule or the applicability of such disclosure is readily apparent as an exception to such other representation or warranty. All Schedules attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

7.15                        Checks Outstanding; Collections; Reasonable Access to Bank Accounts. After the Closing, Sellers shall (i) cause all “cut” but uncashed checks written by Sellers prior to the Closing to clear its bank accounts and (ii) promptly deliver to Non-Real Estate Buyer any cash, checks or other property that any Seller receives in connection with, or relating to the operation of, the Business, the Contributed Assets or the Purchased Real Property. Sellers shall maintain collectively a minimum balance under Sellers’ bank accounts set forth in Schedule 4.27 of (x) $600,000 from the Closing Date to April 1, 2012, and (z) $250,000 from April 1, 2012 to October 15, 2012. Additionally, after the Closing Date and for a period of twelve (12) months thereafter, Sellers shall provide to Buyers reasonable access to any financial related information with respect to such bank accounts, including, without limitation, balance amounts on such accounts.

7.16                        Publicity. Except as required by law or as necessary to implement this Agreement, none of the Parties shall issue or approve a news release or other public announcement concerning this Agreement or the transactions contemplated herein without the prior approval of the other Parties as to the contents of such announcement and its release, which approval shall not be unreasonably withheld.

*   *   *   *   *

IN WITNESS WHEREOF, the Parties hereto have caused this Contribution and Asset Purchase Agreement to be duly executed as of the date and year first written above.

ALBÉA METAL AMERICAS, INC.

By:
Name:
Its:

ALBÉA METAL REAL ESTATE, INC.

By:
Name:
Its:

ALBÉA METAL HOLDING CORP.

By:
Name:
Its:

Signature Page to Contribution and Asset Purchase Agreement

EYELEMATIC MANUFACTURING COMPANY, INCORPORATED

By:
Name:	Henry F. Seebach, Jr.
Its:	President

ECHO MANUFACTURING COMPANY

By:
Name:	Henry F. Seebach, Jr.
Its:	President

SEEMAR REAL ESTATE, LLC

By:
Name:	Henry F. Seebach, Jr.
Its:	Manager

Signature Page to Contribution and Asset Purchase Agreement

For purposes of Sections 6.7 and 6.9 only:

HENRY F. SEEBACH, JR.

ELAINE MARSHALL

LAUREL SEEBACH

CHARLES W. MARSHALL

KRISTYN B. HARMON

HENRY F. SEEBACH III

LYNN SEEBACH MARSHALL

CHARLES W. MARSHALL, JR.

Signature Page to Contribution and Asset Purchase Agreement

DISCLOSURE SCHEDULES TO THE

CONTRIBUTION AND ASSET PURCHASE AGREEMENT

by and among

EYELEMATIC MANUFACTURING COMPANY, INC.,

ECHO MANUFACTURING COMPANY,

SEEMAR REAL ESTATE, LLC,

ALBÉA METAL AMERICAS, INC.,

ALBÉA METAL REAL ESTATE, INC.

and

ALBÉA METAL HOLDING CORP.

Schedule 2.1(e)

Purchased Real Property

1.                                      91 Park Road, Watertown—Eyelematic

a.                                      Building—57,000 square feet; land—10.3 acres; map/block/lot— 91/92/3A

2.                                      235 Interstate Lane, Waterbury—Seemar

a.                                      Building—145,600 square feet; land—3.31 acres; map/block/lot— 468/488/11

b.                                      Land—3.50 acres; map/block/lot—490/488/1

Schedule 2.1(g)

Leased Real Property

1.                                      1 Seemar Road, Watertown—Seemar

a.                                      Building—130,000 square feet; land—19 acres; map/block/lot— 82/89/8A

Schedule 2.2(vi)

Contributed Contracts

1.                                      Forklift Toyota Model 8BRV18:

a.                                      Lessee: Echo Manufacturing Company

b.                                      Lessor: Summit Toyota Lift

c.                                       Term: 60 months

d.                                      Commencement Date: June 7, 2010

2.                                      Telephone System:

a.                                      Lessee: Eyelematic Manufacturing Company, Inc.

b.                                      Lessor: Horizon Keystone Financial

c.                                       Term: 36 months

d.                                      Commencement Date: February 3, 2010

e.                                       This lease was sold and assigned by Horizon to Susquehanna Commercial Finance

3.                                      Audi A4 (Vin # WAULF78K69A121257):

a.                                      Lessee: Eyelematic Manufacturing Company, Inc.

b.                                      Lessor: Valenti Motors Inc.

c.                                       Term: 36 months

d.                                      Commencement Date: February, 2009

4.                                      Audi A6 Four Door Sedan (Vin #WAUFGAFB9BN019962):

a.                                      Lessee: Eyelematic Manufacturing Company, Inc.

b.                                      Lessor: Valenti Motors Inc.

c.                                       Term: 42 months

d.                                      Commencement Date: October 7, 2010

5.                                      Mercedes GLK (Vin # WDCGG8HB4AF400635):

a.                                      Lessee: Eyelematic Manufacturing Company, Inc.

b.                                      Lessor: Mercedes Benz of Danbury, LLC

c.                                       Term: 39 months

d.                                      Commencement Date: October 15, 2009

6.                                      FRTL M2 106 MD Aluminum Van:

a.                                      Lessee: Eyelematic Manufacturing Company, Inc.

b.                                      Lessor: Ryder Truck Rental Inc.

c.                                       Term: 78 months

d.                                      Commencement Date: October 6, 2008

7.                                      Wonderware North — Software Support Contract (Customer Support Agreement):

a.                                      Term: June 30, 2011 to June 30, 2012

b.                                      Company: Echo Manufacturing Company

8.                                      United Aluminum and Eyelematic Agreement:

a.                                     Agreement, dated as of August 24, 2011, relating to the purchase of aluminum coils from September 1, 2011 to November 30, 2011

9.                                      Forklift Toyota Model 8 FBCU28:

a.                                      Lessee: Echo Manufacturing Company

b.                                      Lessor: Summit Toyota Lift

c.                                       Term: 60 months

d.                                      Commencement Date: August 21, 2010

10.                               Forklift Toyota Model 7BRU18:

a.                                      Lessee: Echo Manufacturing Company

b.                                      Lessor: Summit Toyota Lift

c.                                       Term: 60 months

d.                                      Commencement Date: June 7, 2010

11.                               The items listed in Schedule 4.15 are hereby incorporated by reference.

Schedule 2.2(a)(xv)

Permits

1.                                      Title v. Operating Permit:

a.                                      Company: Eyelematic Manufacturing Company, Inc.

b.                                      Address: One Seemar Road

c.                                       Permit #: 200-0034-TV

2.                                      General Permit f/Discharge of Storm Water Associated w/Industrial Activity:

a.                                      Company: Eyelematic Manufacturing Company, Inc.

b.                                      Application No.: 20110366

c.                                       Received by DEP: May 17, 2011

d.                                      Final Decision Made

e.                                       Effective: October 1, 2011

3.                                      No Exposure Certification for the Discharge of Storm Water Associated with Industrial Activity Effective October 1, 2011:

a.                                      Company: Echo Manufacturing Company

b.                                      Application No.: 201103596

c.                                       Received by DEP: May 17, 2011

d.                                      Final Decision Made

e.                                       Effective: October 1, 2011

4.                                      General Permit for Miscellaneous Discharge of Sewar Compatible Water

a.                                      Company: Echo Manufacturing Company

b.                                      Effective: 2010

5.                                      NPDES Permit (Pretreatment Permit)

a.                                      Company: Echo Manufacturing Company

b.                                      This permit was applied for in 2008 and is now in the public notice phase. Echo received a letter from DEP authorizing it to operate.

Schedule 2.2(b)(xi)

Excluded Assets

1.                                      Henry Seebach’s Mercedes Benz sedan, VIN # 4JGBF8GE0AA621091.

2.                                      Employment Agreement with David Young:

a.                                      Position: Eyelematic Molding Plant Manager

b.                                      Term: Five years

c.                                       Commencement Date: January 6, 2010

d.                                      Salary: $180,000.00

e.                                       Bonus: Possible (4(b))

3.                                      Items marked with an * on Schedule 4.20 are hereby incorporated by reference.

Schedule 2.4(b)(xvii)

Excluded Liabilities

Any liabilities or obligations arising out of, or in connection with, any of the following are included, without limitation, in the Excluded Liabilities.

1.                                      Loan and Security Agreement, dated as of September 29, 2010, by and among Eyelematic, Echo and Webster Bank National Association.

2.                                      Commercial Revolving Credit Note, dated as of September 29, 2010, by and among Eyelematic, Echo and Webster Bank National Association.

3.                                      Promissory Note, dated as of September 1, 2010, by and between Eyelematic and Henry Seebach.

4.                                      Promissory Note, dated as of February 6, 2006, by and among Seemar, Henry Seebach and Laurel Seebach, in the original principal amount of $2,200,000, which will be paid off immediately prior to Closing.

5.                                      Promissory Note, dated as of September 1, 2010, by and between Echo and Henry Seebach, in the original principal amount of $1,153,077, which will be paid off immediately prior to Closing.

6.                                      Promissory Note, dated as of October 30, 2008, by and between Echo and Henry Seebach, in the original principal amount of $900,000, which will be paid off immediately prior to Closing.

7.                                      Promissory Note, dated as of September 1, 2010, by and between Eyelematic and Henry Seebach, in the original principal amount of $931,922.75, which will be paid off immediately prior to Closing.

8.                                      Promissory Note, dated as of September 1, 2010, by and between Eyelematic and Henry Seebach, in the original principal amount of $400,000.

9.                                      John Zambetti v. Eyelematic Manufacturing, Inc. and Echo Manufacturing Company, Docket No. CV-10-6004669-S pending in the Judicial District of Waterbury

10.                               Mercedes Leonardo v. Eyelematic Manufacturing, Inc., Docket No. CV-10-6004729-S pending in the Judicial District of Waterbury

11.                               Gayle Boulanger v. Eyelematic Manufacturing, Inc., Docket No. CV-09-6001099-S pending in the Judicial District of Litchfield

12.                               Uniroyal Chemical Co. v. Laurel Park, et. al., Docket No. 3:87-CV-00067-PCD in the USDC for the District of Connecticut (New Haven)

13.                               USA, et. al. v. Murtha, et. al., Docket No. 3:87-CV-00074-PCD in the USDC for the District of Connecticut (New Haven)

14.                               Ruffini v. Eyelematic Manufacturing Co., Inc., Docket No. 3:04-CV-00238-MRK in the USDC for the District of Connecticut (New Haven)

15.                               USA, et. al. v. AMF, et. al., Docket No. 3:91-CV-00249-PCD in the USDC for the District of Connecticut (New Haven)

16.                               State of Connecticut, et. al. v. AF Murphy Die & Mach, et. al., Docket No. 3:94-CV-01668-TFGD in the USDC for the District of Connecticut (New Haven)

17.                               USA, et. al. v. AMF, et. al.,, Docket No. 3:94-CV-01667-TFGD in the USDC for the District of Connecticut (New Haven)

18.                               Bf Goodrich, et. al. v. Murtha, et. al., Docket No. 3:87-CV-00052-PCD in the USDC for the District of Connecticut (New Haven)

19.                               All liabilities related to the CTDEP Consent Order with respect to violations at the 1 Seemar Road, Watertown facility.

20.                               Elvis Santos—October 2008 and April 2011

21.                               U.S. Bank National Association v. Leonidas Leger et al, Docket No. CV095012533 in the Superior Court for the Judicial District of Waterbury

22.                               Boncal v. Eyelematic Manufacturing Company Inc., Docket No. SC-338450, in the small claims session of the Superior Court.

23.                               Mortgage Deed by Seemar to Henry F. Seebach, Jr. and Laurel B. Seebach, dated February 6, 2006 and recorded February 8, 2006 in volume 1454, page 127 in the Office of the Town Clerk of Watertown, Connecticut.

24.                               Mortgage Deed by Seemar to Henry F. Seebach, Jr. and Laurel B. Seebach, dated February 6, 2006 and recorded February 16, 2006 in volume 5673, page 133 in the Office of the Town Clerk of Waterbury, Connecticut.

25.                               UCC Fixture Filing, recorded June 23, 1994 in volume 3112, page 41 in the Office of the Town Clerk of Waterbury, Connecticut; as affected by that UCC Fixture Filing Assignment, recorded March 1, 1999 in volume 3769, page 316 in the Office of the Town Clerk of Waterbury, Connecticut; as affected by that UCC Fixture Filing Continuation, recorded March 1, 1999 in volume 3769, page 317 in the Office of the Town Clerk of Waterbury, Connecticut; as affected by that UCC Fixture Filing Continuation, recorded January 16, 2004 in volume 4877, page 91 in the Office of the Town Clerk of Waterbury, Connecticut; as affected by that UCC Fixture Filing Continuation, recorded March 26, 2009 in volume 6505, page 110 in the Office of the Town Clerk of Waterbury, Connecticut.

26.                               Negative Pledge Agreement dated September 29, 2010 and recorded October 7, 2010 in volume 6728, page 44 in the Office of the Town Clerk of Waterbury, Connecticut.

27.                               Negative Pledge Agreement dated September 29, 2010 and recorded October 7, 2010 in volume 1721, page 311 in the Office of the Town Clerk of Watertown, Connecticut.

28.                               Negative Pledge Agreement dated September 29, 2010 and recorded October 7, 2010 in volume 1721, page 318 in the Office of the Town Clerk of Watertown, Connecticut.

29.                               UCC Financing Statement No. 0001060181, filed June 3, 1994 in the centralized records, naming Eyelematic, as debtor, and Shawmut Bank, as secured party; as affected by UCC Financing Statement Assignment No. 0001908719, filed March 1, 1999 in the centralized records; as affected by UCC Financing Statement Continuation No. 0001908721, filed March 1, 1999 in the centralized records; as amended by UCC Financing Statement Amendment 0002242819, filed December 22, 2003 in the centralized records; as amended by UCC Financing Statement Amendment No. 0002674938, filed January 15, 2009 in the centralized records.

30.                               UCC Financing Statement No. 0002776926, filed October 5, 2010 in the centralized records, naming Eyelematic, as debtor, and Webster Bank, N.A., as secured party.

31.                               UCC Financing Statement No. 0002776928, filed October 5, 2010 in the centralized records, naming Seemar, as debtor, and Webster Bank, N.A., as secured party.

32.                               UCC Financing Statement No. 0001062748, filed June 23, 1994 in the centralized records, naming Echo, as debtor, and Shawmut Bank Connecticut, NA, as secured party; as affected by UCC Financing Statement Assignment No. 0001908715, filed March 1, 1999 in the centralized records; as affected by UCC Financing Statement Continuation No. 0001908716, filed March 1, 1999 in the centralized records; as amended by UCC Financing Statement Amendment 0002244402, filed January 5, 2004 in the centralized records; as amended by UCC Financing Statement Amendment No. 0002678012, filed February 4, 2009 in the centralized records.

33.                               UCC Financing Statement No. 0002776927, filed October 5, 2010 in the centralized records, naming Echo, as debtor, and Webster Bank, N.A., as secured party.

34.                               UCC Financing Statement No. 0002607658, filed December 10, 2007 in the centralized records, naming Eyelematic, as debtor, and Dell Financial Services L.P., as secured party.

35.                               All litigation matters and claims set forth on Schedule 4.16 are incorporated herein by reference.

Schedule 2.8

Purchase Price Allocation

1.             235 Interstate Lane—real estate owned by Seemar—being purchased by Real Estate Buyer for $2,500,000.

2.             91 Park Road—real estate owned by Eyelematic—being purchased by Real Estate Buyer for $2,250,000.

3.             Eyelematic net assets—tangible/intangible personal property owned by Eyelematic—being purchased by Non-Real Estate Buyer for $2,625,000.

4.             Echo net assets—tangible/intangible personal property owned by Echo— being purchased by Non-Real Estate Buyer for $2,625,000.

5.             Prepaid use and occupancy payment—pursuant to Lease between Non-Real Estate Buyer and Seemar Real Estate, LLC—$200,000.

Schedule 4.2

Authorization

1.                                      Financing Agreement for Equipment Acquisition, dated as of February 3, 2010, by and between Eyelematic and Horizon Keystone Financial, as assigned to Susquehanna Commercial Finance, Inc.

2.                                      Agreement, dated as of August 24, 2011, by and between United Aluminum and Eyelematic, relating to the purchase of aluminum coils from September 1, 2011 to November 30, 2011.

3.                                      General Permit for Miscellaneous Discharge of Sewar Compatible Water, issued to Echo Manufacturing Company, effective 2010.

Schedule 4.4

Financial Statements

EYELEMATIC MANUFACTURING COMPANY, INC. AND RELATED COMPANIES

COMBINING STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED JUNE 30, 2011

	Eyelematic	Echo Mfg.	Seemar	Combining
	Mfg., Inc.	Inc.	R.E., LLC	Entries	Combined

NET SALES	$6,354,202	$3,082,315	$—	$(3,082,315)	$6,354,202

COST OF SALES	5,767,032	3,403,594	—	(3,082,315)	6,088,311

GROSS PROFIT	587,170	(321,279)	—	—	265,891

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	477,847	83,063	27,128	—	588,038

OPERATING INCOME (LOSS)	109,323	(404,342)	(27,128)	—	(322,147)

OTHER INCOME (EXPENSE)
Interest Expense	(16,367)	(20,806)	(20,908)	—	(58,081)
Investment Income	2	1	4	—	7
Other Income	800	25	—	—	825
Total Other (Expense)	(15,565)	(20,780)	(20,904)	—	(57,249)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	93,758	(425,122)	(48,032)	—	(379,396)

PROVISION FOR INCOME TAXES	28,127	—	—	—	28,127

NET INCOME (LOSS)	$65,631	$(425,122)	$(48,032)	$—	$(407,523)

EYELEMATIC MANUFACTURING COMPANY, INC. AND RELATED COMPANIES

COMBINING STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED JUNE 30, 2011

	Eyelematic	Echo Mfg.	Seemar	Combining
	Mfg., Inc.	Inc.	R.E., LLC	Entries	Combined

NET SALES	$13,559,823	$6,324,560	$161,909	$(6,486,469)	$13,559,823

COST OF SALES	12,382,251	6,545,159	—	(6,466,043)	12,461,367

GROSS PROFIT	1,177,572	(220,599)	161,909	(20,426)	1,098,456

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	960,393	297,829	53,606	(20,426)	1,291,402

OPERATING INCOME (LOSS)	217,179	(518,428)	108,303	—	(192,946)

OTHER INCOME (EXPENSE)
Interest Expense	(29,792)	(41,225)	(41,754)	—	(112,771)
Investment Income	6	2	8	—	16
Other Income	4,793	59	—	—	4,852
Total Other (Expense)	(24,993)	(41,164)	(41,746)	—	(107,903)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	192,186	(559,592)	(66,557)	—	(300,849)

PROVISION FOR INCOME TAXES	57,656	—	—	—	57,656

NET INCOME (LOSS)	$134,530	$(559,592)	$(66,557)	$—	$(358,505)

See attached.

Schedule 4.4

EYELEMATIC MANUFACTURING COMPANY, INC.

AND RELATED COMPANIES

COMBINED FINANCIAL STATEMENTS AND

SUPPLEMENTARY INFORMATION

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

EYELEMATIC MANUFACTURING COMPANY, INC.

AND RELATED COMPANIES

COMBINED FINANCIAL STATEMENTS AND SUPPLEMENTARY INFORMATION

TABLE OF CONTENTS

		Page

Independent Accountant’s Review Report		1

Exhibit A	Combined Balance Sheets	2-3

Exhibit B	Combined Statements of Income (Loss)	4

Exhibit C	Combined Statements of Changes in Equity	5

Exhibit D	Combined Statements of Cash Flows	6

Notes to the Combined Financial Statements		7-18

Supplementary Information		19

Schedule I	Combining Balance Sheets	20-23

Schedule II	Combining Statements of Income (Loss)	24-25

Schedule III	Combining Statements of Changes in Equity	26

Schedule IV	Combining Statements of Cash Flows	27-28

Certified
Zackin	Public
Accountants
L.L.C.
Zimyeski
One
Exchange Place
Sullivan	Sixth Floor
Waterbury
Connecticut
INDEPENDENT ACCOUNTANT’S REVIEW REPORT	06702-2013
Telephone
203·753·2200
Facsimile
To the Board of Directors	203·756·1608
Eyelematic Manufacturing Company, Inc. and Related Companies	www.zzscpa.com
Watertown, Connecticut

We have reviewed the accompanying combined balance sheets of Eyelematic Manufacturing Company, inc. and Related Companies as of December 31, 2010 and 2009, as restated, and the related combined statements of income (loss), changes in equity, and cash flows for the years then ended. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of Company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the combined financial statements as a whole. Accordingly, we do not express such an opinion.

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the Unites States of America and for designing, implementing, and maintaining internal control relevant to the preparation and fair presentation of the combined financial statements.

Our responsibility is to conduct the review in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. Those standards require us to perform procedures to obtain limited assurance that there are no material modifications that should be made to the combined financial statements. We believe that the results of our procedures provide a reasonable basis for our report.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying combined financial statements in order for them to be in conformity with generally accepted accounting principles.

Our reviews were made for the purpose of expressing a conclusion that there are no material modifications that should be made to the combined financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America. The information included in the accompanying Schedules I, II, III, and IV is presented only for purposes of additional analysis’ and has been subjected to the inquiry and analytical procedures applied in the review of the basic combined financial statements, and we are not aware of any material modifications that should be made thereto,

/s/ ZACKIN ZIMYESKI SULLIVAN

ZACKIN ZIMYESKI SULLIVAN

Certified Public Accountants, LLC

Waterbury, Connecticut

February 8, 2011

1

EXHIBIT A

EYELEMATIC MANUFACTURING COMPANY, INC. AND RELATED COMPANIES

COMBINED BALANCE SHEETS

DECEMBER 31, 2010 AND 2009

		2009
	2010	RESTATED
ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$879,566	$1,454,508
Accounts Receivable, net	3,114,626	4,055,869
Inventories, net	6,771,603	6,875,681
Deferred Tax Assets	418,148	90,000
Prepaid Expenses	231,709	173,271
Total Current Assets	11,415,652	12,649,329

PROPERTY, PLANT AND EQUIPMENT, net	11,500,257	11,243,370

OTHER ASSETS
Deferred Tax Assets	231,852	885,539
Other Assets	85,030	129,041
Loan Origination Costs, Net	41,142	—
Total Other Assets	358,024	1,014,580

TOTAL ASSETS	$23,273,933	$24,907,279

2

EYELEMATIC MANUFACTURING COMPANY, INC. AND RELATED COMPANIES

COMBINED BALANCE SHEETS

DECEMBER 31, 2010 AND 2009

		2009
	2010	RESTATED

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Bank Lines of Credit	$—	$3,207,761
Advances Payable	10,000	10,000
Capital Lease Obligations	32,079	13,250
Accounts Payable	2,555,375	3,356,535
Accrued Taxes and Expenses	103,888	230,735
Related Party Mortgage Payable	120,000	120,000
Total Current Liabilities	2,821,342	6,938,281

LONG-TERM LIABILIITES
Advances Payable, Less Current Portion	1,249,384	1,249,384
Capital Lease Obligations, Less Current Portion	75,457	13,290
Related Party Line of Credit	2,431,599	1,910,684
Related Party Mortgage Payable, Less Current Portion	1,500,000	1,645,000
Total Long-Term Liabilities	5,256,440	4,818,358

Total Liabilities	8,077,782	11,756,639

EQUITY
Common Stock	78,810	78,810
Additional Paid-In Capital	200,190	200,190
Members’ Equity	154,966	(70,161)
Retained Earnings	16,571,761	14,751,377
	17,005,727	14,960,216
Less: Treasury Stock	(1,809,576)	(1,809,576)
Total Equity	15,196,151	13,150,640

TOTAL LIABILITIES AND EQUITY	$23,273,933	$24,907,279

See accompanying notes and accountant’s review report

3

EXHIBIT B

EYELEMATIC MANUFACTURING COMPANY, INC. AND RELATED COMPANIES

COMBINED STATEMENTS OF INCOME (LOSS)

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

		2009
	2010	RESTATED

NET SALES	$40,463,323	$40,260,633

COST OF SALES	35,392,530	38,348,705

GROSS PROFIT	5,070,793	1,911,928

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,357,170	3,840,181

OPERATING INCOME (LOSS)	2,713,623	(1,928,253)

OTHER INCOME (EXPENSE)
Interest Expense	(322,621)	(261,637)
Investment Income (Loss)	261	(243,383)
Other Income	4,922	28,979
Total Other (Expense)	(317,438)	(476,041)

INCOME (LOSS) BEFORE PROVISION FOR (RECOVERY OF) INCOME TAXES	2,396,185	(2,404,294)

PROVISION FOR (RECOVERY OF) INCOME TAXES	350,674	(624,594)

NET INCOME (LOSS)	$2,045,511	$(1,779,700)

See accompanying notes and accountant’s review report

4

EXHIBIT C

EYELEMATIC MANUFACTURING COMPANY, INC. AND RELATED COMPANIES

COMBINED STATEMENTS OF CHANGES IN EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

					Accumulated
		Additional		Retained	Other		Total
	Common	Paid-in	Members’	Earnings -	Comprehensive	Treasury	Equity -
	Stock	Capital	Equity	Restated	Income (Loss)	Stock	Restated

Total Equity December 31, 2008-Restated	$78,810	$200,190	$52,734	$17,048,182	$(325,445)	$(1,809,576)	$15,244,895
Distributions and Dividends	—	—	(640,000)	—	—	—	(640,000)
Realized Losses Recognized During the Year on Available for Sale Investments (Net of Tax)	—	—	—	—	325,445	—	325,445
Net Income (Loss) - Restated	—	—	517,105	(2,296,805)	—	—	(1,779,700)
Total Equity December 31, 2009-Restated	78,810	200,190	(70,161)	14,751,377	—	(1,809,576)	13,150,640
Net Income	—	—	225,127	1,820,384	—	—	2,045,511
Total Equity December 31, 2010	$78,810	$200,190	$154,966	$16,571,761	$—	$(1,809,576)	$15,196,151

See accompanying notes and accountant’s review report

5

EXHIBIT D

EYELEMATIC MANUFACTURING COMPANY, INC. AND RELATED COMPANIES

COMBINED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

		2009
	2010	RESTATED
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$2,045,511	$(1,779,700)
Adjustments to Reconcile Net Income (Loss) to
Net Cash Provided by Operating Activities:
Depreciation and Amortization	1,602,733	1,862,453
Deferred Tax Provision	325,539	(669,479)
Realized Losses on Investments	—	250,084
Change in Inventory Reserve	1,310	(167,658)
Changes in Assets and Liabilities:
Decrease in Accounts Receivable, net	941,243	2,151,286
(Increase) Decrease in Inventories, net	102,768	(427,573)
(Increase) in Prepaid Expenses	(58,438)	(84,872)
(Increase) Decrease in Other Assets	44,011	(8,476)
Increase (Decrease) in Accounts Payable	(801,160)	1,098,779
(Decrease) in Accrued Taxes and Expenses	(126,847)	(215,110)
Net Cash Provided by Operating Activities	4,076,670	2,009,734

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Property, Plant and Equipment	(1,450,174)	(3,221,639)
Proceeds from Sale of Property, Plant and Equipment	—	363,070
(Increase) Decrease in Deposits on Equipment	(299,581)	1,198,629
(Increase) in Loan Originaiton Costs	(43,307)	—
Net Cash (Used by) Investing Activities	(1,793,062)	(1,659,940)

CASH FLOWS FROM FINANCING ACTIVITIES
(Repayment of) Proceeds from Bank Lines of Credit, net	(3,207,761)	1,407,851
(Repayment of) Capital Lease Obligations	(26,704)	(14,167)
Proceeds from Related Party Line of Credit, net	520,915	98,808
(Repayment of) Related Party Mortgage Payable	(145,000)	(95,000)
Distributions and Dividends	—	(640,000)
Net Cash Provided (Used) by Financing Activities	(2,858,550)	757,492

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(574,942)	1,107,286

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	1,454,508	347,222

CASH AND CASH EQUIVALENTS, END OF YEAR	$879,566	$1,454,508

See accompanying notes and accountant’s review report

6

EYELEMATIC MANUFACTURING COMPANY, INC. AND RELATED COMPANIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

1.                              ORGANIZATION AND NATURE OF OPERATIONS

The combined financial statements include the accounts of Eyelematic Manufacturing Company, Inc. (Eyelematic), Echo Manufacturing Company, Inc. (Echo), Workforce One, Inc. (Workforce), and Seemar Real Estate, LLC (Seemar), collectively (the Companies).

Eyelematic is a Connecticut Corporation engaged in the design and manufacture of cosmetic packaging products and industrial metal packaging products. The Company engages in business with customers worldwide.

Echo is a Connecticut S Corporation engaged in the manufacture of plastic molded parts, anodized metal parts and the assembly of components. Transactions with Eyelematic account for 100% of Echo’s revenue.

Workforce is a Connecticut S Corporation engaged in providing temporary labor services to customers located in the State of Connecticut. On January 31, 2008, Workforce discontinued operations.

Seemar is a Connecticut limited liability company of which officers of Eyelematic and Echo are members. Seemar is engaged in leasing real estate to the above related entities through operating leases. Transactions with Eyelematic and Echo account for 100% of Seemar’s revenue.

The Companies are under common ownership and controlled by members of two families. The Companies operate production facilities in Waterbury and Watertown, Connecticut. All material intercompany transactions between the Companies have been eliminated in the combination.

2.                              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the Companies combined financial statements. The combined financial statements and notes are representations of the Companies management, who is responsible for their integrity and objectivity. These accounting policies are in accordance with generally accepted accounting principles and have been consistently applied in the presentation of the financial statements.

a.              Accounting Method

The combined financial statements have been prepared on the accrual basis of accounting, whereby income is recognized when it becomes available and measurable, and expenses are recognized when the liability is incurred, if measurable.

b.              Cash and Cash Equivalents

The Companies consider temporary investments with maturities of three months or less, when purchased, to be cash equivalents. Cash equivalents are carried at cost, which approximates market.

7

EYELEMATIC MANUFACTURING COMPANY, INC. AND RELATED COMPANIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

2.                              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

b.              Cash and Cash Equivalents (continued)

At December 31, 2010 and 2009, restricted cash, which is invested in interest-bearing accounts, was held at Smith Barney as part of Eyelematic’s agreement with the Connecticut Housing Program (See Note 11) and included in other assets on the accompanying balance sheets. Total restricted cash at December 31, 2010 and 2009 was $78,538 and $75,537, respectively.

c.               Accounts Receivable

Accounts receivable are uncollateralized customer obligations due under normal trade terms. The carrying amount of accounts receivable is reduced by a valuation allowance which reflects management’s best estimate of the amounts that will not be collected. Management individually reviews all the accounts receivable balances that exceed 90 days from invoice date and, based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected. The allowance for doubtful accounts at December 31, 2010 and 2009 was $30,000.

d.              Inventories

Inventories are stated at the lower of cost or market, as determined by the first-in, first-out method.

e.               Property, Plant and Equipment

Property, plant and equipment, including equipment under capital leases, are stated at cost. Expenditures for additions, renewals and betterments are capitalized and expenditures for maintenance and repairs are charged to expense as incurred. When items of property or equipment are sold or retired the cost and accumulated depreciation or amortization is removed from the accounts and any gain or loss is included in the results of operations. Depreciation and amortization is calculated over the estimated useful lives of the assets using either the straight-line method or the 200% double declining balance method.

Depreciation expense, including amortization of building improvements and capital leases, totaled $1,600,568 and $1,862,453 for the years ended December 31, 2010 and 2009, respectively.

f.                Intangible Assets

Intangible assets are loan origination costs that were capitalized during October 2010 and are being amortized using the straight-line method over their estimated life of 5 years. Amortization expense was $2,165 for the year ended December 31, 2010.

g.               Income Taxes

Eyelematic uses the liability method of accounting for deferred federal and state income taxes, whereby deferred tax assets and liabilities are recognized based on differences between the financial statement carrying amounts and tax bases of assets and liabilities using presently enacted tax rates. The significant types of temporary differences that give rise to deferred taxes are depreciation of property, plant and equipment, unrealized gains or losses on investments and the allowance for doubtful accounts.

8

EYELEMATIC MANUFACTURING COMPANY, INC. AND RELATED COMPANIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

2.                              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

g.               Income Taxes (continued)

Echo and Workforce have elected to be treated for federal and state tax purposes as S Corporations under provisions of the Internal Revenue Code, whereby each shareholder’s proportionate share of each Company’s income and losses are reported directly on their individual tax returns. Accordingly, no provision for federal or state income taxes has been recorded in the combined financial statements for these entities.

Seemar is a limited liability company which is treated as a partnership for federal and state income tax purposes and, as such, is not subject to income tax. Income and losses from the partnership are reported on each member’s individual tax return. Accordingly, no provision for federal or state income taxes has been recorded in the combined financial statements for this entity.

The Companies adopted the provisions of Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) 740. The Companies recognized no additions or reductions in their unrecognized income tax benefits as a result of this adoption. The Companies did not incur any interest or penalties on income taxes during the years ended December 31, 2010 and 2009.

The Companies file income tax returns in the U.S. federal jurisdiction and Connecticut state jurisdiction. With few exceptions, the Companies are no longer subject to U.S. federal and state income tax examinations by tax authorities for years before 2007. The Companies account for any incurred interest and penalties on income taxes as an operating expense.

h.              Use of Estimates

The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

i.                  Shipping and Handling Costs

Shipping and handling costs are expensed as incurred. Shipping and handling costs included in costs of sales for the years ended December 31, 2010 and 2009 were $224,604 and $214,128, respectively.

j.                 Fair Value of Financial Instruments

The carrying value of cash, accounts receivable, inventory, accounts payable and accrued liabilities approximated their fair values due to the short maturity of these instruments. The Companies note obligations are nonmarketable.

9

EYELEMATIC MANUFACTURING COMPANY, INC. AND RELATED COMPANIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

3.                              DATE OF MANAGEMENT’S REVIEW

Subsequent events have been evaluated through April 11, 2011, which is the date the financial statements were available for issuance.

4.                              INVENTORIES

Inventories consist of the following at December 31:

		2009
	2010	Restated

Raw Materials	$1,730,927	$1,744,445
Work-in Process	921,239	1,018,514
Finished Goods	4,728,735	4,720,710
	7,380,901	7,483,669
Less: Reserve for Obsolescence	(609,298)	(607,988)
Total	$6,771,603	$6,875,681

5.                              PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following at of December 31:

	2010	2009

Land	$370,393	$370,393
Buildings and Improvements	10,068,160	9,991,809
Furniture and Fixtures	962,643	977,760
Automobiles	97,673	10,388
Machinery and Equipment	43,023,680	42,758,544
	54,522,549	54,108,894
Accumulated Depreciation and Amortization	(43,495,253)	(43,038,904)
Deposits on Equipment	472,961	173,380
Total	$11,500,257	$11,243,370

$1,144,219 of fully depreciated assets were disposed of during the year ended December 31, 2010.

10

EYELEMATIC MANUFACTURING COMPANY, INC. AND RELATED COMPANIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

6.                              LOAN ORIGNIATION COSTS

Loan origination costs at December 31, 2010 consisted of $43,307 less $2,165 of accumulated amortization.

Future amortization expense of loan origination costs as of December 31, 2010 is as follows:

2011	$8,662
2012	8,661
2013	8,662
2014	8,661
2015	6,496
Total	$41,142

7.                              LINES OF CREDIT

Eyelematic had a line of credit with a bank providing maximum availability of $3,500,000 through June 2010 when this line was closed. Echo had a line of credit with a bank providing maximum availability of $4,500,000 through June 2010 when this line was closed. Workforce One had a line of credit providing a maximum availability of $300,000 through June 1, 2009 when this line was closed. Interest for Eyelematic and Echo was calculated at the Bank’s prime rate plus 0.25%. Interest for Workforce was calculated at the lower of LIBOR plus 2% or the Bank’s prime rate. Eyelematic and Echo’s lines of credit were collateralized by accounts receivable, inventory and equipment of each respective Company. Workforce’s line of credit was unsecured.

Echo had outstanding advances of $1,075,839 at December 31, 2009. Eyelematic had outstanding advances of $2,131,922 at December 31, 2009. Eyelematic, Echo and Workforce One were required to meet certain covenants as defined in each credit agreement. On September 23, 2009, the Bank notified the Company that they were in default for violation of the change in management covenant.

In October 2010, Eyelematic, Echo and Seemar collectively opened a line of credit with a new bank providing maximum availability of $8,000,000. Interest is payable monthly and calculated at one month LIBOR plus 2.25%. The line matures on June 30, 2012 and is secured by the assets of the Companies. At December 31, 2010 there were no outstanding advances. The Companies are required to meet certain covenants as defined in the loan agreement. At December 31, 2010 the Companies were in compliance with the covenant requirements.

Echo has a $2,000,000 line of credit with its president and shareholder that matures in October 2013. Interest on this line of credit is calculated at the prime rate published by the Wall Street Journal plus 2%. At December 31, 2010 and 2009 the outstanding balance, including accrued interest, was $1,471,160 and $1,910,684, respectively.

11

EYELEMATIC MANUFACTURING COMPANY, INC. AND RELATED COMPANIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

7.                              LINES OF CREDIT (continued)

There is an unsecured demand note for Eyeiematic in the amount of $931,923 borrowed from its president and shareholder in 2010. There is no maturity date and interest is calculated at the prime rate published by the Wall Street Journal plus 2%. At December 31, 2010 the outstanding balance, including accrued interest, was $960,439. The shareholder has agreed not to demand payment in 2011.

8.                              OPERATING LEASE OBLIGATIONS

Eyelematic and Echo lease certain vehicles under operating leases. These leases require various monthly payments and expire at various times between 2011 and 2015. Lease expense totaled $72,942 and $102,398 for the years ended December 31, 2010 and 2009, respectively.

Future minimum payments under these operating lease obligations are as follows:

2011	$32,149
2012	25,720
2013	19,924
2014	14,326
2015	3,359
$95,278

9.                              CAPITAL LEASE OBLIGATIONS

Eyelematic and Echo have entered into capital lease agreements for equipment. These leases require monthly principal and interest payments, at interest rates ranging from 5.7% to 10.4%. The leases expire at various times between 2012 and 2015.

Future minimum lease payments	$130,704
Less: Approximate amount representing interest	(23,168)
Present value of minimum lease payments	107,536
Less: Current portion	(32,079)
Noncurrent portion	$75,457

The following is an analysis of leased assets included in property, plant and equipment at December 31:

	2010	2009

Machinery and Equipment	$187,255	$115,900
Furniture and Fixtures	36,345	—
Less: Accumulated Amortization	(99,863)	(86,061)
Leased Assets, Net	$123,737	$29,839

12

EYELEMATIC MANUFACTURING COMPANY, INC. AND RELATED COMPANIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

9.                              CAPITAL LEASE OBLIGATIONS (continued)

The future minimum lease payments are as follows:

2011	$32,079
2012	32,669
2013	15,654
2014	15,488
2015	11,646
$107,536

10.                       EMPLOYEE BENEFIT PLAN

Eyelematic and Echo sponsor a savings plan pursuant to Section 401(k) of the Internal Revenue Code. Employees of these companies over the age of 21 with one year of service qualify to make salary deferrals under the plan. The plan allows eligible employees to contribute from 1% to 100% of their compensation on a pretax basis.

Participants’ contributions, up to 10% of compensation, were matched by Eyelematic and Echo through March 31, 2009 at the following rates:

Matching
Salary Deferral Percentage	Percentage

Less than or Equal to 2%	100%
Greater than 2% and Less than or Equal to 6%	50%
Greater than 6% and Less than or Equal to 10%	25%
Greater than 10%	0%

Total matching contributions made by Eyelematic and Echo for the year ended December 31, 2009 were $89,030.

Eyelematic and Echo may also contribute additional discretionary contributions as determined by the Board of Directors. There were no such contributions for the years ended December 31, 2010 and 2009.

13

EYELEMATIC MANUFACTURING COMPANY, INC. AND RELATED COMPANIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

11.                       LOANS TO EMPLOYEES

Eyelematic is a participant in the Connecticut Employer Assisted Housing Tax Credit Program (the Program). Eyelematic has made company funds available to employees through low interest loans for the purchase or rental of their primary residence. The total amounts approved by the State of Connecticut under the Program are $250,000. Employees sign promissory notes for all obligations under the Program and repay the balance through payroll withdrawals. For participating in the Program, Eyelematic receives tax credits from the State of Connecticut. At December 31, 2010 and 2009, there was $5,242 and $23,232, respectively, due from employees under this program which is included in other assets on the accompanying balance sheets.

12.                       RELATED PARTY TRANSACTIONS

Eyelematic and Echo lease their operating facilities in both Watertown and Waterbury from Seemar on a month-to-month basis. Rental income and expenses of $438,384 and $618,042 for the years ended December 31, 2010 and 2009, respectively, have been eliminated in these combined financial statements. At December 31, 2010 and 2009 there was $79,706 and $-0-, respectively, due to Seemar from Echo. At December 31, 2010 and 2009, there were no balances due to Seemar from Eyelematic.

Echo sells all of its production to Eyelematic. Total sales between the two companies were $18,337,977 and $21,982,361 for the years ended December 31, 2010 and 2009, respectively. At December 31, 2010 and 2009, Eyelematic had a payable to Echo for $339,097 and $2,339,185, respectively.

In February 2006, Seemar borrowed $2,200,000 from the members of Seemar. Principal on this mortgage is to be paid in the amount of $10,000 per month plus interest computed at the prime rate published by the Wall Street Journal plus 2%. There will be a balloon payment for the remaining outstanding balance in February 2016. The mortgage is secured by real estate in Watertown and Waterbury, Connecticut, and a security interest on all equipment, furniture and fixtures.

Maturities of long-term debt as of December 31, 2010 are:

2011	$120,000
2012	120,000
2013	120,000
2014	120,000
2015	120,000
2016	1,020,000
Total	$1,620,000

Eyelematic and Echo have amounts payable to related parties under lines of credit. See Note 7 for further details.

14

EYELEMATIC MANUFACTURING COMPANY, INC. AND RELATED COMPANIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

13.                       COMMON STOCK

A summary of common stock as of December 31, 2010 and 2009 is as follows:

	Eyelematic	Eyelematic
	Class A-	Class B-	Total
	Voting	Non-Voting	Eyelematic	Echo	Workforce	Combined
Total Value	$7,680	$69,130	$76,810	$1,000	$1,000	$78,810
Stated Value Per Share	$10	$10	N/A	$10	$10	N/A
Authorized Shares	1,000	9,000	10,000	100	100	10,200
Shares Issued	768	6,913	7,681	100	100	7,881
Shares Outstanding	768	6,008	6,776	100	100	6,976

In December 2004, Eyelematic purchased 905 Class B non-voting shares as treasury stock for approximately $2,000 per share.

14.                       INCOME TAXES

The Company accounts for income taxes in accordance with FASB ASC 740 whereby deferred taxes are provided on temporary differences arising from assets and liabilities whose bases are different for financial reporting and income tax purposes. Deferred taxes relate to differences in calculating depreciation on property and equipment, inventory and accounts receivable reserves, tax loss and state tax credit carryforwards.

Deferred income tax balances consist of the following at December 31:

	2010
	Current	Non-Current	Total
Utilization of Loss Carryforwards	$318,148	$231,852	$550,000
Other	100,000	—	100,000
	$418,148	$231,852	$650,000

	2009
	Current	Non-Current	Total
Utilization of Loss Carryforwards	$110,795	$975,329	$1,086,124
Other	(20,795)	(89,790)	(110,585)
	$90,000	$885,539	$975,539

15

EYELEMATIC MANUFACTURING COMPANY, INC. AND RELATED COMPANIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

14.                       INCOME TAXES (continued)

Income tax provision (recovery) consists of the following for the years ended December 31:

	2010
	Current	Non -Current	Total

Income Tax Expense:
Federal	$25,499	$—	$25,499
State	12,216	—	12,216
	37,715	—	37,715
Change in Deferred Tax Asset:
Utilization of Loss Carryforwards	244,767	—	244,767
Other	68,192	—	68,192
	312,959	—	312,959
Total Income Tax Provision (Recovery)	$350,674	$—	$350,674

	2009
	Current	Non-Current	Total
Income Tax Expense:
Federal	$—	$—	$—
State	34,000	—	34,000
	34,000	—	34,000
Change in Deferred Tax Asset:
Utilizaton of Loss Carryforwards	—	—	—
Other	(10,300)	(648,294)	(658,594)
	(10,300)	(648,294)	(658,594)
Total Income Tax Provision (Recovery)	$23,700	$(648,294)	$(624,594)

In the years ended December 31, 2010 and 2009, Eyelematic received income tax benefits from various tax credits in the amounts of $26,722 and $10,200, respectively, which reduce Eyelematic’s state income tax liability. Eyelematic has a state net operating loss carry forward of $950,059 which expires December 31, 2019.

16

EYELEMATIC MANUFACTURING COMPANY, INC. AND RELATED COMPANIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

14.                       INCOME TAXES (continued)

Eyelematic also has state income tax credits, which can be used to offset future state income, as follows:

	State Income Tax Credits
		Electronic
	Fixed	Data
	Capital	Processing
	Investment Credit	Equipment
	(FCIC)	(EDP)	Total
Expires in Year Ended December 31:
2011	$1,993	$1,050	$3,043
2012	58,605	3,285	61,890
2013	16,313	1,280	17,593
2014	4,592	652	5,244
2015	3,611	479	4,090
	$85,114	$6,746	$91,860

Eyelematic has a federal net operating loss carryforward of $1,449,292 which expires December 31, 2029. Eyelematic also had a federal contribution carryforward of $21,445, which does not expire.

The effective rate on the income before taxes was less than the federal statutory tax rate. In 2010, the taxpaying entity in the combined statements had income which was reduced by differences in depreciation and uniform capitalization of inventory and net operating losses carried forward.

15.                       FINANCIAL INSTRUMENTS

The Companies’ operations involve managing market risks related to changes in interest and dividend rates. The Companies do not currently hold or issue financial instruments for trading purposes.

Based on the borrowing rates currently available to the Companies for bank loans with similar terms and average maturities, the fair value of the long-term debt approximates the carrying value recorded on the combined balance sheet at December 31, 2010 and 2009.See Note 12 for description of collateral on long term debt.

17

EYELEMATIC MANUFACTURING COMPANY, INC. AND RELATED COMPANIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

16.                       CONCENTRATIONS OF CREDIT RISK

The companies maintain cash balances in commercial banks and brokerage money market accounts where at times the balances may exceed the FDIC insurance coverage levels. As of December 31, 2010, the Companies cash balances that were uninsured by the FDIC were $534,643.

Two customers accounted for 53% of net sales for the year ended December 31, 2010. Accounts receivable from these customers aggregated $1,561,661 at December 31, 2010.

Two customers accounted for 62% of net sales for the year ended December 31, 2009. Accounts receivable from these customers aggregated $2,248,985 at December 31, 2009.

17.                       SUPPLEMENTAL DISCLOSURES OF STATEMENT OF CASH FLOWS

Pursuant to the FASB ASC 230 supplemental disclosures are required for cash disbursed for income taxes and interest, as well as noncash transactions. During the years ended December 31, 2010 and 2009, $10,716 and $-0- was disbursed for income taxes, respectively and $305,693 and $184,526 was disbursed for interest, respectively.

Noncash financing transactions during the year ended December 31, 2010 include $107,700 of equipment purchased under capital leases. There were no noncash transactions during the year ended December 31, 2009.

18.                       PRIOR PERIOD ADJUSTMENT

During the year ended December 31, 2010, Echo and Eyelematic undertook an extensive evaluation of their inventory as part of a systems upgrade. During this process, it came to their attention that certain inventory items were costed incorrectly and obsolete inventory was understated. This resulted in a decrease of $1,494,395 to December 31, 2009 beginning retained earnings, a decrease of $88,113 to net (loss) for the year ended December 31, 2009, and a decrease of $1,582,508 to December 31, 2009 ending inventory.

19.                       SUBSEQUENT EVENT

On February 8, 2011 Workforce One’s corporate dissolution was approved by the State of Connecticut.

18

SUPPLEMENTARY INFORMATION

19

SCHEDULE I

EYELEMATIC MANUFACTURING COMPANY, INC. AND RELATED COMPANIES

COMBINING BALANCE SHEET

DECEMBER 31, 2010

ASSETS

	Eyelematic	Echo Mfg.	Workforce	Seemar	Combining
	Mfg., Inc.	Inc.	One, Inc.	R.E., LLC	Entries	Combined
CURRENT ASSETS
Cash and Cash Equivalents	$554,094	$179,306	$13,720	$132,446	$—	$879,566
Accounts Receivable, net	3,114,626	339,097	—	79,706	(418,803)	3,114,626
Inventories, net	6,008,194	763,409	—	—	—	6,771,603
Deferred Tax Assets	418,148	—	—	—	—	418,148
Prepaid Expenses	113,170	118,539	—	—	—	231,709
Total Current Assets	10,208,232	1,400,351	13,720	212,152	(418,803)	11,415,652

PROPERTY, PLANT AND EQUIPMENT, net	2,504,858	7,432,585	—	1,562,814	—	11,500,257

OTHER ASSETS
Deferred Tax Assets	231,852	—	—	—	—	231,852
Other Assets	85,030	—	—	—	—	85,030
Loan Origination Costs, Net	41,142	—	—	—	—	41,142
Total Other Assets	358,024	—	—	—	—	358,024

TOTAL ASSETS	$13,071,114	$8,832,936	$13,720	$1,774,966	$(418,803)	$23,273,933

(continued)

20

EYELEMATIC MANUFACTURING COMPANY, INC. AND RELATED COMPANIES

COMBINING BALANCE SHEET

DECEMBER 31, 2010

LIABILITIES AND EQUITY

	Eyelematic	Echo Mfg.	Workforce	Seemar	Combining
	Mfg., Inc.	Inc.	One, Inc.	R.E., LLC	Entries	Combined
CURRENT LIABILITIES
Advances Payable	$—	$10,000	$—	$—	$—	$10,000
Capital Lease Obligations	11,969	20,110	—	—	—	32,079
Accounts Payable	1,760,618	1,213,560	—	—	(418,803)	2,555,375
Accrued Taxes and Expenses	33,038	69,350	1,500	—	—	103,888
Related Party Mortgage Payable	—	—	—	120,000	—	120,000
Total Current Liabilities	1,805,625	1,313,020	1,500	120,000	(418,803)	2,821,342
LONG-TERM LIABILITIES
Advances Payable, Less Current Portion	—	1,249,384	—	—	—	1,249,384
Capital Lease Obligations, Less Current Portion	14,439	61,018	—	—	—	75,457
Related Party Line of Credit	960,439	1,471,160	—	—	—	2,431,599
Related Party Mortgage Payable, Less Current Portion	—	—	—	1,500,000	—	1,500,000
Total Long-Term Liabilities	974,878	2,781,562	—	1,500,000	—	5,256,440

TOTAL LIABILITIES	2,780,503	4,094,582	1,500	1,620,000	(418,803)	8,077,782

EQUITY
Common Stock	76,810	1,000	1,000	—	—	78,810
Additional Paid-in Capital	1,190	199,000	—	—	—	200,190
Members’ Equity	—	—	—	154,966	—	154,966
Retained Earnings	12,022,187	4,538,354	11,220	—	—	16,571,761
	12,100,187	4,738,354	12,220	154,966	—	17,005,727
Less: Treasury Stock	(1,809,576)	—	—	—	—	(1,809,576)
Total Equity	10,290,611	4,738,354	12,220	154,966	—	15,196,151

TOTAL LIABILITIES AND EQUITY	$13,071,114	$8,832,936	$13,720	$1,774,966	$(418,803)	$23,273,933

(continued)

21

EYELEMATIC MANUFACTURING COMPANY, INC. AND RELATED COMPANIES

COMBINING BALANCE SHEET

DECEMBER 31, 2009

ASSETS

	Eyelematic	Echo Mfg.
	Mfg., Inc. -	Inc. -	Workforce	Seemar	Combining	Combined -
	Restated	Restated	One, Inc.	R.E., LLC	Entries	Restated
CURRENT ASSETS
Cash and Cash Equivalents	$1,021,264	$392,412	$13,720	$27,112	$—	$1,454,508
Accounts Receivable, net	4,055,619	2,339,185	250	—	(2,339,185)	4,055,869
Inventories, net	6,165,929	709,752	—	—	—	6,875,681
Deferred Tax Assets	90,000	—	—	—	—	90,000
Prepaid Expenses	86,450	86,821	—	—	—	173,271
Total Current Assets	11,419,262	3,528,170	13,970	27,112	(2,339,185)	12,649,329

PROPERTY, PLANT AND EQUIPMENT, net	2,607,285	6,968,358	—	1,667,727	—	11,243,370

OTHER ASSETS
Deferred Tax Assets	885,539	—	—	—	—	885,539
Other Assets	98,769	30,272	—	—	—	129,041
Total Other Assets	984,308	30,272	—	—	—	1,014,580

TOTAL ASSETS	$15,010,855	$10,526,800	$13,970	$1,694,839	$(2,339,185)	$24,907,279

(continued)

22

EYELEMATIC MANUFACTURING COMPANY, INC. AND RELATED COMPANIES

COMBINING BALANCE SHEET

DECEMBER 31, 2009

LIABILITIES AND EQUITY

	Eyelematic	Echo Mfg.
	Mfg., Inc. -	Inc. -	Workforce	Seemar	Combining	Combined -
	Restated	Restated	One, Inc.	R.E., LLC	Entries	Restated
CURRENT LIABILITIES
Bank Lines of Credit	$2,131,922	$1,075,839	$—	$—	$—	$3,207,761
Advances Payable	—	10,000	—	—	—	10,000
Capital Lease Obligations	6,224	7,026	—	—	—	13,250
Accounts Payable	4,539,007	1,156,713	—	—	(2,339,185)	3,356,535
Accrued Taxes and Expenses	107,150	122,085	1,500	—	—	230,735
Related Party Mortgage Payable	—	—	—	120,000	—	120,000
Total Current Liabilities	6,784,303	2,371,663	1,500	120,000	(2,339,185)	6,938,281
LONG-TERM LIABILITIES
Advances Payable, Less Current Portion	—	1,249,384	—	—	—	1,249,384
Capital Lease Obligations, Less Current Portion	—	13,290	—	—	—	13,290
Related Party Line of Credit	—	1,910,684	—	—	—	1,910,684
Related Party Mortgage Payable, Less Current Portion	—	—	—	1,645,000	—	1,645,000
Total Long-Term Liabilities	—	3,173,358	—	1,645,000	—	4,818,358
TOTAL LIABILITIES	6,784,303	5,545,021	1,500	1,765,000	(2,339,185)	11,756,639
EQUITY
Common Stock	76,810	1,000	1,000	—	—	78,810
Additional Paid-in Capital	1,190	199,000	—	—	—	200,190
Members’ Equity	—	—	—	(70,161)	—	(70,161)
Retained Earnings	9,958,128	4,781,779	11,470	—	—	14,751,377
	10,036.128	4,981,779	12,470	(70,161)	—	14,960,216
Less: Treasury Stock	(1,809,576)	—	—	—	—	(1,809,576)
Total Equity	8,226,552	4,981,779	12,470	(70,161)	—	13,150,640
TOTAL LIABILITIES AND EQUITY	$15,010,855	$10,526,800	$13,970	$1,694,839	$(2,339,185)	$24,907,279

See accountant’s review report

23

SCHEDULE II

EYELEMATIC MANUFACTURING COMPANY, INC. AND RELATED COMPANIES

COMBINING STATEMENT OF INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2010

	Eyelematic	Echo Mfg.	Workforce	Seemar	Combining
	Mfg., Inc.	Inc.	One, Inc.	R.E., LLC	Entries	Combined
NET SALES	$40,463,323	$18,337,977	$—	$438,384	$(18,776,361)	$40,463,323

COST OF SALES	36,180,191	17,944,862	—	—	(18,732,523)	35,392,530

GROSS PROFIT	4,283,132	393,115	—	438,384	(43,838)	5,070,793

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,783,324	511,376	250	106,058	(43,838)	2,357,170

OPERATING INCOME (LOSS)	2,499,808	(118,261)	(250)	332,326	—	2,713,623

OTHER INCOME (EXPENSE)
Interest Expense	(89,981)	(125,431)	—	(107,209)	—	(322,621)
Investment Income	227	24	—	10	—	261
Other Income	4,679	243	—	—	—	4,922
Total Other (Expense)	(85,075)	(125,164)	—	(107,199)	—	(317,438)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	2,414,733	(243,425)	(250)	225,127	—	2,396,185

PROVISION FOR INCOME TAXES	350,674	—	—	—	—	350,674

NET INCOME (LOSS)	$2,064,059	$(243,425)	$(250)	$225,127	$—	$2,045,511

(continued)

24

EYELEMATIC MANUFACTURING COMPANY, INC. AND RELATED COMPANIES

COMBINING STATEMENT OF INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2009

	Eyelematic
	Mfg., Inc. -	Echo Mfg.	Workforce	Seemar	Combining	Combined -
	Restated	Inc.	One, Inc.	R.E., LLC	Entries	Restated
NET SALES	$40,178,700	$21,982,361	$—	$699,975	$(22,600,403)	$40,260,633

COST OF SALES	40,123,114	20,730,337	—	—	(22,504,746)	38,348,705

GROSS PROFIT	55,586	1,252,024	—	699,975	(95,657)	1,911,928

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	3,139,869	689,148	525	106,296	(95,657)	3,840,181

OPERATING INCOME (LOSS)	(3,084,283)	562,876	(525)	593,679	—	(1,928,253)

OTHER INCOME (EXPENSE)
Interest Expense	(57,080)	(127,975)	—	(76,582)	—	(261,637)
Investment Income (Loss)	(58,725)	(184,666)	—	8	—	(243,383)
Other Income	23,915	1,366	3,698	—	—	28,979
Total Other Income (Expense)	(91,890)	(311,275)	3,698	(76,574)	—	(476,041)

INCOME (LOSS) BEFORE (RECOVERY OF) INCOME TAXES	(3,176,173)	251,601	3,173	517,105	—	(2,404,294)

(RECOVERY OF) INCOME TAXES	(624,594)	—	—	—	—	(624,594)

NET INCOME (LOSS)	$(2,551,579)	$251,601	$3,173	$517,105	$—	$(1,779,700)

See accountant’s review report

25

SCHEDULE III

EYELEMATIC MANUFACTURING COMPANY, INC. AND RELATED COMPANIES

COMBINING STATEMENTS OF CHANGES IN EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

		Eyelematic	Echo		Eyelematic	Echo		Eyelematic Accumulated	Echo Accumulated		Total
	Common	Additional	Additional	Seemar	Retained	Retained	Workforce	Other	Other	Eyelematic	Combined
	Stock-	Paid-in	Paid-in	Members’	Earnings -	Earnings -	Retained	Comprehensive	Comprehensive	Treasury	Equity -
	See Note 13	Capital	Capital	Equity	Restated	Restated	Earnings	Income (Loss)	Income (Loss)	Stock	Restated
Total Equity December 31, 2008	$78,810	$1,190	$199,000	$52,734	$12,509,707	$4,530,178	$8,297	$(117,127)	$(208,318)	$(1,809,576)	$15,244,895
Distributions and Dividends	—	—	—	(640,000)	—	—	—	—	—	—	(640,000)
Realized Losses Recognized During the Year on Available for Sale Investments (Net of Tax)	—	—	—	—	—	—	—	117,127	208,318	—	325,445
Net Income (Loss)	—	—	—	517,105	(2,551,579)	251,601	3,173	—	—	—	(1,779,700)
Total Equity December 31, 2009	78,810	1,190	199,000	(70,161)	9,958,128	4,781,779	11,470	—	—	(1,809,576)	13,150,640
Net Income (Loss)	—	—	—	225,127	2,064,059	(243,425)	(250)	—	—	—	2,045,511
Total Equity December 31, 2010	$78,810	$1,190	$199,000	$154,966	$12,022,187	$4,538,354	$11,220	$—	$—	$(1,809,576)	$15,196,151

See accountant’s review report

26

SCHEDULE IV

EYELEMATIC MANUFACTURING COMPANY, INC. AND RELATED COMPANIES

COMBINING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2010

	Eyelematic	Echo	Workforce	Seemar	Combining
	Mfg., Inc.	Mfg., Inc.	One, Inc.	R.E., LLC	Entries	Combined
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$2,064,059	$(243,425)	$(250)	$225,127	$—	$2,045,511
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by Operating Activities:
Depreciation and Amortization	425,480	1,072,340	—	104,913	—	1,602,733
Deferred Tax Provision	325,539	—	—	—	—	325,539
Change in Inventory Reserve	1,310	—	—	—	—	1,310
Changes in Assets and Liabilities:
(Increase) Decrease in Accounts Receivable, net	940,993	2,000,088	250	(79,706)	(1,920,382)	941,243
(Increase) Decrease in Inventories, net	156,425	(53,657)	—	—	—	102,768
(Increase) in Prepaid Expenses	(26,720)	(31,718)	—	—	—	(58,438)
Decrease in Other Assets	13,739	30,272	—	—	—	44,011
Increase (Decrease) in Accounts Payable	(2,778,389)	56,847	—	—	1,920,382	(801,160)
(Decrease) in Accrued Taxes and Expenses	(74,112)	(52,735)	—	—	—	(126,847)
Net Cash Provided by Operating Activities	1,048,324	2,778,012	—	250,334	—	4,076,670

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Property, Plant and Equipment	(210,720)	(1,239,454)	—	—	—	(1,450,174)
(Increase) in Deposits on Equipment	(73,823)	(225,758)	—	—	—	(299,581)
(Increase) in Loan Origination Costs	(43,307)	—	—	—	—	(43,307)
Net Cash (Used) by Investing Activities	(327,850)	(1,465,212)	—	—	—	(1,793,062)

CASH FLOWS FROM FINANCING ACTIVITIES
(Repayment of) Bank Lines of Credit, net	(2,131,922)	(1,075,839)	—	—	—	(3,207,761)
(Repayment of) Capital Lease Obligations	(16,161)	(10,543)	—	—	—	(26,704)
Proceeds from (Repayment of) Related Party Line of Credit	960,439	(439,524)	—	—	—	520,915
(Repayment of) Related Party Mortgage Payable	—	—	—	(145,000)	—	(145,000)
Net Cash (Used) by Financing Activities	(1,187,644)	(1,525,906)	—	(145,000)	—	(2,858,550)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(467,170)	(213,106)	—	105,334	—	(574,942)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	1,021,264	392,412	13,720	27,112	—	1,454,508
CASH AND CASH EQUIVALENTS, END OF YEAR	$554,094	$179,306	$13,720	$132,446	$—	$879,566

(continued)

27

(continued)

EYELEMATIC MANUFACTURING COMPANY, INC. AND RELATED COMPANIES

COMBINING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2009

	Eyelematic
	Mfg., Inc. -	Echo	Workforce	Seemar	Combining	Combined -
	Restated	Mfg., Inc.	One, Inc.	R.E., LLC	Entries	Restated
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(2,551,579)	$251,601	$3,173	$517,105	$—	$(1,779,700)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided (Used) by Operating Activities:
Depreciation and Amortization	619,419	1,138,121	—	104,913	—	1,862,453
Deferred Tax Provision	(669,479)	—	—	—	—	(669,479)
Realized Losses on Investments	59,702	190,382	—	—	—	250,084
Change in Inventory Reserve	(167,658)	—	—	—	—	(167,658)
Changes in Assets and Liabilities:
(Increase) Decrease in Accounts Receivable, net	2,166,756	407,505	(250)	42,350	(465,075)	2,151,286
(Increase) Decrease in Inventories, net	(457,992)	30,419	—	—	—	(427,573)
(Increase) in Prepaid Expenses	(27,354)	(57,518)	—	—	—	(84,872)
(Increase) Decrease in Other Assets	21,796	(30,272)	—	—	—	(8,476)
Increase in Accounts Payable	614,061	19,643	—	—	465,075	1,098,779
(Decrease) in Accrued Taxes and Expenses	(76,086)	(139,024)	—	—	—	(215,110)
Net Cash Provided (Used) by Operating Activities	(468,414)	1,810,857	2,923	664,368	—	2,009,734

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Property, Plant and Equipment	(87,738)	(3,133,901)	—	—	—	(3,221,639)
Decrease in Deposits on Equipment	—	363,070	—	—	—	363,070
Proceeds from Sale of Investments	653,048	545,581	—	—	—	1,198,629
Net Cash Provided (Used) by Investing Activities	565,310	(2,225,250)	—	—	—	(1,659,940)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Bank Lines of Credit, net	931,922	475,929	—	—	—	1,407,851
Repayment of Capital Lease Obligations	(7,554)	(6,613)	—	—	—	(14,167)
Proceeds from Related Party Line of Credit	—	98,808	—	—	—	98,808
Repayment of Related Party Mortgage Payable	—	—	—	(95,000)	—	(95,000)
Distributions and Dividends	—	—	—	(640,000)	—	(640,000)
Net Cash Provided (Used) by Financing Activities	924,368	568,124	—	(735,000)	—	757,492
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,021,264	153,731	2,923	(70,632)	—	1,107,286
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	—	238,681	10,797	97,744	—	347,222
CASH AND CASH EQUIVALENTS, END OF YEAR	$1,021,264	$392,412	$13,720	$27,112	$—	$1,454,508

See accountant’s review report

28

EYELEMATIC MANUFACTURING COMPANY, INC. AND RELATED COMPANIES

COMBINING BALANCE SHEET

JUNE 30, 2011

ASSETS

	Eyelematic	Echo Mfg.	Seemar	Combining
	Mfg., Inc.	Inc.	R.E., LLC	Entries	Combined
CURRENT ASSETS
Cash and Cash Equivalents	$1,242,165	$503,819	$151,606	$—	$1,897,590
Accounts Receivable, net	3,172,744	456,645	119,559	(732,904)	3,016,044
Inventories, net	5,275,884	722,850	—	—	5,998,734
Deferred Tax Assets	414,066	—	—	—	414,066
Prepaid Expenses	51,198	34,084	—	—	85,282
Total Current Assets	10,156,057	1,717,398	271,165	(732,904)	11,411,716

PROPERTY, PLANT AND EQUIPMENT, net	2,338,831	7,464,346	1,510,357	—	11,313,534

OTHER ASSETS
Deferred Tax Assets	193,330	—	—	—	193,330
Loan Origination Costs, Net	58,851	—	—	—	58,851
Other Assets	85,036	—	—	—	85,036
Total Other Assets	337,217	—	—	—	337,217

TOTAL ASSETS	$12,832,105	$9,181,744	$1,781,522	$(732,904)	$23,062,467

EYELEMATIC MANUFACTURING COMPANY, INC. AND RELATED COMPANIES

COMBINING BALANCE SHEET

JUNE 30, 2011

LIABILITIES AND EQUITY

	Eyelematic	Echo Mfg.	Seemar	Combining
	Mfg., Inc.	Inc.	R.E., LLC	Entries	Combined
CURRENT LIABILITIES
Bank Lines of Credit	$—	$500,000	$—	$—	$500,000
Advances Payable	—	10,000	—	—	10,000
Capital Lease Obligations	12,603	20,747	—	—	33,350
Accounts Payable	1,152,464	1,326,242	—	(732,904)	1,745,802
Accrued Taxes and Expenses	218,675	336,247	—	—	554,922
Related Party Mortgage Payable	—	—	120,000	—	120,000
Total Current Liabilities	1,383,742	2,193,236	120,000	(732,904)	2,964,074

LONG-TERM LIABILITIES
Advances Payable, Less Current Portion	—	1,249,384	—	—	1,249,384
Capital Lease Obligations, Less Current Portion	7,975	50,483	—	—	58,458
Related Party Line of Credit	985,718	1,509,878	—	—	2,495,596
Related Party Mortgage Payable, Less Current Portion	—	—	1,440,000	—	1,440,000
Total Long-Term Liabilities	993,693	2,809,745	1,440,000	—	5,243,438

TOTAL LIABILITIES	2,377,435	5,002,981	1,560,000	(732,904)	8,207,512

EQUITY
Common Stock	76,810	1,000	—	—	77,810
Additional Paid-in Capital	1,190	199,000	—	—	200,190
Members’ Equity	—	—	221,522	—	221,522
Retained Earnings	12,186,246	3,978,763	—	—	16,165,009
	12,264,246	4,178,763	221,522	—	16,664,531
Less: Treasury Stock	(1,809,576)	—	—	—	(1,809,576)
Total Equity	10,454,670	4,178,763	221,522	—	14,854,955

TOTAL LIABILITIES AND EQUITY	$12,832,105	$9,181,744	$1,781,522	$(732,904)	$23,062,467

SCHEDULE II

EYELEMATIC MANUFACTURING COMPANY, INC. AND RELATED COMPANIES

COMBINING STATEMENT OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2011

	Eyelematic	Echo Mfg.	Seemar	Combining
	Mfg., Inc.	Inc.	R.E., LLC	Entries	Combined

NET SALES	$13,559,823	$6,324,560	$161,909	$(6,486,469)	$13,559,823

COST OF SALES	12,382,251	6,545,159	—	(6,466,043)	12,461,367

GROSS PROFIT	1,177,572	(220,599)	161,909	(20,426)	1,098,456

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	960,393	297,829	53,606	(20,426)	1,291,402

OPERATING INCOME (LOSS)	217,179	(518,428)	108,303	—	(192,946)

OTHER INCOME (EXPENSE)
Interest Expense	(29,792)	(41,225)	(41,754)	—	(112,771)
Investment Income	6	2	8	—	16
Other Income	4,793	59	—	—	4,852
Total Other (Expense)	(24,993)	(41,164)	(41,746)	—	(107,903)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	192,186	(559,592)	66,557	—	(300,849)

PROVISION FOR INCOME TAXES	57,656	—	—	—	57,656

NET INCOME (LOSS)	$134,530	$(559,592)	$66,557	$—	$(358,505)

SCHEDULE III

EYELEMATIC MANUFACTURING COMPANY, INC. AND RELATED COMPANIES

COMBINING STATEMENT OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2011

	Eyelematic	Echo	Seemar	Combining
	Mfg., Inc.	Mfg., Inc.	R.E., LLC	Entries	Combined
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$134,530	$(559,592)	$66,557	$—	$(358,505)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by Operating Activities:
Depreciation and Amortization	171,887	503,901	52,456	—	728,244
Reserve for Inventory Obsolescence	57,525	(2,101)	—	—	55,424
Deferred Tax Provision	72,132	—	—	—	72,132
Changes in Assets and Liabilities:
(Increase) in Accounts Receivable, net	(58,118)	(117,548)	(39,853)	314,101	98,582
Decrease in Inventories, net	674,785	42,660	—	—	717,445
Decrease in Prepaid Expenses	61,972	84,455	—	—	146,427
(Increase) in Other Assets	(6)	—	—	—	(6)
Increase (Decrease) in Accounts Payable	(608,154)	112,683	—	(314,101)	(809,572)
Increase in Accrued Taxes and Expenses	185,639	266,897	—	—	452,536
Net Cash Provided by Operating Activities	692,192	331,355	79,160	—	1,102,707

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Property, Plant and Equipment	(1,530)	(435,249)	—	—	(436,779)
(Increase) in Loan Origination Costs	(22,040)	—	—	—	(22,040)
(Increase) in Deposits on Equipment	—	(100,413)	—	—	(100,413)
Net Cash (Used) by Investing Activities	(23,570)	(535,662)	—	—	(559,232)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Bank Lines of Credit, net	—	500,000	—	—	500,000
Repayment of Capital Lease Obligations	(5,830)	(9,898)	—	—	(15,728)
Proceeds from Related Party Line of Credit	25,279	38,718	—	—	63,997
Repayment of Related Party Mortgage Payable	—	—	(60,000)	—	(60,000)
Net Cash Provided (Used) by Financing Activities	19,449	528,820	(60,000)	—	488,269

NET INCREASE IN CASH AND CASH EQUIVALENTS	688,071	324,513	19,160		1,031,744
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	554,094	179,306	132,446	—	865,846
CASH AND CASH EQUIVALENTS, END OF YEAR	$1,242,165	$503,819	$151,606	$—	$1,897,590

Schedule 4.5

Undisclosed Liabilities

None.

Schedule 4.6

Accounts Receivable

None.

Schedule 4.7

Inventory

OBSOLETE INVENTORY CALCULATION Q2 2011

Q2 June 2011

Eyelematic	Qty on
Part #	Hand	Unit	Price	2011 Q2 Ext
I00142	28800	PM	$29.91	$861.41	$861.41	FG
I00149	800	PM	$33.45	$26.76	$26.76	FG
I00158	11550	PM	$40.05	$462.58	$462.58	FG
I00161	5100	PM	$33.13	$168.96	$168.96	FG
I00181	45408	PM	$23.07	$1,047.56	$1,047.56	FG
I20200NAT	154000	PM	$7.29	$1,122.66	$1,122.66	FG
I83300	5000	PM	$36.73	$183.65	$183.65	FG
I89300BLACK	10200	PM	$38.05	$388.11	$388.11	FG
JAR100SAN	7455	PM	$82.83	$617.50	$617.50	FG	$4,879.19
3H011	825	LB	$2.26	$1,864.50	$1,864.50	RM
3H086	1435	LB	$2.91	$4,175.85	$4,175.85	RM
44279-3035	50	LB	$6.27	$313.50	$313.50	RM
CLPPE103 WHITE	120	LB	$4.04	$484.80	$484.80	RM
CPET6705 CONC	1610	LB	$2.89	$4,652.90	$4,652.90	RM
CPP2055 YELLOW	60	LB	$6.53	$391.80	$391.80	RM
CPP2160 PINK TR	150	LB	$5.88	$882.00	$882.00	RM
CPP2173 MET TAN	90	LB	$7.72	$694.80	$694.80	RM
CPP2641 MET GRN	700	LB	$6.62	$4,634.00	$4,634.00	RM
CPP3341 AMBER	65	LB	$10.47	$680.55	$680.55	RM
CPPP112 BLACK	1010	LB	$4.34	$4,383.40	$4,383.40	RM
CPS-4373-C	100	LB	$4.89	$489.00	$489.00	RM
LINER-028	480	PC	$13.62	$65.38	$65.38	RM
LINER-030	6630	PC	$31.95	$2,118.28	$2,118.28	RM
LINER-035	8800	PC	$16.51	$1,452.88	$1,452.88	RM
LINER-036	1830	PC	$8.47	$155.00	$155.00	RM
LINER-037	1120	PC	$19.16	$214.59	$214.59	RM
LINER-038	6460	PC	$17.01	$1,098.85	$1,098.85	RM
LINER-043	18480	PC	$3.58	$661.58	$661.58	RM
LINER-044	5625	PC	$18.93	$1,064.81	$1,064.81	RM
LINER-053	990	PC	$22.90	$226.71	$226.71	RM
LINER-058	8550	PC	$69.64	$5,954.22	$5,954.22	RM
LINER-062	420	PC	$8.44	$35.45	$35.45	RM
LINER-063	9000	PC	$82.05	$7,384.50	$7,384.50	RM
LINER-064	2375	PC	$29.73	$706.09	$706.09	RM
LINER-065	5760	PC	$93.95	$5,411.52	$5,411.52	RM
PP84710159 BRN	205	LB	$3.56	$729.80	$729.80	RM	$50,926.76
					$55,805.95		$55,805.95
				scrap value 20%	$11,161.19
				final obsolescence reserve	$44,644.76

OBSOLETE INVENTORY Q2 2011

Q2 2011

Eyelematic
Part #
30-039-00374	$2,286.18	FG
30-041-00474	$4,285.72	FG
30-106-10347	$1,426.23	FG
30-109-10447	$68.45	FG
30-120-10373	$4,218.85	FG
30-252-10347	$108.23	FG
30-290-00373	$5,687.72	FG
30-292-003C	$3,304.48	FG
30-292-003W	$4,082.70	FG
30-379-10348	$227.14	FG
30-442-10374	$2,324.83	FG
30-494-001MS	$1,207.80	FG
30-532-00373	$1,726.46	FG
30-638-10374	$4,380.31	FG
30-640-103S	$290.78	FG
30-669-10340	$85.68	FG
30-751-103	$4,401.60	FG
30-752-103	$2,499.77	FG
30-771-10350	$4,625.32	FG
30-788-10374	$1,826.76	FG
30-814-103	$2,581.94	FG
30-827-10373	$243.92	FG
30-837-003	$5,022.00	FG
30-840-10373	$4,955.10	FG
30-843-10373	$31.01	FG
30-876-10346	$2,349.95	FG
30-915-003	$1,532.64	FG
30-929-00453	$488.84	FG
30-947-10347	$510.45	FG
30-968-003	$2,586.43	FG
30-970-003	$2,360.49	FG
31-018-10346	$3,857.74	FG
31-019-00373	$615.32	FG
31-045-00373	$131.56	FG
31-065-00340	$157.83	FG
31-095-10373	$1,207.63	FG
31-096-10373	$338.78	FG
31-099-003	$4,371.57	FG
31-107-10374	$509.88	FG
31-117-10464	$1,687.37	FG
31-123-10373	$340.68	FG
31-131-10373	$556.80	FG
31-146-00373	$551.25	FG
31-149-00373	$796.09	FG
31-151-10373	$550.30	FG
31-160-003	$1,436.53	FG
31-161-003	$7,920.00	FG
31-162-003	$685.39	FG
31-167-003	$4,956.68	FG
31-171-10373	$1,305.60	FG
31-185-00373	$552.84	FG
31-188-10347	$2,056.67	FG
31-190-10373	$468.19	FG

31-192-00373	$1,129.06	FG
31-201-10373	$900.67	FG
31-203-10342	$4,917.91	FG
31-210-10373	$771.65	FG
31-215-10373	$552.84	FG
31-225-10373	$455.80	FG
31-227-10373	$3,336.96	FG
31-227-10373	$258.07	FG
31-235-10342	$5,491.50	FG
31-238-10373	$241.82	FG
31-239-10373	$3,447.05	FG
31-240-10373	$584.80	FG
31-241-00373	$126.71	FG
31-245-00373	$3,600.00	FG
31-246-00373	$2,666.42	FG
31-247-00373	$422.71	FG
31-252-10341	$967.05	FG
31-252-10341	$2,910.60	FG
31-258-10373	$6,240.00	FG
31-259-10373	$8,205.27	FG
31-266-10373	$3,738.85	FG
31-269-00373	$1,681.74	FG
31-271-00373	$1,222.58	FG
31-272-00373	$5,212.09	FG
31-275-10373	$1,146.72	FG
31-282-10373	$150.17	FG
31-284-10373	$1,422.59	FG
31-285-10373	$1,094.30	FG
31-288-10373	$886.27	FG
31-289-10373	$1,621.58	FG
31-294-00373	$2,105.92	FG
31-298-10350	$2,584.14	FG
31-299-10373	$1,205.74	FG
32-112-00473	$3,112.93	FG
32-192-00473	$593.72	FG
33-070-103	$1,257.60	FG
33-152-103	$3,017.12	FG
33-261-003	$2,675.65	FG
33-281-103	$2,861.24	FG
33-317-003	$779.99	FG
33-328-103	$6,104.09	FG
33-398-003M	$501.90	FG
33-434-103SL	$809.60	FG
33-466-103	$3,243.75	FG
33-497-103GO	$1,519.20	FG
33-504-103GO	$2,190.85	FG
33-506-003M	$1,648.36	FG
33-594-103	$779.36	FG
33-902-003RK	$4,325.40	FG
33-992-003	$2,056.32	FG
33-995-003	$1,046.60	FG
33-995-003A	$7,553.94	FG
35-006-103	$397.95	FG
35-011-003	$1,328.79	FG
35-013-003	$3,591.89	FG
35-014-003	$288.94	FG
35-025-003	$1,243.23	FG
35-026-003	$1,372.50	FG
35-027-003	$359.97	FG
35-030-003	$4,590.97	FG
35-236-003	$1,239.50	FG

35-605-103	$2,524.50	FG
35-611-103	$1,980.72	FG
35-613-10373	$232.14	FG
36-009-00465	$172.75	FG
36-050-00456	$4,540.02	FG
36-056-02258	$626.60	FG
36-056-02258	$2,399.76	FG
36-080-00459	$620.83	FG
36-085-00459	$52.70	FG
36-085-00459	$568.20	FG
36-113-02256	$185.88	FG
36-121-00354	$4,854.91	FG
36-121-00354	$4,084.30	FG
36-129-00461	$30.89	FG
36-135-00461	$118.36	FG
36-137-10361	$42,883.78	FG
36-137-10361	$1,231.20	FG
36-138-00461	$891.00	FG
36-157-00465	$619.16	FG
36-157-10465	$4,047.38	FG
36-184-02259	$31.75	FG
36-187-103	$750.34	FG
36-223-00465	$3,833.33	FG
36-229-00354	$896.59	FG
36-233-00458	$878.55	FG
36-262-00465	$5,935.68	FG
36-275-00456	$13,514.44	FG
36-283-02473	$125.58	FG
36-284-02473	$200.93	FG
36-291-00473	$166.08	FG
36-295-00458	$3,857.69	FG
36-308-00473	$1,510.34	FG
36-308-00473	$274.16	FG
37-016-103	$746.27	FG
40-109-103	$927.81	FG
40-109-103GL	$1,804.08	FG
44-031-103	$760.15	FG
44-031-103S	$617.80	FG
44-129-003	$3,130.40	FG
49-009-103	$1,001.85	FG
51-019-309	$4,453.68	FG
61-047-3573	$470.40	FG
62-072-103EV	$560.58	FG
62-323-00373	$1,216.57	FG
62-338-00373	$1,369.78	FG
62-339-10373	$346.16	FG
62-339-10373	$1,601.61	FG
62-343-10373	$7,309.85	FG
62-345-00373	$125.90	FG
62-345-00373	$2,227.18	FG
62-346-00373	$1,025.47	FG
62-346-00373	$1,130.35	FG
62-347-00373	$1,359.50	FG
62-351-10373	$854.40	FG
62-351-10373	$1,393.11	FG
62-352-10373	$676.40	FG
65-005-93573	$4,365.77	FG
65-005-93573	$647.00	FG
65-005-93573	$1,275.12	FG
65-008-93573	$2,520.00	FG
65-023-93573	$2,187.36	FG

65-037-93573	$1,587.60	FG
65-042-93573	$2,993.22	FG
65-045-93573	$444.60	FG
65-068-93573	$770.09	FG
65-083-93573	$723.84	FG
65-126-93573	$3,420.42	FG
65-127-93573	$53.96	FG
65-144-93573	$5,035.80	FG
65-XXX-940	$127.20	FG	$404,475.23
007X1.675 6040	$2,537.70	RM
008X1.570 7030	$3,701.85	RM
015X1.960 5657	$728.64	RM
016X1.390 5657	$687.61	RM
016X2.500 5052	$725.74	RM
016X2.530 3005	$127.68	RM
016X2.920 3005	$1,864.00	RM
016X3.820 3005	$9,636.32	RM
016X3.920 9030	$491.40	RM
016X6.170 9020	$4,422.04	RM
018X3.596 9020	$1,371.45	RM
018X4.615 5657	$472.58	RM
019X4.330 H275	$4,056.37	RM
020X2.690 3005	$519.59	RM
020X2.970 H235	$1,728.00	RM
020X3.040 5657	$565.76	RM
020X4.320 5657	$1,111.52	RM
021X4.050 3005	$524.05	RM
021X4.050 5657	$1,132.31	RM
022X4.320 5657	$2,814.96	RM
022X8.280 5657	$762.12	RM
023X3.720 5657	$511.98	RM
025X3.960 9020	$247.20	RM
30-004-00343	$627.08	RM
30-123-004	$3,319.20	RM
30-135-00460	$2,122.20	RM
30-274-02240	$1,918.09	RM
30-365-00342	$2,665.66	RM
30-637-00353	$1,958.20	RM
30-667-00374	$15,569.76	RM
30-667-00374	$271.23	RM
30-752-103	$1,114.48	RM
30-771-10350	$834.42	RM
30-798-10350	$1,576.44	RM

30-894-00446	$2,361.12	RM
30-902-103	$1,480.32	RM
30-911-10374	$3,014.76	RM
30-978-002	$403.20	RM
30-992-10373	$1,729.36	RM
31-118-00341	$1,701.64	RM
31-241-00373	$2,782.62	RM
31-273-00373	$1,642.82	RM
31-298-10350	$6,248.33	RM
32-082-101M	$1,717.60	RM
33-039-103S	$2,472.38	RM
33-105-103RG	$3,088.62	RM
33-346-003	$911.83	RM
33-346-103	$1,898.10	RM
33-420-103	$1,383.75	RM
33-428-003	$3,025.62	RM
33-457-001	$2,511.60	RM
33-457-003C0	$537.84	RM
33-457-003R7	$2,887.38	RM
33-469-00350	$1,700.00	RM
33-487-003	$1,143.00	RM
33-487-103	$1,028.70	RM
33-494-001	$579.62	RM
33-497-103GO	$1,291.14	RM
33-512-102	$1,704.88	RM
33-532-002	$1,129.95	RM
33-544-103	$2,016.30	RM
33-568-003	$550.08	RM
33-583-001	$1,466.40	RM
33-588-003	$1,296.23	RM
33-588-103	$1,514.66	RM
33-594-001	$572.28	RM
33-594-102	$624.00	RM
33-594-103	$1,051.47	RM
33-858-103	$3,003.97	RM
35-008-001	$2,377.05	RM
35-014-001	$3,434.00	RM
35-016-101	$797.41	RM
35-025-101	$460.27	RM
35-229-001	$999.68	RM
35-501-101	$467.86	RM
36-160-103	$2,516.46	RM
36-227-00258	$1,100.95	RM
36-233-00458	$1,516.59	RM
36-284-02473	$3,666.98	RM
36-284-02473	$846.01	RM
36-290-00462	$5,742.22	RM
36-294-00458	$1,862.96	RM
36-297-00473	$3,527.27	RM
37-015-001	$922.50	RM
38-059-002	$230.55	RM
38-083-002	$353.60	RM
38-098-002	$1,287.33	RM
38-099-002	$1,327.20	RM
38-172-002	$269.36	RM
38-264-102	$491.66	RM
38-275-002P	$256.20	RM
38-281-101	$336.00	RM
38-284-002	$477.00	RM
38-323-102	$249.60	RM
38-332-002	$107.00	RM

38-342-102	$237.98	RM
38-388-003	$1,890.41	RM
38-409-002	$636.65	RM
38-426-102	$978.01	RM
38-447-102	$377.40	RM
38-456-002	$993.45	RM
38-470-001	$1,212.20	RM
38-489-002	$717.60	RM
38-493-002	$1,752.00	RM
38-500-001	$2,301.15	RM
38-503-101	$719.40	RM
38-511-102	$414.80	RM
38-512-102	$1,758.40	RM
38-517-102	$94.08	RM
38-519-102	$937.50	RM
38-524-002	$1,829.37	RM
38-594-002	$651.00	RM
40-109-103	$4,668.97	RM
41-001-001	$922.50	RM
41-001-102	$1,437.50	RM
41-005-402	$3,191.24	RM
42-020-101	$1,766.25	RM
46-006-302	$2,046.60	RM
50-148-027	$1,300.99	RM
50-149-027	$3,294.72	RM
51-008-302	$2,105.20	RM
51-009-602	$1,372.70	RM
53-013-302	$2,406.56	RM
53-089-002	$2,697.70	RM
53-098-401M	$858.40	RM
53-139-002	$2,108.70	RM
55-222-10364	$8,224.16	RM
61-055-101	$1,273.98	RM
62-323-00373	$3,139.07	RM
BUFF 12 X 3/8SC	$264.02	RM
BUFF 12X5 GRNYL	$1,029.00	RM
BUFF 14X8X1 1/2	$224.50	RM
BUFF 14X8X2 1/2	$714.80	RM
BUFF 14X8X3	$985.80	RM
BUFF 2A ELK COL	$1,384.37	RM
BUFF ELK FIRM2A	$319.06	RM
BUFF13 X 5 USED	$550.00	RM
BUTYL CARBITOL	$1,763.20	RM
CARTON - #120	$220.85	RM
CARTON - #429	$717.87	RM
CARTON - #125RD2	$405.03	RM
CARTON-#125GR2	$915.72	RM
CARTON-#125PK2	$1,624.82	RM
DW-100-05-10-04	$1,500.00	RM
I00105	$1,081.00	RM

I00111NAT	$1,931.81	RM
I00112NAT	$1,426.96	RM
I00113	$2,432.00	RM
I00150	$18,107.61	RM
I00157	$13,125.00	RM
I00169	$191.10	RM
I00170	$314.60	RM
I00171	$555.29	RM
I00172	$1,976.93	RM
I00201	$14.51	RM
I00202	$105.34	RM
I00214	$264.76	RM
I10200NAT	$2,173.60	RM
I10210	$360.94	RM
I13105	$40.85	RM
I13213	$632.40	RM
I13217	$561.04	RM
I15124	$451.90	RM
I15125	$1,131.66	RM
I15125NAT	$1,080.00	RM
I15127	$259.16	RM
I15128	$2,106.00	RM
I15129	$223.60	RM
I15130	$843.70	RM
I15202	$1,894.65	RM
I15213NAT	$3.63	RM
I15216	$75.86	RM
I15219	$867.10	RM
I15223	$507.93	RM
I18102	$5,130.00	RM
I18108	$374.40	RM
I18117LDPE	$4,066.40	RM
I18213	$1,224.00	RM
I20105	$1,345.66	RM
I20105 BLACK	$650.00	RM
I20230	$684.00	RM
I20235	$3,384.96	RM
I20236	$162.02	RM
I20237	$370.07	RM
I24218	$860.17	RM
I24231	$574.26	RM
I24237	$1,637.30	RM
I24243	$125.00	RM
I24244	$887.47	RM
I38304	$266.00	RM
I48204	$1,916.15	RM
I48301	$1,255.31	RM
I51203	$2,281.60	RM
I53206	$545.88	RM
I58202	$1,453.14	RM
I58207	$1,562.40	RM
I58601	$81.90	RM
I83302	$1,554.00	RM
L/P 339-E	$136.80	RM
L/P 5433G90204	$350.00	RM
L/P 5433G90205	$1,430.00	RM
L/P 66070 UV AN	$1,010.00	RM
L/P 83-81264	$2,098.00	RM

BL L/P 8483-1	$1,353.00	RM
L/P 962-4010- 00	$2,275.00	RM
L/P C66614	$4,760.00	RM
L/P C66620 TC	$1,185.00	RM
L/P CHARCOAL	$1,160.00	RM
L/P D2091 THIN	$448.00	RM
L/P J-1295	$529.20	RM
L/P LIGHT BLUE	$1,752.70	RM
LD-1493 14X14	$82.14	RM
NESTOR 133LPURB	$271.95	RM
NESTOR 210010	$490.46	RM
NESTOR 210015	$404.40	RM
NESTOR 8170402	$31.50	RM
NESTOR 869LBASE	$271.06	RM
NESTOR 869LCAP	$228.00	RM
NESTOR AM1E	$145.00	RM
NESTOR AM1I	$228.38	RM
NESTOR COTYBASE	$1,642.20	RM
NESTOR LIZ 93	$937.18	RM
PA96 BUBBLE WRP	$3,176.10	RM
POLYBOARD 429	$5,184.00	RM
W00211	$1,290.48	RM
W00214	$1,143.45	RM
W00215	$5,726.60	RM	$370,622.21
	$775,097.44		$775,097.44
Scrap Value 20%	$155,019.49
Net obsolete reserve	$620,077.95

Schedule 4.8

Accounts Payable

None.

Schedule 4.10

Certain Developments

None.

Schedule 4.11(a)

Owned Real Property

1.                                      1 Seemar Road, Watertown—Seemar

a.                                      Building—130,000 square feet; land—19 acres; map/block/lot—82/89/8A

2.                                      91 Park Road, Watertown—Eyelematic

a.                                      Building—57,000 square feet; land—10.3 acres; map/block/lot—91/92/3A

3.                                      235 Interstate Lane, Waterbury—Seemar

a.                                      Building—145,600 square feet; land—3.31 acres; map/block/lot—468/488/11

b.                                      Land—3.50 acres; map/block/lot—490/488/1

Schedule 4.11(a)(ii)

Encumbered Real Property

1.                                      Lease, by and between Seemar as lessor, and Echo as lessee, dated as of January 1, 2010 (1 Seemar Road, Watertown, Connecticut).

2.                                      Lease, by and between Seemar as lessor and Eyelematic as lessee, dated as of January 1, 2010 (1 Seemar Road, Watertown, Connecticut).

3.                                      Lease, by and between Seemar, as lessor, and Echo, as lessee, dated as of November 24, 1993 (235 Interstate Lane, Waterbury, Connecticut).

Schedule 4.11(b)

Leased Real Property

1.                                      Lease, by and between Seemar as lessor, and Echo as lessee, dated as of January 1, 2010.

2.                                      Lease, by and between Seemar as lessor and Eyelematic as lessee, dated as of January 1, 2010.

3.                                      Lease, by and between Seemar, as lessor, and Echo, as lessee, dated as of November 24, 1993.

4.                                      Mortgage Deed by Seemar to Henry F. Seebach, Jr. and Laurel B. Seebach, dated February 6, 2006 and recorded February 8, 2006 in volume 1454, page 127 in the Office of the Town Clerk of Watertown, Connecticut.

5.                                      Mortgage Deed by Seemar to Henry F. Seebach, Jr. and Laurel B. Seebach, dated February 6, 2006 and recorded February 16, 2006 in volume 5673, page 133 in the Office of the Town Clerk of Waterbury, Connecticut.

6.                                      UCC Fixture Filing, recorded June 23, 1994 in volume 3112, page 41 in the Office of the Town Clerk of Waterbury, Connecticut; as affected by that UCC Fixture Filing Assignment, recorded March 1, 1999 in volume 3769, page 316 in the Office of the Town Clerk of Waterbury, Connecticut; as affected by that UCC Fixture Filing Continuation, recorded March 1, 1999 in volume 3769, page 317 in the Office of the Town Clerk of Waterbury, Connecticut; as affected by that UCC Fixture Filing Continuation, recorded January 16, 2004 in volume 4877, page 91 in the Office of the Town Clerk of Waterbury, Connecticut; as affected by that UCC Fixture Filing Continuation, recorded March 26, 2009 in volume 6505, page 110 in the Office of the Town Clerk of Waterbury, Connecticut.

Schedule 4.12(a)

Permitted Liens

1.                                      UCC Financing Statement No. 0002780033, filed October 25, 2010 in the centralized records, naming Eyelematic as debtor and Toyota Motor Credit Corporation as secured party.

2.                                      UCC Financing Statement No. 0002602376, filed November 7, 2007 in the centralized records, naming Echo as debtor and Toyota Motor Credit Corporation as secured party.

3.                                      UCC Financing Statement No. 0002776563, filed October 4, 2010 in the centralized records, naming Echo as debtor and Toyota Motor Credit Corporation as secured party.

4.                                      UCC Financing Statement No. 0002787977, filed December 9, 2010 in the centralized records, naming Echo as debtor and Toyota Motor Credit Corporation as secured party.

5.                                      UCC Financing Statement No. 0002740956, filed March 12, 2010 in the centralized records, naming Eyelematic as debtor and Susquehanna Commercial Finance, Inc. as secured party.

Schedule 4.12(d)

Capital Expenditures

None.

Schedule 4.13

Tax

The following lists all states, territories and jurisdictions (whether foreign or domestic) in which Sellers are required to file Tax Returns.

1.                                      Echo Manufacturing Company:

a.                                      United States of America

b.                                      Connecticut

2.                                      Eyelematic Manufacturing Company, Inc.:

a.                                      United States of America

b.                                      Connecticut

Schedule 4.14

Contracts

(i)                                     None.

(ii)                                  Employment Agreement, by and between Eyelematic and David Young, dated as of January 6, 2010.

(iii)                               None.

(iv)                              None.

(v)                                 None.

(vi)                              None.

(vii)                           None.

(viii)                        None.

(ix)                              Agreement, by and between Eyelematic and United Aluminum Corporation, dated as of September 1, 2011.

(x)                                 None.

(xi)                              None.

(xii)                           None.

(xiii)                        None.

(xiv)                       None.

(xv)                          None.

(xvi)                       None.

(xvii)                    None.

(xviii)                 None.

(xvix)                None.

(xx)                          None.

Schedule 4.15

Proprietary Rights

(i)                                     None.

(ii)                                  None.

(iii)

1.                                      Wonderware Software:

a.                                      License No. 443463

b.                                      Owner: Echo Manufacturing Company

c.                                       Equipment Financing Agreement

2.                                      Syspro Impact Software:

a.                                      Owner: Eyelematic Manufacturing Company Inc.

3.                                      Eyelematic Production System:

a.                                      Owner: Eyelematic Manufacturing Company, Inc.

4.                                      Optimum Solutions Software:

a.                                      Owner: Optimum Solutions

(iv)                              None.

Schedule 4.16

Litigation

A.                                    The worker’s compensation matters are pending in the Fifth Worker’s Compensation District in Waterbury against Echo. All liabilities related to the matters described below shall be Excluded Liabilities.

1)             Elvis Santos—October 2008;

2)             Mercedes Leonardo—August 2008;

3)             Elivs Santos—April 2011; and

As indicated above, those individuals were employees of Echo at the time of their injury. At the time of injury, for reasons unknown at this time, Echo did not have a worker’s compensation policy in effect. There was, however, a policy in effect providing coverage to Eyelematic. The company has paid on each claim since their filings. At some point in 2011, the insurance company determined that each was an employee of Echo and, therefore, questioned whether each should be covered under Eyelematic’s policy. A hearing was held on this issue on September 8, 2011, at which time, Attorney Daniel Mahaney appeared on behalf of Echo. The matter was continued by agreement to permit the insurance company to evaluate its position and determine whether it would continue to provide coverage. A new hearing date has not yet been set.

4)             Manuel Rodriguez—February 11, 2011

B.                                    The pending litigation matters are as follows. All liabilities related to the matters described below shall be Excluded Liabilities.

1)             Mercedes Leanardo v. Eyelematic Manufacturing Inc., Docket No. CV 106004729, which case is pending in the judicial district of Waterbury. Insurance company has provided an attorney for defense. A copy of the complaint has been provided; and

2)              U.S. Bank National Association v. Leonidas Leger et al, Docket No. CV095012533, pending in the Superior Court for the Judicial District of Waterbury. In this matter, Echo is named as a defendant and has not yet entered an appearance. This is a foreclosure matter. They were named as a defendant because they must hold a security interest in the property being foreclosed.

C.                                    Please note that the following cases have been settled. All liabilities related to the matters described below shall be Excluded Liabilities.

1)              Gail Boulanger v. Eyelematic Manufacturing Company Inc., Docket No. CV 096001099, which case was pending in the Superior Court for the Judicial District of Waterbury;

2)              John Zambetti v. Eyelmatic Manufacturing Company and Echo Manufacturing Company, Docket No. CV106004669, which case was pending in the Superior Court for the Judicial District of Waterbury. This case settled on Thursday, September 14, 2011, following a mediation;

3)              Boncal v. Eyelematic Manufacturing Company Inc., Docket No. SC-338450, which case was pending in the small claims session of the Superior Court. That case went to judgment on December 21, 2010, and judgment was rendered in favor of Boncal in the amount of $4,843.80, which judgment has been paid. The judgment was paid on January 21, 2011;

4)              Amber Straude v. Eyelematic—Settled in 2010; and

5)              Christine Carter—Settled June 16, 2011

All settlement amounts set forth in Schedule 4.16 have been paid in full by Sellers.

Schedule 4.18(b)

Employees

See attached.

Schedule 4.18(b)

EYELEMATIC/ECHO ORG CHART

Org Chart as of 7-27-11	Henry F. Seebach Jr
CEO/Owner

Peter Philip
Executive Vice President of Sales
$160,000 per year
Company Car
2/13/1995

Jan Fortier
Customer Service Manager
63,000 a year
4/12/1993

Joan Gomes
Customer Service Accounts Manager
52,000 a year
9/5/2000

EYELEMATIC/ECHO ORG CHART

Org Chart as of 9-7-11				Henry F. Seebach Jr
Note add 10% differental to 2nd & 3rd Shift				CEO/Owner

Thomas W. Bainer
Vice President of Operations
$120,000 Per year/Company Car
3/26/2009

						16							Operations
21	39	73	37	7	3	10 Tool 6 Operators		10	2	6	1	218	Sales
QUALITY	ENGINEERING/MOLDING	ASSEMBLY/DECO/Paint	ANODIZING	SHIPPING	MAINTENANCE	EYELETS	3	AUTOMATIONS	HUMAN RESOURCES	CNC DEPARTMENT	PURCHASING	3	Total
Echo/Eyelematic	Echo/Eyelematic	Echo	Echo	Eyelematic	Eyelematic	Eyelematic	ACCOUNTING	Echo	Eyelematic/Echo	Eyelematic	Eyelematic/Echo	221	Employees

Kevin Johnson Eyelematic/Echo	Nick Smith EYELEMATC/ECHO	Ivan Cyr	Steve Plumb	Steve Chacho	Joe Romano	Al Bellimere	Joshua Walsh	Chris Kent	Adelina Otano	Joe Fortier	Todd Deschino
Director of Quality	Director of Engineering/Molding	Production Manager Assem/Deco	Plant Manger of Anodizing	Shipping Supervisor	Mainatence Supervisor	Eyelet Foreman	Accouting/IT Manger	Automations Manger	HR Manger Echo/Eye	CNC Supervisor	Senior Buyer
$130,000 per year	$130,000 per year	$80,412 per year	$140,088 per year	$22.35 per hour	Echo/Eye Watertown	$35.00 per hour	$92,019.20 per year	$90,000 a year	$72,800 per year	$35.00 per hour	$70,096 per year
2/9/2009	2/22/2010	1/4/1988	5/17/1993	8/8/1979	$32.00 per hour	9/22/1986	8/11/2008	2/8/2010	1/17/1994	10/14/1985	4/18/1994
10/22/1993

Echo & Eyelematic	Ralph Ross EYELEMATIC/ECHO	Karen McAviney
	Engineer	Planner/Scheduler Assembly	1st shift
Adam Cates Eyelematic	$70,012.80 per year	$ 58,760 per year	Alan Caviasca	Jim Noble	Tony Guerrera	Steve Behlman	Rosanne Carroll	1st shift	Michelle Ortiz	Doug Hoyt
Eyelets Quality Manager	4/27/1987	3/16/1987	Lead Anodizer/Supervisor	Terminial Supervisor	Echo/Eye Watertown	Asst Forman/Lead	Echo Accouting	Dave Brouillard	HR Eyelematic	Asst CNC supervisor
$50,000 per year	Dotted line to Tom & Nick		$ 25.50 per hour	$30.00 per hour	$20.50 per hour	$32.52 per hour	$51,376 per year	Toolmaker/Tech	$53,040 per year	$24.00 per hour
8/7/1995			11/13/1995	8/7/1995	8/16/1989	11/19/1984	6/28/1993	$ 27.25 per hour	10/12/1998	5/11/1990
Dotted line to Tom & Kevin	Karen Berg Echo	1st Shift Assembly	Reports to Steve					12/22/2008
	Planner/Scheduler Molding	Julia Aletriz		Tyrone Patterson	Larry Bouthot	Rocco Gugliotte	Kellie Sheeks			Jack Cunningham
Jackie Jones Echo	$52,000 per year	Assembly	Irene Alejandro	Steve’s back up	Echo/Eye Watertown	Line Head	Eyelematic Accounting	Young Campbell		Carbide
Quality Inspector 1st shift	1/24/2011	$8.25 per hour	Lead HR/Anodizing Assemblers	Shipping/Terminial	$19.00 per hour	$33.07 per hour	$45,760 per year	Technician		$21.05 per hour
Jars/Incoming Material		1/23/2007	$ 17.00 Per Hour	& Truck Driver	11/29/2010	5/19/1975	10/13/2008	$ 16.50 per hour		10/5/1992
Paint/Outside Processing			8/7/1995	$20.00 per hour				8/25/2003
14.00 per hour	1st Shift/ECHO	Rebecca Pacheco		2/12/1996		James Rebman				Paul Desrosiers
9/11/1995 reports to Adam	Dave Young	Assembly	Adelina Cintron			219 line Toolmaker		Frederick Cocchiola		CNC
	Process Tech Molding 1st shift	8.25 per hour	Anodizing Assemblers	Joan Brodski		$29.00 per hour		Technician		$30.30 per hour
Luis Morrobel	$180,000 per year/Company Car	3-8-2011 rehire	$ 12.00 per hour	Shipping Admin		7/7/1983		$ 30.00 per hour		10/4/1976
Molding QC 2nd shift	1/25/2010		8/21/1995	$15.47 per hour				3/3/2010
9.15 per hour		Angela Bautista		6/11/1992		Art Drake				Mike MacKennedy
7/31/2011 Rehire	Allen Brooks	Assembly	Carmen Davila			Toolmaker		Robert Crownshaw		CNC
	Mold Toolmakers	$ 8.25 per hour	Anodizing Assemblers	Pete Labbe		$28.50 per hour		Technician		$25.50 per hour
Carmen Batisia ECHO	$28.00 per hour	7/16/2007	$ 10.00 per hour	Eyelematic Receiving		9/8/2009		$ 24.00 per hour		1/7/2008
Quality Inspector Assembly 1st Shift	2/22/2010		8/10/2006	$19.00 per hour				3/13/1995
13.25 per hour		Maria Carcamo		8/8/1979		Rich Juan				Mike Petrafassi
6/23/1997	Ken Luddy	Assembly	Ana Delgado			Toolmaker		Michael Quint		CNC
	Eyelet/Molding Toolmaker	$ 10.00 per hour	Anodizing Assemblers	Don Labeck		27.90 per hour		Technician		$26.00 per hour
Jose Torres ECHO	$26.75 per hour	2/16/1999	$ 10.00 per hour	Packing/Shipping/Forklift		8/15/1994		$ 17.30 per hour		6/20/2005
Quality Inspector Assembly 2nd Shift	10/22/1990		12/4/2006	$14.50 per hour				8/13/1993
12.00 per hour		Francisca Castillo		3/17/2008		Greg Cookson
8/30/2004	David Maloney	Assembler	Margarita Egusquiza			Toolmaker		David Roberts
	Mold Tech Toolroom	$8.25 per hour	Anodizing Assemblers	Bill McLean		$26.50 per hour		Technician
Angel Santana ECHO	$17.00 per hour	6/7/2007	$ 10.00 per hour	Packing/Shipping		9/6/1994		$ 22.00 per hour
Quality Inspector DECO 1st Shift	7/28/2009		6/10/2006	$13.50 per hour				6/7/1999
17.00 per hour		Victoria Deraben		3/25/1987		Tony Pereira
8/6/2007	Dave Cole	Assembler	Miguel Gonzales			Toolmaker		Melvin Marple
	Molding Lead Person/Maintenance	$8.25 per hour	Material Handler			$26.00 per hour		Part Time Technician
Rita Schettino ECHO	$25.50 per hour	1/21/2008	$ 10.00 per hour			1/6/1997		$ 49.05 per hour
Quality Inspector Lead Deco 1st Shift	2/1/1993		1/28/2008					9/8/2009
Lead Jars		Josefina Sanchez DeSerrano				Mike Lopardo		Dottied Line to Ivan and Tom
17.00 per hour	Gabe Ferreira	Assembler	Iris Otero			Toolmaker
4/8/2008	Molding Lead Person/Supervisor	$ 10.50 per hour	Anodizing Assemblers			$22.50 per hour		2ND Shift
	$24.00 per hour	1/21/2008	$ 10.00 per hour			3/2/1992
Roberta Greatorex ECHO WTBY	2/28/2008		1/16/2007					Edward Ingala
Lead Quality		Lydia Dones				Pat Marshall		Technician
Inspector Anodizing 1st Shift	Wascar Deraben	Assembler	Alexander Pellot			Tool Maker		$ 22.00 per hour
$16.50 per houer	Molding Material Handler	$ 11.00 per hour	Machine Operator			$24.00 per hour		1/3/2011
6/24/1996	$11.00 per hour	6/7/1999	$ 16.00 per hour			1/6/1997
Dotted line to Adam & Kevin	11/18/2005		4/16/2007					James Pelosi
		Manuel Feliz				Jose Flores		Technician
Carmen Santiago ECHO WTBY	Inocencia Hilario	Maintence/Janitorial	Luis Rodriguez			Eyelet Operator/Machine Maint.		$ 17.60 per hour
Quality Inspector 2nd Shift	Molding Packer	$ 11.50 per hour	Anodizing Tech			$17.25 per hour		10/30/2006
Anodizing	$8.25 per hour	8/6/2001	$ 22.00 per hour			1/11/2005
$9.46 per hour	10/6/2010		4/28/1986
7/9/2001		Ada Figueroa				Jose Lacaustra
	Francis Javier	Assembly	Yahaira Rodriquez			Eyelet Operator
Oubone Phouthasack ECHO	Molding Mixing Material Handler	$ 8.50 per hour	Anodizing Assemblers			$16.90 per hour
Quality/Admin Support 1st Shift	$9.75 per hour	2/8/2005	$ 8.25 per hour			12/5/1988
Molding	6/1/2009		2/4/2009
52,000 per year		Ana Forty				Julio Rodriguez
8/31/2009	Juila Pindo	Assembly	Elba Urena			Eyelet Operator
	Molding Packer	$ 8.90 per hour	Anodizing Assemblers			$14.50 per hour
Kimberly Rideout ECHO	$ 9.50 per hour	12/4/2000	$ 10.00 per hour			3/18/1998
Quality Inspector 1st Shift	5/10/2006		1/13/2009
Molding		Fernando Gomez				Elliot Estrada
$43680 per year	Damaire Planas	Material Handler	Carlos Cruz			Eyelet Operator

8/30/2009	Molding Packer	$ 15.50 per hour	Material Handler	$15.50 per hour
	$ 8.25 per hour	4/3/2003	$ 9.50 per hour	4/7/2003
Daniel Griffen Eyelematic	1/18/2010		8/11/2011
Quality Inspector 1st Shift		Sheryle Harris		Jeff Warren
Eyelets	Nancy Velez	Assembly	Maintenance	Eyelet Operator
$15.00 per hour	Molding Packer	$ 10.00 per hour	Ray Delaney	$12.50 per hour
6/5/2006	$ 8.25 per hour	6/27/1994	Maintanence Supervisor	11/10/2008
	10/6/2010		$ 23.00 per hour
Pamela St. Pierre Eyelematic		Brigida Infante	7/25/1994	Jamie Oliveria
Quality Insector 1st Shift	Elizabeth Vasquez	Assembly	Reports to Steve	Eyelet Operator
Eyelets	Molding Packer	$ 8.65 per hour		$17.00 per hour
$13.50 per hour	8.25 per hour	3/9/1999	Roddy Bologh	2/11/2008
8/21/2006	6-29-2011 Rehire		Maintanence/Electrician
		Patricia Jackman	$ 22.50 per hour
Alicia Perez Echo	Antonio Pena	Assembly	8/2/2010
Molding QC 1st shift	Material Handler	$ 9.50 per hour
$11.00 per hour	8.50 per hour	6/23/1997	Jose Martinez
2/11/2009	8/2/2011		Maintenance (Part Time)
		Candida Leger	$ 11.00 per hour
Luis Ferreria Echo	Natalie Diaz	Assembly	4/23/2004
Assembly Inspector 2nd shift	Molding Packer	$ 9.00 per hopur
$ 13.30 per hour	8.25 per hour	4/12/2006	Technicial Support
6/23/1997	8-1-2011 Rehire		Michael Fazzalaro
		Angela Luis	Anodizing Technician
Madina Damaris Echo	Ana Reyes	Lead Assembly	$ 22.00 per hour
Assembly QC 1st shift	Molding Packer	$ 15.00 per hour	4/24/1995
$ 15.25 per hour	8.25 per hour	9/1/1998	Reports to Steve
6/17/1997	8/1/2011
		Leida Medina	Shipping
Janelly Correa Echo	Second Shift	Assembly	Selena Merrill
QC Deco 2nd shift		$ 10.50 per hour	Shipping Supervisor
12.65 per hour	Arturo Mateo	5/4/1998	$ 17.50 per hour
8/5/2004	Molding Lead Person/QC/Supervisor		4/14/2008
	$ 18 per hour	Alida Mendez
Miguel Delgado Echo	4/3/2006	Assembly	Second Shift
QC Deco 2nd shift		8.25 per hour
$ 9.35 per hour	Chanel Melenciano	10/16/2007	Omar Ortiz
9/20/2010	Material Handler		2nd Shift Supervisor/Anodizer
	$ 9.50 per hour	Carmen Morales	$ 22.00 per hour
John Sinkevich Echo	9/15/2008	Assembly	6/23/1997
Molding QC 2nd shift		$ 10.00 per hour
11.25 per hour	Rafael Pena	6/9/1999	Lule Aliaj
5/23/2011 Rehire	Material Handler		Anodizing Assemblers
	$ 8.50 per hour	Maria Morel	$ 9.07 per hour
	5/14/2003	Assembly	3/21/2006
$ 10.00 per hour
	Evelyn Torres	9/12/2005	Yohanny Diaz
	Molding Packer		Anodizing Assembelers
	$ 8.25 per hour	Luisito Velez	$ 9.07 per hour
	9/21/2010	Material Handler Liners	8/23/2010
$ 11.00 per hour
	Rosa Contreras	11/19/2007	Guillermo Gonzalez
	Molding Packer		Material Handler
	8.25 per hour	Creisa Ortiz	$ 10.00 per hour
	7/26/2011	Assembly	1/24/2004
$ 9.00 per hour
	Guillermina Delarosa	8/23/2007	Angel Lorenzo
	Molding Packer		Material Handler
	8.25 per hour	Julia Perez	$ 10.45 per hour
	8/1/2011 Rehire	Assembly	8/17/2009
$ 8.25 per hour
	Antonia Lopez	6/18/2007	Gloria Martinez
	Molding Packer		Anodizing Assembler
	8.25 per hour	Juila DeRivera	$ 9.07 per hour
	8/1/2011 Rehire	Assembly	1/12/2009
$ 8.25 per hour
	Saschary Cordero	5/8/2006	Mayra Ramos
	Molding Packer		Anodizing Assemblers
	8.25 per hour	Miledys Rivera	$ 9.07 per hour
	8/1/2011 Rehire	Assembly	11/26/2007
$ 9.00 per hour
	Judith Soto	4/3/2009	Roberto Lafontaine
	Molding Packer		Material Handler
	8.25 per hour	Jamie Robles	12.00 per hour
	8/1/2011 Rehire	Assembly	4-18-11 rehire
$ 12.50 per hour
	Miriam Delgado	3/27/2006	Anthony Colon
	Molding Packer		Material Handler
	8.25 per hour	Mario Velez	9.50 per hour
	8/1/2011 Rehire	Material Handler	2/20/2011
$ 10.00 per hour
	Benjamin Collazo	9/18/2008	Ana Turriate
	Material Handler		Assembler
	$ 8.50 per hour	Jose Perez	8.25 per hour
	8/8/2011	Assembly	3/15/2011

$ 12.25 per hour
3RD Shift	6/23/2008	Damiana Evangelista
Assembler
Garry Richardson	Eli Ramirez	8.25 per hour
Molding Lead Person/Supervisor	Assembly	2-21-11 rehire
$ 30.80 per hour	$ 10.00 per hour
6/1/2010	5/20/2008	Edita Nikocevic
Assembler
Yanira Rodriquez	Wilmarie Santoes	8.25 per hour
Material Packer	Assembly	8/8/2011
$ 9.05 per hour	$ 10.25 per hour
8/11/2008	6/23/2008	Ester Soto
Assembler
Altagracia Parra	Milagros Santiago	8.25 per hour
Molding Packer	Assembly	8/8/2011
$ 9.05 per hour	$ 11.22 per hour
3/23/2008	9/9/1991	Luis Mercado
Material Handler
Pablo Cortes	Amada Ortiz	9.50 per hour
Material Handler	Material Handler	2/20/2011
9.20 per hour	$ 9.50 per hour
5/25/2010	1/31/2006

Manushage Bejleri	Donald Labeck, Jr	Luis Sierra
Molding Packer	Material Handler	3rd Shift Supervisor/Anodizer
9.05 per hour	$ 8.50 per hour	$ 17.00 per hour
6-29-11 Rehire	1/31/2006	8/30/2010

Justina Morles	Ada Batisia Echo	Alex Vega
Molding Packer	Quality Inspector Assembly 1st	Material Handler
9.05 per hour	9.50 per hour	$ 14.30 per hour
6-13-11 Rehire	6/1/2010	10/22/2008

Maria Diaz		Franklin Rivera
Molding Packer	Shipping	Material Handler
9.05 per hour		$9.50 per hour
7-31-2011 Rehire	Jason James	8/8/2011 Rehire
Shipping
Gentilia Musto	$ 18.80 per hour	Jose Velazco
Molding Packer	11/18/2009	Material Handler
9.05 per hour		$9.50 per hour
5-23-2011 Rehire	Elba Collazo	8/8/2011 Rehire
Shipping/Admin
Junior A. Santiago	$ 17.00 per hour
Material Handler	6/23/1997
9.20 per hour
8/7/2011	2nd Shift Assembly

Gregorio Roso
2nd Shift Supervisor
$ 20.90 per hour
6/24/1996

Lorenzo Herrera
Material Handler
8.50 per hour
5-9-2011 rehire

Jose Encarnacion
Material Handlers
$ 14.85 per hour
5/11/2007

Altagracia Gaton
Assembly
$ 8.25 per hour
3/17/2010

Aurea Gonzalez
Assembly
$ 11.27 per hour
10/30/2002

Maria Guillen
Assembly
$ 8.25 per hour
3/8/2007

Ercilia Hilario
Assembly
$ 8.25 per hour
4/16/2007

Reyna Hilario
Assembly

$ 8.25 per hour
11/19/2007

Clara Martinez
Assembly
$ 8.25 per hour
9/2/2008

Milagros Martinez
Assembly
$ 11.27 per hour
8/29/2005

Segunda Danieles
Assembly
$ 8.25 per hour
9/12/2005

Luciana Ogando
Assembly
$ 9.90 per hour
7/18/2006

Bienvenida Pozo
Assembly
$ 11.27 per hour
8/24/1998

Aida Rivas
Assembly
$ 11.27 per hour
11/30/2003

Yasmin Rodriguez
Assembly
$ 8.25 per hour
10/5/2010

Dilia Silvestre
Assembly
$ 8.25 per hour
3/17/2010

Pedro Pichardo
Machine Operator/Was Buff Operator
$ 14.00 per hour
6/23/1997

Marie Santos
Assembly
$ 8.25 per hour
4/26/2010

Edwin Carrasquillo
Material Handler
$ 8.50 per hour
8/24/2011

Luis Fernandez
Material Handler
$ 8.50 per hour
8/24/2011

Deco (Izimat) 1st Shift

Pat Bridge
Izimat Supervisor/Operator
$ 28.00 per hour
1/29/2007

Serena Garcia
Assembly
$ 11.00 Per hour
6/12/1995

Keudy Martinez
Material Handler
$ 11.00 per hour
2/18/2008

Marybel Meletiche
Assembly
$ 10.00 per hour
3/24/2009

Nelcida Mella
Lead Assembly
$ 12.00 perhour
1/13/2004

Nicole Polanco
Assembly
$ 15.00 per hour
4/30/2009

Deco 2nd Shift

Brian Lafferty
Deco Lead Person/Operator
$ 27.50 per hour
10/2/2007

Angelis Melenciano
Material Handler Deco
$ 9.90 per hour
11/18/2008

Lidia Alvarez
Deco Assembly
$ 9.90 per hour
5/18/1998

Veronica Castro
Deco Assembly
$ 8.25 per hour
11/19/2007

Luz Deleon
Deco Assembly
8.25 per hour
1/19/2006

Luz Marien Lopez
Deco Assembly
$ 9.90 per hour
6/16/2008

Turbo Spray 1st Shift

Johnny Jones
Turbo/Lacquer Paint Supervisor
$ 26.00 per Hour
10/15/1979

Rafael Garriga
Turbo Technician
$ 15.00 per hour
10/3/2007

Turbo Spray 2nd Shift

Telesfore Rojas
Turbo Technician
$ 24.75 per hour
6/10/2008

PTO Balances
Eyelematic Manufacturing Co, Inc

	Plan		Hours		Hours		Carry	Total		Hours	Hours	Vac
Employee	Code		Accrued		Earned		Over	PTO Hrs		Taken	Avail	Amount	HireDate	Accrual Date
Department:ADMIN-Admin

Bainer , Thomas		(Excutive Pay)				Number:			416
	Floater			0.00	24.00		0.00	24.00		0.00	24.00	$1,384.80	3/23/2009	3/23/2009
	Vacation			0.00	160.00		80.00	240.00		40.00	200.00	$11,540.00	3/23/2009	3/23/2009
		Employee Totals:	0.00		184.00		80.00	264.00		40.00	224.00	$12,924.80

Berg , Karen L						Number:			446
	Floater			0.00	24.00		0.00	24.00		8.00	16.00	$400.00	1/24/2011	1/24/2011
	Vacation			0.00	120.00		0.00	120.00		120.00	0.00	$0.00	1/24/2011	1/24/2011
		Employee Totals:	0.00		144.00		0.00	144.00		128.00	16.00	$400.00

Carroll , Rosanne						Number:			1401
	Floater			0.00	56.00		0.00	56.00		4.00	52.00	$1,287.00	6/28/1993	6/28/1993
	Vacation			0.00	120.00		24.00	144.00		24.00	120.00	$2,970.00	6/28/1993	6/28/1993
		Employee Totals:	0.00		176.00		24.00	200.00		28.00	172.00	$4,257.00

Otano , Adelina						Number:			8085
	Floater			0.00	56.00		0.00	56.00		52.00	4.00	$128.00	1/17/1994	1/17/1994
	Vacation			0.00	120.00		12.00	132.00		132.00	0.00	$0.00	1/17/1994	1/17/1994
		Employee Totals:	0.00		176.00		12.00	188.00		184.00	4.00	$128.00

Philip , Peter W		(Excutive Pay)				Number:			E1005
	Floater			0.00	56.00		0.00	56.00		0.00	56.00	$4,307.69	2/13/1995	2/13/1995
	Vacation			0.00	120.00		0.00	120.00		64.00	56.00	$4,307.69	2/13/1995	2/13/1995
		Employee Totals:	0.00		176.00		0.00	176.00		64.00	112.00	$8,615.39

Sheeks , Kellie K						Number:			10070
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	10/13/2008	10/13/2008
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	10/13/2008	10/13/2008
		Employee Totals:	0.00		104.00		0.00	104.00		104.00	0.00	$0.00

Walsh , Joshua C						Number:			12300
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	8/11/2008	8/11/2008
	Vacation			0.00	80.00		48.00	128.00		56.00	72.00	$3,185.28	8/11/2008	8/11/2008
		Employee Totals:	0.00		104.00		48.00	152.00		80.00	72.00	$3,185.28

End of: Department:ADMIN-Admin
		Sub Total Admin		0.00	1064.00		164.00	1228.00		628.00	600.00	$29,510.47

1

PTO Balances
Eyelematic Manufacturing Co, Inc

	Plan		Hours		Hours		Carry	Total		Hours	Hours	Vac
Employee	Code		Accrued		Earned		Over	PTO Hrs		Taken	Avail	Amount	HireDate	Accrual Date
Department: CUSTSERV-Customer Service

Fortier , Janet						Number:			3575
	Floater			0.00	56.00		0.00	56.00		24.00	32.00	$969.28	4/12/1993	4/12/1993
	Vacation			0.00	120.00		48.00	168.00		80.00	88.00	$2,665.52	4/12/1993	4/12/1993
		Employee Totals:	0.00		176.00		48.00	224.00		104.00	120.00	$3,634.80

Gomes , Joan A						Number:			3885
	Floater			0.00	40.00		0.00	40.00		0.00	40.00	$1,000.00	9/5/2000	9/5/2000
	Vacation			0.00	120.00		40.00	160.00		32.00	128.00	$3,200.00	9/5/2000	9/5/2000
		Employee Totals:	0.00		160.00		40.00	200.00		32.00	168.00	$4,200.00

End of: Department: CUSTSERV-Customer Service
		Sub Total Customer Service			336.00		88.00	424.00		136.00	288.00	$7,834.80

2

PTO Balances
Eyelematic Manufacturing Co, Inc

	Plan		Hours		Hours		Carry	Total		Hours	Hours	Vac
Employee	Code		Accrued		Earned		Over	PTO Hrs		Taken	Avail	Amount	HireDate	Accrual Date

Department:ENG-Engineering

Ross , Ralph R						Number:			10010
	Floater			0.00	56.00		0.00	56.00		32.00	24.00	$807.84	4/27/1987	4/27/1987
	Vacation			0.00	160.00		0.00	160.00		160.00	0.00	$0.00	4/27/1987	4/27/1987
		Employee Totals:	0.00		216.00		0.00	216.00		192.00	24.00	$807.84
End of: Department:ENG-Engineering
		Sub Total Customer Service		0.00	216.00		0.00	216.00		192.00	24.00	$807.84

3

PTO Balances
Eyelematic Manufacturing Co, Inc

	Plan		Hours		Hours		Carry	Total		Hours	Hours	Vac
Employee	Code		Accrued		Earned		Over	PTO Hrs		Taken	Avail	Amount	HireDate	Accrual Date

Department:PROD-Production

Behlman , Steven		Toolmaker				Number:			430
	Floater			0.00	56.00		0.00	56.00		52.00	4.00	$131.28	11/19/1984	11/19/1984
	Vacation			0.00	200.00		8.00	208.00		208.00	0.00	$0.00	11/19/1984	11/19/1984
		Employee Totals:	0.00		256.00		8.00	264.00		260.00	4.00	$131.28

Bellemare , Albert R		Forman Toolmaker				Number:			440
	Floater			0.00	68.00		0.00	68.00		64.00	4.00	$140.00	9/22/1986	9/22/1986
	Vacation			0.00	160.00		8.00	168.00		168.00	0.00	$0.00	9/22/1986	9/22/1986
		Employee Totals:	0.00		228.00		8.00	236.00		232.00	4.00	$140.00

Bouthot , Lawrence		Maintanence				Number:			441
	Floater			0.00	28.00		0.00	28.00		28.00	0.00	$0.00	11/29/2010	11/29/2010
	Vacation			0.00	120.00		0.00	120.00		80.00	40.00	$840.00	11/29/2010	11/29/2010
		Employee Totals:	0.00		148.00		0.00	148.00		108.00	40.00	$840.00

Cates , Adam J		Quality				Number:			1410
	Floater			0.00	56.00		0.00	56.00		8.00	48.00	$1,153.92	8/7/1995	8/7/1995
	Vacation			0.00	120.00		64.00	184.00		184.00	0.00	$0.00	8/7/1995	8/7/1995
		Employee Totals:	0.00		176.00		64.00	240.00		192.00	48.00	$1,153.92

Cookson , Gregory		Toolmaker				Number:			1800
	Floater			0.00	56.00		0.00	56.00		0.00	56.00	$1,484.00	9/6/1994	9/6/1994
	Vacation			0.00	120.00		48.00	168.00		168.00	0.00	$0.00	9/6/1994	9/6/1994
		Employee Totals:	0.00		176.00		48.00	224.00		168.00	56.00	$1,484.00

Cunningham , Jack W.		Carbide				Number:			2235
	Floater			0.00	56.00		0.00	56.00		56.00	0.00	$0.00	10/5/1992	10/5/1992
	Vacation			0.00	120.00		0.00	120.00		0.00	120.00	$2,526.00	10/5/1992	10/5/1992
		Employee Totals:	0.00		176.00		0.00	176.00		56.00	120.00	$2,526.00

Deschino , Todd		Purchasing				Number:			2730
	Floater			0.00	64.00		0.00	64.00		36.00	28.00	$943.60	4/18/1994	4/18/1994
	Vacation			0.00	120.00		0.00	120.00		80.00	40.00	$1,348.00	4/18/1994	4/18/1994
		Employee Totals:	0.00		184.00		0.00	184.00		116.00	68.00	$2,291.60

Desrosiers , Paul R		CNC				Number:			2800
	Floater			0.00	56.00		0.00	56.00		52.00	4.00	$121.20	10/4/1976	10/4/1976

4

PTO Balances
Eyelematic Manufacturing Co, Inc

	Plan		Hours		Hours		Carry	Total		Hours	Hours	Vac
Employee	Code		Accrued		Earned		Over	PTO Hrs		Taken	Avail	Amount	HireDate	Accrual Date

Department:PROD-Production

Desrosiers , Paul R						Number:			2800
	Vacation			0.00	200.00		0.00	200.00		200.00	0.00	$0.00	10/4/1976	10/4/1976
		Employee Totals:	0.00		256.00		0.00	256.00		252.00	4.00	$121.20

Drake , Arthur W		Toolmaker				Number:			2862
	Floater			0.00	24.00		0.00	24.00		0.00	24.00	$684.00	9/8/2009	9/8/2009
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	9/8/2009	9/8/2009
		Employee Totals:	0.00		104.00		0.00	104.00		80.00	24.00	$684.00

Estrada JR, Elliot		Operator				Number:			3041
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	4/7/2003	4/7/2003
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	4/7/2003	4/7/2003
		Employee Totals:	0.00		104.00		0.00	104.00		104.00	0.00	$0.00

Flores , Jose		Operator				Number:			3410
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	1/11/2005	1/11/2005
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	1/11/2005	1/11/2005
		Employee Totals:	0.00		104.00		0.00	104.00		104.00	0.00	$0.00

Fortier , Joseph E		CNC Supervisor				Number:			3578
	Floater			0.00	56.00		0.00	56.00		36.00	20.00	$700.00	10/14/1985	10/14/1985
	Vacation			0.00	200.00		8.00	208.00		208.00	0.00	$0.00	10/14/1985	10/14/1985
		Employee Totals:	0.00		256.00		8.00	264.00		244.00	20.00	$700.00

Griffen , Daniel		Quality				Number:			3927
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	2/15/2010	2/15/2010
	Vacation			0.00	40.00		0.00	40.00		40.00	0.00	$0.00	2/15/2010	2/15/2010
		Employee Totals:	0.00		64.00		0.00	64.00		64.00	0.00	$0.00

Guerrera , Anthony		Mainanence				Number:			3940
	Floater			0.00	56.00		0.00	56.00		16.00	40.00	$820.00	8/16/1989	8/16/1989
	Vacation			0.00	160.00		0.00	160.00		160.00	0.00	$0.00	8/16/1989	8/16/1989
		Employee Totals:	0.00		216.00		0.00	216.00		176.00	40.00	$820.00

Gugliotti , Rocco		Tool Maker				Number:			4100
	Floater			0.00	56.00		0.00	56.00		24.00	32.00	$1,058.24	5/19/1975	5/19/1975
	Vacation			0.00	200.00		0.00	200.00		200.00	0.00	$0.00	5/19/1975	5/19/1975

5

PTO Balances
Eyelematic Manufacturing Co, Inc

	Plan		Hours		Hours		Carry	Total		Hours	Hours	Vac
Employee	Code		Accrued		Earned		Over	PTO Hrs		Taken	Avail	Amount	HireDate	Accrual Date

Department:PROD-Production

Gugliotti , Rocco						Number:			4100
		Employee Totals:	0.00		256.00		0.00	256.00		224.00	32.00	$1,058.24

Hoyt SR, Douglas W		CNC				Number:			4450
	Floater			0.00	56.00		0.00	56.00		56.00	0.00	$0.00	6/11/1990	6/11/1990
	Vacation			0.00	160.00		0.00	160.00		160.00	0.00	$0.00	6/11/1990	6/11/1990
		Employee Totals:	0.00		216.00		0.00	216.00		216.00	0.00	$0.00

Juan JR, Richard J		Toolmaker				Number:			5150
	Floater			0.00	56.00		0.00	56.00		48.00	8.00	$223.20	8/15/1994	8/15/1994
	Vacation			0.00	120.00		0.00	120.00		120.00	0.00	$0.00	8/15/1994	8/15/1994
		Employee Totals:	0.00		176.00		0.00	176.00		168.00	8.00	$223.20

Laclaustra , Jose		Operator				Number:			5620
	Floater			0.00	56.00		0.00	56.00		56.00	0.00	$0.00	12/5/1988	12/5/1988
	Vacation			0.00	160.00		0.00	160.00		160.00	0.00	$0.00	12/5/1988	12/5/1988
		Employee Totals:	0.00		216.00		0.00	216.00		216.00	0.00	$0.00

Lopardo , Michael J		Toolmaker				Number:			6100
	Floater			0.00	56.00		0.00	56.00		52.00	4.00	$90.00	3/2/1992	3/2/1992
	Vacation			0.00	120.00		0.00	120.00		120.00	0.00	$0.00	3/2/1992	3/2/1992
		Employee Totals:	0.00		176.00		0.00	176.00		172.00	4.00	$90.00

Mackennedy , Michael J		CNC				Number:			6413
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	1/7/2008	1/7/2008
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	1/7/2008	1/7/2008
		Employee Totals:	0.00		104.00		0.00	104.00		104.00	0.00	$0.00

Marshall , Patrick		Toolmaker				Number:			6904
	Floater			0.00	40.00		0.00	40.00		8.00	32.00	$768.00	3/29/2010	9/8/1997
	Vacation			0.00	120.00		0.00	120.00		120.00	0.00	$0.00	3/29/2010	9/8/1997
		Employee Totals:	0.00		160.00		0.00	160.00		128.00	32.00	$768.00

6

PTO Balances
Eyelematic Manufacturing Co, Inc

	Plan		Hours		Hours		Carry	Total		Hours	Hours	Vac
Employee	Code		Accrued		Earned		Over	PTO Hrs		Taken	Avail	Amount	HireDate	Accrual Date

Department: PROD-Production

Oliveira , Jaime M.		Operator				Number:			7900
	Floater			0.00	48.00		0.00	48.00		48.00	0.00	$0.00	2/28/2011	2/11/2008
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	2/28/2011	2/11/2008
		Employee Totals:	0.00		128.00		0.00	128.00		128.00	0.00	$0.00

Pereira , Antonio		Toolmaker				Number:			8295
	Floater			0.00	40.00		0.00	40.00		40.00	0.00	$0.00	1/6/1997	1/6/1997
	Vacation			0.00	120.00		0.00	120.00		80.00	40.00	$1,040.00	1/6/1997	1/6/1997
		Employee Totals:	0.00		160.00		0.00	160.00		120.00	40.00	$1,040.00

Petrafassi , Michael A		CNC				Number:			8337
	Floater			0.00	24.00		0.00	24.00		16.00	8.00	$208.00	9/28/2009	6/20/2005
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	9/28/2009	6/20/2005
		Employee Totals:	0.00		104.00		0.00	104.00		96.00	8.00	$208.00

Rebman , James D		Toolmaker				Number:			9450
	Floater			0.00	56.00		0.00	56.00		4.00	52.00	$1,508.00	7/7/1983	7/7/1983
	Vacation			0.00	200.00		0.00	200.00		200.00	0.00	$0.00	7/7/1983	7/7/1983
		Employee Totals:	0.00		256.00		0.00	256.00		204.00	52.00	$1,508.00

Rodriguez , Julio		Operator				Number:			9645
	Floater			0.00	40.00		0.00	40.00		40.00	0.00	$0.00	3/18/1998	3/18/1998
	Vacation			0.00	120.00		0.00	120.00		120.00	0.00	$0.00	3/18/1998	3/18/1998
		Employee Totals:	0.00		160.00		0.00	160.00		160.00	0.00	$0.00

Romano , Joseph		Mainanence				Number:			9750
	Floater			0.00	60.00		0.00	60.00		44.00	16.00	$512.00	10/22/1993	10/22/1993

7

PTO Balances
Eyelematic Manufacturing Co, Inc

	Plan		Hours		Hours		Carry	Total		Hours	Hours	Vac
Employee	Code		Accrued		Earned		Over	PTO Hrs		Taken	Avail	Amount	HireDate	Accrual Date
Department: PROD-Production

Romano , Joseph						Number:			9750
	Vacation			0.00	120.00		0.00	120.00		120.00	0.00	$0.00	10/22/1993	10/22/1993
		Employee Totals:	0.00		180.00		0.00	180.00		164.00	16.00	$512.00

St. Pierre , Pamela		Quality				Number:			11082
	Floater			0.00	24.00		0.00	24.00		0.00	24.00	$324.00	8/21/2006	8/21/2006
	Vacation			0.00	80.00		32.00	112.00		112.00	0.00	$0.00	8/21/2006	8/21/2006
		Employee Totals:	0.00		104.00		32.00	136.00		112.00	24.00	$324.00

Warren , Jeffrey O		Operator				Number:			12329
	Floater			0.00	40.00		0.00	40.00		16.00	24.00	$294.00	11/10/2008	4/19/1999
	Vacation			0.00	120.00		0.00	120.00		120.00	0.00	$0.00	11/10/2008	4/19/1999
		Employee Totals:	0.00		160.00		0.00	160.00		136.00	24.00	$294.00

End of: Department: PROD-Production

		Eyelets/QC/Mainenance Sub Total			5260.00		176.00	5436.00		4764.00	672.00	$17,048.72

8

PTO Balances
Eyelematic Manufacturing Co, Inc

	Plan		Hours		Hours		Carry	Total		Hours	Hours	Vac
Employee	Code		Accrued		Earned		Over	PTO Hrs		Taken	Avail	Amount	HireDate	Accrual Date
Department:TRAFFIC-Traffic/shipping

Brodski , Joan E		Shipping Admin				Number:			800
	Floater			0.00	56.00		0.00	56.00		16.00	40.00	$618.80	6/11/1992	6/11/1992
	Vacation			0.00	120.00		0.00	120.00		120.00	0.00	$0.00	6/11/1992	6/11/1992
		Employee Totals:	0.00		176.00		0.00	176.00		136.00	40.00	$618.80

Chacho , Steven J		Shipping Supervisor				Number:			1700
	Floater			0.00	56.00		0.00	56.00		44.00	12.00	$268.20	7/22/1981	7/22/1981
	Vacation			0.00	200.00		0.00	200.00		200.00	0.00	$0.00	7/22/1981	7/22/1981
		Employee Totals:	0.00		256.00		0.00	256.00		244.00	12.00	$268.20

Labbe , Ronald G		Receiving				Number:			5600
	Floater			0.00	56.00		0.00	56.00		8.00	48.00	$912.00	8/8/1979	8/8/1979
	Vacation			0.00	200.00		0.00	200.00		200.00	0.00	$0.00	8/8/1979	8/8/1979
		Employee Totals:	0.00		256.00		0.00	256.00		208.00	48.00	$912.00

Labeck , Donald		Shipper				Number:			5605
	Floater			0.00	24.00		0.00	24.00		20.00	4.00	$58.00	3/17/2008	3/17/2008
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	3/17/2008	3/17/2008
		Employee Totals:	0.00		104.00		0.00	104.00		100.00	4.00	$58.00

Nobile , James G		Terminal Supervisor				Number:			7788
	Floater			0.00	56.00		0.00	56.00		0.00	56.00	$1,680.00	8/7/1995	8/7/1995
	Vacation			0.00	120.00		0.00	120.00		120.00	0.00	$0.00	8/7/1995	8/7/1995
		Employee Totals:	0.00		176.00		0.00	176.00		120.00	56.00	$1,680.00

Patterson , Tyrone		Shipping/Truck Driver				Number:			8254
	Floater			0.00	56.00		0.00	56.00		12.00	44.00	$880.00	2/12/1996	2/12/1996
	Vacation			0.00	120.00		0.00	120.00		120.00	0.00	$0.00	2/12/1996	2/12/1996
		Employee Totals:	0.00		176.00		0.00	176.00		132.00	44.00	$880.00

McLean , William J		Shipping				Number:			7107
	Floater			0.00	56.00		0.00	56.00		8.00	48.00	$648.00	3/25/1987	3/25/1987
	Vacation			0.00	160.00		16.00	176.00		168.00	8.00	$108.00	3/25/1987	3/25/1987
		Employee Totals:	0.00		216.00		16.00	232.00		176.00	56.00	$756.00

End of: Department:TRAFFIC-Traffic/shipping

		Sub Total: Shipping		0.00	1360.00		16.00	1376.00		1116.00	260.00	$5,173.00

End of Company :		Eyelematic manufacturing Co, Inc

		Grand Total All Departments		0.00	8236.00		444.00	8680.00		6836.00	1844.00	$60,374.83

9

PTO Balances
Echo Mfg.

	Plan		Hours		Hours		Carry	Total		Hours	Hours	Vac
Employee	Code		Accrued		Earned		Over	PTO Hrs		Taken	Avail	Amount	HireDate	Accrual Date
Departments:ADMIN-Administration

McAviney , Karen J						Number:			31750
	Floater			0.00	56.00		0.00	56.00		40.00	16.00	$461.60	3/16/1987	3/16/1987
	Vacation			0.00	160.00		32.00	192.00		80.00	112.00	$3,231.20	3/16/1987	3/16/1987
		Employee Totals:	0.00		216.00		32.00	248.00		120.00	128.00	$3,692.80

End of: Departments:ADMIN-Administration

		Sub Total		0.00	216.00		32.00	248.00		120.00	128.00	$3,692.80

1

PTO Balances
Echo Mfg.

	Plan		Hours		Hours		Carry	Total		Hours	Hours	Vac
Employee	Code		Accrued		Earned		Over	PTO Hrs		Taken	Avail	Amount	HireDate	Accrual Date
Departments:ANODIZING-Anodizing

Alejandro , Irene						Number:			30390
	Floater			0.00	56.00		0.00	56.00		4.00	52.00	$884.00	8/7/1995	8/7/1995
	Vacation			0.00	120.00		0.00	120.00		120.00	0.00	$0.00	8/7/1995	8/7/1995
		Employee Totals:	0.00		176.00		0.00	176.00		124.00	52.00	$884.00

Aliaj , Lule						Number:			30392
	Floater			0.00	24.00		0.00	24.00		16.00	8.00	$66.00	3/21/2006	3/21/2006
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	3/21/2006	3/21/2006
		Employee Totals:	0.00		104.00		0.00	104.00		96.00	8.00	$66.00

Bologh , Roddy Jay						Number:			30545
	Floater			0.00	24.00		0.00	24.00		0.00	24.00	$540.00	8/2/2010	8/2/2010
	Vacation			0.00	40.00		0.00	40.00		0.00	40.00	$900.00	8/2/2010	8/2/2010
		Employee Totals:	0.00		64.00		0.00	64.00		0.00	64.00	$1,440.00

Caviasca , Alan J						Number:			30678
	Floater			0.00	56.00		0.00	56.00		48.00	8.00	$204.00	11/13/1995	11/13/1995
	Vacation			0.00	120.00		0.00	120.00		80.00	40.00	$1,020.00	11/13/1995	11/13/1995
		Employee Totals:	0.00		176.00		0.00	176.00		128.00	48.00	$1,224.00

Cintron , Adelina						Number:			30695
	Floater			0.00	56.00		0.00	56.00		0.00	56.00	$672.00	8/21/1995	8/21/1995
	Vacation			0.00	120.00		40.00	160.00		120.00	40.00	$480.00	8/21/1995	8/21/1995
		Employee Totals:	0.00		176.00		40.00	216.00		120.00	96.00	$1,152.00

Cruz , Carlos E						Number:			30738
	Floater			0.00	24.00		0.00	24.00		0.00	24.00	$228.00	8/15/2011	8/15/2011
		Employee Totals:	0.00		24.00		0.00	24.00		0.00	24.00	$228.00

Davila , Carmen						Number:			30795
	Floater			0.00	24.00		0.00	24.00		0.00	24.00	$240.00	8/10/2006	8/10/2006
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	8/10/2006	8/10/2006
		Employee Totals:	0.00		104.00		0.00	104.00		80.00	24.00	$240.00

Delaney , Raymond F						Number:			30810
	Floater			0.00	56.00		0.00	56.00		24.00	32.00	$736.00	7/25/1994	7/25/1994
	Vacation			0.00	120.00		0.00	120.00		80.00	40.00	$920.00	7/25/1994	7/25/1994

2

PTO Balances
Echo Mfg.

	Plan		Hours		Hours		Carry	Total		Hours	Hours	Vac
Employee	Code		Accrued		Earned		Over	PTO Hrs		Taken	Avail	Amount	HireDate	Accrual Date
Departments:ANODIZING-Anodizing

Delaney , Raymond F						Number:			30810
		Employee Totals:	0.00		176.00		0.00	176.00		104.00	72.00	$1,656.00

Delgado , Ana I.						Number:			30811
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	12/4/2006	12/4/2006
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	12/4/2006	12/4/2006
		Employee Totals:	0.00		104.00		0.00	104.00		104.00	0.00	$0.00

Diaz , Johanny B.						Number:			31200
	Floater			0.00	24.00		0.00	24.00		0.00	24.00	$198.00	1/25/2011	8/23/2010
		Employee Totals:	0.00		24.00		0.00	24.00		0.00	24.00	$198.00

Egusquiza , Margarita						Number:			30872
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	6/10/2006	6/10/2006
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	6/10/2006	6/10/2006
		Employee Totals:	0.00		104.00		0.00	104.00		104.00	0.00	$0.00

Evangelista , Damiana						Number:			30875
	Floater			0.00	24.00		0.00	24.00		16.00	8.00	$66.00	2/21/2011	2/21/2011
	Vacation			0.00	40.00		0.00	40.00		40.00	0.00	$0.00	2/21/2011	2/21/2011
		Employee Totals:	0.00		64.00		0.00	64.00		56.00	8.00	$66.00

Fazzalaro , Michael J						Number:			30885
	Floater			0.00	56.00		0.00	56.00		8.00	48.00	$1,056.00	4/24/1995	4/24/1995
	Vacation			0.00	120.00		0.00	120.00		0.00	120.00	$2,640.00	4/24/1995	4/24/1995
		Employee Totals:	0.00		176.00		0.00	176.00		8.00	168.00	$3,696.00

Gonzalez , Guillermo						Number:			31073
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	1/24/2004	1/24/2004
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	1/24/2004	1/24/2004
		Employee Totals:	0.00		104.00		0.00	104.00		104.00	0.00	$0.00

Gonzalez , Miguel						Number:			31078
	Floater			0.00	24.00		0.00	24.00		16.00	8.00	$80.00	10/26/2009	1/28/2008
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	10/26/2009	1/28/2008
		Employee Totals:	0.00		104.00		0.00	104.00		96.00	8.00	$80.00

Greatorex , Roberta						Number:			31090

3

PTO Balances
Echo Mfg.

	Plan		Hours		Hours		Carry	Total		Hours	Hours	Vac
Employee	Code		Accrued		Earned		Over	PTO Hrs		Taken	Avail	Amount	HireDate	Accrual Date
Departments:ANODIZING-Anodizing

Greatorex , Roberta						Number:			31090
	Floater			0.00	56.00		0.00	56.00		8.00	48.00	$792.00	6/24/1996	6/24/1996
	Vacation			0.00	120.00		0.00	120.00		120.00	0.00	$0.00	6/24/1996	6/24/1996
		Employee Totals:	0.00		176.00		0.00	176.00		128.00	48.00	$792.00

Lafontaine , Roberto						Number:			31305
	Floater			0.00	24.00		0.00	24.00		16.00	8.00	$96.00	4/18/2011	2/5/2009
	Vacation			0.00	80.00		0.00	80.00		0.00	80.00	$960.00	4/18/2011	2/5/2009
		Employee Totals:	0.00		104.00		0.00	104.00		16.00	88.00	$1,056.00

Lorenzo , Angel D.						Number:			31351
	Floater			0.00	24.00		0.00	24.00		0.00	24.00	$228.00	8/23/2010	8/17/2009
	Vacation			0.00	40.00		0.00	40.00		40.00	0.00	$0.00	8/23/2010	8/17/2009
		Employee Totals:	0.00		64.00		0.00	64.00		40.00	24.00	$228.00

Martinez , Gloria						Number:			31737
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	1/12/2009	1/12/2009
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	1/12/2009	1/12/2009
		Employee Totals:	0.00		104.00		0.00	104.00		104.00	0.00	$0.00

Martinez , Jose						Number:			31736
	Floater			0.00	24.00		0.00	24.00		0.00	24.00	$264.00	4/23/2004	4/23/2004
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	4/23/2004	4/23/2004
		Employee Totals:	0.00		104.00		0.00	104.00		80.00	24.00	$264.00

Mercado , Luis M.						Number:			31857
	Floater			0.00	24.00		0.00	24.00		0.00	24.00	$228.00	8/11/2011	8/11/2011
		Employee Totals:	0.00		24.00		0.00	24.00		0.00	24.00	$228.00

Merrill , Selena A.						Number:			30785
	Floater			0.00	24.00		0.00	24.00		16.00	8.00	$140.00	4/14/2008	4/14/2008
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	4/14/2008	4/14/2008
		Employee Totals:	0.00		104.00		0.00	104.00		96.00	8.00	$140.00

Muca , Adivije						Number:			31850
	Floater			0.00	24.00		0.00	24.00		0.00	24.00	$217.20	8/8/2011	8/8/2011
		Employee Totals:	0.00		24.00		0.00	24.00		0.00	24.00	$217.20

4

PTO Balances
Echo Mfg.

	Plan		Hours		Hours		Carry	Total		Hours	Hours	Vac
Employee	Code		Accrued		Earned		Over	PTO Hrs		Taken	Avail	Amount	HireDate	Accrual Date
Departments:ANODIZING-Anodizing

Nikocevic , Edita						Number:			31855
	Floater			0.00	24.00		0.00	24.00		0.00	24.00	$217.20	9/24/2007	9/24/2007
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	9/24/2007	9/24/2007
		Employee Totals:	0.00		104.00		0.00	104.00		80.00	24.00	$217.20

Ortiz , Omar A						Number:			32040
	Floater			0.00	40.00		0.00	40.00		24.00	16.00	$320.00	6/23/1997	6/23/1997
	Vacation			0.00	120.00		0.00	120.00		0.00	120.00	$2,400.00	6/23/1997	6/23/1997
		Employee Totals:	0.00		160.00		0.00	160.00		24.00	136.00	$2,720.00

Otero , Iris						Number:			32045
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	1/16/2007	1/16/2007
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	1/16/2007	1/16/2007
		Employee Totals:	0.00		104.00		0.00	104.00		104.00	0.00	$0.00

Pellot , Alexander						Number:			32084
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	4/16/2007	4/16/2007
	Vacation			0.00	80.00		0.00	80.00		0.00	80.00	$1,280.00	4/16/2007	4/16/2007
		Employee Totals:	0.00		104.00		0.00	104.00		24.00	80.00	$1,280.00

Plumb , Steven R						Number:			32175
	Floater			0.00	56.00		8.00	64.00		8.00	56.00	$3,771.60	5/17/1993	5/17/1993
	Vacation			0.00	120.00		40.00	160.00		24.00	136.00	$9,159.60	5/17/1993	5/17/1993
		Employee Totals:	0.00		176.00		48.00	224.00		32.00	192.00	$12,931.20

Ramos , Mayra						Number:			32198
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	11/26/2007	11/26/2007
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	11/26/2007	11/26/2007
		Employee Totals:	0.00		104.00		0.00	104.00		104.00	0.00	$0.00

Rivera , Franklyn						Number:			32221
	Floater			0.00	24.00		0.00	24.00		8.00	16.00	$152.00	8/8/2011	2/13/2007
	Vacation			0.00	80.00		0.00	80.00		0.00	80.00	$760.00	8/8/2011	2/13/2007
		Employee Totals:	0.00		104.00		0.00	104.00		8.00	96.00	$912.00

Rodriguez , Luis A						Number:			32270
	Floater			0.00	56.00		0.00	56.00		16.00	40.00	$880.00	4/28/1986	4/28/1986

5

PTO Balances
Echo Mfg.

	Plan		Hours		Hours		Carry	Total		Hours	Hours	Vac
Employee	Code		Accrued		Earned		Over	PTO Hrs		Taken	Avail	Amount	HireDate	Accrual Date

Departments:ANODIZING-Anodizing

Rodriguez , Luis A						Number:			32270
	Vacation			0.00	200.00		0.00	200.00		80.00	120.00	$2,640.00	4/28/1986	4/28/1986
		Employee Totals:	0.00		256.00		0.00	256.00		96.00	160.00	$3,520.00

Rodriguez , Yahaira						Number:			32277
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	2/4/2009	2/4/2009
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	2/4/2009	2/4/2009
		Employee Totals:	0.00		104.00		0.00	104.00		104.00	0.00	$0.00

Santiago , Carmen M						Number:			32325
	Floater			0.00	40.00		0.00	40.00		16.00	24.00	$206.40	7/9/2001	7/9/2001
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	7/9/2001	7/9/2001
		Employee Totals:	0.00		120.00		0.00	120.00		96.00	24.00	$206.40

Sierra , Luis D						Number:			32383
	Floater			0.00	24.00		0.00	24.00		0.00	24.00	$408.00	8/30/2010	8/30/2010
		Employee Totals:	0.00		24.00		0.00	24.00		0.00	24.00	$408.00

Soto , Esther						Number:			32479
	Floater			0.00	24.00		0.00	24.00		8.00	16.00	$144.80	11/15/2010	11/15/2010
	Vacation			0.00	0.00		0.00	0.00		0.00	0.00	$0.00	11/15/2010	11/15/2010
		Employee Totals:	0.00		24.00		0.00	24.00		8.00	16.00	$144.80

Turriate , Ana Egusquiza						Number:			30868
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	3/15/2011	3/15/2011
		Employee Totals:	0.00		24.00		0.00	24.00		24.00	0.00	$0.00

Urena , Elba						Number:			32765
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	1/13/2009	1/13/2009
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	1/13/2009	1/13/2009
		Employee Totals:	0.00		104.00		0.00	104.00		104.00	0.00	$0.00

Vega , Alex						Number:			33493
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	6/29/2011	10/22/2008
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	6/29/2011	10/22/2008
		Employee Totals:	0.00		104.00		0.00	104.00		104.00	0.00	$0.00

End of: Departments :ANODIZING-Anodizing

6

PTO Balances
Echo Mfg.

	Plan		Hours		Hours	Carry	Total		Hours	Hours	Vac
Employee	Code		Accrued		Earned	Over	PTO Hrs		Taken	Avail	Amount	HireDate	Accrual Date

		Sub Total Anodizing		0.00	4000.00	88.00		4088.00	2500.00	1588.00	$36,194.80

7

PTO Balances

Echo Mfg.

	Plan		Hours		Hours		Carry	Total		Hours	Hours	Vac
Employee	Code		Accrued		Earned		Over	PTO Hrs		Taken	Avail	Amount	HireDate	Accrual Date

Departments:ASSY-Assembly Production

Aletriz , Julia						Number:			30399
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	3/8/2010	3/8/2010
	Vacation			0.00	40.00		0.00	40.00		40.00	0.00	$0.00	3/8/2010	3/8/2010
		Employee Totals:	0.00		64.00		0.00	64.00		64.00	0.00	$0.00

Alvarez , Lidia A.						Number:			30397
	Floater			0.00	40.00		0.00	40.00		12.00	28.00	$252.00	5/18/1998	5/18/1998
	Vacation			0.00	120.00		0.00	120.00		120.00	0.00	$0.00	5/18/1998	5/18/1998
		Employee Totals:	0.00		160.00		0.00	160.00		132.00	28.00	$252.00

Batista , Ada						Number:			30522
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	6/1/2010	6/1/2010
	Vacation			0.00	40.00		0.00	40.00		40.00	0.00	$0.00	6/1/2010	6/1/2010
		Employee Totals:	0.00		64.00		0.00	64.00		64.00	0.00	$0.00

Batista , Carmen M						Number:			30523
	Floater			0.00	40.00		0.00	40.00		16.00	24.00	$318.00	6/23/1997	6/23/1997
	Vacation			0.00	120.00		0.00	120.00		120.00	0.00	$0.00	6/23/1997	6/23/1997
		Employee Totals:	0.00		160.00		0.00	160.00		136.00	24.00	$318.00

Bautista , Angela V.						Number:			30526
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	3/5/2010	3/5/2010
	Vacation			0.00	40.00		0.00	40.00		40.00	0.00	$0.00	3/5/2010	3/5/2010
		Employee Totals:	0.00		64.00		0.00	64.00		64.00	0.00	$0.00

Brouillard , David R						Number:			30605
	Floater			0.00	56.00		0.00	56.00		8.00	48.00	$1,308.00	12/22/2008	5/30/1977
	Vacation			0.00	200.00		0.00	200.00		40.00	160.00	$4,360.00	12/22/2008	5/30/1977
		Employee Totals:	0.00		256.00		0.00	256.00		48.00	208.00	$5,668.00

Campbell , Young						Number:			30654
	Floater			0.00	24.00		0.00	24.00		16.00	8.00	$120.00	8/25/2003	8/25/2003
	Vacation			0.00	80.00		0.00	80.00		8.00	72.00	$1,080.00	8/25/2003	8/25/2003
		Employee Totals:		0.00	104.00		0.00	104.00		24.00	80.00	$1,200.00

Carcamo , Maria S						Number:			30803
	Floater			0.00	40.00		0.00	40.00		40.00	0.00	$0.00	2/16/1999	2/16/1999

8

PTO Balances

Echo Mfg.

	Plan		Hours		Hours		Carry	Total		Hours	Hours	Vac
Employee	Code		Accrued		Earned		Over	PTO Hrs		Taken	Avail	Amount	HireDate	Accrual Date

Departments:ASSY-Assembly Production

Carcamo , Maria S						Number:			30803
	Vacation			0.00	120.00		0.00	120.00		120.00	0.00	$0.00	2/16/1999	2/16/1999
		Employee Totals:	0.00		160.00		0.00	160.00		160.00	0.00	$0.00

Carrasquillo , Edwin L.						Number:			30670
	Floater			0.00	24.00		0.00	24.00		0.00	24.00	$204.00	8/24/2011	8/24/2011
		Employee Totals:	0.00		24.00		0.00	24.00		0.00	24.00	$204.00

Castillo , Francisca						Number:			30682
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	1/4/2010	6/7/2007
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	1/4/2010	6/7/2007
		Employee Totals:	0.00		104.00		0.00	104.00		104.00	0.00	$0.00

Castro , Veronica						Number:			30680
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	4/11/2011	1/4/2010
	Vacation			0.00	40.00		0.00	40.00		40.00	0.00	$0.00	4/11/2011	1/4/2010
		Employee Totals:	0.00		64.00		0.00	64.00		64.00	0.00	$0.00

Collazo , Elba N						Number:			30714
	Floater			0.00	40.00		0.00	40.00		28.00	12.00	$204.00	6/23/1997	6/23/1997
	Vacation			0.00	120.00		0.00	120.00		120.00	0.00	$0.00	6/23/1997	6/23/1997
		Employee Totals:	0.00		160.00		0.00	160.00		148.00	12.00	$204.00

Correa , Janelly						Number:			30720
	Floater			0.00	24.00		0.00	24.00		0.00	24.00	$276.00	8/5/2004	8/5/2004
	Vacation			0.00	80.00		0.00	80.00		8.00	72.00	$828.00	8/5/2004	8/5/2004
		Employee Totals:	0.00		104.00		0.00	104.00		8.00	96.00	$1,104.00

Crownshaw , Robert S						Number:			30728
	Floater			0.00	56.00		0.00	56.00		56.00	0.00	$0.00	3/13/1995	3/13/1995
	Vacation			0.00	120.00		0.00	120.00		120.00	0.00	$0.00	3/13/1995	3/13/1995
		Employee Totals:	0.00		176.00		0.00	176.00		176.00	0.00	$0.00

Cyr , Ivan						Number:			30780
	Floater			0.00	56.00		0.00	56.00		16.00	40.00	$1,546.40	1/1/1988	1/4/1988
	Vacation			0.00	160.00		0.00	160.00		80.00	80.00	$3,092.80	1/1/1988	1/4/1988
		Employee Totals:	0.00		216.00		0.00	216.00		96.00	120.00	$4,639.20

9

PTO Balances

Echo Mfg.

	Plan		Hours		Hours		Carry	Total		Hours	Hours	Vac
Employee	Code		Accrued		Earned		Over	PTO Hrs		Taken	Avail	Amount	HireDate	Accrual Date

Departments:ASSY-Assembly Production

Danieles , Segunda						Number:			31835
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	1/4/2010	9/12/2005
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	1/4/2010	9/12/2005
		Employee Totals:	0.00		104.00		0.00	104.00		104.00	0.00	$0.00

Deleon , Luz Maria						Number:			30813
	Floater			0.00	24.00		0.00	24.00		12.00	12.00	$99.00	1/4/2010	1/19/2006
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	1/4/2010	1/19/2006
		Employee Totals:	0.00		104.00		0.00	104.00		92.00	12.00	$99.00

Delgado , Miguel A.						Number:			30801
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	9/20/2010	9/20/2010
		Employee Totals:	0.00		24.00		0.00	24.00		24.00	0.00	$0.00

Deraben , Victoria						Number:			30814
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	1/21/2008	1/21/2008
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	1/21/2008	1/21/2008
		Employee Totals:	0.00		104.00		0.00	104.00		104.00	0.00	$0.00

Dones , Lydia						Number:			30838
	Floater			0.00	40.00		0.00	40.00		40.00	0.00	$0.00	6/7/1999	6/7/1999
	Vacation			0.00	120.00		0.00	120.00		120.00	0.00	$0.00	6/7/1999	6/7/1999
		Employee Totals:	0.00		160.00		0.00	160.00		160.00	0.00	$0.00

Encarnacion , Jose						Number:			30860
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	5/11/2007	5/11/2007
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	5/11/2007	5/11/2007
		Employee Totals:	0.00		104.00		0.00	104.00		104.00	0.00	$0.00

Feliz , Manuel						Number:			30887
	Floater			0.00	40.00		0.00	40.00		16.00	24.00	$276.00	8/6/2001	8/6/2001
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	8/6/2001	8/6/2001
		Employee Totals:	0.00		120.00		0.00	120.00		96.00	24.00	$276.00

Fernandez , Luis Emilio						Number:			30893
	Floater			0.00	24.00		0.00	24.00		0.00	24.00	$204.00	8/24/2011	8/24/2011
		Employee Totals:	0.00		24.00		0.00	24.00		0.00	24.00	$204.00

10

PTO Balances

Echo Mfg.

	Plan		Hours		Hours		Carry	Total		Hours	Hours	Vac
Employee	Code		Accrued		Earned		Over	PTO Hrs		Taken	Avail	Amount	HireDate	Accrual Date

Departments:ASSY-Assembly Production

Ferreira , Luis						Number:			30902
	Floater			0.00	40.00		0.00	40.00		24.00	16.00	$208.00	6/23/1997	6/23/1997
	Vacation			0.00	120.00		0.00	120.00		120.00	0.00	$0.00	6/23/1997	6/23/1997
		Employee Totals:	0.00		160.00		0.00	160.00		144.00	16.00	$208.00

Figueroa , Ada						Number:			30955
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	1/26/2009	1/26/2009
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	1/26/2009	1/26/2009
		Employee Totals:	0.00		104.00		0.00	104.00		104.00	0.00	$0.00

Forty , Ana						Number:			30980
	Floater			0.00	40.00		0.00	40.00		40.00	0.00	$0.00	2/22/2010	12/4/2000
	Vacation			0.00	120.00		0.00	120.00		120.00	0.00	$0.00	2/22/2010	12/4/2000
		Employee Totals:	0.00		160.00		0.00	160.00		160.00	0.00	$0.00

Gaton , Altagracia						Number:			31058
	Floater			0.00	24.00		0.00	24.00		16.00	8.00	$66.00	4/4/2011	3/17/2010
	Vacation			0.00	40.00		0.00	40.00		40.00	0.00	$0.00	4/4/2011	3/17/2010
		Employee Totals:	0.00		64.00		0.00	64.00		56.00	8.00	$66.00

Gomez , Fernando						Number:			31065
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	4/3/2003	4/3/2003
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	4/3/2003	4/3/2003
		Employee Totals:	0.00		104.00		0.00	104.00		104.00	0.00	$0.00

Gonzalez , Aurea						Number:			31067
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	10/30/2002	10/30/2002
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	10/30/2002	10/30/2002
		Employee Totals:	0.00		104.00		0.00	104.00		104.00	0.00	$0.00

Guillen , Maria						Number:			31103
	Floater			0.00	24.00		0.00	24.00		16.00	8.00	$66.00	4/11/2011	1/4/2010
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	4/11/2011	1/4/2010
		Employee Totals:	0.00		104.00		0.00	104.00		96.00	8.00	$66.00

Harris , Sheryle L						Number:			31170
	Floater			0.00	56.00		0.00	56.00		8.00	48.00	$480.00	6/27/1994	6/27/1994

11

PTO Balances

Echo Mfg.

	Plan		Hours		Hours		Carry	Total		Hours	Hours	Vac
Employee	Code		Accrued		Earned		Over	PTO Hrs		Taken	Avail	Amount	HireDate	Accrual Date

Departments:ASSY-Assembly Production

Harris , Sheryle L						Number:			31170
	Vacation			0.00	120.00		64.00	184.00		64.00	120.00	$1,200.00	6/27/1994	6/27/1994
		Employee Totals:	0.00		176.00		64.00	240.00		72.00	168.00	$1,680.00

Herrera , Lorenzo						Number:			31194
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	5/9/2011	5/4/2010
	Vacation			0.00	40.00		0.00	40.00		40.00	0.00	$0.00	5/9/2011	5/4/2010
		Employee Totals:	0.00		64.00		0.00	64.00		64.00	0.00	$0.00

Hilario , Ercilia						Number:			31196
	Floater			0.00	24.00		0.00	24.00		0.00	24.00	$198.00	1/18/2010	4/16/2007
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	1/18/2010	4/16/2007
		Employee Totals:	0.00		104.00		0.00	104.00		80.00	24.00	$198.00

Hilario , Reyna A.						Number:			31198
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	1/18/2010	11/19/2007
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	1/18/2010	11/19/2007
		Employee Totals:	0.00		104.00		0.00	104.00		104.00	0.00	$0.00

Infante , Brigida M						Number:			31223
	Floater			0.00	40.00		0.00	40.00		16.00	24.00	$207.60	3/9/1999	3/9/1999
	Vacation			0.00	120.00		0.00	120.00		120.00	0.00	$0.00	3/9/1999	3/9/1999
		Employee Totals:	0.00		160.00		0.00	160.00		136.00	24.00	$207.60

Ingala , Edward M.						Number:			31225
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	1/3/2011	1/3/2011
	Vacation			0.00	80.00		0.00	80.00		8.00	72.00	$1,440.00	1/3/2011	1/3/2011
		Employee Totals:	0.00		104.00		0.00	104.00		32.00	72.00	$1,440.00

Jackman , Patricia A						Number:			31230
	Floater			0.00	40.00		0.00	40.00		8.00	32.00	$304.00	6/23/1997	6/23/1997
	Vacation			0.00	120.00		0.00	120.00		40.00	80.00	$760.00	6/23/1997	6/23/1997
		Employee Totals:	0.00		160.00		0.00	160.00		48.00	112.00	$1,064.00

James , Jason						Number:			31235
	Floater			0.00	24.00		0.00	24.00		0.00	24.00	$451.20	11/18/2009	9/10/2003
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	11/18/2009	9/10/2003

12

PTO Balances

Echo Mfg.

	Plan		Hours		Hours		Carry	Total		Hours	Hours	Vac
Employee	Code		Accrued		Earned		Over	PTO Hrs		Taken	Avail	Amount	HireDate	Accrual Date

Departments:ASSY-Assembly Production

James , Jason						Number:			31235
		Employee Totals:	0.00		104.00		0.00	104.00		80.00	24.00	$451.20

Johnson , Kevin D						Number:			31270
	Floater			0.00	40.00		0.00	40.00		20.00	20.00	$1,250.00	2/9/2009	2/9/2009
	Vacation			0.00	120.00		0.00	120.00		120.00	0.00	$0.00	2/9/2009	2/9/2009
		Employee Totals:	0.00		160.00		0.00	160.00		140.00	20.00	$1,250.00

Jones , Jacqueline						Number:			31276
	Floater			0.00	56.00		0.00	56.00		56.00	0.00	$0.00	9/11/1995	9/11/1995
	Vacation			0.00	120.00		0.00	120.00		120.00	0.00	$0.00	9/11/1995	9/11/1995
		Employee Totals:	0.00		176.00		0.00	176.00		176.00	0.00	$0.00

Jones , John A.						Number:			31279
	Floater			0.00	56.00		0.00	56.00		48.00	8.00	$208.00	10/15/1979	10/15/1979
	Vacation			0.00	200.00		0.00	200.00		200.00	0.00	$0.00	10/15/1979	10/15/1979
		Employee Totals:	0.00		256.00		0.00	256.00		248.00	8.00	$208.00

Labeck JR, Donald M.						Number:			31293
	Floater			0.00	24.00		0.00	24.00		0.00	24.00	$204.00	8/24/2011	8/24/2011
		Employee Totals:	0.00		24.00		0.00	24.00		0.00	24.00	$204.00

Lafferty JR, Brian C						Number:			31315
	Floater			0.00	24.00		0.00	24.00		0.00	24.00	$204.00	9/26/2011	9/26/2011
		Employee Totals:	0.00		24.00		0.00	24.00		0.00	24.00	$204.00

Leger , Candida						Number:			31336
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	4/12/2006	4/12/2006
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	4/12/2006	4/12/2006
		Employee Totals:	0.00		104.00		0.00	104.00		104.00	0.00	$0.00

Lopez , Luz Marien						Number:			30821
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	8/7/2009	4/28/2009
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	8/7/2009	4/28/2009
		Employee Totals:	0.00		104.00		0.00	104.00		104.00	0.00	$0.00

Luis , Angela						Number:			31301
	Floater			0.00	40.00		0.00	40.00		0.00	40.00	$600.00	9/1/1998	9/1/1998

13

PTO Balances

Echo Mfg.

	Plan		Hours		Hours		Carry	Total		Hours	Hours	Vac
Employee	Code		Accrued		Earned		Over	PTO Hrs		Taken	Avail	Amount	HireDate	Accrual Date

Departments:ASSY-Assembly Production

Luis , Angela						Number:			31301
	Vacation			0.00	120.00		0.00	120.00		120.00	0.00	$0.00	9/1/1998	9/1/1998
		Employee Totals:	0.00		160.00		0.00	160.00		120.00	40.00	$600.00

Martinez , Clara						Number:			31733
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	4/4/2011	2/16/2010
	Vacation			0.00	40.00		0.00	40.00		40.00	0.00	$0.00	4/4/2011	2/16/2010
		Employee Totals:	0.00		64.00		0.00	64.00		64.00	0.00	$0.00

Martinez , Milagros						Number:			31742
	Floater			0.00	24.00		0.00	24.00		8.00	16.00	$164.00	8/29/2005	8/29/2005
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	8/29/2005	8/29/2005
		Employee Totals:	0.00		104.00		0.00	104.00		88.00	16.00	$164.00

Mateo , Julia DeRivera						Number:			32220
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	2/22/2010	1/18/2010
	Vacation			0.00	40.00		0.00	40.00		40.00	0.00	$0.00	2/22/2010	1/18/2010
		Employee Totals:	0.00		64.00		0.00	64.00		64.00	0.00	$0.00

Medina , Damaris						Number:			31805
	Floater			0.00	40.00		0.00	40.00		28.00	12.00	$183.00	6/17/1997	6/17/1997
	Vacation			0.00	120.00		0.00	120.00		120.00	0.00	$0.00	6/17/1997	6/17/1997
		Employee Totals:	0.00		160.00		0.00	160.00		148.00	12.00	$183.00

Medina , Leida						Number:			31806
	Floater			0.00	40.00		0.00	40.00		40.00	0.00	$0.00	5/4/1998	5/4/1998
	Vacation			0.00	120.00		0.00	120.00		120.00	0.00	$0.00	5/4/1998	5/4/1998
		Employee Totals:	0.00		160.00		0.00	160.00		160.00	0.00	$0.00

Melenciano , Angelis						Number:			31817
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	11/18/2008	11/18/2008
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	11/18/2008	11/18/2008
		Employee Totals:	0.00		104.00		0.00	104.00		104.00	0.00	$0.00

Mendez , Alida						Number:			31828
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	1/12/2010	10/16/2007
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	1/12/2010	10/16/2007

14

PTO Balances

Echo Mfg.

	Plan		Hours		Hours		Carry	Total		Hours	Hours	Vac
Employee	Code		Accrued		Earned		Over	PTO Hrs		Taken	Avail	Amount	HireDate	Accrual Date

Departments:ASSY-Assembly Production

Mendez , Alida						Number:			31828
		Employee Totals:	0.00		104.00		0.00	104.00		104.00	0.00	$0.00

Morales , Carmen						Number:			31840
	Floater			0.00	40.00		0.00	40.00		12.00	28.00	$280.00	6/9/1999	6/9/1999
	Vacation			0.00	120.00		0.00	120.00		120.00	0.00	$0.00	6/9/1999	6/9/1999
		Employee Totals:	0.00		160.00		0.00	160.00		132.00	28.00	$280.00

Morel , Maria						Number:			31844
	Floater			0.00	40.00		0.00	40.00		40.00	0.00	$0.00	5/19/1998	5/19/1998
	Vacation			0.00	120.00		0.00	120.00		120.00	0.00	$0.00	5/19/1998	5/19/1998
		Employee Totals:	0.00		160.00		0.00	160.00		160.00	0.00	$0.00

Ogando , Luciana						Number:			31885
	Floater			0.00	24.00		0.00	24.00		0.00	24.00	$216.00	7/18/2006	7/18/2006
	Vacation			0.00	80.00		0.00	80.00		8.00	72.00	$648.00	7/18/2006	7/18/2006
		Employee Totals:	0.00		104.00		0.00	104.00		8.00	96.00	$864.00

Ortiz , Amada						Number:			32020
	Floater			0.00	24.00		0.00	24.00		16.00	8.00	$76.00	3/18/2009	1/31/2006
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	3/18/2009	1/31/2006
		Employee Totals:	0.00		104.00		0.00	104.00		96.00	8.00	$76.00

Ortiz , Creisa						Number:			32033
	Floater			0.00	24.00		0.00	24.00		0.00	24.00	$216.00	8/23/2007	8/23/2007
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	8/23/2007	8/23/2007
		Employee Totals:	0.00		104.00		0.00	104.00		80.00	24.00	$216.00

Pacheco , Rebecca						Number:			32062
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	3/8/2011	1/18/2010
	Vacation			0.00	40.00		0.00	40.00		40.00	0.00	$0.00	3/8/2011	1/18/2010
		Employee Totals:	0.00		64.00		0.00	64.00		64.00	0.00	$0.00

Pelosi , James						Number:			32075
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	10/30/2006	10/30/2006
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	10/30/2006	10/30/2006
		Employee Totals:	0.00		104.00		0.00	104.00		104.00	0.00	$0.00

15

PTO Balances
Echo Mfg.

	Plan		Hours		Hours		Carry	Total		Hours	Hours	Vac
Employee	Code		Accrued		Earned		Over	PTO Hrs		Taken	Avail	Amount	HireDate	Accrual Date
Departments:ASSY-Assembly Production

Perez , Julia R						Number:			32098
	Floater			0.00	28.00		0.00	28.00		28.00	0.00	$0.00	6/18/2007	6/18/2007
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	6/18/2007	6/18/2007
		Employee Totals:	0.00		104.00		0.00	104.00		108.00	0.00	$0.00

Pichardo , Pedro						Number:			32118
	Floater			0.00	40.00		0.00	40.00		40.00	0.00	$0.00	6/23/1997	6/23/1997
	Vacation			0.00	120.00		0.00	120.00		120.00	0.00	$0.00	6/23/1997	6/23/1997
		Employee Totals:	0.00		160.00		0.00	160.00		160.00	0.00	$0.00

Pozo , Bienvenida						Number:			32180
	Floater			0.00	40.00		0.00	40.00		0.00	40.00	$410.00	8/24/1998	8/24/1998
	Vacation			0.00	120.00		0.00	120.00		88.00	32.00	$328.00	8/24/1998	8/24/1998
		Employee Totals:	0.00		160.00		0.00	160.00		88.00	72.00	$738.00

Quint , Michael G						Number:			32201
	Floater			0.00	56.00		0.00	56.00		0.00	56.00	$968.80	8/31/1993	8/31/1993
	Vacation			0.00	120.00		0.00	120.00		120.00	0.00	$0.00	8/31/1993	8/31/1993
		Employee Totals:	0.00		176.00		0.00	176.00		120.00	56.00	$968.80

Rivas , Aida E						Number:			32214
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	11/30/2003	11/30/2003
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	11/30/2003	11/30/2003
		Employee Totals:	0.00		104.00		0.00	104.00		104.00	0.00	$0.00

Rivera , Miledys						Number:			32222
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	5/13/2010	4/3/2009
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	5/13/2010	4/3/2009
		Employee Totals:	0.00		104.00		0.00	104.00		104.00	0.00	$0.00

Roberts , David D						Number:			32225
	Floater			0.00	40.00		0.00	40.00		40.00	0.00	$0.00	6/7/1999	6/7/1999
	Vacation			0.00	120.00		0.00	120.00		120.00	0.00	$0.00	6/7/1999	6/7/1999
		Employee Totals:	0.00		160.00		0.00	160.00		160.00	0.00	$0.00

Robles , Jaime						Number:			32230
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	3/27/2006	3/27/2006

16

PTO Balances
Echo Mfg.

	Plan		Hours		Hours		Carry	Total		Hours	Hours	Vac
Employee	Code		Accrued		Earned		Over	PTO Hrs		Taken	Avail	Amount	HireDate	Accrual Date

Departments:ASSY-Assembly Production

Robles , Jaime						Number:			32230
	Vacation			0.00	80.00		0.00	80.00		72.00	8.00	$100.00	3/27/2006	3/27/2006
		Employee Totals:	0.00		104.00		0.00	104.00		96.00	8.00	$100.00

Rodriguez , Yasmin						Number:			32282
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	4/4/2011	10/5/2010
		Employee Totals:	0.00		24.00		0.00	24.00		24.00	0.00	$0.00

Rojas , Telesforo						Number:			32160
	Floater			0.00	24.00		0.00	24.00		20.00	4.00	$90.00	6/10/2008	6/10/2008
	Vacation			0.00	80.00		0.00	80.00		40.00	40.00	$900.00	6/10/2008	6/10/2008
		Employee Totals:	0.00		104.00		0.00	104.00		60.00	44.00	$990.00

Roso , Gregorio						Number:			32295
	Floater			0.00	56.00		0.00	56.00		20.00	36.00	$684.00	6/24/1996	6/24/1996
	Vacation			0.00	120.00		0.00	120.00		120.00	0.00	$0.00	6/24/1996	6/24/1996
		Employee Totals:	0.00		176.00		0.00	176.00		140.00	36.00	$684.00

Santiago , Milagros						Number:			32348
	Floater			0.00	56.00		0.00	56.00		0.00	56.00	$571.20	9/9/1991	9/9/1991
	Vacation			0.00	120.00		0.00	120.00		120.00	0.00	$0.00	9/9/1991	9/9/1991
		Employee Totals:	0.00		176.00		0.00	176.00		120.00	56.00	$571.20

Santos , Maria F.						Number:			32363
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	4/26/2010	4/26/2010
	Vacation			0.00	40.00		0.00	40.00		40.00	0.00	$0.00	4/26/2010	4/26/2010
		Employee Totals:	0.00		64.00		0.00	64.00		64.00	0.00	$0.00

Silvestre , Dilia C.						Number:			32390
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	4/4/2011	3/17/2010
	Vacation			0.00	40.00		0.00	40.00		40.00	0.00	$0.00	4/4/2011	3/17/2010
		Employee Totals:	0.00		64.00		0.00	64.00		64.00	0.00	$0.00

Torres , Jose L						Number:			32693
	Floater			0.00	24.00		0.00	24.00		8.00	16.00	$176.00	8/30/2004	8/30/2004
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	8/30/2004	8/30/2004
		Employee Totals:	0.00		104.00		0.00	104.00		88.00	16.00	$176.00

17

PTO Balances
Echo Mfg.

	Plan		Hours		Hours		Carry	Total		Hours	Hours	Vac
Employee	Code		Accrued		Earned		Over	PTO Hrs		Taken	Avail	Amount	HireDate	Accrual Date

Departments:ASSY-Assembly Production

Velez , Luisito L						Number:			34030
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	1/3/2011	3/23/2010
	Vacation			0.00	40.00		0.00	40.00		40.00	0.00	$0.00	1/3/2011	3/23/2010
		Employee Totals:	0.00		64.00		0.00	64.00		64.00	0.00	$0.00

Velez , Mario O.						Number:			34042
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	9/18/2008	9/18/2008
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	9/18/2008	9/18/2008
		Employee Totals:	0.00		104.00		0.00	104.00		104.00	0.00	$0.00

End of: Departments:ASSY-Assembly Production

	Sub Total Assembly			0.00	8920.00		64.00	8984.00		7292.00	1692.00	$27,993.00

18

PTO Balances
Echo Mfg.

	Plan		Hours		Hours		Carry	Total		Hours	Hours	Vac
Employee	Code		Accrued		Earned		Over	PTO Hrs		Taken	Avail	Amount	HireDate	Accrual Date

Departments:DECO-Deco

Bridge , Pat J						Number:			30595
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	1/29/2007	1/29/2007
	Vacation			0.00	80.00		0.00	80.00		8.00	72.00	$2,016.00	1/29/2007	1/29/2007
		Employee Totals:	0.00		104.00		0.00	104.00		32.00	72.00	$2,016.00

Garcia , Serena						Number:			31045
	Floater			0.00	56.00		0.00	56.00		44.00	12.00	$132.00	6/12/1995	6/12/1995
	Vacation			0.00	120.00		0.00	120.00		120.00	0.00	$0.00	6/12/1995	6/12/1995
		Employee Totals:	0.00		176.00		0.00	176.00		164.00	12.00	$132.00

Garriga , Rafael						Number:			31052
	Floater			0.00	24.00		0.00	24.00		0.00	24.00	$360.00	1/3/2011	10/3/2007
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	1/3/2011	10/3/2007
		Employee Totals:	0.00		104.00		0.00	104.00		80.00	24.00	$360.00

Gomez , Nelcida						Number:			31827
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	1/13/2004	1/13/2004
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	1/13/2004	1/13/2004
		Employee Totals:	0.00		104.00		0.00	104.00		104.00	0.00	$0.00

Lafferty , Brian Carl						Number:			31303
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	10/2/2007	10/2/2007
	Vacation			0.00	80.00		0.00	80.00		8.00	72.00	$1,800.00	10/2/2007	10/2/2007
		Employee Totals:	0.00		104.00		0.00	104.00		32.00	72.00	$1,800.00

Martinez , Keudy						Number:			31738
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	3/30/2009	2/18/2008
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	3/30/2009	2/18/2008
		Employee Totals:	0.00		104.00		0.00	104.00		104.00	0.00	$0.00

Meletiche , Marybel						Number:			31825
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	3/24/2009	3/24/2009
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	3/24/2009	3/24/2009
		Employee Totals:	0.00		104.00		0.00	104.00		104.00	0.00	$0.00

Perez , Jose A.						Number:			32095
	Floater			0.00	24.00		0.00	24.00		16.00	8.00	$98.00	6/23/2008	6/23/2008

19

PTO Balances
Echo Mfg.

	Plan		Hours		Hours		Carry	Total		Hours	Hours	Vac
Employee	Code		Accrued		Earned		Over	PTO Hrs		Taken	Avail	Amount	HireDate	Accrual Date

Departments:DECO-Deco

Perez , Jose A.						Number:			32095
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	6/23/2008	6/23/2008
		Employee Totals:	0.00		104.00		0.00	104.00		96.00	8.00	$98.00

Polanco , Nicole						Number:			32179
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	4/30/2009	4/30/2009
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	4/30/2009	4/30/2009
		Employee Totals:	0.00		104.00		0.00	104.00		104.00	0.00	$0.00

Ramirez , Eli						Number:			32135
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	5/20/2008	5/20/2008
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	5/20/2008	5/20/2008
		Employee Totals:	0.00		104.00		0.00	104.00		104.00	0.00	$0.00

Santana , Angel G.						Number:			32310
	Floater			0.00	24.00		0.00	24.00		0.00	24.00	$408.00	8/6/2007	8/6/2007
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	8/6/2007	8/6/2007
		Employee Totals:	0.00		104.00		0.00	104.00		80.00	24.00	$408.00

Santos , Wilmarie						Number:			32369
	Floater			0.00	24.00		0.00	24.00		16.00	8.00	$82.00	6/23/2008	6/23/2008
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	6/23/2008	6/23/2008
		Employee Totals:	0.00		104.00		0.00	104.00		96.00	8.00	$82.00

Schettino , Rita						Number:			32370
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	4/8/2008	4/8/2008
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	4/8/2008	4/8/2008
		Employee Totals:	0.00		104.00		0.00	104.00		104.00	0.00	$0.00

End of: Departments:DECO-Deco

		Sub Total Deco		0.00	1424.00		0.00	1424.00		1204.00	220.00	$4,896.00

20

PTO Balances
Echo Mfg.

	Plan		Hours		Hours		Carry	Total		Hours	Hours	Vac
Employee	Code		Accrued		Earned		Over	PTO Hrs		Taken	Avail	Amount	HireDate	Accrual Date

Departments:MOLDING-Molding Production

Bejleri , Manushaqe						Number:			30527
	Floater			0.00	24.00		0.00	24.00		0.00	24.00	$217.20	6/29/2011	3/12/2009
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	6/29/2011	3/12/2009
		Employee Totals:	0.00		104.00		0.00	104.00		80.00	24.00	$217.20

Brooks , Allen W.						Number:			30600
	Floater			0.00	40.00		0.00	40.00		24.00	16.00	$448.00	2/22/2010	2/22/2010
	Vacation			0.00	240.00		0.00	240.00		136.00	104.00	$2,912.00	2/22/2010	2/22/2010
		Employee Totals:	0.00		280.00		0.00	280.00		160.00	120.00	$3,360.00

Cole , David S						Number:			30715
	Floater			0.00	56.00		0.00	56.00		24.00	32.00	$912.00	2/1/1993	2/1/1993
	Vacation			0.00	120.00		24.00	144.00		144.00	0.00	$0.00	2/1/1993	2/1/1993
		Employee Totals:	0.00		176.00		24.00	200.00		168.00	32.00	$912.00

Collazo , Benjamin						Number:			30708
	Floater			0.00	24.00		0.00	24.00		16.00	8.00	$68.00	8/8/2011	8/8/2011
		Employee Totals:	0.00		24.00		0.00	24.00		16.00	8.00	$68.00

Contreras , Rosa						Number:			30713
	Floater			0.00	24.00		0.00	24.00		8.00	16.00	$132.00	7/26/2011	7/26/2011
		Employee Totals:	0.00		24.00		0.00	24.00		8.00	16.00	$132.00

Cordero , Saschary						Number:			30730
	Floater			0.00	24.00		0.00	24.00		20.00	4.00	$33.00	8/1/2011	2/10/2009
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	8/1/2011	2/10/2009
		Employee Totals:	0.00		104.00		0.00	104.00		100.00	4.00	$33.00

Cortes , Pablo D.						Number:			30727
	Floater			0.00	24.00		0.00	24.00		0.00	24.00	$220.80	7/24/2011	5/25/2010
	Vacation			0.00	40.00		0.00	40.00		40.00	0.00	$0.00	7/24/2011	5/25/2010
		Employee Totals:	0.00		64.00		0.00	64.00		40.00	24.00	$220.80

Delarosa , Guillermina						Number:			30816
	Floater			0.00	24.00		0.00	24.00		0.00	24.00	$198.00	8/1/2011	8/1/2011
	Vacation			0.00	0.00		0.00	0.00		0.00	0.00	$0.00	8/1/2011	8/1/2011
		Employee Totals:	0.00		24.00		0.00	24.00		0.00	24.00	$198.00

21

PTO Balances
Echo Mfg.

	Plan		Hours		Hours		Carry	Total		Hours	Hours	Vac
Employee	Code		Accrued		Earned		Over	PTO Hrs		Taken	Avail	Amount	HireDate	Accrual Date

Departments:MOLDING-Molding Production

Delgado , Miriam						Number:			30802
	Floater			0.00	24.00		0.00	24.00		8.00	16.00	$132.00	8/1/2011	5/12/2010
	Vacation			0.00	40.00		0.00	40.00		40.00	0.00	$0.00	8/1/2011	5/12/2010
		Employee Totals:	0.00		64.00		0.00	64.00		48.00	16.00	$132.00

Deraben , Wascar						Number:			30817
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	6/6/2011	11/18/2005
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	6/6/2011	11/18/2005
		Employee Totals:	0.00		104.00		0.00	104.00		104.00	0.00	$0.00

Diaz , Maria Clarivel						Number:			31745
	Floater			0.00	24.00		0.00	24.00		16.00	8.00	$72.40	7/31/2011	2/28/2008
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	7/31/2011	2/28/2008
		Employee Totals:	0.00		104.00		0.00	104.00		96.00	8.00	$72.40

Diaz , Natalie						Number:			30822
	Floater			0.00	24.00		0.00	24.00		8.00	16.00	$132.00	8/1/2011	8/1/2011
		Employee Totals:	0.00		24.00		0.00	24.00		8.00	16.00	$132.00

Ferreira , Gabriel						Number:			30900
	Floater			0.00	24.00		0.00	24.00		16.00	8.00	$216.00	5/7/2009	5/7/2009
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	5/7/2009	5/7/2009
		Employee Totals:	0.00		104.00		0.00	104.00		96.00	8.00	$216.00

Hilario , Inocencia D.						Number:			31197
	Floater			0.00	24.00		0.00	24.00		20.00	4.00	$33.00	5/23/2011	10/6/2010
		Employee Totals:	0.00		24.00		0.00	24.00		20.00	4.00	$33.00

Javier , Francis						Number:			31250
	Floater			0.00	24.00		0.00	24.00		8.00	16.00	$156.00	6/1/2009	6/1/2009
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	6/1/2009	6/1/2009
		Employee Totals:	0.00		104.00		0.00	104.00		88.00	16.00	$156.00

Lopez , Antonia						Number:			31340
	Floater			0.00	24.00		0.00	24.00		16.00	8.00	$66.00	8/1/2011	8/1/2011
	Vacation			0.00	0.00		0.00	0.00		0.00	0.00	$0.00	8/1/2011	8/1/2011
		Employee Totals:	0.00		24.00		0.00	24.00		16.00	8.00	$66.00

22

PTO Balances
Echo Mfg.

	Plan		Hours		Hours		Carry	Total		Hours	Hours	Vac
Employee	Code		Accrued		Earned		Over	PTO Hrs		Taken	Avail	Amount	HireDate	Accrual Date

Departments:MOLDING-Molding Production

Luddy , Ken F.						Number:			31362
	Floater			0.00	56.00		0.00	56.00		56.00	0.00	$0.00	10/22/1990	10/22/1990
	Vacation			0.00	160.00		0.00	160.00		160.00	0.00	$0.00	10/22/1990	10/22/1990

		Employee Totals:	0.00		216.00		0.00	216.00		216.00	0.00	$0.00
Maloney , David F.						Number:			31385
	Floater			0.00	24.00		0.00	24.00		0.00	24.00	$408.00	7/28/2009	7/28/2009
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	7/28/2009	7/28/2009

		Employee Totals:	0.00		104.00		0.00	104.00		80.00	24.00	$408.00
Mateo , Arturo						Number:			31741
	Floater			0.00	24.00		0.00	24.00		16.00	8.00	$144.00	4/3/2006	4/3/2006
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	4/3/2006	4/3/2006
		Employee Totals:	0.00		104.00		0.00	104.00		96.00	8.00	$144.00

Melenciano , Chanel						Number:			31820
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	6/6/2011	9/15/2008
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	6/6/2011	9/15/2008
		Employee Totals:	0.00		104.00		0.00	104.00		104.00	0.00	$0.00

Morales , Justina						Number:			31842
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	6/13/2011	3/14/2009
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	6/13/2011	3/14/2009
		Employee Totals:	0.00		104.00		0.00	104.00		104.00	0.00	$0.00

Morrobel , Luis C						Number:			31833
	Floater			0.00	24.00		0.00	24.00		16.00	8.00	$73.20	7/31/2011	9/17/2007
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	7/31/2011	9/17/2007
		Employee Totals:	0.00		104.00		0.00	104.00		96.00	8.00	$73.20

Parra , Altagracia						Number:			32073
	Floater			0.00	24.00		0.00	24.00		8.00	16.00	$144.80	6/20/2011	3/23/2008
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	6/20/2011	3/23/2008
		Employee Totals:	0.00		104.00		0.00	104.00		88.00	16.00	$144.80

Pena , Rafael						Number:			32085
	Floater			0.00	24.00		0.00	24.00		8.00	16.00	$136.00	6/13/2011	5/14/2003

23

PTO Balances
Echo Mfg.

	Plan		Hours		Hours		Carry	Total		Hours	Hours	Vac
Employee	Code		Accrued		Earned		Over	PTO Hrs		Taken	Avail	Amount	HireDate	Accrual Date

Department:MOLDING-Molding Production

Pena , Rafael						Number:			32085
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	6/13/2011	5/14/2003
		Employee Totals:	0.00		104.00		0.00	104.00		88.00	16.00	$136.00

Perez , Alicia						Number:			32089
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	2/11/2009	2/11/2009
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	2/11/2009	2/11/2009
		Employee Totals:	0.00		104.00		0.00	104.00		104.00	0.00	$0.00

Phouthasack , Oubone						Number:			32115
	Floater			0.00	24.00		0.00	24.00		0.00	24.00	$600.00	8/31/2009	8/31/2009
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	8/31/2009	7/1/2008
		Employee Totals:	0.00		104.00		0.00	104.00		80.00	24.00	$600.00

Pindo , Julia						Number:			31348
	Floater			0.00	24.00		0.00	24.00		12.00	12.00	$114.00	6/27/2011	5/10/2006
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	6/27/2011	5/10/2006
		Employee Totals:	0.00		104.00		0.00	104.00		92.00	12.00	$114.00

Planas , Damarie						Number:			32170
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	5/23/2011	1/18/2010
	Vacation			0.00	40.00		0.00	40.00		16.00	24.00	$198.00	5/23/2011	1/18/2010
		Employee Totals:	0.00		64.00		0.00	64.00		40.00	24.00	$198.00

Reyes , Ana						Number:			32202
	Floater			0.00	24.00		0.00	24.00		8.00	16.00	$132.00	8/1/2011	8/1/2011
		Employee Totals:	0.00		24.00		0.00	24.00		8.00	16.00	$132.00

Richardson , Garry A.						Number:			32203
	Floater			0.00	24.00		0.00	24.00		16.00	8.00	$224.00	6/1/2010	6/1/2010
	Vacation			0.00	120.00		0.00	120.00		0.00	120.00	$3,360.00	6/1/2010	6/1/2010
		Employee Totals:	0.00		144.00		0.00	144.00		16.00	128.00	$3,584.00

Rideout , Kimberly J						Number:			32165
	Floater			0.00	24.00		0.00	24.00		0.00	24.00	$504.00	8/31/2009	8/31/2009
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	8/31/2009	7/1/2008
		Employee Totals:	0.00		104.00		0.00	104.00		80.00	24.00	$504.00

24

PTO Balances
Echo Mfg.

	Plan		Hours		Hours		Carry	Total		Hours	Hours	Vac
Employee	Code		Accrued		Earned		Over	PTO Hrs		Taken	Avail	Amount	HireDate	Accrual Date

Departments:MOLDING-Molding Production

Rodriguez , Yanira						Number:			32278
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	6/29/2011	9/15/2010
		Employee Totals:	0.00		24.00		0.00	24.00		24.00	0.00	$0.00

Santiago , Junior A.						Number:			32337
	Floater			0.00	24.00		0.00	24.00		16.00	8.00	$73.60	8/7/2011	8/7/2011
		Employee Totals:	0.00		24.00		0.00	24.00		16.00	8.00	$73.60

Santos , Gentilia Musto						Number:			30850
	Floater			0.00	24.00		0.00	24.00		8.00	16.00	$144.80	5/23/2011	9/21/2010
		Employee Totals:	0.00		24.00		0.00	24.00		8.00	16.00	$144.80

Sinkevich , John C						Number:			32415
	Floater			0.00	24.00		0.00	24.00		16.00	8.00	$90.00	5/23/2011	1/14/2003
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	5/23/2011	1/14/2003
		Employee Totals:	0.00		104.00		0.00	104.00		96.00	8.00	$90.00

Smith , Patrick						Number:			305
	Floater			0.00	40.00		0.00	40.00		8.00	32.00	$2,000.32	2/22/2010	2/22/2010
	Vacation			0.00	160.00		0.00	160.00		0.00	160.00	$10,001.60	2/22/2010	2/22/2010
		Employee Totals:	0.00		200.00		0.00	200.00		8.00	192.00	$12,001.92

Soto , Judith						Number:			32485
	Floater			0.00	24.00		0.00	24.00		8.00	16.00	$136.00	8/1/2011	4/6/2009
	Vacation			0.00	80.00		0.00	80.00		80.00	0.00	$0.00	8/1/2011	4/6/2009
		Employee Totals:	0.00		104.00		0.00	104.00		88.00	16.00	$136.00

Torres , Evelyn						Number:			32685
	Floater			0.00	24.00		0.00	24.00		16.00	8.00	$66.00	5/23/2011	9/21/2010
		Employee Totals:	0.00		24.00		0.00	24.00		16.00	8.00	$66.00

Vasquez , Elizabeth						Number:			33485
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	6/29/2011	6/29/2011
	Vacation			0.00	0.00		0.00	0.00		0.00	0.00	$0.00	6/29/2011	6/29/2011

		Employee Totals:	0.00		24.00		0.00	24.00		24.00	0.00	$0.00
Velez , Nancy I.						Number:			34044
	Floater			0.00	24.00		0.00	24.00		24.00	0.00	$0.00	5/23/2011	10/6/2010

25

PTO Balances
Echo Mfg.

	Plan		Hours		Hours		Carry	Total		Hours	Hours	Vac
Employee	Code		Accrued		Earned		Over	PTO Hrs		Taken	Avail	Amount	HireDate	Accrual Date

Departments:MOLDING-Molding Production

Velez , Nancy I.						Number:			34044
		Employee Totals:	0.00		24.00		0.00	24.00		24.00	0.00	$0.00

Young , Dave						Number:			400
	Floater			0.00	40.00		0.00	40.00		0.00	40.00	$3,461.54	1/25/2010	1/25/2010
	Vacation			0.00	160.00		0.00	160.00		120.00	40.00	$3,461.54	1/25/2010	1/25/2010
		Employee Totals:	0.00		200.00		0.00	200.00		120.00	80.00	$6,923.08

End of: Departments:MOLDING-Molding Production

	Sub Total Molding			0.00	3696.00		24.00	3720.00		2764.00	956.00	$31,421.80

End of Company :		Echo Mfg.
		Grand Total All Departments			18256.00		208.00	18464.00		13880.00	4584.00	#########

26

Bonus/Incentive Comp

None.

Schedule 4.18(c)

Terminated Employees

David Young.

Schedule 4.19

Product Warranties

None.

Schedule 4.20

Employee Benefit Plans

1.              Eyelematic Manufacturing Company, Inc. 401(k) Savings Plan. (Plan No. 2) *

2.              Eyelematic Manufacturing Company, Inc. Health Plan (Plan No. 501); benefits include:

a.              Medical coverage: United Health Care—EM16070

b.              Dental coverage: Met Life Dental Coverage—TM05566712-G

c.               Vision coverage: Vision Trust Group—V0178

d.              Short-term disability: AFLAC—BZX56 (Eyelematic); BOS82 (Echo)

3.              Eyelematic Manufacturing Company, Inc. Life Insurance Plan ( Plan No. 504); benefits include:

a.              Life insurance: SunLife—035-6086-01

4.              Employment Agreement, by and between Eyelematic and David Young, dated as of January 6, 2010. *

* = Sellers’ Employee Benefit Plans that are not “Contributed Plans” as set forth in Section 2.1(a)(xviii) of the Agreement

Schedule 4.21

Insurance

1.                                      Commercial General Liability—Hartford Underwriters Insurance Company:

a.                                      Policy #31UUNHX1112

b.                                      Effective May 29, 2011 to May 29, 2012

Limits:

a.	Each Occurrence	$1,000,000.00
b.	Damage to Rented Premises	$300,000.00
c.	Personal & Adv. Injury	$1,000,000.00
d.	General Aggregate	$2,000,000.00
e.	Products — Comp/OP Agg	$2,000,000.00
f.	Medical Expense	$1,000,000.00

2.                                      Automobile—Sentinel Insurance Company Limited (Hartford):

a.                                      Policy #31UUNHX1112

b.                                      Effective May 29, 2011 to May 29, 2012

c.                                       Combined Single Limit: $1,000,000.00

3.                                      Umbrella—Hartford Casualty Insurance Company:

a.                                      Policy #31RHUHX0462

b.                                      Effective May 29, 20?? To May 29, 20??

c.                                       Limit: $10,000,000.00

4.                                      Workers Compensation—Twin City Fire Insurance Group (Hartford):

a.                                      Policy #31WEVT8716

b.                                      Effective May 29, 2011 to May 29, 2012

c.                                       Limits:

i.                                          E.L. Each Accident $1,000,000.00

ii.                                       E.L. Each Disease Each Employee $1,000,000.00

iii.                                    E.L. Disease Policy Limit $1,000,000.00

5.                                      Property—Hartford Underwriters Insurance Company:

a.                                      Policy# 31UUNHX1112

b.                                      Effective May 29, 2011 to May 29, 2012

c.                                       Limits:

i.                                          Building $42,500,000

ii.                                       Personal Property $19,500,000

iii.                                    Business Interruption $14,000,000

iv.                                   Earthquake $5,000,000

6.                                      Employment Practices Liability—Twin City Fire Insurance Company (Hartford)

a.                                      Policy# 00KB0270407

b.                                      Effective June 28, 2011 to June 28, 2012

c.                                       Limits $1,000,000

Schedule 4.22

Compliance with Laws

1.                                      Consent Order #2011003DEP issued by the Connecticut Department of Energy and Environmental Protection

Schedule 4.22(b)

Compliance with Permits

See Schedule 2.2(a)(xv).

Schedule 4.23

Environmental

1.                                      Consent Order #2011003DEP issued by the Connecticut Department of Energy and Environmental Protection

Schedule 4.24

Names and Locations

None.

Schedule 4.25

Customers and Suppliers

16000	WHITMAN LABS LTD.	$3,280,037.87
7290	ESTEE LAUDER CO	$2,830,855.44
2495	L’OREAL USA	$1,447,017.13
5220	FRAGRANCE SYSTEMS INTERNATIONA	$997,101.14
4800	APTAR	$687,954.37
3450	COTY	$474,706.57
5580	BEAUTY AVENUES	$402,454.53
7099	KOLMAR LABORATORIES	$392,090.00
4805	ESTEE LAUDER COSMETICS LTD.	$278,235.98
510	ALBEA AMERICAS, INC	$222,390.00
7220	HERAEUS ELECTRO-NITE CO	$198,816.58
4807	ESTEE LAUDER BELGIUM	$195,980.70
13800	ULTRALIFE CORP	$161,099.64
402	SENSATA TECHNOLOGIES BAOYING L	$153,967.75
2400	CARLING TECHNOLOGIES, INC.	$124,582.21
650	ANOMATIC CORPORATION	$119,215.76
5850	HITCHINER MFG CO. DE MEXICO	$108,433.50
7450	MARY KAY COSMETICS, INC.	$107,710.47
514	ALBEA	$104,693.86
4804	ELGC K.K.	$98,997.09

Schedule 4.26

Promotion Programs

None.

Schedule 4.27

Bank Accounts

1.                                      Echo Manufacturing Company:

a.	Morgan Stanley Smith Barney		362-51475-11 325
b.	Exec Payroll	Webster Bank	9856433
c.	Operating	Webster Bank	9856402
d.	Standard Payroll	Webster Bank	9856411

2.                                      Eyelematic Manufacturing Company, Inc.:

a.	Housing #3 Morgan Stanley Smith Barney		362-03009-17 325
b.	Housing #4 Morgan Stanley Smith Barney		362-12443-12 325
c.	Morgan Stanley Smith Barney		362-51472-14 325
d.	Exec Payroll	Webster Bank	9856501
e.	Operating	Webster Bank	9856389
f.	Standard Payroll	Webster Bank	9856392

EXECUTION VERSION

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made as of November       , 2011, by and among (i) Eyelematic Manufacturing Company, Incorporated, a Connecticut corporation (“Eyelematic”), Echo Manufacturing Company, a Connecticut corporation (“Echo”), and Seemar Real Estate, LLC, a Connecticut limited liability company (together with Eyelematic and Echo, “Sellers” and, individually, each a “Seller”); (ii) Albéa Metal Americas, Inc., a Delaware corporation (“Non-Real Estate Buyer”) and Albéa Metal Real Estate, Inc., a Delaware corporation (“Real Estate Buyer” and, together with Non-Real Estate Buyer, “Buyers”); and (iii) Wells Fargo Bank, National Association, a national banking association, as escrow agent (the “Escrow Agent”). Buyers and Sellers are sometimes referred to herein collectively as the “Parties” and individually as a “Party.” Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Contribution and Purchase Agreement (as defined below).

WHEREAS, Buyers and Sellers are among the parties to that certain Contribution and Asset Purchase Agreement, dated as of November         , 2011, by and among Buyers, Sellers and those stockholders named therein (the “Contribution and Purchase Agreement”);

WHEREAS, pursuant to the terms of the Contribution and Purchase Agreement and as part of the transactions contemplated thereby, Buyers and Sellers agreed that Buyers and Sellers shall enter into this Agreement and deposit a portion of the Purchase Price with the Escrow Agent to serve as a source of funds for the purposes set forth herein;

WHEREAS, Section 6.2(a) of the Contribution and Purchase Agreement provides that Buyers shall be indemnified and held harmless in respect of Losses as set forth in the Contribution and Purchase Agreement;

WHEREAS, the Parties desire to set forth more specifically their rights and obligations with respect to the Escrow Funds (as defined below) and the distribution and release thereof; and

WHEREAS, the execution and delivery of this Agreement is a condition to the consummation of the transactions contemplated by the Contribution and Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties and the Escrow Agent hereby agree as follows:

1.             Appointment of Escrow Agent. Buyers and Sellers hereby appoint the Escrow Agent as escrow agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment and agrees to perform all duties that are expressly set forth in this Agreement to be performed by it.

2.             Escrow Deposit. Simultaneously with the execution of this Agreement, Buyers have caused to be deposited with the Escrow Agent $3,500,000 in accordance with Section 2.8(b)(ii) of the Contribution and Purchase Agreement (the “Escrow Amount”). The Escrow Agent hereby acknowledges receipt of the Escrow Amount and agrees to hold the Escrow Amount, together with all products and proceeds thereof, including all interest, dividends, gains and other income earned with respect thereto (collectively, the “Escrow Earnings” and, together with the Escrow Amount, the “Escrow Funds”), in a separate and distinct account (the “Escrow Account”), subject to the terms and conditions of this Agreement. The Escrow Agent shall not distribute or release the Escrow Funds except in accordance with the express terms and conditions of this Agreement.

3.             Permitted Investments of the Escrow Funds.

(a)           Except as Buyers and Sellers may from time to time jointly instruct the Escrow Agent in writing, the Escrow Funds shall be invested in a Wells Fargo Bank Money Market Deposit Account (the “MMDA”), or any successor or similar fund or account with the Escrow Agent, until disbursement of all of the Escrow Funds. The Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Funds consisting of investments to provide for payments required to be made under this Agreement.

(b)           The Parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of money held in the Escrow Account or the purchase, sale, retention or other disposition of any investment. Interest and other earnings on investments shall be added to the Escrow Account. Any loss or expense incurred as a result of an investment will be borne by the Escrow Account. Amounts on deposit in the MMDA are insured up to a total of $250,000 per depositor, per insured bank (including principal and accrued interest) by the Federal Deposit Insurance Corporation (“FDIC”), subject to the applicable rules and regulations of the FDIC. The Parties understand that deposits in the MMDA are not secured. The Escrow Agent is hereby authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. As soon as reasonably practicable following the end of each month commencing after the Closing, the Escrow Agent shall send statements to each of Non-Real Estate Buyer (on behalf of Buyers) and Eyelematic (on behalf of all Sellers) on a monthly basis reflecting activity in the Escrow Account for the preceding month which shall include (i) the value of the Escrow Funds at the end of the preceding month, (ii) the amount of Interest earned or accrued with respect thereto during the period covered by such monthly statement, and (iii) the amounts, if any, owed or paid from the Escrow Account with respect to the period covered by such monthly statement.

(c)           The Parties acknowledge and agree that the transfer of any money from the Escrow Account is subject to the final settlement of the sale of any securities.

(d)           The Escrow Agent shall have no responsibility or liability for any diminution in value of any assets held hereunder which may result from any investment or reinvestment made in accordance with any provision contained herein, except in the case of the gross negligence or willful misconduct of the Escrow Agent.

(e)           Proceeds of a sale of permitted investments will be delivered on the business day on which the appropriate instructions are delivered to the Escrow Agent if such instructions are received prior to the deadline for same day sale of permitted investments. If such instructions are received after the applicable deadline, proceeds will be delivered on the next succeeding business day.

4.             Distribution of Escrow Funds. The Escrow Funds shall be distributed only as follows:

(a)           Indemnification Claims Made By Buyers.

(i)            Indemnification Claim and Indemnification Notice. At any time and from time to time prior to the Final Distribution Date (as defined below), if Buyers make a claim for indemnification or payment pursuant to Section 6.2 of the Contribution and Purchase Agreement (an “Indemnification Claim”), Buyers shall deliver to the Escrow Agent and to Eyelematic (on behalf of Sellers) a written notice (an “Indemnification Notice”) setting forth the nature and basis of such Indemnification Claim and an estimate of the amount of such Indemnification Claim. If the Escrow Agent has not received a written objection to such Indemnification Claim from Eyelematic (on behalf of Sellers) within 10 calendar days following the Escrow Agent’s receipt of the

2

Indemnification Notice, then within one (1) Business Day following the end of such 10-day period, the Escrow Agent shall distribute a portion of the Escrow Funds from the Escrow Account equal to the amount of such Indemnification Claim to Buyers by wire transfer of immediately available funds to an account or accounts designated by Buyers in the Indemnification Notice.

(ii)           Indemnification Claims Disputes. If Eyelematic (on behalf of Sellers) in good faith delivers to Non-Real Estate Buyer (on behalf of Buyers) and the Escrow Agent a written objection to any Indemnification Claim or a portion thereof (an “Indemnification Claim Dispute Notice”) within 10 calendar days following the date of the notice sent to the Escrow Agent’s (a copy of which Non-Real Estate Buyer (on behalf of Buyers) hereby agrees shall be provided substantially concurrently to Eyelematic (on behalf of Sellers) in accordance with Section 4(a)(i) above) receipt of the Indemnification Notice relating to such Indemnification Claim, then, except as otherwise provided in Section 4(a)(iii) below, the Escrow Agent shall not distribute to Buyers that portion of the Escrow Funds that is the subject of the Indemnification Claim Dispute Notice until the Escrow Agent receives either (i) written joint instructions signed by Non-Real Estate Buyer (on behalf of Buyers) and Eyelematic (on behalf of Sellers) authorizing the distribution to Buyers of all or any portion of the Escrow Funds that is the subject of the Indemnification Claim Dispute Notice, or (ii) a Final Order (as defined in Section 5(f) below) directing the distribution to Buyers of all or any portion of the Escrow Funds that is the subject of the Indemnification Claim Dispute Notice. Within one (1) Business Day following receipt of such written joint instructions or such Final Order, as the case may be, the Escrow Agent shall distribute to Buyers the portion of the Escrow Funds that was subject to dispute in accordance with such written instructions or Final Order. In the event that Sellers are the prevailing party in whole or in part in connection with any such dispute, the portion of the Escrow Funds that was the subject of such Indemnification Claim Dispute Notice and that is not distributed to Buyers as provided in the immediately preceding sentence shall remain in the Escrow Account subject to the terms hereof and shall be available to satisfy other Indemnification Claims until distributed as provided herein. Any Indemnification Claim Dispute Notice shall describe in reasonable detail the nature and basis for any objection to the matters set forth in the Indemnification Notice and the portion of such Indemnification Claim (if less than all) which is the subject of such Indemnification Claim Dispute Notice. The Parties agree to negotiate in good faith to resolve as promptly as practicable any Indemnification Claim or portion thereof that is the subject of an Indemnification Claim Dispute Notice.

(iii)          Partial Distribution. If any Indemnification Claim Dispute Notice includes an objection to only a portion of an Indemnification Claim, then, within one (1) Business Day following receipt of such Indemnification Claim Dispute Notice, the Escrow Agent shall distribute to Buyers a portion of the Escrow Funds from the Escrow Account equal to that portion of the Indemnification Claim to which there is no objection by wire transfer of immediately available funds to an account or accounts designated by Buyers in the Indemnification Notice; provided that no such partial distribution by the Escrow Agent shall terminate or otherwise prejudice Buyers’ or Sellers’ rights with respect to amounts claimed or object to, as applicable, in any Indemnification Notice which are in excess of the amount so distributed.

(iv)          Limited Distribution to Buyers Without Dispute by Sellers. At any time and from time to time prior to the Final Distribution Date (as defined below), Buyers shall have the right to make a Limited Indemnification Claim (as defined below) by delivering to the Escrow Agent and to Eyelematic (on behalf of Sellers) a written notice (a “Limited Indemnification Notice”) setting forth the nature and basis of such Limited Indemnification Claim and an estimate of the amount of such Limited Indemnification Claim. Within one (1) Business Day following receipt of such Limited Indemnification Notice, the Escrow Agent shall distribute a portion of the Escrow Funds from the Escrow Account equal to the amount of such Limited Indemnification

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Claim to Buyers by wire transfer of immediately available funds to an account or accounts designated by Buyers in the Limited Indemnification Notice. For purposes of this Section 4(a)(iv), “Limited Indemnification Claim” shall mean a claim for indemnification or payment pursuant to Section 6.2 of the Contribution and Purchase Agreement related exclusively to an injunction, fine order or other directive by DEEP or any other governmental authority pursuant to Environmental and Safety Requirements with respect to any Excluded Environmental Liability.

(b)           Remedial Work Reimbursement Claim Made by Sellers.

(i)            Environmental Remedial Work Claim and Notice. At any time and from time to time prior to the Final Distribution Date (as defined below), Sellers shall have the right to be reimbursed from the Escrow Funds for reasonable fees and out-of-pocket expenses incurred by Sellers’ Environmental Consultant in connection with the Remedial Work pursuant to Section 6.3(h) of the Contribution and Purchase Agreement (each, a “Remedial Work Reimbursement Claim”). If Sellers make a Remedial Work Reimbursement Claim, Sellers shall deliver to the Escrow Agent and to Non-Real Estate Buyer (on behalf of Buyers) a written notice (a “Remedial Work Reimbursement Notice”) setting forth the nature and basis of such Remedial Work Reimbursement Claim and an estimate of the amount of such Remedial Work Reimbursement Claim. If the Escrow Agent has not received a written objection to such Remedial Work Reimbursement Claim from Non-Real Estate Buyer (on behalf of Buyers) within 10 calendar days following the Escrow Agent’s receipt of the Remedial Work Reimbursement Notice, then within one (1) Business Day following the end of such 10-day period, the Escrow Agent shall distribute a portion of the Escrow Funds from the Escrow Account equal to the amount of such Remedial Work Reimbursement Claim to Sellers by wire transfer of immediately available funds to an account or accounts designated by Sellers in the Remedial Work Reimbursement Notice.

(ii)           Remedial Work Reimbursement Claims Disputes. If Non-Real Estate Buyer (on behalf of Buyers) in good faith delivers to Eyelematic (on behalf of Sellers) and the Escrow Agent a written objection to any Remedial Work Reimbursement Claim or a portion thereof (a “Remedial Work Reimbursement Claim Dispute Notice”) within 10 calendar days following the date of the notice sent to the Escrow Agent’s (a copy of which Eyelematic (on behalf of Sellers) hereby agrees shall be provided substantially concurrently to Non-Real Estate Buyer (on behalf of Buyers) in accordance with Section 4(b)(i) above) receipt of the Remedial Work Reimbursement Notice relating to such Remedial Work Reimbursement Claim, then, except as otherwise provided in Section 4(b)(iii) below, the Escrow Agent shall not distribute to Sellers that portion of the Escrow Funds that is the subject of the Remedial Work Reimbursement Claim Dispute Notice until the Escrow Agent receives either (i) written joint instructions signed by Non-Real Estate Buyer (on behalf of Buyers) and Eyelematic (on behalf of Sellers) authorizing the distribution to Sellers of all or any portion of the Escrow Funds that is the subject of the Remedial Work Reimbursement Claim Dispute Notice, or (ii) a Final Order (as defined in Section 5(f) below) directing the distribution to Sellers of all or any portion of the Escrow Funds that is the subject of the Remedial Work Reimbursement Claim Dispute Notice. Within one (1) Business Day following receipt of such written joint instructions or such Final Order, as the case may be, the Escrow Agent shall distribute to Sellers the portion of the Escrow Funds that was subject to dispute in accordance with such written instructions or Final Order. In the event that Buyers are the prevailing party in whole or in part in connection with any such dispute, the portion of the Escrow Funds that was the subject of such Remedial Work Reimbursement Claim Dispute Notice and that is not distributed to Sellers as provided in the immediately preceding sentence shall remain in the Escrow Account subject to the terms hereof and shall be available to satisfy other Indemnification Claims or Remedial Work Reimbursement Claims until distributed as provided herein. Any Remedial Work Reimbursement Claim Dispute Notice shall describe in reasonable detail the nature and basis for any objection to

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the matters set forth in the Remedial Work Reimbursement Notice and the portion of such Remedial Work Reimbursement Claim (if less than all) which is the subject of such Remedial Work Reimbursement Claim Dispute Notice. The Parties agree to negotiate in good faith to resolve as promptly as practicable any Remedial Work Reimbursement Claim or portion thereof that is the subject of a Remedial Work Reimbursement Claim Dispute Notice.

(iii)          Partial Distribution. If any Remedial Work Reimbursement Claim Dispute Notice includes an objection to only a portion of a Remedial Work Reimbursement Claim, then, within one (1) Business Day following receipt of such Remedial Work Reimbursement Claim Dispute Notice, the Escrow Agent shall distribute to Sellers a portion of the Escrow Funds from the Escrow Account equal to that portion of the Remedial Work Reimbursement Claim to which there is no objection by wire transfer of immediately available funds to an account or accounts designated by Sellers in the Remedial Work Reimbursement Notice; provided that no such partial distribution by the Escrow Agent shall terminate or otherwise prejudice Buyers’ or Sellers’ rights with respect to amounts claimed or object to, as applicable, in any Remedial Work Reimbursement Notice which are in excess of the amount so distributed.

(c)           Scheduled Distribution of Escrow Funds.

(i)            Upon completion of ENVIRON’s final Remedial Cost Estimate, Sellers and Buyers shall determine if such Remedial Cost Estimate is less than the Escrow Funds then remaining in the Escrow Account. If the amount is less, then Buyers and Sellers shall provide to the Escrow Agent joint written instructions executed by Buyers and Sellers reflecting the amount of the Escrow Funds that shall be released to Sellers. Within one (1) Business Day following the Escrow Agent’s receipt of such joint written instructions (such date, the “First Distribution Date”), the Escrow Agent shall distribute such amount by wire transfer of immediately available funds to an account or accounts designated, in writing, by Sellers. Sellers and Buyers agree that the amount to be distributed on the First Distribution Date, if any, pursuant to the foregoing shall be equal to (A) the remainder of the Escrow Funds as of the First Distribution Date, minus (B) the Remedial Cost Estimate, minus (C) the amount of all Unresolved Claims as of the First Distribution Date. For purposes of this Agreement, “Unresolved Claims” shall mean the aggregate amount of (i) all Indemnification Claims that are the subject of an Indemnification Claim Dispute Notice, (ii) any Indemnification Claims for which an Indemnification Notice has been delivered but for which the 10-day objection period has not expired, (iii) any Limited Indemnification Claims for which a Limited Indemnification Notice has been delivered but which has not been paid yet by the Escrow Agent, (iv) all Remedial Work Reimbursement Claims that are the subject of a Remedial Work Reimbursement Claim Dispute Notice, and (v) any Remedial Work Reimbursement Claims for which a Remedial Work Reimbursement Notice has been delivered but for which the 10-day objection period has not expired. The Escrow Agent shall not be responsible to confirm or verify the accuracy of any amounts released from escrow pursuant to such joint written instructions.

(ii)           Upon Sellers’ completion of all their environmental obligations pursuant to Section 6.3 of the Contribution and Purchase Agreement, including all investigatory, remedial and monitoring work required under the Connecticut Transfer Act at the Facilities located at (1) 1 Seemar Road, Watertown, CT and (ii) 235 Interstate Lane, Waterbury, CT, Sellers shall obtain and deliver to Buyers “no audit” letters issued by DEEP pursuant to the Connecticut Transfer Act for both locations, together with all other appropriate documentation of such work completion. Upon Buyers’ receipt and approval of such “no audit” letters and documentation, Buyers and Sellers shall deliver to Escrow Agent a joint written notice of such work completion executed by both Parties (“Completion Notice”). Within one (1) Business Day of Escrow Agent’s

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receipt of such Completion Notice (such date, the “Final Distribution Date”), the Escrow Agent shall distribute an amount, if any, equal to (A) the remainder of the Escrow Funds, minus (B) the amount of any Limited Indemnification Claim for which a Limited Indemnification Notice has been delivered but which has not been paid yet by the Escrow Agent as of the Final Distribution Date, minus (C) the amount of all Unresolved Claims as of the Final Distribution Date to the Sellers by wire transfer of immediately available funds to an account or accounts designated, in writing, by Sellers.

(iii)          Within one (1) Business Day following the Escrow Agent’s receipt of written instructions signed by Buyers and Sellers, or a Final Order, in either case containing the final determination of any Unresolved Claims that are the subject of an Indemnification Claim Dispute Notice or upon the expiration of the 10-day objection period for any Unresolved Claims for which no Indemnification Claim Dispute Notice has been delivered, the Escrow Agent shall distribute a portion of the Escrow Funds equal to the amount to be distributed to Buyers pursuant to such final determination or the amount of such Unresolved Claim for which no Indemnification Claim Dispute Notice has been delivered, as the case may be, to Buyers by wire transfer of immediately available funds to an account or accounts designated by Buyers. Promptly following the resolution of all Unresolved Claims existing as of the Final Distribution Date, any remaining Escrow Funds not distributed to Buyers pursuant to the immediately preceding sentence shall be distributed by the Escrow Agent to Sellers by wire transfer of immediately available funds to an account or accounts designated, in writing, by Sellers.

5.             Conditions to Escrow. The Escrow Agent agrees to hold the Escrow Funds and to perform its obligations in accordance with the terms and provisions of this Agreement. The Parties agree that the Escrow Agent shall not assume any responsibility for the failure of the Parties to perform in accordance with the Contribution and Purchase Agreement or this Agreement. The acceptance by the Escrow Agent of its responsibilities hereunder is subject to the following terms and conditions, which the parties hereto agree shall govern and control with respect to the Escrow Agent’s rights, duties and liabilities hereunder:

(a)           Documents. The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document furnished to it, not only as to its due execution and validity and the effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent in good faith believes to be genuine and what it purports to be. Should it be necessary for the Escrow Agent to act upon any instructions, directions, documents or instruments issued or signed by or on behalf of any corporation, partnership, fiduciary or individual acting on behalf of any of the Parties, it shall not be necessary for the Escrow Agent to inquire into such corporation’s, partnership’s, fiduciary’s or individual’s authority. The Escrow Agent is also relieved from the necessity of satisfying itself as to the authority of the persons executing this Agreement in a representative capacity on behalf of any of the Parties. Concurrent with the execution of this Agreement, Buyers and Sellers shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit A-1 and Exhibit A-2 to this Escrow Agreement; provided that such party may update its list of signatories from time to time by providing a revised or amended copy of such exhibit to the Escrow Agent.

(b)           Liability. The Escrow Agent shall not be liable for anything which it may do or refrain from doing in connection herewith, except for its own gross negligence or willful misconduct.

(c)           Legal Counsel. The Escrow Agent may consult with, and obtain advice from, reputable legal counsel in the event of any question as to any of the provisions hereof or its duties hereunder.

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(d)           Limitation of Duties. The Escrow Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound by any agreements of the Parties, including, without limitation, the Contribution and Purchase Agreement (whether or not it has any knowledge thereof). The Escrow Agent shall not be deemed a fiduciary for any Party to this Agreement. In no event shall the Escrow Agent be liable, directly or indirectly, for any (i) damages, Losses or expenses arising out of the services provided hereunder, other than damages, Losses or expenses which have been finally adjudicated to have directly resulted from the Escrow Agent’s gross negligence or willful misconduct or (ii) special, indirect or consequential damages or losses of any kind whatsoever (including, without limitation, lost profits), even if the Escrow Agent has been advised of the possibility of such damages or losses, and regardless of the form of action.

(e)           Resignation or Termination of Escrow Agent. The Escrow Agent shall have the right to resign at any time by giving thirty (30) calendar days’ prior written notice of such resignation to the Parties, and the Parties shall have the right to terminate the services of the Escrow Agent hereunder at any time by giving written notice (with such written notice being signed by the Non-Real Estate Buyer (on behalf of Buyers) and Eyelematic (on behalf of Sellers) of such termination to the Escrow Agent, in each case specifying the effective date of such resignation or termination. Within thirty (30) calendar days after receiving or delivering the aforesaid notice, as the case may be, the Parties agree to appoint a successor escrow agent to which the Escrow Agent shall distribute the property and then held hereunder in accordance with the terms hereof. If a successor escrow agent has not been appointed and has not accepted such appointment by the end of such thirty (30) calendar day period, then the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent, and the reasonable costs and expenses which are incurred in connection with any such proceeding shall be paid out of the Escrow Funds. Except as otherwise agreed to in writing by the Parties, no Escrow Funds shall be distributed from the Escrow Account unless and until a successor escrow agent has been appointed in accordance with this Section 5(e).

(f)            Discharge of Escrow Agent. Upon distribution of all of the Escrow Funds to the Parties pursuant to Section 4 or to a successor escrow agent pursuant to Section 5(e), the Escrow Agent shall thereafter be discharged from any further obligations hereunder. The Escrow Agent is hereby authorized, in any and all events, to comply with and obey any and all final judgments, orders and decrees of any court of competent jurisdiction which may be filed, entered or issued and all final binding arbitration awards (each, a “Final Order”), and, if it shall so comply or obey, it shall not be liable to any other person by reason of such compliance or obedience. The Escrow Agent shall be entitled to receive and may conclusively rely upon an opinion of counsel to the effect that a judgment, order or decree is final.

(g)           Interpleading of Assets upon Dispute. In the event that (i) any dispute arises between the Parties with respect to the disposition or disbursement of any of the assets held hereunder or (ii) the Escrow Agent is uncertain as to how to proceed in a situation not explicitly addressed by the terms of this Agreement, whether because of conflicting demands by the Parties or otherwise, the Escrow Agent shall be permitted to interplead all of the assets held hereunder into a court of competent jurisdiction and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded assets. The Parties further agree to pursue any redress or recourse in connection with such a dispute, without making the Escrow Agent a party to the same.

(h)           Agency. The Escrow Agent shall have the right to perform any of its duties hereunder through agents, attorneys, custodians or nominees.

(i)            Merger of Escrow Agent. Any banking association or corporation into which the Escrow Agent may be merged or converted or with which the Escrow Agent may be consolidated or any

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corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party or any banking association or corporation to which all or substantially all of the corporate trust business of the Escrow Agent shall be transferred, shall succeed to all the Escrow Agent’s rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the Parties, anything herein to the contrary notwithstanding.

(j)            Garnishment of Escrow Funds. In the event that any of the Escrow Funds shall be attached, garnished or levied upon by any court order or the delivery thereof shall be stayed or enjoined by an order of a court or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all orders, judgments or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such order, judgment or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, by reason of such compliance notwithstanding that such order, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

6.             Taxation of Escrow Earnings. Buyers hereby acknowledge that, for federal and state income tax purposes, the Escrow Earnings shall be income of Non-Real Estate Buyer. The Escrow Agent shall be responsible for reporting the Escrow Earnings to the Internal Revenue Service (the “IRS”); provided that Non-Real Estate Buyer acknowledges that payments of any Escrow Earnings will be subject to backup withholding penalties unless a properly completed IRS form W-8 or W-9 certification is submitted to the Escrow Agent on behalf of Non-Real Estate Buyer. Buyers acknowledge that, unless otherwise required by applicable law and subject to the immediately preceding sentence, the Escrow Agent views itself as not required to prepare and file any income or other Tax Returns applicable to the Escrow Account with the IRS or any required state or local departments of revenue in respect of any particular tax year. Any Taxes payable on the Escrow Earnings shall be paid by Non-Real Estate Buyer, whether or not the earnings were distributed by the Escrow Agent during any particular year and to the extent required under the provisions of the IRS. Notwithstanding anything to the contrary contained herein, to the extent that any Escrow Earnings are taxable income to Non-Real Estate Buyer, upon written request delivered by Buyers from time to time (a copy of which Buyers hereby agree to provide substantially concurrently to Eyelematic (on behalf of Sellers), together with Buyers’ calculation of the amount to be distributed), the Escrow Agent shall distribute to Non-Real Estate Buyer (and/or such other entities or individuals as Buyers may direct) from the Escrow Account an amount reasonably estimated by Buyers to reimburse Buyers for the Taxes resulting from such Escrow Earnings (such amount not to exceed 40% of the total amount of such Escrow Earnings).

7.             Indemnification. Buyers and Sellers hereby agree, severally and not jointly, to indemnify the Escrow Agent for and to hold it harmless against any loss, liability or reasonable expense (including reasonable attorneys’ fees and expenses) incurred without gross negligence or willful misconduct on the part of the Escrow Agent arising out of or in connection with its performance under this Agreement; provided, however, that Buyers, on one hand, and Sellers, on the other hand, shall each be responsible for not more than 50% of any such losses, liabilities, fees or expenses.

8.             Escrow Costs. The Escrow Agent shall be entitled to be paid a fee for its services and to be reimbursed for its reasonable costs and expenses incurred in connection with maintaining the Escrow Account, in each case as set forth on Exhibit B attached hereto, which fees, costs and expenses shall be paid 50% by Buyers and 50% by Sellers. The Escrow Agent shall be entitled and is hereby granted the right to set off and deduct from the Escrow Funds the amount of any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights (to the extent either of Buyers or Sellers has not promptly

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paid upon request its portion of such amounts), and each of Buyers and Sellers agrees to immediately replenish its respective portion of any amount(s) deducted from the Escrow Funds for such purpose.

9.             Limitations on Rights to Escrow Funds. Except as expressly provided herein, neither any Buyer, nor any Seller shall have any legal or equitable right, title or interest, either actual or contingent, in or to the Escrow Funds, and the Escrow Funds shall not constitute the legal or equitable property of any Buyer or any Seller unless and until such Escrow Funds have been released to such Buyer or such Seller pursuant to Section 4. The Escrow Agent shall be in sole possession of the Escrow Funds and will act solely and exclusively as an agent for Buyers and Sellers. Notwithstanding the foregoing, nothing herein shall restrict or otherwise limit the ability of Buyers’ and their affiliates’ lenders to attach or obtain a security interest in the right of Buyers to receive payments from the Escrow Account in accordance with the terms of this Agreement and the Contribution and Purchase Agreement.

10.          Notices. All notices, requests, demands and other communications permitted or required to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed conclusively to have been given (i) when personally delivered, (ii) when sent by facsimile (with hard copy to follow) during a business day (or on the next business day if sent after the close of normal business hours or on any non business day), (iii) when sent by electronic mail (with hard copy to follow) during a business day (or on the next business day if sent after the close of normal business hours or on any non business day), (iv) one (1) business day after being sent by reputable overnight express courier (charges prepaid), or (v) three (3) business days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, notices, requests, demands and communications to the Parties shall be sent to the addresses indicated below:

Notice to Sellers:

Eyelematic Manufacturing Company, Incorporated

726 South Street

Middlebury, CT  06762

Attn:               Henry F. Seebach, Jr

Email: hseebach@me.com

with a mandatory copy (which shall not constitute notice to Sellers) to:

Mahaney, Geghan & Sullivan

One Exchange Place

Waterbury,    CT  06702

Attn:               Timothy F. Sullivan

Facsimile:      (203) 596—7975

Telephone:    (203) 547—0056

Notice to Buyers:

Albéa Metal Americas, Inc.

c/o Sun Capital Partners, Inc.

2 Park St, 1st Fl

London, W1K 2HX

United Kingdom

Attn:               Michael Kalb and Brian Urbanek

Facsimile:      +44 (0) 207–493–6596

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Telephone: +44 (0) 207–318–1100

and

Albéa Metal Americas, Inc.

c/o Sun Capital Partners, Inc.

5200 Town Center Circle, Suite 600

Boca Raton, FL 33486

Attn:               Jeremy Stone

C. Deryl Couch

Facsimile:      (561) 394—0540

Telephone:    (561) 394—0550

with a mandatory copy (which shall not constitute notice to Buyers) to:

Albéa

ZAC des Barbanniers, “Le Signac”

1 avenue du Général De Gaulle

92230 Gennevilliers, France

Attn:               Charles-Antoine Roucayrol

Telephone:    + 33 (1) 81–93–19–67

and

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Attention:      Douglas C. Gessner, P.C.

Jeremy S. Liss

Facsimile:      (312) 862–2200

Notice to Escrow Agent:

Wells Fargo Bank, National Association

Corporate Trust Services

230 West Monroe, Suite 2900

Chicago, Illinois 60606

Attention: Timothy P. Martin

Facsimile: (312) 726–2158

11.          Entire Agreement; Amendments. This Agreement and the Contribution and Purchase Agreement contain the entire agreement and understanding among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings whether written or oral, relating to such subject matter in any way. This Agreement may be amended, or any provision of this Agreement may be waived, so long as such amendment or waiver is set forth in a writing executed by each of the Parties (a copy of which shall be promptly provided to the Escrow Agent); provided that if any such amendment or waiver would have the effect of increasing or expanding the Escrow Agent’s obligations or duties under this Agreement, then the written consent of the Escrow Agent shall be required in addition to the written consent of the Parties. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement. No waiver of

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any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

12.          Successors and Assigns; Assignment. This Agreement and all of the agreements contained herein and rights, interests or obligations hereunder, by or on behalf of any of the parties hereto, shall bind and inure to the benefit of the successors and permitted assignees of the parties hereto; provided that (a) the Escrow Agent shall not be permitted to assign its obligations hereunder except as provided in Section 5(e) and Section 5(i), and (b) no assignment by any of the Parties shall be binding against the Escrow Agent unless and until written notice of such assignment is delivered to and acknowledged by the Escrow Agent. The benefit of this Agreement may not be assigned, transferred, charged or dealt in (whether by way of security, trust or otherwise) either in whole or in part to any person, except with the prior written consent of the other parties hereto and except that Buyers may assign their rights and obligations pursuant to this Agreement, in whole or in part, (x) to an Affiliate of Buyers provided that Buyers remain liable for their obligations hereunder, (y) to any financing source providing financing for the transactions contemplated hereby or (z) after the Effective Time, in connection with a merger, consolidation or sale of all or substantially all of the assets of Buyers or any of their Subsidiaries.

13.          No Third Party Beneficiaries. Except as otherwise stated in this Agreement, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person other than the Parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement, such third parties specifically including employees and creditors of such Persons.

14.          Interpretation. The headings and captions used in this Agreement, and in any schedule or exhibit hereto, are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement or any schedule or exhibit hereto, and all provisions of this Agreement and the schedules and exhibits hereto shall be enforced and construed as if no caption or heading had been used herein or therein. Any capitalized terms used in any schedule or exhibit attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement. Each defined term used in this Agreement shall have a comparable meaning when used in its plural or singular form. The use of the word “including” (or definitions thereof) herein shall mean “including without limitation” and, unless the context otherwise required, “neither,” “nor,” “any,” “either” and “or” shall not be exclusive. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such Party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

15.          No Waiver. No delay in exercising or non-exercise by a Party of any right, power or remedy under this Agreement or any other document referred to in it shall impair, or otherwise operate as a waiver or release of, that right, power or remedy. The right of the Parties to receive all or a portion of the Escrow Funds under the circumstances described in Section 4 is in addition to, and not in lieu of, any other remedies that any Person may have against another Person pursuant to the Contribution and Purchase Agreement in the event of a breach of, or other liability under, the Contribution and Purchase Agreement.

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16.          Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, then such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

17.          Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement, and all claims and disputes arising hereunder or thereunder or in connection herewith or therewith, whether purporting to be sound in contract or tort, or at law or in equity, shall be governed by, and construed in accordance with the internal law of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.

18.          Business Days. If any date on which the Escrow Agent is required to make an investment or a delivery pursuant to the provisions hereof is not a Business Day, then the Escrow Agent shall make such investment or delivery on the next succeeding Business Day.

19.          Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile or electronic transmission in portable document format (PDF) transmission)), all of which taken together shall constitute one and the same instrument.

20.          Conflicts. The Parties agree and acknowledge that to the extent any terms and provisions of this Agreement are in any way inconsistent with or in conflict with any term, condition or provision of the Contribution and Purchase Agreement, the Contribution and Purchase Agreement shall govern and control. Unless and until the Escrow Agent shall be notified in writing that an inconsistency or a conflict exists between this Agreement and the Contribution and Purchase Agreement, it shall be entitled to conclusively assume that no such inconsistency or conflict exists. In the event that the Escrow Agent shall be notified that an inconsistency or a conflict exists between this Agreement and the Contribution and Purchase Agreement, the Escrow Agent shall be permitted to interplead assets held hereunder pursuant to Section 5(g).

21.          Delivery by Facsimile or Electronic Transmission. This Agreement, and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re-execute original forms thereof and deliver them to all other parties. No Party shall raise the use of a facsimile machine or other electronic transmission to deliver a signature or the fact that this Agreement or any signature was transmitted or communicated through the use of facsimile machine or other electronic means as a defense to the formation of a contract and each such Party forever waives any such defense.

22.          Specific Performance. The obligations of the Parties (including the Escrow Agent) are unique in that time is of the essence, and any delay in performance hereunder by any Party will result in irreparable harm to the other Parties. Accordingly, any Party may seek specific performance and/or injunctive relief before any court of competent jurisdiction in order to enforce this Agreement or to prevent violations of the provisions hereof in addition to any other remedy to which it may be entitled pursuant hereto, and no Party shall object to specific performance or injunctive relief as an appropriate remedy. The Escrow Agent acknowledges that its obligations, as well as the obligations of any Party, are subject to the equitable remedy of specific performance and/or injunctive relief.

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23.          U.S.A. Patriot Act Information. Buyers and Sellers shall each provide to the Escrow Agent such information as the Escrow Agent may reasonably request to permit the Escrow Agent to comply with its obligations under the federal U.S.A. Patriot Act. The Escrow Agent shall not credit any amount of interest or investment proceeds earned on the Escrow Account, or make any payments of all or a portion of the Escrow Funds, to any Party unless and until such Party has provided to the Escrow Agent such documents as the Escrow Agent may reasonably request to permit the Escrow Agent to comply with its obligations under the federal U.S.A. Patriot Act.

24.          Tax Reporting Documentation. Prior to the execution of this Agreement, Buyers and Sellers shall each provide to the Escrow Agent such Person’s certified tax identification number on Form W-9 (or Form W-8 if such Party is a non-U.S. Person) and such other forms and documents as the Escrow Agent may reasonably request (collectively, “Tax Reporting Documentation”). The Parties hereto understand that, if such Tax Reporting Documentation is not so certified to the Escrow Agent, then the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement.

25.          Termination. This Agreement shall terminate when all of the Escrow Funds in the Escrow Account have been released and distributed strictly in accordance with Section 4. Upon such termination, this Agreement shall have no further force and effect, except that the provisions of this Section 25 and Sections 5, 6 and 7 and Sections 9 through 27 shall survive such termination and the resignation or removal of the Escrow Agent.

26.          Arbitration. Except for the right of Sellers or Buyers to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction or other equitable relief to preserve the status quo or prevent irreparable harm (“Injunctive Relief”) as further described in Section 22, Sellers and Buyers hereby agree to attempt to settle amicably through negotiation any controversy, claim or dispute between or among them arising out of or relating to this Agreement (a “Dispute”). If a Dispute arises, senior representatives of Sellers and Buyers shall meet at a mutually acceptable time and place within fifteen (15) days after a Party’s receipt of the notice of the Dispute in order to exchange relevant information and to attempt to resolve the matter. If a senior representative intends to be accompanied to a meeting by an attorney or other consultant, he or she shall give the other Party’s senior representative at least three (3) Business Days’ notice of such intention so that he or she also can be accompanied by an attorney or other consultant. If a Party’s senior representative does not meet with the other Party’s senior representative within such fifteen (15) day period, the other Party may, at such Party’s sole option, proceed directly to arbitration as set forth in this Section 26. If a Dispute, other than with respect to Injunctive Relief, cannot be settled by such means, Sellers and Buyers intend and agree to submit such Dispute to final and binding arbitration before an arbitration tribunal which is, and pursuant to arbitration procedures which are, acceptable to them. If Sellers and Buyers cannot or do not otherwise agree within thirty (30) days of the date on which notice of a Dispute is given, any such claim, other than with respect to Injunctive Relief, shall be submitted for arbitration by the American Arbitration Association pursuant to the Commercial Arbitration Rules of the American Arbitration Association then in effect before a panel of three (3) arbitrators, one of which shall be selected by each of Buyers and Sellers and the third of which shall be jointly selected by the two (2) arbitrators appointed by Buyers and Sellers. All arbitrators must (i) be neutral persons who have never been officers, directors, employees, or consultants or had other business or personal relationships (except acting as arbitrator) with Sellers or Buyers or any of their Affiliates, officers, directors or employees, and (ii) have experience in or be knowledgeable about the matters in dispute. Any arbitration shall be conducted in Connecticut. Notice of demand for arbitration shall be provided in writing to the other Party. The arbitrators shall render their decision and award upon the concurrence of at least two (2) of their number. Such decision and award (i) shall be in writing, (ii) shall state the reasons for the decision and award, and (iii) shall be made entirely on the basis of the

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substantive Law governing this Agreement pursuant to Section 17. Counterpart copies thereof shall be delivered to each of Sellers and Buyers. Sellers and Buyers further intend and agree that the final decision or award of the arbitration tribunal shall be binding on them and their respective successors and assigns and fully enforceable by any court of competent jurisdiction. The arbitrators shall have discretion to require one Party to reimburse the other Party for out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by it in connection with such arbitration. Nothing in this Section 26 shall prohibit any party hereto from instituting litigation to enforce any final judgment, award or determination of the arbitration. For the avoidance of doubt, Sellers and Buyers hereby agree that any dispute related to an Excluded Environmental Liability shall be resolved pursuant to the procedures set forth in this Section 26.

27.          Authority of Sellers. For the purposes of this Agreement, the decisions of Eyelematic shall be deemed the collective decisions of Sellers and shall govern all applicable provisions herein requiring Sellers’ action, notice or response.

28.          Forece Majure. The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

*              *              *              *              *

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IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first written above.

SELLERS

EYELEMATIC MANUFACTURING COMPANY,
INCORPORATED

By:
Name: Henry F. Seebach, Jr.
Title: President

ECHO MANUFACTURING COMPANY

By:
Name: Henry F. Seebach, Jr.
Title: President

SEEMAR REAL ESTATE, LLC

By:
Name: Henry F. Seebach, Jr.
Title: Manager

BUYERS

ALBÉA METAL AMERICAS, INC.

By:
Name:
Title:

ALBÉA METAL REAL ESTATE, INC.

By:
Name:
Title:

ESCROW AGENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as
Escrow Agent

By:
Name:
Title:

Signature Page to Escrow Agreement

EXHIBIT A-1

Certificate as to Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Sellers and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit A-1 is attached, on behalf of Sellers.

Name / Title	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Exhibit A-1 to Escrow Agreement

EXHIBIT A-2

Certificate as to Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Buyers and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit A-2 is attached, on behalf of Buyers.

Name / Title	Specimen Signature

Roy Turner
Name
Signature
President and Chairman of the Board
Title

Charles-Antoine Roucayrol
Name
Signature
Vice President and Secretary
Title

Fabrice Beaussant
Name
Signature
Treasurer
Title

Exhibit A-2 to Escrow Agreement

Exhibit B

Escrow Costs

Annual Charge: $4,000

Any out-of-pocket expenses, or extraordinary fees or expenses (such as attorneys’ fees or messenger costs), are additional and are not included in the above schedule.

These fees cover a full year, or any part thereof, and thus are not prorated in the year of termination. The annual fee is billed in advance and payable prior to that year’s service.

LEASE AGREEMENT

November 10, 2011

LANDLORD:

SEEMAR REAL ESTATE, LLC,

a Connecticut limited liability company

TENANT:

ALBÉA METAL REAL ESTATE, INC.,

a Delaware corporation

PREMISES LOCATION:

1 Seemar Road, Watertown, Connecticut

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LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”), is made and entered into as of November 10, 2011, (“Effective Date”) between SEEMAR REAL ESTATE, LLC, a Connecticut limited liability company (“Landlord”) and ALBÉA METAL REAL ESTATE, INC., a Delaware corporation (“Tenant”), with reference to the recitals set forth below.

RECITALS

A.            Landlord is the owner of that certain real property, together with all the buildings, structures, fixtures, improvements and underground storage tanks thereon and appurtenances thereunto belonging (the “Premises”), the legal description of which is attached hereto and incorporated herein as Exhibit “A”, commonly known as 1 Seemar Road, City of Watertown, County of Litchfield, State of Connecticut.

B.            Landlord desires to lease the Premises to Tenant, and Tenant desires to lease the Premises from Landlord pursuant to the provisions of this Lease.

ARTICLE 1. PREMISES

Landlord leases to Tenant and Tenant leases from Landlord the Premises in its “AS IS” condition on the terms and conditions set forth in this Lease.

ARTICLE 2. TERM

Section 2.1            Term of Lease

The initial term (the “Initial Term” and together with all Extension Periods, the “Term”) shall become effective on November 10, 2011 (the “Commencement Date”), and the expiration date of the Initial Term (the “Expiration Date”) shall be the last day of the month seven (7) years following the Commencement Date, unless extended as set forth in Section 2.2. Notwithstanding the foregoing, in the event the Commencement Date falls on the first day of the month, the Initial Term shall expire on the last day of the month immediately preceding the month in which the Commencement Date would otherwise occur. The term “Lease Year” shall mean the first twelve (12) full calendar months after the Commencement Date and each subsequent twelve (12) month period thereafter during the Term and any extensions. If the Commencement Date is other than the first day of the month, then the first Lease Year also will include the partial month in which the Commencement Date occurs. References to the Term shall include extensions, if any. Except as otherwise expressly stated, the terms and conditions of this Lease shall remain in effect during any extension, renewal, or holdover of the Term. Concurrently with the execution of this Lease, Landlord and Tenant shall execute a Memorandum of Lease, the form of which is attached hereto and incorporated herein as Exhibit “B”, which may be recorded by Tenant at Tenant’s sole option.

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Section 2.2            Extension Options

Landlord agrees that Tenant shall have, and it is hereby granted, four (4) successive options (the “Extension Options”) to extend the Term, in Tenant’s sole discretion, for a period of five (5) years each (individually, an “Extension Period”, and collectively, the “Extension Periods”). Each such Extension Period shall begin respectively upon the expiration of the Initial Term or the prior Extension Period, as the case may be. All of the terms, covenants and provisions of this Lease shall apply to each Extension Period, except that Base Rent (as defined below) for each of the Extension Periods shall be adjusted pursuant to the terms of Article 4 below, payable in equal monthly installments. In order to exercise the Extension Options, Tenant shall give Landlord notice of such exercise (“Tenant’s Conditional Renewal Notice”) no later than sixty (60) days prior to the end of the Initial Term of this Lease or the prior Extension Period, as the case may be.

Section 2.3            Surrender of Premises; Holding Over

On the last day or sooner termination of the Term, Tenant shall quit and surrender the Premises, in working condition and repair, normal wear and tear, casualty and condemnation excepted, broom clean and subject to any repairs or alterations as required or permitted by this Lease, and shall surrender all keys for the Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations of locks, safes, and vaults, if any, in the Premises. If Tenant does not surrender the Premises as of the expiration of this Lease, Base Rent payable shall be the Base Rent payable during the last full month of the Term that just ended. In no event shall Tenant be liable for consequential, special, punitive or indirect damages. Tenant’s obligations under this Section 2.3 shall survive the expiration or earlier termination of this Lease.

Section 2.4            Right to Terminate

At any time during the first seven (7) Lease Years of this Lease, Tenant shall have the right to notify Landlord in writing of its intent to cancel the Lease, which cancellation shall become effective ninety (90) days after delivery of such written notice. After termination pursuant to this Section 2.4, neither party shall have any further obligation to the other pursuant to this Lease except for those obligations that specifically survive the expiration or early termination of this Lease.

ARTICLE 3. BASE RENT

Section 3.1            Net-Net-Net Lease

This is a net-net-net lease. It is the intention of Landlord and Tenant that, except as otherwise specifically set forth in this Lease (including, by way of example, Section 9.1), the Base Rent and other sums and charges provided herein shall be absolutely net to Landlord. Except as otherwise specifically set forth in this Lease, commencing on the Commencement Date and thereafter throughout the Term, Tenant shall pay, as additional rent (“Additional Rent”), all costs, charges, obligations, assessments, and expenses of the Premises, except as otherwise provided in this Lease; provided, however, in no event shall Tenant be liable for any interest, principal, late fees, penalties, or other expenses relating to any debt or monetary

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obligations incurred by Landlord or other costs or expenses incurred by Landlord in financing, refinancing or managing (except as otherwise expressly permitted under this Lease) the Premises.

Section 3.2            Base Rent

On the Commencement Date, Tenant shall pay to Landlord as base rent (the “Base Rent”) in advance for the entire Initial Term the lump sum of Two Hundred Thousand and No/100ths Dollars ($200,000.00). Base Rent for any Extension Period shall be determined in accordance with the provisions of Section 4.1.

ARTICLE 4. BASE RENT INCREASE

Section 4.1            Base Rent Increase

The capitalized terms used herein are defined below. Effective on each Adjustment Date, Base Rent for the next applicable Extension Period shall be recalculated to an amount equal to the Market Rate (as defined herein). “Market Rate” shall mean the then fair market value that a willing and independent tenant would pay in a new lease transaction with a willing and independent landlord for comparable industrial/manufacturing properties in the market location of the Premises, taking into account, without limitation, the condition of such space, applicable lengths of lease term, differences in size of the space demised, the location of the Premises and comparable premises, differences in base years or stop amounts for operating expenses and tax escalations, and all free or reduced rent periods, work letters, cash allowances, fit-out periods and other tenant inducements concessions however denominated, it being agreed that if such concessions are not made available by Landlord in connection with the renewal, the Market Rate shall be reduced by the value of such market concessions. Notwithstanding the foregoing, except for the initial Adjustment Date, in no event shall any increase in Base Rent on any Adjustment Date exceed three percent (3%).

Within fifteen (15) days after receiving Tenant’s Conditional Renewal Notice, Landlord shall give Tenant, in writing, notice of Landlord’s determination of the Market Rate. If, on or before the date which is thirty (30) days prior to the expiration of the current Term, Tenant has not agreed with Landlord’s determination of Market Rate, Tenant may have the right, within seven (7) days thereafter, to elect by written notice to Landlord to either withdraw Tenant’s Conditional Renewal Notice (whereupon the Lease shall expire upon the expiration of the then current Term) or elect arbitration as described below. Tenant’s failure to elect arbitration within said period shall be deemed an election to withdraw Tenant’s Conditional Renewal Notice.

Within ten (10) days of Lessee’s notice to Lessor of its election to arbitrate Market Rate, each party shall deliver to the other a proposal containing the Market Rate the submitting party believes to be correct (each an “Extension Proposal”). If either party fails to timely submit an Extension Proposal, the other party’s submitted proposal shall determine the Base Rent for the next Extension Period. If both parties submit an Extension Proposal, then Landlord and Tenant shall meet within seven (7) days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (as hereinafter defined below) to determine the Market Rate. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each

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shall, by written notice delivered to the other within five (5) days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal shall determine the Base Rent for the next Extension Period. The two Arbitrators so appointed shall, within five (5) business days after their appointment, appoint a third Arbitrator. If the two Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon ten (10) days’ prior written notice to the other party of such intent.

If the Market Rate determined in the lower of the two Extension Proposals is less than five percent (5%) below the higher of the two Extension Proposals, then the Market Rate shall be determined by averaging the two (2) Extension Proposals. If the Market Rate determined in the lower of the two Extension Proposals is five percent (5%) or more than five percent (5%) below the higher of the two Extension Proposals, then Market Rate shall be determined as follows: The single Arbitrator, or if one has been selected, the third Arbitrator, shall, after due consideration of the factors to be taken into account under the definition of Market Rate above and hearing whatever evidence said Arbitrator deem appropriate from Landlord, Tenant and others, and obtaining any other information the said Arbitrator deems necessary, in good faith, make its own determination of Market Rate and thereafter such Arbitrator shall select either Landlord’s or Tenant’s Extension Proposal, but no other, whichever is closest to such Arbitrator’s determination. The decision of the Arbitrator(s) shall be made within thirty (30) days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The decision of the Arbitrators shall be final and binding upon the parties. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. If the Market Rate is not determined by the first day of any Extension Period, then Tenant shall continue to pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Extension Period until such determination is made. After the determination of the Market Rate, the parties shall make any necessary adjustments to such payments made by Tenant. Landlord and Tenant shall then execute an amendment recognizing the Market Rate for the Extension Period.

An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and: (1) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than ten (10) years of experience in the appraisal of manufacturing/warehouse real estate in the market area where the Premises are located, or (B) a licensed real estate broker with not less than fifteen (15) years experience representing landlords and/or tenants in the leasing of manufacturing/warehouse space in the market area where the Premises are located, (2) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (3) be in all respects impartial and disinterested.

The new Base Rent shall be payable in advance in consecutive monthly installments on the first day of each month until the next Adjustment Date, or the expiration of the Term, as the case may be. Landlord’s delay or the failure of Landlord, beyond commencement of any Adjustment Date, in computing or billing for these adjustments will not impair the continuing obligation of Tenant to pay the rent adjustments, and Tenant shall pay Landlord the sums owed

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within ten (10) days of receipt of a bill therefor. Landlord shall have the right to accept all rent and other payments, whether full or partial, and to negotiate checks and payments thereof without any waiver of rights, irrespective of any conditions to the contrary sought to be imposed by Tenant. Base Rent shall be paid to Landlord at the address to which notices to Landlord are given or to such other address as Landlord may designate in writing from time to time.

Section 4.2            In applying the foregoing formula for Base Rent adjustments, the following terms shall have the following meanings: “Adjustment Date” shall mean, as the case may require, the seven (7) year anniversary of the Commencement Date, and each five (5) year anniversary of each Commencement Date thereafter during the Term; provided, however, if the Commencement Date is other than the first day of the month, then “Adjustment Date” shall mean, as the case may require, the first day of the first month occurring after the seven (7) year anniversary of the Commencement Date and each five (5) year anniversary of each Commencement Date thereafter during the Term.

ARTICLE 5.

INTENTIONALLY OMITTED

ARTICLE 6. USE OF THE PREMISES

Section 6.1            Use

Tenant may use the Premises for any use or purpose permitted by the applicable zoning authority from time to time and otherwise by law. Nothing herein shall be deemed to require Tenant to continuously operate in the Premises and Tenant shall have the right to cease operations at the Premises.

Section 6.2            Title Instruments

Landlord hereby grants unto Tenant the rights of enforcement and audit with respect to all of the easements or other declarations or agreements affecting the Premises (“Title Instruments”) on Landlord’s behalf. Landlord agrees that, upon Tenant’s request, Landlord will enforce the terms of any Title Instruments for the benefit of Tenant. Landlord shall cooperate with Tenant by providing such authorizations under the Title Instruments as may be necessary to enable to enforce any rights or perform any obligations thereunder. Promptly after the request of Tenant, Landlord shall execute such documents as may be reasonably requested by Tenant in connection with any Title Instrument so that to the extent permitted by such Title Instrument (i) Tenant is entitled to directly receive any notices under the Title Instrument, (ii) Tenant is named as a co-insured under any insurance policies required to be maintained by any other party under the Title Instrument, (iii) Tenant is afforded the benefit all rights, easements, licenses and benefits afforded to the Premises under the Title Instrument and (iv) Tenant is able to directly enforce the Title Instrument and to directly exercise all rights and remedies in connection with any breach of the Title Instrument by any other party.

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ARTICLE 7. PROPERTY TAXES, OTHER CHARGES,

ASSESSMENTS AND UTILITIES

Section 7.1            Tenant’s Required Payments

Tenant shall (i) pay before delinquency and as Additional Rent, all Property Taxes and Other Charges (as such terms are defined herein) that are allocable to the Premises; and (ii) provide Landlord with evidence of payment thereof promptly upon request. Property Taxes and Other Charges together are referred to herein as “Taxes”. Landlord and Tenant shall notify the appropriate governmental authorities to deliver bills or invoices for Taxes directly to Tenant. Notwithstanding anything in this Lease to the contrary, if Landlord and Tenant are unable, after having made commercially reasonable efforts to do so, to cause direct billing of Taxes to Tenant’s address, and Landlord fails to promptly (but in any event within ten (10) business days after receipt thereof), deliver to Tenant any bill or invoice with respect to any Taxes that Landlord may receive and Tenant’s payment of such Taxes within twenty (20) business days after receipt of the tax bill results in the imposition of interest, penalties and/or late fees, then Landlord shall be responsible for such interest, penalties and/or late fees.

7.1.1       “Property Taxes” shall mean all taxes, assessments, excises, levies, fees, and charges (and any tax, assessment, excise, levy, fee, or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto) of every kind and description, that are levied, assessed, charged, confirmed, or imposed on or against the Premises or any part thereof or any personal property used in connection with the Premises. It is the intention of Landlord and Tenant that all new and increased taxes, assessments, levies, fees and charges be included within the definition of Property Taxes for the purpose of this Lease.

7.1.2       “Other Charges” shall mean all taxes, assessments, excises, levies, fees, and charges (including, without limitation, common area maintenance charges and charges relating to the cost of providing facilities or services to the Premises), excluding such payments not required to be made by Tenant pursuant to Section 7.2, that are levied, assessed, charged, confirmed, or imposed upon, or measured by, or reasonably attributable to (a) the Premises; and (b) the cost or value of Tenant’s furniture, fixtures, equipment, or personal property located in the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is vested in Tenant or Landlord.

Section 7.2            Payments Not Required by Tenant

Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be required to pay any foreign, state, local or federal income, franchise, inheritance, estate, succession, capital levy, capital stock, stamp, transfer, excess profit, revenue, gift or similar taxes of Landlord.

Section 7.3            Assessments

If any assessment for a capital improvement made by a public or governmental authority shall be levied or assessed against the Premises, and the assessment is payable either in a lump sum or on an installment basis, then Tenant shall have the right to elect the basis of payment; provided, however, commencing on the Commencement Date and thereafter throughout the Term, Tenant shall pay all assessments that are allocable to the Premises.

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Section 7.4            Utility Payments

Subject to the provisions of Section 9.1 below, commencing on the Commencement Date and thereafter throughout the Term, Tenant shall promptly pay when due all charges for water, gas, electricity, and all other utilities furnished to or used upon the Premises.

Section 7.5            Tenant’s Right to Contest Utility Charges, Contest Taxes and Seek Reduction of Assessed Valuation of the Premises

Tenant shall have the right, at any time, to seek a reduction in the assessed valuation of the Premises or to contest any taxes or utility charges that are to be paid by Tenant. Tenant may use any means allowed by statute to protest Taxes or utility charges as defined in this Section 7.5 as long as Tenant remains current as to all other terms and conditions of this Lease. If Tenant seeks a reduction or contests any Taxes or utility charges, the failure on Tenant’s part to pay the Taxes or utility charges shall not constitute a default as long as Tenant complies with the provisions of this Section.

Section 7.6            Landlord Not Required to Join in Proceedings or Contest Brought by Tenant

Landlord shall not be required to join in any proceeding or contest brought by Tenant unless the provisions of the law require that the proceeding or contest be brought by or in the name of Landlord or the owner of the Premises. In that case, Landlord shall join in the proceeding or contest or permit it to be brought in Landlord’s name. Tenant, on final determination of the proceeding or contest, shall immediately pay or discharge any decision or judgment rendered, together with all costs, charges, interest, and penalties incidental to the decision or judgment.

Section 7.7            Partial Lease Years and Adjustment of Taxes

Property Taxes (and Other Charges, as may be applicable) payable by Tenant in accordance with the terms of this Lease shall be appropriately adjusted for any partial Lease Year. Upon the Expiration Date or earlier date of termination of this Lease (excluding a termination by Landlord as a result of an Event of Default) (“Termination Date”), Taxes which have accrued prior to the Expiration Date (or Termination Date, as applicable) and are payable after the Expiration Date (or Termination Date, as applicable), shall be prorated and apportioned as of the Expiration Date (or Termination Date, as applicable) based upon the actual number of days in the period subject to proration such that Tenant shall bear all expenses with respect to the Premises up through and including the Expiration Date (or Termination Date, as applicable). Any amount payable by Tenant shall be remitted to Landlord within ten (10) business days following the Expiration Date (or Termination Date, as applicable). Any excess prepaid Taxes shall be refunded to Tenant by Landlord within ten (10) business days of the Expiration Date (or Termination Date, as applicable). Taxes which cannot be ascertained with certainty as of the Expiration Date (or Termination Date, as applicable) shall be prorated on the basis of the parties’ reasonable estimates of such amount(s) and shall be the subject of a final proration as soon thereafter as the precise amounts can be ascertained. The provisions of this paragraph shall survive the expiration or termination of this Lease.

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ARTICLE 8. FURNITURE, FIXTURES AND EQUIPMENT

Section 8.1            Furniture, Fixtures, and Equipment

During the Term, Tenant may, at Tenant’s sole option, place, replace or install such furniture, trade fixtures, equipment, machinery, furnishings, face plates of signage and other articles of personal property (collectively, “Tenant’s Personal Property”) on the Premises.

Section 8.2            Landlord’s Waiver

Tenant may finance Tenant’s Personal Property at any time and from time to time during the Term. Upon request of Tenant, Landlord shall execute and deliver to any lender a Landlord’s Waiver in the form attached hereto as Exhibit “E” or such other reasonable form as Tenant or Tenant’s lender may request. Tenant may remove and replace Tenant’s Personal Property periodically during the term of this Lease. Notwithstanding anything contained herein to the contrary, Landlord hereby waives any statutory liens and any rights of distress with respect to Tenant’s Personal Property. This Lease does not grant a contractual lien or any other security interest to Landlord or in favor of Landlord with respect to Tenant’s Personal Property.

Section 8.3            Removal of Tenant’s Personal Property at Expiration of Lease

At the expiration or earlier termination of the Lease, Tenant’s Personal Property may be removed at the option of Tenant. In the alternative, at the expiration or earlier termination of the Lease, Landlord may require Tenant to remove Tenant’s Personal Property within a reasonable time following receipt of written notice from Landlord. Tenant shall promptly repair any damage to the Premises from the removal of Tenant’s Personal Property. Any of Tenant’s Personal Property not so removed shall be deemed abandoned, and Landlord may cause such property to be removed from the Premises and disposed of without liability to Tenant; provided, however, if any of Tenant’s Personal Property was required to be removed by Landlord as set forth above, then same may be disposed of, but the reasonable cost of any such removal shall be borne by Tenant. The provisions of this Section 8.3 shall survive the expiration or termination of this Lease.

Section 8.4            Right to Affix Signs

Tenant shall have the right to decorate the Premises and affix signs customarily used in its business upon the windows, doors, interior and exterior walls of the Premises, and such free-standing signs as may seem appropriate to Tenant and are authorized by any governmental authority having jurisdiction over the Premises. Upon the expiration or earlier termination of the Lease, Tenant shall remove such signs within a reasonable time following receipt of written notice from Landlord. Tenant promptly repair any damage to the Premises from the removal of the signs.

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ARTICLE 9. MAINTENANCE AND REPAIRS OF

THE PREMISES; COMPLIANCE

Section 9.1            Landlord’s Repairs

Landlord shall at its own expense, keep and maintain in good condition and repair the foundations, exterior doors, walls, windows, roof and structure of the building, and all water, sewage, gas, electricity, HVAC and all other utility conduits, piping and equipment furnished to, servicing, or located upon the Premises (including installation, repair, replacement, termination, and relocation of such conduits, piping and equipment required after the Commencement Date).

Section 9.2            Obligation to Maintain the Premises

Commencing on the Commencement Date and thereafter throughout the Term, subject to the repairs required of Landlord pursuant to Section 9.1 above and the requirements of Article 23 below, Tenant shall, at its own expense, keep and maintain the Premises in good order and repair (reasonable wear and tear, casualty and condemnation excepted), including, but not limited to, the interior, exterior, and floors, the sidewalks, curbs, trash enclosures, light standards, fixtures (other than trade fixtures), or other similar fixtures and equipment permanently affixed to the Premises and parking areas which are a part of the Premises. Landlord hereby assigns to Tenant all building contractor, subcontractor, and manufacturer’s warranties and guarantees, if any, applicable to the Premises, and Landlord shall cooperate with Tenant at Tenant’s request in any action to enforce such warranties and guarantees. In the event of destruction of the Premises by fire or other casualty, the condition of Premises upon termination of this Lease shall be governed by Article 12.

Section 9.3            Intentionally omitted.

Section 9.4            Compliance

Commencing on the Commencement Date and thereafter throughout the Term, Tenant shall comply with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements in effect during the Term or any part of the Term hereof, regulating the use by Tenant of the Premises, except with respect to Landlord’s obligation to alter, maintain, or restore the structural elements of the Premises (as set forth in Section 9.1 above and except with respect to Landlord’s obligations set forth in Article 23 below) in compliance and conformity with all laws.

ARTICLE 10. ALTERATIONS AND IMPROVEMENTS

Section 10.1          Right to Make Alterations

At all times during the Term, Tenant shall have the right to make alterations, additions and improvements (“Alterations”) to the interior or exterior of the Premises and parking areas adjacent to the Premises. Nevertheless, any Alterations that individually cost in excess of Five Hundred Thousand Dollars ($500,000) (which limit shall be increased every five (5) years by fifteen percent (15%)) and which materially affect the footprint, foundation or load-bearing walls of the Premises shall not be made by Tenant without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any Alterations made or installed by Tenant shall become the property of Landlord, remain upon the Premises and, at the expiration or earlier termination of this Lease, shall be surrendered with the Premises to Landlord. Alterations shall be accomplished by Tenant in a good and workmanlike manner, in conformity with applicable laws, regulations, ordinances, orders and covenants, conditions and

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restrictions encumbering the Premises, and by a licensed contractor. Prior to commencement of any such work requiring Landlord’s consent, Tenant shall provide to Landlord copies of all required permits and governmental approvals. Landlord shall cooperate with Tenant by providing such authorizations as may be necessary to enable Tenant to secure such permits and governmental approvals. Tenant shall pay when due all claims for such labor and materials to the extent payment is not in dispute as set forth in Section 10.2.

Section 10.2          Tenant Shall Not Render Premises Liable For Any Lien

Tenant shall have no right, authority, or power to bind Landlord, or any interest of Landlord in the Premises, nor to render the Premises liable for any lien or right of lien for the payment of any claim for labor, material, or for any charge or expense incurred to maintain, to repair, or to make Alterations to the Premises. Tenant shall in no way be considered the agent of Landlord in the construction, erection, modification, repair, or alteration of the Premises. Notwithstanding the above, Tenant shall have the right to contest the legality or validity of any lien or claim filed against the Premises. Upon a final adverse determination of any contest, Tenant shall pay and discharge the amount of the lien or claim determined to be due, together with any penalties, fines, interest, cost, and expense which may have accrued, and shall provide proof of payment to Landlord.

ARTICLE 11. INDEMNITY AND INSURANCE

Section 11.1          Indemnification

Tenant shall indemnify, defend, and protect Landlord, and hold Landlord harmless from any and all loss, cost, damage, expense and/or liability (including, without limitation, court costs and reasonable attorneys’ fees) incurred in connection with or arising at any time after the Commencement Date as a result of Tenant’s occupancy of the Premises, other than those caused by (i) reason of the negligence or willful misconduct of Landlord or its agents and employees, (ii) a breach of this Lease by Landlord, or (iii) any pre-existing environmental, health or safety conditions at the Premises including without limitation the Environmental Conditions (as defined in Section 23.1 below).

Section 11.2          Insurance

Tenant shall, at Tenant’s expense, obtain and keep in full force during the Term a policy of combined single limit bodily injury and property damage insurance written on an occurrence basis insuring Tenant against any liability arising out of use, occupancy or maintenance of the Premises and all of its appurtenant areas. The policy shall provide blanket contractual liability coverage.

Section 11.3          Waiver of Subrogation

Tenant and Landlord each hereby waives and releases any and all right of recovery against the other, including, without limitation, their employees and agents, arising during the Term (and any extensions thereof) for any and all loss (including, without limitation, loss of rental) or damage to property located within or constituting a part of the Premises, whether or not such damage or loss shall have been caused by any acts or omissions of the other party, which

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loss or damage is insured under any insurance policy carried by Tenant or Landlord with respect to the Premises (except Landlord’s contingent or secondary policies maintained by Landlord for its own benefit). This waiver is in addition to any other waiver or release contained in this Lease. For purposes of this Section 11.3 “contingent or secondary policies” mean insurance policies maintained by Landlord for Landlord’s own benefit, which, among other things, protect Landlord in the event of a lapse, deficiency or other failure with respect to the policies of insurance to be maintained by Tenant pursuant to the provisions of this Section 11.3; provided, however, such contingent and secondary policies do not include any primary policies procured by Landlord pursuant to this Section 11.3 or other primary policies which may be procured by Landlord.

ARTICLE 12. PARTIAL AND TOTAL DESTRUCTION OF THE PREMISES

Section 12.1          Repair and Restoration of Premises: Tenant’s Obligations

In the event any part or all of the Premises shall at any time during the Term be damaged or destroyed, regardless of cause, and the restoration or repair costs are estimated to exceed One Hundred Thousand Dollars ($100,000), Tenant shall give prompt notice to Landlord. Commencing on the Commencement Date and thereafter throughout the Term, Tenant shall use commercially reasonable efforts to repair and restore the Premises to substantially the same condition as existed immediately before the damage or destruction occurred, including buildings and all other improvements on the Premises, as soon as circumstances reasonably permit. The proceeds from the property insurance policy covering the Premises shall be made available to and utilized by Tenant for restoration and repair of the Premises in compliance with Tenant’s obligations pursuant to this Section 12.1. During the period from the occurrence of the casualty until Tenant is able to open for business in the entire Premises, Tenant’s obligation to pay Base Rent, Property Taxes, Other Charges and any other items of Additional Rent shall be abated.

Notwithstanding anything contained herein to the contrary, in lieu of undertaking its repair and restoration obligations as set forth in this Section 12.1, Tenant may terminate this Lease upon giving written notice to Landlord within thirty (30) days following the date upon which the Premises is damaged or destroyed, provided: (i) the Premises is totally or substantially damaged or destroyed (as defined below). “Substantially damaged or destroyed” shall mean damage to the Premises, the restoration and repair of which would reasonably be expected to take longer than ninety (90) days to complete. Upon such termination, Landlord and Tenant shall be released from all obligations and liabilities under the Lease, with the exception of those liabilities which, pursuant to the terms of the Lease, accrued prior to the termination date and survive termination or expiration of the Lease.

ARTICLE 13. CONDEMNATION

Section 13.1          Condemnation Damages

13.1.1        In the event of the taking or conveyance of the fee of, or temporary use of, or perpetual easement upon, the whole or any part of the Premises by reason of condemnation by any public or quasi-public body (“Condemnation”), Landlord and Tenant shall represent

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themselves independently in seeking damages before the condemning body. Landlord shall pay over to Tenant the entirety of any award.

Section 13.2          Termination of Lease Due to Condemnation

In the event the Condemnation materially adversely affects Tenant’s use of the Premises in Tenant’s commercially reasonable judgment, Tenant may terminate the Lease by giving Landlord written notice of its intention to terminate the Lease within sixty (60) days of receipt of notice of the Condemnation. The effective date of the termination shall be the date upon which fee simple interest is vested in the condemning authority or upon such earlier date (if any) as possession shall be required to be delivered to the condemning authority, and Tenant shall be released from further obligations or liabilities arising under the Lease thereafter. In the event of termination, Base Rent, Property Taxes, Other Charges and any other items of Additional Rent (collectively, “Rent and Charges”) shall be prorated based upon the actual number of days in the period to be prorated. Within thirty (30) days following the termination, Landlord shall refund to Tenant any Rent and Charges related to the period after the effective date of termination that were paid to Landlord in advance of the termination.

ARTICLE 14. ASSIGNMENT AND SUBLETTING

Section 14.1          Tenant’s Right of Assignment and Subletting

Tenant shall have the right and power, at any time or from time to time, to assign or sublease all or any portion of the Premises without the prior written consent of Landlord. Tenant shall be released of its liability under this Lease, which release shall be effective without any further act on the part of Landlord. In no event shall a sale, change in control or transfer of interests in Lessee be deemed an assignment of the Lease or require Landlord’s consent.

Section 14.2          Sublease and Sublease Recognition Agreement

Landlord hereby agrees to enter into a commercially reasonable Sublease Recognition Agreement (in form attached hereto as Exhibit “F”, attached hereto and incorporated hereby) with any subtenant, which agreement shall provide that upon the termination of the Lease, the subtenant shall become a tenant of Landlord subject to the terms of its sublease, provided that such sublease is for a term not to exceed the then remaining term of this Lease, plus any remaining Extension Periods.

Section 14.3          Landlord’s Right of Assignment

Landlord shall have the right to assign this Lease in connection with the transfer of the Premises; provided, however, that in no event shall Landlord be released from any obligation or liability accruing under this Lease. The transferee of such title shall be deemed to have assumed and agreed to perform any and all obligations of Landlord hereunder during its ownership of the Premises, and shall execute a written assumption agreement, acceptable to Tenant, with regard to Landlord’s obligations under this Lease

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Section 14.4          Mortgage of Leasehold

14.4.1     Tenant may mortgage or otherwise encumber its interest in the Premises or the improvements thereon without prior written consent of Landlord. So long as a leasehold mortgage (a “Leasehold Mortgage”) shall remain unsatisfied of record, the provisions set forth in this Section 14.4 shall apply.

14.4.2     No Termination by Reason of Foreclosure, Sale or Surrender. This Lease shall not be subject to termination by Landlord solely by reason of or upon the happening of a judicial or non-judicial foreclosure of any leasehold mortgagee (a “Leasehold Mortgage”), or the acquisition by a Leasehold Mortgagee of the Premises, or Tenant’s interest therein, by resort to any remedy for default under or pursuant to a Leasehold Mortgage, or conveyance in lieu of foreclosure thereof. If Landlord has received written notice from Tenant or a Leasehold Mortgagee that a Leasehold Mortgage is in effect, then so long as such Leasehold Mortgage remains in effect Landlord shall not accept an early surrender or other early voluntary termination of this Lease by Tenant, except where such early surrender or early termination is a result of Tenant’s default hereunder.

14.4.3     Leasehold Mortgagee Succeeds to Tenant’s Interest; Liability of Leasehold Mortgagee Limited. Upon taking possession of the Premises upon the happening of a judicial or non-judicial foreclosure or an assignment of lease in lieu thereof, a Leasehold Mortgagee shall be required to assume the obligations of Tenant under this Lease pursuant to an assumption agreement in form reasonably acceptable to Landlord and Leasehold Mortgagee, and thereafter shall have all of the rights of Tenant and the duty to perform all of Tenant’s obligations hereunder, but any such Leasehold Mortgagee shall not be liable for the performance of such obligations after it has assigned this Lease to a third party that has agreed to assume the obligations of Tenant under this Lease.

14.4.4     Right of Leasehold Mortgagee to Cure Default. If Tenant or a Leasehold Mortgagee has given Landlord prior written notice of its Leasehold Mortgage and an address to which notices of default under this Lease are to be sent to such Leasehold Mortgagee, then Landlord agrees to give such Leasehold Mortgagee copies of any and all written notices of default given to Tenant in connection therewith concurrently with the giving of such notices of default to Tenant; provided, however, that the failure by Landlord to so notify such Leasehold Mortgagee shall not toll the running of any grace and cure periods in favor of Tenant set forth in this Lease or limit any of Landlord’s rights and remedies against Tenant under this Lease, at law, in equity or otherwise; provided, further, however, that Landlord agrees for the benefit of any such Leasehold Mortgagee, that notwithstanding anything set forth above in this sentence, Landlord shall not terminate this Lease as a result of an Event of Default or any other default of Tenant unless:

(A)          Landlord shall have first given written notice of such default to such Leasehold Mortgagee; and

(B)          such Leasehold Mortgagee has failed or refused to correct or cure the default complained of within the time permitted Tenant hereunder, which time period with respect to Leasehold Mortgagee shall not begin to run until Leasehold Mortgagee receives written notice from Landlord, plus a reasonable time thereafter. For purposes of this Subpart (B) only, “reasonable time” shall mean (1) ten (10) days with respect to defaults that may be cured

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by payment of money or (2) thirty (30) days with respect to defaults not curable by payment of money, or such additional time as shall reasonably be required to effect such cure provided that such cure shall be faithfully commenced within such thirty (30) day period; provided, further, that in the case of defaults not curable by the payment of money and where cure cannot be commenced without first recovering possession, the cure period shall be extended to include the period reasonably required for the Leasehold Mortgagee to obtain possession of the Premises so long as such Leasehold Mortgagee has commenced such proceedings to obtain possession within said thirty (30) day period and thereafter diligently pursues such proceedings to completion and the Leasehold Mortgagee cures the default as diligently as possible thereafter. To secure the benefits of the right to extend the period for curing a non-monetary default beyond thirty (30) days, there must not be any monetary defaults under this Lease and the Leasehold Mortgagee must first give written notice to Landlord within the initial thirty (30) day period for cure of non-monetary defaults stating that it cannot cure the default without possession of the Premises and stating its intent to proceed to obtain possession and to cure such default, and must commence such proceedings within such thirty (30) day period and diligently pursue such proceedings to completion thereafter.

14.4.5     Assignment After Cure. So long as a Leasehold Mortgagee has cured all of the outstanding defaults of Tenant hereunder (unless such default is of the type that cannot be cured by Leasehold Mortgagee) and has performed the obligations to be performed by it hereunder during the period of its possession, such Leasehold Mortgagee shall have the right to assign this Lease to a person or entity who shall assume in a written instrument reasonably satisfactory to Landlord the obligations of Tenant hereunder, whereupon such Leasehold Mortgagee shall be relieved of all further liability for performance of the obligations hereof arising from and after the date of such assignment.

14.4.6     New Lease. If a Leasehold Mortgagee has cured all of the outstanding defaults of Tenant, or taken action to cure all such defaults of Tenant, as provided in Section 14.4.4 and this Lease nonetheless shall be terminated as a result of any default by Tenant, or be rejected or disaffirmed pursuant to any bankruptcy law or other law affecting creditors’ rights, a Leasehold Mortgagee shall have the right, exercisable by written notice to Landlord and execution and delivery of a new lease by such Leasehold Mortgagee within thirty (30) days after the effective date of such termination, to enter into a new lease of the Premises with Landlord. The term of said new lease shall begin on the date of the termination of this Lease and shall continue for the remainder of the term of this Lease. Such new lease shall otherwise contain the same terms and conditions as those set forth herein, including, without limitation, such options to extend the term hereof as shall then remain. The rights granted herein to the Leasehold Mortgagee to a new lease shall survive any termination of this Lease. Notwithstanding anything to the contrary in this Lease, any new lease made pursuant to this Section 14.4.6 shall be prior and senior in lien and priority to any mortgage or other lien, charge or encumbrance on Landlord’s interest in the Premises, to the same extent as the terminated Lease. Nothing contained in this Lease shall require any Leasehold Mortgagee to enter into a new lease, or to cure any default of Tenant under this Lease.

14.4.7     Landlord agrees that the name of a Leasehold Mortgagee may be added to the “Loss Payable Endorsement” of any and all insurance policies required to be carried by

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Tenant hereunder on condition that the insurance proceeds are to be applied in the manner specified in this Lease.

14.4.8     Tenant may delegate irrevocably to a Leasehold Mortgagee the non-exclusive authority to exercise any or all of Tenant’s rights hereunder, but no such delegation shall be binding upon Landlord unless and until either Tenant or such Leasehold Mortgagee shall give to Landlord a true copy of a written instrument effecting such delegation. Such delegation of authority may be effected by the terms of the Leasehold Mortgage itself, in which case delivery to Landlord of an executed counterpart or conformed copy of said Leasehold Mortgage in accordance with Article 18 hereof shall be sufficient to give Landlord notice of such delegation.

14.4.9     Except as expressly set forth in Section 14.4.6, nothing contained in this Section 14.4 shall limit Landlord’s right to terminate this Lease upon the occurrence of an Event of Default.

ARTICLE 15. DEFAULT AND TERMINATION

Section 15.1          Event of Default

The occurrence of any of the following events shall constitute an “Event of Default” by Tenant:

15.1.1     Tenant fails to pay undisputed Base Rent during an Extension Period or Additional Rent as and when such Base Rent or Additional Rent becomes due, and such failure continues for thirty (30) days after written notice to Tenant reporting that such payment is past due (subject to Tenant’s rights of contest under Article 7 above).

15.1.2     Failure by Tenant to perform or comply with any provision of this Lease (other than as set forth in Section 15.1.1) if the failure is not cured within thirty (30) days after written notice has been given to Tenant. If, however, the failure cannot reasonably be cured within the cure period, an Event of Default shall not occur if Tenant commences to cure the failure within the cure period and diligently and in good faith continues to cure the failure.

15.1.3     To the extent permitted by law, a general assignment by Tenant for the benefit of creditors, or the filing by or against Tenant of any proceeding under any insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant, unless possession is restored to Tenant within (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant’s assets located upon the Premises or of Tenant’s interest in this Lease, unless such seizure is discharged within thirty (30) days.

Section 15.2          Landlord’s Remedies

Landlord shall have any one or more of the following remedies after the occurrence of an Event of Default.

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15.2.1              Upon ten (10) days additional prior notice to Tenant (during which time Tenant may cure the Event of Default), terminate this Lease by giving written notice of termination to Tenant, in which event Tenant shall surrender the Premises to Landlord on the date stated in such notice. If Tenant fails to so surrender the Premises, then Landlord, without prejudice to any other remedy it has for possession of the Premises or arrearages in rent or other damages, may re-enter and take possession of the Premises and expel or remove Tenant and any other person or entity occupying the Premises or any part thereof.

15.2.2              No act by Landlord other than giving notice of termination to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of this Lease. On termination of the Lease, Landlord shall have the right to recover from Tenant the unpaid rent that had been earned at the time of termination of this Lease. The term “rent” as used in this Section 15.2.2 means Base Rent and Additional Rent.

15.2.3              Landlord may re-enter and take possession of the Premises without terminating this Lease. Landlord shall use good faith efforts to mitigate its damages (including without limitation good faith efforts to relet the Premises). Landlord’s action under this Section 15.2.3 is not considered an acceptance of Tenant’s surrender of the Premises unless Landlord so notifies Tenant in writing.

If Landlord elects to relet the Premises without terminating this Lease, any rent received will be applied to the account of Tenant, not to exceed Tenant’s total indebtedness to Landlord; no reletting by Landlord is considered to be for its own account unless Landlord has notified Tenant in writing that the Lease has been terminated. If Landlord elects to relet the Premises, rent that Landlord receives from reletting will be applied to the payment of: (i) first, rent due and unpaid under the Lease; (ii) second, any amounts owed under this Lease from Tenant to Landlord other than rent due from Tenant. After deducting the payments referred to in this Subsection, any sum remaining from the rent Landlord receives from reletting will be held by Landlord and applied in payment of future rent as rent becomes due under this Lease.

15.2.4              Landlord may re-enter the Premises without terminating this Lease, and cure Tenant’s Event of Default. The reasonable expenses incurred by Landlord in curing Tenant’s Event of Default under this Lease immediately shall become due and payable to Landlord as Additional Rent.

15.2.5              Notwithstanding anything to the contrary in this Lease, in no event shall Tenant be liable for special, indirect or consequential damages.

Section 15.3                             Default Interest

Any and all undisputed rent or other charges which Tenant is obligated to pay to Landlord under this Lease which are unpaid when due beyond any applicable notice and cure period, shall bear interest from the date said payment was due until paid at the lesser of (i) the prime commercial rate being charged by Bank of America, N.A. in effect on the date due (the “Prime Rate”) or (ii) the maximum rate permitted by law, said interest to be payable by Tenant

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as Additional Rent. If Bank of America, N.A. is no longer in existence, then another comparable bank or financial institution shall be substituted by Landlord. Landlord and Tenant agree that this sum is reasonable to compensate Landlord for the loss of the use of funds.

Notwithstanding the foregoing, in the event Landlord shall have provided written notice to Tenant in accordance with Sections 15.1.1 and 15.1.2, Tenant shall not be obligated to pay the default interest otherwise due pursuant to this Section 15.3 unless ten (10) days shall have lapsed following Tenant’s receipt of said notice and the delinquent amount(s) shall not have been paid.

Section 15.4                             Right of Landlord to Re-Enter

In the event of any termination of this Lease pursuant to this Article 15, Landlord shall have the immediate right to enter upon and repossess the Premises, and subject to Section 8.3, and any personal property of Tenant may be removed from the Premises and stored in any public warehouse at the risk and expense of Tenant.

Section 15.5                             Surrender of Premises

No act or thing done by Landlord or any agent or employee of Landlord during the Lease term shall be deemed to constitute an acceptance by Landlord or a surrender of Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord and, notwithstanding such delivery, Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been terminated properly. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

Section 15.6                             Default by Landlord

Landlord shall be in default if Landlord fails to perform any provision of this Lease required of it and the failure is not cured within thirty (30) days after notice has been given to Landlord. If, however, the failure cannot reasonably be cured within the cure period, Landlord shall not be in default of this Lease if Landlord commences to cure the failure within the cure period and diligently and in good faith continues to cure the failure. Notices given under this Section 15.6 shall specify the alleged breach and the applicable Lease provisions. If Landlord shall at any time default beyond the applicable notice and cure period, Tenant shall have the right to terminate this Lease upon written notice thereof given to Landlord or to cure such default on Landlord’s behalf. Any sums expended by Tenant in doing so, and all reasonably necessary incidental costs and expenses incurred in connection therewith, shall be payable by Landlord to Tenant within thirty (30) days following demand therefor by Tenant. If Landlord fails to reimburse Tenant within thirty (30) days after Landlord’s receipt of such bill, Tenant may deduct such costs from the next due installments of Base Rent, until such costs are recouped by Tenant.

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ARTICLE 16. RIGHT OF INSPECTION

Landlord and Landlord’s authorized representatives shall have the right (but not the obligation) after at least three (3) business days’ prior written notice to Tenant, to enter upon the Premises during normal business hours for the purpose of inspecting the Premises and for the purpose of performing its obligations set forth in Section 23.4 below. Landlord will coordinate all entries upon the Premises with Tenant and will ensure that it, and its authorized representatives’ activities do not disrupt the business operations of Tenant at the Premises.

ARTICLE 17. WAIVER OF BREACH

No waiver by Landlord of any breach of any one or more of the terms, covenants, conditions, or agreements of this Lease shall be deemed to imply or constitute a waiver of any succeeding or other breach. Failure of Landlord to insist upon the strict performance of any of the terms, conditions, covenants, and agreements of this Lease shall not constitute or be considered as a waiver or relinquishment of Landlord’s rights to subsequently enforce any term, condition, covenant, or agreement, which shall all continue in full force and effect. The rights and remedies of Landlord under this Lease shall be cumulative and in addition to any and all other rights and remedies which Landlord has or may have.

ARTICLE 18. NOTICES

Section 18.1 Notice Requirements

All notices, requests, or demands herein provided to be given or made, or which may be given or made by either party to the other, shall be given or made only in writing and shall be deemed to have been duly given: (i) when delivered personally at the address set forth below, or if delivery is rejected when delivery was attempted; or (ii) on the date delivered when sent via overnight mail, properly addressed and postage prepaid; or (iii) on the date sent via facsimile transmission with electronic confirmation; or (iv) upon delivery, or if delivery is rejected when delivery was attempted of properly addressed certified mail, postage prepaid with return receipt requested. Notwithstanding the prescribed methods of delivery set forth above, actual receipt of written notice by a party designated below shall constitute notice given in accordance with this Lease on the date received, unless deemed earlier given pursuant to the foregoing methods of delivery. The proper address to which notices, requests, or demands may be given or made by either party shall be the address set forth at the end of this Section or to such other address or to such other person as any party shall designate. Such address may be changed by written notice given to the other party in accordance with this Section.

If to Landlord:

SEEMAR REAL ESTATE, LLC

One Seemar Road

Watertown, CT 06795

Attn:                    Henry F. Seebach, Jr.

With a Copy to:

MAHANEY, GEGHAN & SULLIVAN

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Attn:                    Timothy F. Sullivan

One Exchange Place

Waterbury, CT 06702

If to Tenant:

ALBÉA METAL REAL ESTATE, INC.

c/o Sun Capital Partners, Inc.

2 Park St, 1st Floor

London, W1K 2HX, United Kingdom

With a Copy to:

KLEHR HARRISON HARVEY BRANZBURG LLP

Attn: Bradley A. Krouse, Esquire

1835 Market Street

Philadelphia, PA 19103

Phone Number: (215) 569-1598

Fax Number: (215) 568-6603

ARTICLE 19. RELATIONSHIP OF THE PARTIES

This Lease shall not be deemed or construed by the parties, nor by any third party, as creating the relationship of (i) principal and agent, (ii) partnership, or (iii) joint venture between the parties. Neither the method of computation of rent nor any other provision of this Lease, nor any acts of the parties are other than in the relationship of Landlord and Tenant.

ARTICLE 20. SUBORDINATION, ATTORNMENT AND ESTOPPEL

Section 20.1                             Subordination and Non-Disturbance

Landlord represents and warrants that as of the Effective Date (i) there is no mortgage, deed of trust or other security instrument encumbering the Premises and (ii) Landlord is the fee owner of the Premises. Subject to the provisions of this Section 20.1, this Lease and the leasehold estate created hereby shall be, at the option and upon written declaration of Landlord, subject, subordinate, and inferior to the lien of any mortgage or deed of trust (“Mortgage”), and all renewals, extensions, or replacements thereof, now or hereafter imposed by Landlord upon the Premises provided Landlord provides Tenant with a subordination, non-disturbance and attornment agreement (“Non-Disturbance Agreement”), substantially in the form of Exhibit “C”, attached hereto and incorporated hereby, or in other form reasonably acceptable to Tenant, in recordable form, executed by the holder of such Mortgage. Tenant shall, promptly following a request by Landlord and after receipt of the Non-Disturbance Agreement, execute and acknowledge any subordination agreement or other documents required to establish of record the priority of any such Mortgage over this Lease, so long as such agreement does not otherwise increase Tenant’s obligations or diminish Tenant’s rights hereunder and such agreement is otherwise in form reasonably satisfactory to Tenant.

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Section 20.2                             Attornment

In the event of foreclosure of any Mortgage, whether superior or subordinate to this Lease, then (i) this Lease shall continue in force; (ii) Tenant’s quiet possession shall not be disturbed so long as no uncured Event of Default hereunder by Tenant exists; (iii) Tenant shall attorn to and recognize the mortgagee or purchaser at foreclosure sale (“Successor Landlord”) as Tenant’s landlord for the remaining term of this Lease; and (iv) the Successor Landlord shall be bound by the terms and conditions of the Lease, subject to the provisions of any applicable Non-Disturbance Agreement binding on both Successor Landlord and Tenant.

Section 20.3                             Estoppel Certificate

Tenant and Landlord shall execute and deliver to the requesting party, within twenty (20) days after receipt of either’s request, an estoppel certificate or other statement to be furnished to any prospective purchaser of, assignee of, or any lender against the Premises (“Estoppel Certificate”), substantially in the form of Exhibit “D”, attached hereto and incorporated hereby.

ARTICLE 21. ATTORNEYS’ FEES

If any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the prevailing party, a reasonable sum as attorneys’ fees and costs actually incurred and without regard to statutory presumption. Such attorneys’ fees and costs shall be paid by the losing party in such action.

ARTICLE 22. AUTHORITY TO MAKE LEASE; COVENANT OF

QUIET ENJOYMENT

Section 22.1                             Full Power and Authority to Enter Lease

The parties covenant and warrant that each has full power and authority to enter into this Lease. If Tenant is a corporation, trust or general or limited partnership, all individuals executing this Lease on behalf of that entity represent that they are authorized to execute and deliver this Lease on behalf of that entity.

Section 22.2                             Quiet Enjoyment

Landlord covenants and warrants that Tenant shall have and enjoy full, quiet, and peaceful possession of the Premises, its appurtenances and all rights and privileges incidental thereto during the term, as against all persons claiming by, through, or under Landlord, subject to the provisions of this Lease and any matters of record affecting the Premises as of the Commencement Date.

ARTICLE 23. ENVIRONMENTAL

Section 23.1                             Landlord’s Environmental Representation; the Environmental Condition

Landlord and Tenant acknowledge the existence at the Premises of certain environmental, health and safety conditions as further described in Exhibit “G” attached hereto and made a part

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hereof (the “Environmental Conditions”). The Environmental Conditions predate Tenant’s occupancy of the Premises. Landlord has agreed to retain responsibility for the Environmental Conditions and, at its sole cost and expense, (i) to comply with all provisions of the Connecticut Transfer Act (the “CTA”) and the obligations under that certain Consent Order issued in the case of State of Connecticut v. Eyelematic Manufacturing Company, Inc. (Order No. 20110003DEP) , (the “Consent Order”), (ii) to remediate the Premises as required by the CTA and other Environmental Laws, and (iii) to provide Tenant with “no audit” letters from the Connecticut Department of Energy and Environmental Protection and other appropriate documentation that the remediation of the Premises has been completed.

Except for the Environmental Conditions and the Consent Order, Landlord hereby represents and warrants to Tenant that as of the Effective Date, (i) Landlord has no actual knowledge of any Hazardous Substances located in, on, under or about the Premises in such quantities or under such conditions as to constitute a violation of, or as would reasonably be expected to give rise to potential liability under, applicable Environmental Law and (ii) Landlord has not received any written notices or other notifications from any governmental entity or any other person alleging that the Premises is in violation of, or that Landlord or any other person has any potential liability under, any Environmental Law.

Section 23.2                             Landlord Indemnity

Landlord shall, at its sole expense and with counsel reasonably acceptable to Tenant, indemnify, defend and hold harmless Tenant, Tenant’s shareholders, directors, officers, employees, partners, affiliates, agents, successors and assignees, subtenants or successor’s to Tenant’s interest in the Premises with respect to any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses arising out of or resulting from (i) any release, storage, disposal, use, treatment, transportation, generation, manufacture or refining of any Hazardous Substances in, on, under or about the Premises occurring prior to the Commencement Date or any conditions existing, or events occurring, or any Hazardous Substances existing at, in, on, under or in connection with the Premises prior to the Commencement Date, (ii) any violation of Environmental Law or any requirement of any governmental or quasi-governmental authority for clean-up, repair, detoxification, monitoring or other similar action caused by or arising as a result of acts or omissions by Landlord or Landlord’s agents, assignees, subtenants, contractors, or invitees, whether prior to the Commencement Date or at any time during the Term of this Lease, and (iii) any obligation arising from the Environmental Conditions, including, but not limited to, those obligations imposed by the CTA or the Consent Order. This indemnification of Tenant by Landlord includes, without limitation, costs incurred in connection with any investigation of site conditions, penalties, fines, claims, actions (including enforcement actions of any kind and administrative or judicial proceedings, orders or judgments), damages (including consequential and punitive damages), and any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of contaminants present in the soil, bedrock or ground water on or under the Premises. Tenant shall not have any liability whatsoever to Landlord under this Section 23.2 resulting from the Environmental Conditions, the CTA, or the Consent Order or from any conditions existing, or events occurring, or any contaminants existing or generated, at, in, on, under or in connection with the Premises prior to the Commencement Date or resulting from any conditions on the Premises not caused by Tenant. Without limiting the foregoing, if the presence of any contaminants on the Premises not

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caused or permitted by Tenant results in any contamination of the Premises that requires any cleanup, remedial, removal, or restoration work pursuant to Environmental Law, Landlord shall promptly take all actions at its sole expense as are necessary to comply with such Environmental Law.

Section 23.3                             Tenant Indemnity

Tenant and Tenant’s operations at the Premises shall comply in all material respects with all Environmental Laws. Tenant shall notify Landlord upon discovery of any material Hazardous Substance release affecting the Premises that is caused by Tenant, its employees, agents, contractors or invitees and, at its sole expense, Tenant shall investigate and remediate any such release of Hazardous Substances to the extent required under Environmental Laws. Tenant agrees to indemnify, defend and hold Landlord harmless from and against all liabilities, obligations, damages, judgments, penalties, claims, costs, charges and expenses, which may be imposed upon, incurred by or asserted against Landlord by a third party as the result of any such release of Hazardous Substances at or affecting the Premises caused by Tenant, its agents, servants, employees or contractors; provided, however, that Tenant shall have no obligation whatsoever with respect to any pre-existing environmental, health or safety conditions at the Premises including without limitation the Environmental Conditions.

Section 23.4                             Access for Remedial Actions

Tenant shall after prior written notice provide Landlord reasonable access to the Premises from time to time for purposes of Landlord’s obligations hereunder with respect to the remedial of pre-existing environmental, health and safety conditions, including the performance of any investigations, remediation, cleanup, detoxification or other corrective action required in conjunction with the Environmental Conditions, the CTA or the Consent Order.

Section 23.5                             Definitions

As used herein, “Environmental Laws” means all federal, state, local and foreign statutes (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act and the CTA), regulations, ordinances, codes and other provisions having the force and effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, as previously, now or hereafter in effect. “Hazardous Substances” shall mean all substances, wastes, materials, pollutants and contaminants for which liability or standards of conduct may be imposed under any Environmental Laws, and shall include without limitation petroleum products, solvents, asbestos, polychlorinated biphenyls, noise, mold and microbial agents, and radiation.

Section 23.6                             Survival

The provisions of Sections 23.1, 23.2 and 23.3 shall survive the expiration or early termination of this Lease, and shall survive the exercise of Tenant’s Purchase Option (defined herein).

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ARTICLE 24. OPTION TO PURCHASE

Landlord hereby grants Tenant the exclusive option to purchase the Premises for the option exercise price of One Dollar ($1.00) at any time during the Term (the “Purchase Option”). If Tenant decides to exercise the Purchase Option, it shall give written notice to Landlord and said sale and purchase shall be closed within sixty (60) days thereafter. Landlord and Tenant agree to do such things, perform such acts, and make, execute, acknowledge and deliver such documents as may be reasonably necessary or proper and usual to complete Tenant’s purchase of the Premises. Except as provided below, each party will pay all of its own expenses incurred in connection with Tenant’s purchase of the Premises including but not limited to all of its respective accounting, legal and other professional fees. Landlord shall convey the Premises by a special warranty deed or its equivalent to Tenant. Tenant shall pay the premium for an owner’s title insurance policy acceptable to Tenant including any costs charged for endorsements requested by Tenant; title search fees; and recording fees. Transfer taxes, if any, shall be borne equally by Landlord and Tenant; provided, however, that transfer taxes to be reported to the State of Connecticut shall be determined in Tenant’s sole and absolute discretion.

ARTICLE 25. GENERAL PROVISIONS

Section 25.1                             Recitals

The Recitals set forth on Page 1 above are incorporated herein by this reference.

Section 25.2                             Gender; Number

The use of (i) the neuter gender includes the masculine and feminine and (ii) the singular number includes the plural, whenever the context requires.

Section 25.3                             Captions

Captions in this Lease are inserted for the convenience of reference only and do not define, describe, or limit the scope or the intent of this Lease or any of its terms.

Section 25.4                             Exhibits

All attached exhibits are a part of this Lease and are incorporated in full by this reference. Except as specifically provided herein, if any provision contained in any exhibit hereto is inconsistent or in conflict with any provisions of this Lease, the provisions of this Lease shall supersede the provisions of such exhibit and shall be paramount and controlling.

Section 25.5                             Entire Agreement

This Lease contains the entire agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Lease.

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Section 25.6                             Drafting

This Lease shall not be construed more strictly against one party than the other because it may have been drafted by one of the parties or its counsel, each having contributed substantially and materially to the negotiation and drafting hereof.

Section 25.7                             Modification

No modification, waiver, amendment, discharge, or change of this Lease shall be valid unless it is in writing and signed by the party against which the enforcement of the modification, waiver, amendment, discharge, or change is or may be sought.

Section 25.8                             Joint and Several Liability

If any party consists of more than one person or entity, the liability of each such person or entity signing this Lease shall be joint and several.

Section 25.9                             Governing Law

This Lease shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

Section 25.10                      Attorneys’ Fees

With respect to any provision in this Lease providing for payment or indemnification of attorneys’ fees, such fees shall be deemed to include actual, reasonable out-of-pocket attorneys’ fees incurred through any applicable appeal process.

Section 25.11                      Time of Essence

Time is of the essence of every provision of this Lease.

Section 25.12                      Severability

In the event any term, covenant, condition, or provision of this Lease is held to be invalid, void, or otherwise unenforceable by any court of competent jurisdiction, the fact that such term, covenant, condition, or provision is invalid, void, or otherwise unenforceable shall in no way affect the validity or enforceability of any other term, covenant, condition, or provision of this Lease.

Section 25.13                      Successors and Assigns

Except as otherwise provided herein, all terms of this Lease shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective legal representatives, successors, and assigns.

Section 25.14                      Independent Covenants

This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent, and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth

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herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any offset of the rent or other amounts owing hereunder against Landlord except as otherwise provided in this Lease; provided, however, the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof.

Section 25.15                      Waiver of Trial by Jury

To the extent permitted by applicable law, Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other, upon any matters whatsoever arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage. Furthermore, except as otherwise expressly set forth in this Lease, Tenant and Landlord hereby knowingly, voluntarily and intentionally waive the right each may have to seek punitive, consequential, special and indirect damages from the other or any of its successors and assigns with respect to any and all issues presented in any action, proceeding, claim or counterclaim brought with respect to any matter arising out of or in connection with this Lease or any document contemplated herein or related hereto. The waiver by Tenant and Landlord of any right each may have to seek punitive, consequential, special and indirect damages has been negotiated by the parties hereto and is an essential aspect of their bargain.

Section 25.16                      Force Majeure

If either party fails to perform timely any of the terms, covenants and conditions of this Lease on such party’s part to be performed and such failure is due in whole or substantial part to any cause beyond the reasonable control of such party, including, strike, lockout, civil disorder, unavailability of necessary utilities or raw materials, prolonged failure of power, riots, insurrections, war, acts of God, any other cause beyond the reasonable control of such party (as to all of the above, not arising out of any breach by such party of this Lease, and in any event expressly excluding the obligations imposed upon Tenant with respect to Base Rent and any Additional Rent to be paid hereunder), then such party shall not be deemed in default under this Lease as a result of such failure and any time for performance by such party provided for herein shall be extended by the period of delay resulting from such cause. In the event of such occurrence, the party so affected will give prompt notice to the other party, stating the period of time the occurrence is expected to continue.

Section 25.17                      No Lease Until Accepted

Landlord’s delivery of unexecuted copies or drafts of this Lease is solely for the purpose of review by the party to whom delivered and is in no way to be construed as an offer by Landlord nor in any way implies that Landlord is under any obligation to lease the Premises. When this Lease has been executed by both Landlord and Tenant, it shall constitute a binding agreement to lease the Premises upon the terms and conditions provided herein and Landlord and Tenant agree to execute all instruments and documents and take all actions as may be reasonably necessary or required in order to consummate the lease of the Premises as contemplated herein.

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Section 25.18                      Counterparts

This Lease may be executed in any number of counterparts, each of which shall be deemed an original. The counterparts shall together constitute but one agreement. Any signature on a copy of this Lease or any document necessary or convenient thereto sent by electronic transmission or facsimile shall be binding upon transmission and the electronic or facsimile copy may be utilized for the purposes of this Lease.

Section 25.19                      Setoff.

Notwithstanding anything to the contrary contained elsewhere in this Lease, in the event Landlord shall fail to comply with any obligation under this Lease and the failure continues for fifteen (15) days after notice from Tenant, Tenant may (but shall not be obligated to) fulfill the obligation on behalf of Landlord, making any reasonable expenditure to cure the non-compliance and Tenant may offset the expenditures against Base Rent or Additional Rent and any other sums due from Tenant under this Lease.

[Signature Page Follows]

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LANDLORD:	TENANT:

SEEMAR REAL ESTATE, LLC,	ALBÉA METAL REAL ESTATE, INC.,
a Connecticut limited liability company	a Delaware corporation

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

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EXHIBIT “A”

LEGAL DESCRIPTION OF REAL PROPERTY

Legal Description

Those two certain pieces or parcels of land, with all the improvements thereon, situated in the Town of Watertown, County of Litchfield and State of Connecticut, bounded and described as follows:

First Piece:

Beginning at a point in the northwesterly line of Callender Road, said point being marked by a concrete monument and being the southeasterly corner of land now or formerly Sealectro Corp. and also being the southwesterly corner of the within described parcel; thence N. 55° 29’ 06”W, 860.34 feet along the northeasterly line of Sealectro Corp; thence N. 3° 37’ 33”W. 723.27 feet along other land of Eyelematic Manufacturing Co., Inc. to a point in the southerly line of proposed Seemar Road; thence S. 72° 00’ 00” E. 61.11 feet along the southerly line of proposed Seemar Road; thence deflecting to the left on the arc of a curve having a radius of 410.00 feet and a central angle of 54° 31’ 33” a distance of 390.18 feet along the southerly line of proposed Seemar Road; thence deflecting to the right on the arc of a curve a radius of 350.00 feet and a central angle of 32° 54’ 00” a distance of 200.97 feet along the southerly line of proposed Seemar Road; thence N. 86° 22’ 27” E. 170.00 feet along the southerly line of proposed Seemar Road; thence deflecting to the right on the arc of a curve having a radius of 20.00 feet and a central angle of 90 degrees, a distance of 31.42 feet to a point in the westerly line of Park Road; thence S. 3° 37’ 33” E. 1060.56 feet along the westerly line of Park Road; thence deflecting to the right on the arc of a curve having a radius of 250.00 feet and a central angle of 42° 06’ 38” a distance of 183.74 feet to a point in the northwesterly line of Callender Road; thence S. 38° 29’ 05” W. 103.69 feet along the northwesterly line of Callender Road to the point and place of beginning.

Excepting therefrom that certain piece of land conveyed by Henry F. Seebach, Jr. and Elaine Seebach Marshall to T&M Realty Company by Warranty Deed dated February 13, 1996 and recorded in Volume 805 at Page 307 of the Watertown Land Records.

Second Piece:

All that certain piece or parcel of land situated in the Town of Watertown, County of Litchfield, State of Connecticut, shown as “Parcel to To Be Conveyed to Henry F. Seebach, Jr. & Elaine S. Marshall Area - 7,366 sq. ft., 0.17 acres” on a map entitled: “Map of Property Parcel ‘B’: Prepared for T & M Realty Seemar Road & Park Road Watertown, Connecticut Scale 1”-100’, Date: 12-21-95; Revised to 1/31/96”, filed or to be filed with the Watertown Town Clerk and more particularly described as follows:

Commencing at a point on the westerly property line of land now or formerly Henry F. Seebach, Jr. & Elaine S. Marshall (Parcel ‘A’) N 03E-37’-33” W 320.13’ from the southwesterly corner of land now or formerly said Seebach & Marshall (Parcel ‘A’), said point being the southerly corner of the herein described triangular parcel of land: thence running over land to be conveyed to T & M Realty (Parcel ‘B’) the following courses and distances: N 11E-57’-48” W 317.31’; N 78E -43’-12” E 46.43’ to a point; thence turning and running S 03E-37’-33” E 320.14’ along said westerly property line of land now or formerly said Seebach & Marshall.

Parcel No. 82/89/8A

Being the same premises conveyed from Henry F. Seebach Jr. and Elaine Seebach Marshall to Seemar Real Estate LLC by Quitclaim Deed dated September 30, 1998 and recorded October 15, 1998 in the Watertown Land Records, Volume 919, Page 128.

EXHIBIT “B”

MEMORANDUM OF LEASE

This Memorandum of Lease is made and entered into as of                                 ,                     by and between                             (“Landlord”) whose mailing address is                                  , and                                            , a                                             (“Tenant”) whose mailing address is                                                                                          , who agree as follows:

1.                                The name of the Landlord is                                           .

2.                                The name of the Tenant is                                           .

3.                                Landlord and Tenant have entered into a certain lease dated                    ,              , as the same may be amended from time to time (“Lease”), for that certain real property lying, being and situated in the City of                     , County of                               , State of                                  , more particularly described on Exhibit “A,” attached hereto and incorporated hereby, together with the buildings and improvements located thereon and appurtenances thereunto belonging (collectively, the “Premises”), commonly known as:

for an initial term commencing on                                           (the “Commencement Date”) and expiring on the last day of the month seven (7) years following the Commencement Date. Tenant has four (4) five (5) year options to extend the term of the Lease as more particularly set forth in the Lease.

4.                                Notice is hereby given that Tenant has been granted the option to purchase the Premises at any time during the Term of the Lease.

5.                                This Memorandum of Lease is prepared for the purpose of recordation and does not modify the provisions of the Lease. The Lease is incorporated herein by reference. If there are any conflicts between the Lease and this Memorandum of Lease, the provisions of the Lease shall prevail.

6.                                The Lease hereinabove referred to is on file at the office of Klehr Harrison Harvey Branzburg LLP, 1835 Market Street, Philadelphia, PA 19103.

[Remainder of Page Left Intentionally Blank]

Witnesses:	LANDLORD:

First Witness

Second Witness

Witnesses:	TENANT:

By:
First Witness	Name:
Title:
Printed Name of First Witness

[CORPORATE SEAL]
Second Witness

Printed Name of Second Witness

(LANDLORD’S ACKNOWLEDGMENT)

STATE OF	)
ss.
COUNTY OF	)

On                                  , 20      , before me,                                                 , personally appeared                                      , personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

Given under my hand this the                  day of                  , 20      .

Notary Public
My Commission Expires:

(TENANT’S ACKNOWLEDGMENT)

STATE OF	)
ss.
COUNTY OF	)

On                        , 20      , before me,                                                 , personally appeared                                     , personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

Given under my hand this the                 day of                     , 20      .

Notary Public
My Commission Expires:

EXHIBIT “C”

This instrument was prepared by

SUBORDINATION, NON-DISTURBANCE

AND

ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (hereinafter referred to as this “Agreement”), made and entered into this               day of                          , by and among                                   (hereinafter referred to as the “Owner”), having an address of                                 and                                         (hereinafter referred to as the “Lender”), having an address of                                   and                                         , (hereinafter referred to as the “Tenent”), having an address of                                            .

RECITALS:

A.            The Owner owns or is purchasing and will own all right, title and interest in that certain real property being, lying and situate in                               , and more particularly described as set forth on Exhibit “A” attached hereto and by this reference made a part hereof (the “Property”); and

B.            Pursuant to a lease dated as of                                  by and between Owner, as landlord, and Tenant, as tenant (as the same may have been amended and supplemented from time to time, the “Lease”), Owner leases to Tenant the entire Property and the improvements thereon (collectively, the “Leased Premises”); and

C.            A mortgage and security agreement has or will be given by the Owner to the Lender (the “Mortgage”) for the purpose of securing a loan by Lender to Owner, which Mortgage is secured, in part, by the Property; and

D.            It is the desire and intention of the parties hereto to subordinate the operation of the Lease for the full term thereof to the lien and operation of the Mortgage, so that the Mortgage shall and will become a lien upon the Leased Premises and the Lease will be unconditionally subordinated thereto in every manner whatsoever, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, the parties hereto intending to be legally bound hereby, for and in consideration of the mutual covenants contained herein, the sum of Ten and No/100 Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

1.             Recitals. All of the above Recitals are hereby incorporated herein by reference and are made a part hereof.

2.             Subordination. The Lease and the rights of Tenant thereunder are and shall be junior, inferior, subject and unconditionally subordinate in each and every respect to the lien, operation and effect of the Mortgage and to any and all advancements made thereunder and to any renewals, modifications, consolidations, replacements, additional advances, future advances and extensions thereof.

3.             Non-Disturbance. The Lender does hereby agree with the Tenant that, so long as no Event of Default (as defined in the Lease) by Tenant exists beyond any applicable notice and cure periods (including, without limitation, notice and cure periods applicable to a Leasehold Mortgagee (as defined in the Lease) as set forth in Section          of the Lease, if a Leasehold Mortgagee exists) which would entitle the landlord under the Lease to terminate the Lease, (a) the Lender will take no action which will interfere with or disturb the Tenant’s possession or lawful use of the Leased Premises or other rights under the Lease, and (b) in the event the Lender becomes the owner of the Property by foreclosure, conveyance in lieu of foreclosure or otherwise, the Property shall be subject to the Lease and the Lender shall recognize the Tenant as a tenant on the Property for the remainder of the term of the Lease (as the same may be extended in accordance with the provisions of the Lease) and shall be bound by all of the terms of the Lease; provided, however, that the Lender shall not be liable for any act or omission of any prior landlord except for defaults of a continuing nature, or subject to any offsets or defenses which the Tenant might have against any prior landlord except for any offsets or credits against rent that Tenant is entitled to take or receive as expressed in the Lease upon the happening of any event and overpayments of rent paid by Tenant on an estimated basis, nor shall the Lender be bound by any Base Rent (as defined in the Lease) which the Tenant might have paid for more than the current month to any prior landlord, nor shall Lender be bound by any material amendment or modification of the Lease unless Lender has received written notice of such material amendment or modification of the Lease.

4.             Attornment. Both Lender and Tenant do hereby agree that, in the event the Lender becomes the owner of the Property by foreclosure, conveyance in lieu of foreclosure or otherwise, then (i) the Tenant shall attorn to and recognize the Lender (its designees, assigns, or successor owner of the Property) as the landlord under the Lease for the remainder of the term thereof, and the Tenant shall perform and observe its obligations thereunder, subject only to the terms and conditions of said Lease, and (ii) the Lender (its designees, assigns, or successor owner of the Property) shall recognize the Tenant as the tenant under the Lease and be bound by all of the terms of the Lease, subject to the exceptions expressly provided in the last clause of paragraph 3 above. The Tenant further covenants and agrees to execute and deliver upon request of the Lender, or its successors or assigns, an appropriate and reasonable agreement of attornment, in a form acceptable to Tenant, to any subsequent title holder of the Property.

5.             Notices Under Lease. So long as the Mortgage remains outstanding and unsatisfied, the Tenant shall deliver to the Lender, at the address and in the manner hereinbelow provided, a copy of all notices permitted or required to be given to the landlord by the Tenant under and pursuant to the terms and provisions of the Lease. Within the time permitted the landlord for curing any default under the Lease as therein provided, the Lender may, but shall have no obligation to, pay any taxes and assessments, make any repairs and improvements, make any deposits or do any other act or thing required of the landlord by the terms of the Lease; and all payments so made and all things so done and performed by the Lender shall be as effective to prevent the rights of the landlord from being forfeited or adversely affected because of any default under the Lease as the same would have been if done and performed by the landlord.

6.             Assignment of Lease. The Tenant acknowledges that the Owner may execute and deliver to the Lender an assignment of the Lease and any guaranty thereof as security for the loan which the Mortgage secures, and the Tenant hereby expressly consents to any such assignment and agrees to pay any rents under the Lease directly to Lender upon Lender’s written Notice to Tenant to make payments directly to Lender or at the direction of Lender. The Owner hereby authorizes and directs the Tenant (upon written direction to Tenant by the Lender) to pay the above sums directly to the Lender, or at the direction of Lender, and the Owner hereby agrees to hold Tenant harmless for any monies so paid directly to or at the direction of the Lender and agrees that Tenant shall have no liability whatsoever to Owner for any payments made in accordance with Lender’s notice or direction. Tenant agrees that neither Lender’s demanding or receiving any such payments, nor Lender exercising any other right, remedy, privilege, power, or immunity granted by the Mortgage (or other documents executed in conjunction therewith), will operate to impose any liability upon Lender for performance of any obligation of Owner under the Lease unless and until Lender becomes owner of the Property.

7.             Intentionally Deleted.

8.             Notices. Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing and will be deemed delivered or made upon the earlier of actual receipt if sent by overnight courier or hand delivered or three (3) days after same is mailed by registered or certified mail, return receipt requested, with sufficient postage affixed, and addressed to the parties as follows:

Lender:

( )
( )	fax

Owner:

( )
( )	fax

Tenant:

( )
( )	fax

with a copy of all notices to Tenant to:

KLEHR HARRISON HARVEY BRANZBURG LLP

Attn: Bradley A. Krouse, Esquire

1835 Market Street

Philadelphia, PA 19103

Fax Number: (215) 568-6603

Such addresses may be changed by notice pursuant to this paragraph. Each party jointly and severally agrees that it will furnish the other parties with copies of all notices relating to the Lease.

9.             Binding Effect. This Agreement shall be binding upon all the parties hereto, their heirs, successors and assigns and all of those holding title under any of them, and the pronouns herein shall include, where appropriate, either gender or both, singular and plural.

10.          Non-Waiver. No indulgence, waiver, election or non-election by the Lender under the Mortgage or any other loan documents associated with the Mortgage shall affect this Agreement.

11.          Modification of Agreement. The parties hereby agree that this document contains the entire agreement between the parties, and this Agreement shall not be modified, changed, altered or amended in any way except through written amendments signed by all of the parties hereto.

12.          Governing Law. It is agreed that the laws of the State where the Property is located shall govern the construction and interpretation of this Agreement and the rights and obligations set forth herein.

13.          Attorneys’ Fees. In the event of any legal or equitable action, including any appeals or bankruptcy proceedings, which may arise hereunder between or among the parties hereto, the prevailing party shall be entitled to recover its costs and its reasonable attorneys’ fees and paralegals’ fees actually incurred.

14.          Severance. The invalidity or unenforceability of any portion of this Agreement shall not affect the remaining provisions and portions hereof.

15.          Exculpation. In the event the Lender or any affiliate of the Lender (for purposes of this paragraph the term “Lender” shall include any corporation or partnership owned or controlled by the Lender) acquires title to the Leased Premises and succeeds to the interest of Owner under the Lease, then, anything in the Lease to the contrary notwithstanding, Lender shall have no personal liability for any damages resulting from its default under the terms of the Lease, and Tenant agrees that it shall look solely to the estate and interest of the Lender in the Leased Premises and the rents, issues and profits thereof, and the refinance and sale proceeds thereof, for the collection of any judgment (or other judicial process) requiring the payment of money by Lender in the event of any default or breach by Lender with respect to any of the terms, covenants and conditions of the Lease to be observed and/or performed by Lender, and no other assets of the Lender shall be subject to levy, execution or other procedures for the satisfaction of Tenant’s remedies.

16.          Insurance Proceeds. Notwithstanding anything to the contrary in the Lease or in this Agreement, Lender hereby agrees to promptly make any and all insurance proceeds and condemnation proceeds unconditionally available to Tenant for restoration of the Leased Premises.

17.          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. The counterparts shall together constitute but one agreement.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have hereunto caused this Agreement to be duly executed as of the day and year, first above written.

[Signature Page]

OWNER:

By:
Name:
Title:

TENANT:

By:
Name:
Title:

LENDER:

By:
Name:
Title:

(LANDLORD ACKNOWLEDGMENT)

STATE OF	)
ss.
COUNTY OF	)

I,                                                      a notary public in and for said County in said State, hereby certify that                            , whose name as                                                of                                                        , a corporation, is signed to the foregoing document and who is known to me, acknowledged before me on this day that, being informed of the contents of the document, he, as such                                                  , executed same voluntarily for and as the act of said corporation.

Given under my hand this the          day of                       ,          .

Notary Public
My Commission Expires:

(TENANT ACKNOWLEDGMENT)

STATE OF	)
ss.
COUNTY OF	)

I,                                                        a notary public in and for said County in said State, hereby certify that                                   , whose name as                                                of                                                    , a corporation, is signed to the foregoing document and who is known to me, acknowledged before me on this day that, being informed of the contents of the document, he, as such                                                 , executed same voluntarily for and as the act of said corporation.

Given under my hand this the           day of                      ,          .

Notary Public
My Commission Expires:

(LENDER ACKNOWLEDGMENT)

STATE OF	)
ss.
COUNTY OF	)

I,                                                       a notary public in and for said County in said State, hereby certify that                                    , whose name as                                                of                                                 , a corporation, is signed to the foregoing document and who is known to me, acknowledged before me on this day that, being informed of the contents of the document, he, as such                                               , executed same voluntarily for and as the act of said corporation.

Given under my hand this the            day of                  ,          .

Notary Public
My Commission Expires:

EXHIBIT “D”

TENANT ESTOPPEL CERTIFICATE

The undersigned hereby certifies to                                                                        as follows as of the date hereof:

1.             The term “Lease” as used herein refers to that certain Land and Building Lease Agreement dated                             by and between                                   , as “Landlord,” and                                        , as “Tenant,” as amended or assigned by the following:

2.             A true and correct copy of the Lease is attached hereto as Exhibit “A.” Pursuant to the Lease, Landlord leased to Tenant and Tenant leased from Landlord that certain real property (the “Premises”) more particularly described on Exhibit “A” to the Lease. Except as set forth above, the Lease has not been modified, supplemented or amended in any other way and there are no other agreements between Landlord and Tenant concerning the Premises.

3.             Tenant has accepted possession of the Premises pursuant to the terms of the Lease. The primary term of the Lease commenced on                       and expires on                     , subject to the provisions of the Lease. Tenant has              (      ) options to extend the term of the Lease for                 (      ) years each.

4.             Tenant has no right of first refusal or option to purchase the Premises, nor does Tenant claim any right, title or interest in and to the Premises other than pursuant to the Lease.

5.             The minimum base rent payable by Tenant under the Lease is                                           Dollars ($                   ). Such minimum base rent has been paid through                            .

6.             No security deposit was deposited with Landlord by Tenant.

7.             The Lease is valid and in full force and effect and, to the best of Tenant’s knowledge, neither Landlord nor Tenant is in default thereunder.

8.             Tenant has no current claims or defenses against Landlord, nor has Tenant asserted any current offsets against rent or other amounts payable by Tenant under the Lease except as follows:                                                                                             .

Executed under seal this                         day of                                 .

TENANT:

By:

Name:
Title:
Address:

EXHIBIT “E”

LANDLORD’S WAIVER AND CONSENT

[INSERT LENDER’S FORM]

EXHIBIT “F”

SUBLEASE RECOGNITION AGREEMENT

THIS SUBLEASE RECOGNITION AGREEMENT (“Agreement”), made as of                                 , 20    , by and between                                              , a                               (“Landlord”) and                                      , a                                             (“Subtenant”).

RECITALS:

A.            Landlord and                                    (“Tenant”) have entered into a certain Land and Building Lease Agreement (the “Lease”) dated as of                          , 20   , a memorandum of which has been recorded in the Recorder of Deeds Office in and for                          County,                           , which demises certain real property located at                                    (the “Property”), which Property is more particularly described on Exhibit “A” attached hereto and made a part hereof.

B.            Pursuant to a Sublease dated as of                               , 20     (the “Sublease”), Tenant has leased the Property to Subtenant.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

1.             Landlord warrants and represents as follows:

a.             that it is the fee owner of the Property;

b.             that the Lease is unmodified (except as may be otherwise set forth in Exhibit B annexed hereto, if any) and is in full force and effect;

c.             that the term of the Lease expires on                        , but is subject to one extension period of              (    ) years; and

d.             that Tenant is not in default under the Lease nor has any event occurred which would after notice to Tenant and the passage of time become a default of Tenant under the Lease.

2.             Landlord hereby acknowledges receipt of a copy of the Sublease, and agrees the exercise by Subtenant of any of its rights, remedies and options contained therein shall not constitute a default under the Lease.

3.             Landlord shall not, in the exercise of any of the rights arising or which may arise out of the Lease or of any instrument modifying or amending the same or entered into in substitution or replacement thereof (whether as a result of Tenant’s default or otherwise), disturb or deprive Subtenant in or of its possession or its rights to possession of the Property or of any right or privilege granted to or inuring to the benefit

Exhibit “F”

of Subtenant under the Sublease, provided that Subtenant is not in default under the Sublease beyond the expiration of any applicable notice and cure period.

4.             In the event of the termination of the Lease by reentry, notice, conditional limitation, surrender, summary proceeding or other action or proceeding, or otherwise, or, if the Lease shall terminate or expire for any reason before any of the dates provided in the Sublease for the termination of the initial or renewal terms of the Sublease and if immediately prior to such surrender, termination or expiration the Sublease shall be in full force and effect, Subtenant shall not be made a party in any removal or eviction action or proceeding nor shall Subtenant be evicted or removed of its possession or its right of possession of the Property be disturbed or in any way interfered with, and the Sublease shall continue in full force and effect as a direct lease between Landlord and Subtenant. Subtenant shall attorn to Landlord as sublandlord under the Sublease.

5.             Landlord hereby waives and relinquishes any and all rights or remedies against Subtenant, pursuant to any lien, statutory or otherwise, that it may have against the property, goods or chattels of Subtenant in or on the Property.

6.             Any notices, consents, approvals, submissions, demands or other communications (hereinafter collectively referred to as “Notice”) given under this Agreement shall be in writing, and may be given or be served by hand delivered personal service, or by depositing the same with a reliable overnight courier service or by deposit in the United States mail, postpaid, registered or certified mail, and addressed to the party to be notified, with return receipt requested. Notice shall be effective upon actual receipt or refusal to accept delivery. For purposes of notice, the addresses of the parties shall, until changed as herein provided, be as follows:

If to the Landlord, at:

Attention:

If to the Subtenant, at:

Attention:

If to the Tenant:

Attention:

with a copy to:

Attention:

7.             No modification, amendment, waiver or release of any provision of this Agreement or of any right, obligation, claim or cause of action arising hereunder shall be valid or binding for any purpose whatsoever unless in writing and duly executed by the party against whom the same is sought to be asserted.

8.             This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, assigns and sublessees.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal the date first above written.

WITNESS/ATTEST:

LANDLORD:

,
a

By:
Name:
Title:

SUBTENANT:

,
a

By:
Name:
Title:

TENANT’S CONSENT

Tenant consents and agrees to the foregoing Agreement, which was entered into at Tenant’s request. The foregoing Agreement shall not alter, waive or diminish any of Tenant’s obligations under the Lease or Sublease. Tenant is not a party to the above Agreement.

TENANT:

,
a

By:
Name:
Title:

LIST OF EXHIBITS

If any exhibit is not attached hereto at the time of execution of this Agreement, it may thereafter be attached by written agreement of the parties, evidenced by initialing said exhibit.

Exhibit “A” -              Legal Description of the Property Location

LANDLORD’S ACKNOWLEDGMENT

STATE OF	:
: SS
COUNTY OF	:

On this, the       day of                              , 20     , before me a Notary Public in and for the State and County noted above, the undersigned officer, personally appeared                         , who acknowledged that he/she is the                            of                                    , a                                                , and that he/she, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself/herself as such officer.

In witness whereof, I hereunto set my hand and official seal.

[Seal]
Notary Public

My Commission Expires:
, 20

SUBTENANT’S ACKNOWLEDGMENT

STATE OF	:
: SS
COUNTY OF	:

On this, the         day of                               , 20    , before me a Notary Public in and for the State and County noted above, the undersigned officer, personally appeared                                         , who acknowledged that he/she is                                                   of                                                  , a                                                  , and that he/she, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself/herself as such officer.

In witness whereof, I hereunto set my hand and official seal.

[Seal]
Notary Public

My Commission Expires:
, 20

EXHIBIT “G”

ENVIRONMENTAL CONDITIONS

All environmental, health and safety conditions identified in the Phase I and II Environmental Site Assessment and Limited Environmental Compliance Review for 1 Seemar Road, Watertown, Connecticut, prepared by ENVIRON International Corporation, dated October 2011, a copy of which is appended hereto.

EXHIBIT B

New Permitted Sponsor Acquisition Subordinated Debt Agreement

See attached.

THIS LOAN AGREEMENT is dated 10 November 2011 and is made BETWEEN:

(1)           ALBEA BEAUTY SOLUTIONS EUROPE, a société par actions simplifiée organized and existing under the laws of France and whose registered office and principal place of business is located at Zac Des Barbanniers, 1 Av du General de Gaulle Batiment “Le Signac”, 92230 Gennevilliers, France (the “Lender”); and

(2)           ALBEA BEAUTY SOLUTIONS USA, LLC, a limited liability company organized and existing under the laws of the State of New York and whose registered office and principal place of business is located at 595 Madison Avenue, New York, New York 10022 (the “Borrower”).

IT IS AGREED as follows:

1              Purpose

The Advance (as defined below) shall be used by the Borrower to refinance certain short term inter-company loan arrangements of the Borrower.

2              Advance

The Lender agrees to make an advance (the “Advance”) to the Borrower in the amount of USD 1,000,000 (one million United States Dollars).

3              Interest

3.1          The Advance shall bear interest (except as otherwise agreed between the Borrower and Lender) at a rate of 2.75% per annum. The rate is equal to (x) that interest rate calculated in the loan agreement between the Lender and certain of its affiliates, as borrowers, and La Compagnie Générale d’Affacturage as lender, dated 16 July 2010 as may be amended from time to time (the “A/R Facility Agreement”); plus (y) 120 basis points on the sum of the Advance plus any unpaid interest for all previous accrual periods (the “Interest”).

3.2          The Interest on the Advance shall accrue and be payable on the same terms as that interest in the A/R Facility Agreement.

3.3          If the Borrower fails to make any payment due under this agreement on the due date for payment, interest on the unpaid amount shall accrue daily, from the date of non-payment to the date of actual payment, at the rate of 15%.

4              Voluntary Prepayment

4.1          The Borrower may prepay the whole or any part of the Advance (together with interest accrued thereon and any other amounts due or owing to the Lender at such time).

4.2          No amount of the Advance voluntarily prepaid under this Agreement may subsequently be re-borrowed.

5              Payments

5.1          Unless required by law and unless the Borrower and the Lender agree otherwise, all payments made by the Borrower hereunder shall be made free and clear of and without any deduction for or on account of any withholding tax or similar taxes, set-off or counterclaim, and, to the extent any withholding tax or similar taxes deduction is required by law, the amount of the payment due from the Borrower shall be increased to an amount which leaves the Lender with an amount equal to the payment which would have been due if no such deduction had been required.

5.2          Unless otherwise specified in writing, all payments to the Lender under this Agreement shall be made to Lender in freely convertible and transferable funds in the same currency as the original Advance, or as otherwise specified to the Borrower in writing in advance of the due date for payment.

5.3          All interest payments and repayments shall be made in the same currency as the Advance.

5.4          The Advance shall be paid to the bank account of the Borrower (or such other bank account as the Borrower may direct) within one (1) business day of placing the application by the Borrower (or such shorter notice as may be agreed between the Lender and the Borrower). The application shall be directed to the Lender by mail, fax or e-mail.

6              Term

The Advance shall be repayable on demand.

7              General

7.1          This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any party may enter this agreement by executing a counterpart.

7.2          This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with English law. Any actions or disputes arising in connection with this Agreement (including non-contractual disputes or claims) shall be subject to the exclusive jurisdiction of the English courts.

7.3          Any notice or other communication under or in connection with this Agreement shall be in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and text in any other language, the English text shall prevail. Notices shall be delivered to the address of the counterpart)/ previously advised in writing.

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8              Transfer and Assignment

No party shall transfer, assign or charge its rights hereunder without the consent of the other party.

This Agreement is entered into by the parties on the date first written above.

ALBÉA BEAUTY SOLUTIONS EUROPE

/s/ François Luscan
By: François Luscan
Title: Président

ALBÉA BEAUTY SOLUTIONS USA, LLC

/s/ Jose Filipe
By: Jose Filipe
Title: Chairman

3

EXHIBIT C

Consulting Agreement

See attached.

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”), dated July 11, 2011 but which shall take effect as of July 2, 2010 (the “Effective Date”), is entered into by and between Sun Capital Partners Management V, LLC, a Delaware limited liability company (the “Consultant”) with an address at 5200 Town Center Circle, Suite 600, Boca Raton, FL 33486 and the several persons listed at Schedule 1 hereto (the “Company Parties”). The Consultant and the Company Parties are referred to herein as the “Parties”.

W I T N E S S E T H:

WHEREAS, the Company Parties desire as from the Effective Date to receive consulting and advisory services from the Consultant and to obtain the benefit of the experience of the Consultant in business and financial management;

WHEREAS, the Consultant desires as from the Effective Date to provide consulting services including the benefit of access to certain know-how, experience, systems, processes, techniques, contacts and strategies of the Consultant and its Consultant Affiliates, in their capacity as specialists in the provision of such services, to the Company Parties pursuant to the terms of this Agreement; and

WHEREAS, the compensation arrangements set forth in this Agreement are designed to compensate the Consultant for providing such financial and management consulting services to the Company Parties.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the Company Parties and the Consultant hereby agree as follows:

1.             Agreement; Term.

(a)           The Company Parties hereby retain the Consultant to perform, and the Consultant agrees to render, to the Company Parties, on the terms herein set forth, consulting services regarding the business of the Company Parties and such other services relating to the Company Parties as may from time to time be reasonably requested by the executive officers of any Company Party and agreed to by the Consultant. Without limiting the generality of the foregoing, the Parties currently contemplate that these services shall include advising and consulting on the following:

(i)            general executive, advisory and consulting services, including, without limitation:

(1)                                 advice and consultation in the implementation of management methods for each branch of activity and operating division;

(2)                                 advice and consultation in setting up strategic objectives and marketing policy (including plans, budgets and reviews); and

(3)                                 advice and consultation in setting individual and collective goals;

(ii)           identification and analysis of acquisition and disposition opportunities for the Company Parties including, without limitation:

(1)           assessments of companies’ reorganizations, acquisitions and mergers, as well as corporate and intra-group restructurings and optimizations;

(2)           interaction with operating managers when acquiring entities;

(3)           assessments of commercial and economic relevance;

(4)           advice in making investment choices;

(5)           consulting and assistance in developing synergies between related entities; and

(6)           advice and consulting in financial analysis;

(iii)          advice and consultation in selection, appointment, retention and supervision of banks and other providers of financing and financial advice in the structuring of financing, including assistance and consulting on bank conditions in respect of group financings;

(iv)          advice and consultation in the analysis of financing alternatives, including, without limitation, in connection with potential acquisitions, capital expenditures and refinancing of existing indebtedness, including, without limitation:

(1)                                 advice and consulting in daily cash flow management and follow up;

(2)                                 advice and consulting in exchange management;

(3)                                 advice and consulting in organizing and implementing cash practices and means of payment;

(4)                                 advice and consulting in the management and financing of working capital needs; and

(5)                                 advice and consulting in leasing needs;

(v)           other finance-related advice, including advice and consultation in the preparation of financial projections and monitoring of compliance with financing agreements, including, without limitation:

(1)                                 advice and consulting to set up notifications;

(2)                                 advice and consulting to set up company guidelines and management indicators;

(3)                                 advice and consulting in preparing and costing budgets; and

(4)                                 expertise and consulting in investment safety and risk management;

2

(vi)          advice and consultation in identifying suppliers of goods and services and advising in respect of commercial and service contracts including, but not limited to, supply agreements, IT service agreements, insurance and other agreements including, without limitation:

(1)                                 advice and consulting in analyzing and optimizing costs; and

(2)                                 advice and consulting in relation to insurance contracts;

(vii)         marketing advice, including in relation to the monitoring and development of marketing plans and strategies, including without limitation:

(1)                                 advice and consulting for external events;

(2)                                 advice and consulting in local external communication;

(3)                                 advice and consulting in respect of marketing databases and contact lists;

(4)                                 advice and consulting in respect of graphics, images and logos;

(5)                                 advice and consulting in respect of communication programs and defining communication tools; and

(6)                                 advice and consulting in the composition and review of marketing documents.

(b)           It is expressly understood and agreed that the Consultant shall devote only so much time, and shall consult with and advise the officers, directors and managers of the Company Parties and/or any Subsidiary only to such extent and at such times and places as may be mutually convenient to the Company Parties and/or such Subsidiary and the Consultant. The Consultant shall be free to provide similar services to such other business enterprises or activities as the Consultant may deem fit without any limitation or restriction whatsoever.

(c)           At the written request of the Company Parties, the Consultant shall provide a breakdown estimate of the services to be provided pursuant to this Agreement in respect of any fiscal year, including the estimated cost and time commitments projected in respect of such services.

(d)           The term of this Agreement shall commence as of the Effective Date and shall terminate on the tenth (10th) anniversary of the Effective Date, and shall be extended automatically thereafter on a year-to-year basis; provided that the Consultant may (in its sole discretion) elect in writing to terminate this Agreement at any time. Notwithstanding any other provisions hereof, (A) the Company Parties’ obligations to pay amounts due with respect to periods prior to the termination hereof and (B) the provisions of Sections 3 through 22 hereof, in each case shall survive any termination of this Agreement.

2.             Compensation and Expenses.

(a)           Consulting Fee. Subject to the terms of Section 2(f) below, for the services to be rendered by the Consultant hereunder to the Company Parties, the Consultant shall receive an annual fee (the final fee amount for any fiscal year as determined pursuant to this Section 2, the “Consulting Fee”) equal to the greater of (i) $1,368,000 (the “Yearly Minimum Fee”) and (ii) the lesser of (x) 8% (such percentage, the “Applicable Percentage”) of Group EBITDA (as such term is hereinafter defined) for the

3

applicable fiscal year, and (y) $5,000,000 in any fiscal year (the “Annual Cap”) (the amount determined under this clause (ii), the “EBITDA Amount”), as determined by the Company Parties’ regular auditors, or in the absence thereof, by the Company Parties’ board of directors, with respect to each fiscal year.

(b)           The Consultant and the Company Parties agree that due to the ongoing and strategic nature of the services provided pursuant to this Agreement, the Consulting Fee has been calculated on an aggregated basis in respect of all services set out in Section 1(a), provided that the Consultant and the Company Parties may agree that the Consulting Fee may, from month to month, be incurred in respect of any number of the services depending upon the needs of the Company Parties. For the avoidance of doubt, the Company Parties shall not be liable more than once for the payment of the Consulting Fee for any service provided by the Consultant pursuant to this Agreement. The Company Parties acknowledge and agree that the Yearly Minimum Fee is commensurate with the Consultant’s and the Company Parties’ collective estimate of the minimum volume of services provided annually hereunder and the market rate for services of the nature provided pursuant to this Agreement by persons with the skills and experience of the Consultant, The Annual Cap is, at the date of this Agreement, considered to be the maximum Consulting Fee to be due in any fiscal year pursuant to this Agreement based on the Consultant’s and the Company Parties’ collective estimate of the nature and volume of services provided annually hereunder.

(c)           Quarterly Installments. The Company Parties shall jointly and severally pay the Consulting Fee in quarterly installments (the “Quarterly Installments”) in advance equal to the greater of (i) twenty-five percent (25%) of the Yearly Minimum Fee (the “Quarterly Minimum Fee”) or (ii) the Applicable Percentage of EBITDA for the immediately preceding fiscal quarter (the “Quarterly EBITDA Amount”); provided, however, that prior to the commencement of any quarterly period, the Company Parties shall initially pay the Quarterly Minimum Fee and, as soon as practicable after the determination of Group EBITDA for the immediately preceding fiscal quarter, the Company Parties shall pay to the Consultant the amount, if any, by which the Quarterly EBITDA Amount exceeds the Quarterly Minimum Fee.

(d)           Year End Review. At the end of each fiscal year, following the annual audit of the Company’s financial statements for such fiscal year: (x) in the event the sum of all Quarterly Installments actually paid with respect to such fiscal year is less than the Consulting Fee for such fiscal year, the Company Parties shall promptly pay to the Consultant the amount, if any, by which the Consulting Fee exceeds the Quarterly Installments actually paid with respect to such fiscal year; and (y) in the event the sum of all Quarterly Installments actually paid with respect to such fiscal year is greater than the Consulting Fee, the Company Parties shall receive a credit against the immediately succeeding Quarterly Installment, as applicable, for the amount by which the Quarterly Installments actually paid with respect to such fiscal year exceed the Consulting Fee. At the end of each fiscal year, upon the written request of the Company Parties to the Consultant, or the Consultant to the Company Parties, the parties shall review the Consulting Fee payable in respect of such fiscal year and the services provided in respect of the same period and consult with each other in respect of any proposed amendments to the services provided, or the provision of additional services, inter alia to ensure that the arrangement between the Company Parties and the Consultant continues to constitute an arms’ length arrangement.

(e)           Initial Payment. On the date hereof, the Company Parties shall jointly and severally pay the Consultant the sum of all outstanding amounts due under this Agreement for the period from and including 1 January 2011, including for the avoidance of doubt the Quarterly Installment for the current quarter.

(f)            The Company Parties’ share of the Consulting Fee. Notwithstanding anything in this Agreement to the contrary, for so long as the PNC Financing Agreement remains in force, the Company Parties’ contribution to the Consulting Fee, the Quarterly Installments and Quarterly Minimum Fee shall

4

not exceed, in the aggregate for any one fiscal year, the lesser of (i) $2,500,000 and (ii) 8% of North American Group EBITDA for such fiscal year. For the purposes of this Agreement, the “PNC Financing Agreement” means the Revolving Credit, Term Loan and Security Agreement dated December 17, 2010 (as amended, restated, supplemented or otherwise modified from time to time) by and amongst PNC Bank National Association (as U.S. Lender, as Agent and as Co-Collateral Agent), PNC Bank Canada Branch and General Electric Capital Corporation (as Canadian Lenders), General Electric Capital Corporation (as US Lender and Co-Collateral Agent) and the Company Parties, and “North American Group EBITDA” means, for so long as the PNC Financing Agreement is in place, “EBITDA” of the “Twist North America Group”, each as defined therein.

(g)           Group EBITDA For purposes of this Agreement, the term “Group EBITDA” means, for any period, the sum of the amounts for such period of (A) net income (or loss) after taxes of the Company Parties and the Subsidiaries on a consolidated basis (“Net Income”), plus (B) interest expense which has been deducted in the determination of Net Income, plus (C) federal, state and local taxes which have been deducted in determining Net Income, plus (D) depreciation and amortization expenses which have been deducted in determining Net Income, including without limitation amortization of capitalized transaction expenses incurred in connection with the acquisition of the Alcan Beauty Packaging business (the “Acquisition”); plus (E) extraordinary losses which have been deducted in the determination of Net Income, plus (F) uncapitalized transaction expenses incurred in connection with the Acquisition, plus (G) all other non cash charges, minus (H) extraordinary gains which have been included in the determination of Net Income. Each item used in calculating Group EBITDA shall be determined in accordance with generally accepted accounting principles, consistent with those used in prior periods.

(h)           Reimbursement of Expenses. The Company Parties shall reimburse the Consultant and/or any of its affiliates (each, a “Consultant Affiliate”) from time to time at the request of the Consultant and/or any Consultant Affiliate for the cost of all reasonable out-of-pocket fees and expenses incurred by the Consultant and/or any Consultant Affiliate in the performance of the services hereunder and all matters related thereto. Such out-of-pocket costs shall include the costs of any service providers engaged by the Consultant for the Company Parties’ or any Subsidiary’s benefit. The aforementioned out-of-pocket fees and expenses will be payable promptly, but in no event more than ten (10) business days following the date which Consultant or any Consultant Affiliate submits to the Company Parties an invoice for such out of pocket fees, expenses and charges (which may be more than once per month), by the Company Parties to the Consultant and/or such Consultant Affiliate, as applicable. Upon the reasonable written request of the Company Parties, the Consultant shall provide further details of such out of pocket fees, expenses and charges to be reimbursed hereunder. The Company Parties agree and acknowledge that certain Consultant Affiliates (including, without limitation, Sun Capital Partners Sourcing, LLC and Neuheim Lux Group Holding V, S.a.r.l.) may provide certain services to the Company Parties. For the avoidance of doubt, the fees and expenses paid by the Company Parties either (i) directly or indirectly to such Consultant Affiliate for such services or (ii) to the Consultant or such Consultant Affiliate as fee and expense reimbursement for the cost of operating such Consultant Affiliate shall be in addition to the Consulting Fee payable hereunder. For the avoidance of doubt, the fees paid by the Company Parties to the Consultant Affiliates shall be in addition to the Consulting Fee payable hereunder. All such services provided by a Consultant Affiliate shall be subject to the terms hereof and the Consultant and each Consultant Affiliate shall be considered a Consultant Indemnitee with respect to such services provided. The Company Parties agrees that each Consultant Affiliate shall also be a third party beneficiary hereunder. For avoidance of doubt, when used herein, the term affiliate includes, without limitation, Sun Capital Advisors, Inc. and any similar entities (it being understood and agreed that the failure to list any entity as an affiliate shall in no way suggest any entity is not an affiliate).

(i)            In connection with additional consulting services required in connection with certain corporate events, including the Acquisition, the Consultant also shall be entitled to additional customary

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and reasonable fees, including any value added taxes thereon, for consulting services provided to the Company Parties (the “Company Entities”), including, without limitation, with respect to refinancings, restructurings, equity or debt offerings, dividends and distributions, amounts paid by the Company Entities to repurchase any of their securities, acquisitions, mergers, consolidations, business combinations, sales and divestitures (each a “Consulting Event”). The fees payable to the Consultant in connection with any Consulting Event shall be as follows: (i) a fee (the “Transaction Fee”) equal to one percent (1%) of the Consideration (as defined below) shall be payable upon the closing of a Consulting Event, or (ii) if any of the Company Entities receives any payment or fee (each, a “Fee”) from another person in connection with the termination, abandonment or failure to occur of any proposed Consulting Event, then the Company Parties shall, or shall cause the applicable Company Entity or Company Entities to, pay to the Consultant a fee in an amount equal to the Fee upon the receipt of the Fee; provided, that in no event shall the amount payable under this paragraph exceed the amount of the Transaction Fee that would have been payable to the Consultant if the Consulting Event had been consummated. The Consultant will be entitled to receive the compensation provided for above if the events specified above occur or an agreement is entered into which subsequently results in a Fee. All fees payable hereunder are nonrefundable. This shall not apply in the case of the acquisition of the Betts group.

(j)            The term “Consideration” shall mean, as determined in the sole discretion of the Consultant, acting in good faith, the aggregate transaction value of such Consulting Event (including the value of any debt or liabilities assumed). If a Consulting Event, results in a material portion (but less than all) of the stock of the Company Entities having been acquired and in connection therewith there is a reasonable expectation that substantially all of the stock of the Company Entities will be acquired within one year of the date of the Consulting Event (e.g., an initial public offering followed by secondary sales), at the sole election of the Consultant, the Transaction Fee may be calculated as if there was an acquisition of stock in which all of the stock of the Company Entities had been acquired on the date of the Consulting Event (e.g., the date of the initial public offering) and, if so calculated, then no further Transaction Fee shall be paid or payable on the subsequent sale of the stock of the Company Entities. No discount shall be given in determining the Consideration for the fact that proceeds may be reduced, returned or offset for indemnification or similar obligations.

(k)           With respect to the portion of the Consulting Fee payable by the Company Parties hereunder in respect of the period from and including the Effective Date until 31 December 2010 (the “Unpaid Portion of Consulting Fee”), the Unpaid Portion of Consulting Fee shall neither be earned nor accrue, but rather such Unpaid Portion of Consulting Fee shall become an executory contractual obligation, the earning and payment of which shall be entirely contingent upon and subject to the earliest to occur (if any) of the following events: (A) a Consulting Event occurring after the date of this Agreement; and (B) the payment of all or any portion of any such Unpaid Portion of Consulting Fee being approved by the Company Parties, whereupon the Unpaid Portion of Consulting Fee (or in the case of (B), all or the portion of the Unpaid Portion of Consulting Fee approved by the Company Parties) shall be immediately earned and accrue and become due and payable to the Consultant immediately.

(1)           If paying all or any portion of the Consulting Fee would (i) jeopardize the ability of the Company Parties to continue as a going concern, or (ii) violate a term of any loan or credit agreement to which the Company Parties are a party (including without limitation the PNC Financing Agreement), and that such violation would jeopardize the ability of the Company Parties to continue as a going concern, then the Consulting Fee, or portion thereof (as applicable), (the “Unpaid Going Concern Portion of Consulting Fee”), shall neither be earned nor accrue, but rather each such Unpaid Going Concern Portion of Consulting Fee shall become an executory contractual obligation, the earning and payment of all of which Unpaid Going Concern Portion of Consulting Fee in the aggregate shall be entirely contingent upon and subject to the making of such payment no longer jeopardizing the ability of the Company Parties and the Subsidiaries to continue as a going concern, and on such date only the amount that would

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thereby be permitted to be paid shall be immediately earned and accrue and become due and payable and shall be paid to the Consultant.

(m)          Notwithstanding anything in Section 2(a) to the contrary, if at any time a Company Party acquires one or more other businesses or companies or enters into any other strategic arrangement, collaboration, or transaction (regardless of the form of the business and regardless of the structure of the transaction, including, without limitation, by merger, consolidation, restructuring, stock purchase, asset purchase, joint venture, partnering arrangement, or other form of combination or collaboration), the Company Parties and the Consultant will increase the Consulting Fee to a mutually acceptable amount in connection with the increased volume of services to be provided to the larger group of Company Parties.

(n)           In consideration of the Consultant’s execution and delivery of this Agreement and its agreement to perform the transactions contemplated hereby, and as a material inducement to such execution, delivery and performance, each Company Party hereby jointly and severally guarantees any payments owed by any Company Party to the Consultant pursuant to this Agreement. Each Company Party agrees that no formal change, amendment, modification or waiver of any terms or condition hereof, no extension in whole or in part of the time for the performance by the Consultant of any of its obligations hereunder, and no settlement, compromise, release, surrender, modification or impairment of, or exercise or failure to exercise any claim, right or remedy of any kind or nature in connection herewith, shall affect, impair or discharge, in whole or in part, the liability of the undersigned for the full, prompt and unconditional performance of the obligations of the Company Parties under this Section 2(m). The obligations of the Company Parties hereunder are absolute and unconditional, irrespective of any circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor. The liability of the Company Parties shall be direct and not conditional or contingent on the pursuit of remedies against any Company Party. The Consultant may at its option proceed in the first instance against the other Company Party to collect any amount owed hereunder without first proceeding against any other Company Party. The guarantee of the Company Parties shall be a continuing guarantee and the above consent and waiver of the Company Parties shall remain in full force and effect until the obligations of the Company Parties under this Agreement are discharged and paid in full. Each of the Company Parties agrees to pay all costs, fees and expenses (including reasonable attorneys’ fees and all disbursements) incurred by the Consultant in collecting or enforcing the Company Parties’ obligations hereunder.

(o)           Invoices. Unless otherwise agreed in writing amongst the Consultant and the Company Parties, the Consultant shall invoice Albea Americas Inc., Albea Mexicana, Albea Cosmetics Americas, Inc., Albea Beauty Solutions USA, LLC and Twist Beauty Packaging Holding Corp. (the “Invoicing Parties”) in respect of any amounts payable hereunder. For the avoidance of doubt, the issuance to or acknowledgement of an invoice by the Invoicing Parties shall not affect the obligations of all of the Company Parties hereunder.

3.             Relationship of the Parties. The Consultant is providing services hereunder as an independent contractor. Nothing in this Agreement shall be deemed to constitute the Parties hereto as joint venturers, alter egos, partners or participants in an unincorporated business or other separate entity, nor in any manner create any employer-employee or principal-agent relationship between the Company Parties on the one hand, and the Consultant or any of the Consultant’s members, managers, agents, sub-contractors, officers or employees on the other hand (notwithstanding the fact that the Company Parties and the Consultant may have in common any officers, directors, stockholders, members, managers, employees, or other personnel).

4.             Directors, Managers and Officers. Nothing in this Agreement shall be construed to relieve the directors, officers or managers of the Company Parties from the performance of their respective duties or

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limit the exercise of their powers in accordance with the Company Parties’ or such Subsidiary’s, as applicable, charter, bylaws, operating agreement, other constituent documents, applicable law, or otherwise. The activities of the Company Parties shall at all times be subject to the control and direction of their respective directors, managers and officers. The Company Parties reserve the right to make all decisions with regard to any matter upon which the Consultant or any Consultant Affiliate has rendered its advice and consultation. The Parties expressly acknowledge and agree that the Consultant is being engaged by the Company Parties to provide consulting services to the Company Parties, for which the Consultant will be compensated pursuant to the terms of this Agreement. The Consultant shall not, and shall have no authority to, control the Company Parties or the Company Parties’ day-to-day operations, whether through the performance of the Consultant’s duties hereunder or otherwise. Moreover, although the Company Parties may grant to the Consultant authority to sign, review or approve the Company Parties’ and/or such Subsidiary’s checks, payments, expenditures, transfers and/or conveyances, any such grant of authority shall be made by the Company Parties or such Subsidiary, as applicable, and accepted by the Consultant with the express understanding and limitation that the Consultant shall possess and exercise such authority solely in its capacity as a provider of consulting services pursuant to the terms of this Agreement and in no other capacity, and that no inference shall be drawn therefrom as to any ability of the Consultant to control the Company Parties or such Subsidiary or the Company Parties’ or such Subsidiary’s day-to-day operations or as to any liability or responsibility therefor. The Company Parties’ directors, managers, officers and employees shall retain all responsibility for the Company Parties or such Subsidiary, as applicable, and its operations as and to the extent required by the Company Parties’ or such Subsidiary’s charter, bylaws, operating agreement, other constituent documents, and applicable law.

5.             Limitation of Liability. Neither the Consultant nor any of its Consultant Affiliates, nor any of their respective past, current or future members, managers, partners, directors, officers, employees, agents and/or controlling persons, nor any successor by operation of law (including by merger) of any such person, nor any entity that acquires all or substantially all of the assets of any such person in a single transaction or series of related transactions (all of the foregoing, collectively, the “Consultant Indemnitees”) shall be liable to the Company Parties or any affiliates or any of the security holders or creditors of the Company Parties or any of their affiliates for (a) any damage, loss, liability, deficiency, diminution in value, action, suit, claim, proceeding, investigation, audit, demand, assessment, fine, judgment, cost or other expense (including, without limitation, legal fees and expenses) (collectively “Liabilities”) directly or indirectly (whether direct or indirect, in contract or tort or otherwise) arising out of, related to, caused by, based upon or in connection with the performance of services contemplated by this Agreement unless such Liability shall be proven to result directly and primarily from the willful misconduct of such person or (b) any Outside Activities (as defined in Section 17 below). The Consultant makes no representations or warranties, express or implied, in respect of the services provided by any Consultant Indemnitee. In no event will any Consultant Indemnitee be liable to the Company Parties or affiliates or any of the security holders or creditors of the Company Parties or any of their affiliates (i) for any special, indirect, punitive, incidental or consequential damages, including, without limitation, loss of profits or savings or lost business, whether or not such damages are foreseeable or such Consultant Indemnitee has been advised of the possibility of such damages or (ii) in respect of any Liabilities relating to any third party claims (whether based in contract, tort or otherwise), except as set forth in Section 6 below. Under no circumstances will the aggregate of any and all Liabilities of the Consultant Indemnitees exceed the aggregate of the fees actually paid to the Consultant hereunder.

6.             Indemnification. The Company Parties shall jointly and severally reimburse, defend, indemnify and hold the Consultant Indemnitees, and each of them, harmless from and against any Liabilities arising out of, related to, caused by, based upon or in connection with (a) any act or omission of, or on behalf of, the Company Parties, the Consultant or any of the Consultant Indemnitees, except to the extent proven to result directly and primarily from the willful misconduct of the person seeking indemnification, or (b) any act or omission made at the direction of the Company Parties (collectively, the items in (a) and (b) above,

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“Claims”). The Company Parties shall jointly and severally defend at their own cost and expense any and all suits or actions (just or unjust) which may be brought against the Company Parties or any of their affiliates, or any Consultant Indemnitee or in which any Consultant Indemnitee may be impleaded with others upon any Claims, or upon any matter, directly or indirectly arising out of, related to, caused by, based upon or in connection with this Agreement or the performance (or failure of performance) hereof by any Consultant Indemnitee. Reasonable expenses incurred by a Consultant Indemnitee entitled to be indemnified under this Section 6 who was, is or is threatened to be made subject to a Claim shall be paid by the Company Parties, on a joint and several basis, in advance of the final disposition of the Claim upon receipt of an undertaking by or on behalf of such Consultant Indemnitee to repay such amount if it shall ultimately be determined that he, she or it is not entitled to be indemnified by the Company Parties. The Company Parties hereby acknowledge that the Consultant Indemnities have certain rights to advancement and/or indemnification by certain affiliates of Sun Capital Partners. Inc. (collectively, the “Fund Indemnitors”). The Company Parties each hereby agree that the Company and each Subsidiary Guarantor is the indemnitor of first resort (i.e. its obligations to the Consultant Indemnitees are primary and those of the Fund Indemnitors are secondary), that the Company Parties shall be liable on a joint and several basis for the full amount of payments of indemnification required by an organizational document of such entity or any agreement to which such entity is a party, and that each of the Company Parties irrevocably and unconditionally waives any claims against the Fund Indemnitors for contribution, subrogation, exoneration, reimbursement or any other recovery of any kind for which it is liable pursuant to any organizational document or agreement including this Agreement. The Company Parties further agree that no payment for indemnification by the Fund Indemnitors on behalf of any Consultant Indemnitee with respect to any claim for which an Consultant Indemnitee has sought payment from it shall affect the foregoing, and the Fund Indemnitors, to the extent of such payment, shall be subrogated to all of the rights of recovery of such Consultant Indemnitee against it.

7.             Notices. All notices, requests, demands and other communications permitted or required to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed conclusively to have been given: (i) when personally delivered, (ii) when sent by facsimile (with hard copy to follow) during a business day (or on the next business day if sent after the close of normal business hours or on any non-business day), (iii) when sent by electronic mail (with hard copy to follow) during a business day (or on the next business day if sent after the close of normal business hours or on any non-business day); (iv) one (1) business day after being sent by reputable overnight express courier (charges prepaid), or (v) three (3) business day following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, notices, requests, demands and communications to the Parties shall be sent to the addresses indicated below.

If to the Company Parties, to:

Twist Beauty Packaging Holding Corp.

Attention: Mr F. Beaussant

Facsimile: + 1 908 689 2202

Email : fabrice.beaussant@albea-group.com

With a mandatory copy (which shall not constitute notice to the Company Parties) to:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

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Attention: Douglas C. Gessner. P.C.

Facsimile: (312) 862-2200

E-mail douglas.gessner@kirland.com

If to the Consultant:

Sun Capital Partners Management V, LLC

c/o Sun Capital Partners, Inc.

5200 Town Center Circle, Suite 600

Boca Raton, FL 33486

Attention: C Deryl Couch

Facsimile: (561) 394-0540

E-mail: dcouch@suncappart.com

With a mandatory copy (which shall not constitute notice to the Consultant) to:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Attention: Douglas C. Gessner. P.C.

Facsimile: (312) 862-2200

E-mail douglas.gessner@kirland.com

8.             Assignment; Successors and Assigns. This Agreement and the rights, duties and obligations of the Company Parties hereunder may not be assigned or delegated by the Company Parties or any Subsidiary without the prior written consent of the Consultant. All covenants, promises and agreements by or on behalf of the Parties contained in this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, legal representatives, successors and assigns.

9.             Amendments. No modification, amendment, supplement or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Consultant and the Company Parties (in the case of a modification, amendment or supplement) or by the waiving Party (in the case of a waiver).

10.          Applicable Law; WAIVER OF JURY TRIAL. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of law or choice of law that would compel the application of the substantive laws of any other jurisdiction. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION, ACTION, PROCEEDING, CROSS-CLAM, OR COUNTERCLAIM IN ANY COURT (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH (I) THIS AGREEMENT OR THE VALIDITY, PERFORMANCE, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR (II) THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, AUTHORIZATION, EXECUTION, DELIVERY, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

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11.          Section Headings. The headings of each section are contained herein for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

12.          Entire Agreement. This Agreement sets forth the entire agreement of the Parties hereto with regard to the subject matter hereof and supersedes and replaces all prior agreements, understandings and representations, oral or written, with regard to such matters.

13.          Severability. If any provision of this Agreement or application thereof under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction. If any provision is held void, invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

14.          Electronic Delivery; Counterparts. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by pdf, tif, gif, jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party hereto, each other Party hereto or thereto shall re-execute the original form of this Agreement and deliver such form to all other Parties. No Party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

15.        Further Assurances. Each party hereto agrees to use all reasonable efforts to obtain all consents and approvals, and to do all other things, necessary for the transactions contemplated by this Agreement. The Parties agree to take such further action and to deliver or cause to be delivered any additional agreements or instruments as any of them may reasonably request for the purpose of carrying out this Agreement and the agreements and transactions contemplated hereby.

16.        Attorneys’ Fees. If any action at law or in equity is necessary or desirable to enforce or interpret the terms of this Agreement, to protect the rights obtained hereunder, or where any provision hereof is validly asserted as a defense, then the Consultant shall be entitled to recover from the Company Parties and/or from any Subsidiary its reasonable attorneys’ fees incurred in connection therewith, including attorneys’ fees on appeal, and all costs and disbursements, in addition to any other available relief or remedy to which it may be entitled.

17.          Outside Activities. The Company Parties hereby acknowledges and agrees that one or more of the Consultant Indemnitees have had, and from time to time may have, outside activities or interests that conflict or may conflict with the best interests of the Company Parties, any Subsidiary or any of their affiliates (collectively, “Outside Activities”), including (without limitation) investment opportunities or investments in, ownership of, or participation in entities that are or could be complementary to, or competitive with, the Company Parties, any Subsidiary or any of their affiliates or for which the Company Parties or affiliates could have an expectancy, interest or desire to engage. The Company Parties hereby approve and consent to all such Outside Activities, and no Consultant Indemnitee shall be liable to the Company Parties, any Subsidiary or any of their affiliates for breach of any duty (contractual or otherwise), including without limitation any fiduciary duties, by reason of any such activities or of

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such person’s participation therein. No Consultant Indemnitee shall have any duty to communicate or offer any opportunity or the existence of any Outside Activities to the Company Parties or their affiliates, and no Consultant Indemnitee shall have any duty to refrain therefrom (directly, indirectly or through any assignee or transferee). In the event that any Consultant Indemnitee acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company Parties, any Subsidiary or any of their affiliates, on the one hand, and any Consultant Indemnitee, on the other hand, or any other person, no Consultant Indemnitee shall have any duty (contractual or otherwise), including without limitation any fiduciary duties, to communicate, present or offer such corporate opportunity to the Company Parties or such Subsidiary or affiliate and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company Parties or such Subsidiary or affiliate for breach of any duty (contractual or otherwise), including, without limitation any fiduciary duties, by reason of the fact that any Consultant Indemnitee directly or indirectly pursued or acquired such opportunity for itself, directed such opportunity to another person, or did not present or communicate such opportunity to the Company Parties or such Subsidiary or affiliate, even though such corporate opportunity may be of a character that, if presented to the Company Parties or such Subsidiary or affiliate, could be taken by the Company Parties or such Subsidiary or affiliate, as applicable. The Company Parties hereby renounce any interest, right, or expectancy in, or in being offered an opportunity to participate in, any such opportunity not offered to it by any Consultant Indemnitee to the fullest extent permitted by law, including pursuant to §122(17) of the General Corporation Law of the State of Delaware.

18.          Intellectual Property. The Consultant shall retain all forms of legal rights and protections in any country of the world, including all right, title and interest arising under common and statutory law, in and to all: (a) letters patents, provisional patents, design patents, patent cooperation treaty filings and other rights to inventions or designs; (b) trade secret and equivalent rights in confidential or proprietary information and know-how; (c) copyrights, mask works, moral rights or other literary property or authors’ rights; (d) rights regarding trade names, logos, domain names, URLs, trademarks, service marks and other proprietary indicia or addresses and all goodwill associated therewith; (e) any similar, corresponding or equivalent rights relating to intangible intellectual property; and (f) all applications, registrations, issuances, divisions, continuations, renewals, reissuances and extensions of the foregoing, in each of the clauses (a) through (f) above in and to any work product or deliverables created for, or provided to, the Company Parties or any Subsidiary under this Agreement or otherwise developed in connection with the services provided hereunder (collectively, the “Consultant Owned Materials”); provided that the Consultant Owned Materials shall not include any of the foregoing to the extent created exclusively for, and provided exclusively to, the Company Parties or any Subsidiary under the Agreement. The Consultant has no obligation to provide any Consultant Owned Materials to the Company Parties or any Subsidiary, but if the Consultant does so provide any Consultant Owned Materials to the Company Parties or any Subsidiary, then the Consultant hereby grants to the Company Parties and any such Subsidiary, a revocable, non-transferable and non-sublicensable, worldwide royalty-free, nonexclusive license, during the term of this Agreement, to copy, use and distribute such Consultant Owned Materials solely in connection with the use of the services by the Company Parties or any such Subsidiary contemplated by this Agreement.

19.        Payments and Taxes. The Consultant agrees to pay all taxes due by the Consultant in respect of the payment to the Consultant of the Consulting Fee (a “Consultant Tax Obligation”), and to indemnify and hold harmless the Company Parties in respect of any amount that a Company Party is required to pay to settle any Consultant Tax Obligation on behalf of the Consultant. Except as required by law, all payments by the Company Parties pursuant to this Agreement will be made free and clear of all deductions and withholdings whether in respect of taxation (including for the avoidance of doubt VAT if applicable) or otherwise. If any deduction or withholding is required by law to be made from any payment by the Company Parties pursuant to this Agreement or if (ignoring any available reliefs) the Consultant is subject to taxation in respect of any such payment pursuant to this Agreement then the

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Company Parties will pay to the Consultant such additional amount as is necessary to ensure that the net amount received and retained by them (after taking account of such deduction or withholding or taxation) is equal to the amount which they would have received and retained had the payment in question not been subject to the deduction or withholding or taxation.

20.        Construction. The construction of this Agreement shall not take into consideration the party who drafted or whose representative drafted any portion of this Agreement, and no canon of construction shall be applied that resolves ambiguities against the drafter of a document.

21.        Review by Board. The Company Parties acknowledge that this Agreement and all the terms hereof including those in Sections 6 and 17 are critical to and a condition of the Consultant’s willingness to enter into the Acquisition. Each of the Company Parties and each Subsidiary represent and warrant to each Consultant Indemnitee that its board of directors or similar governing body has reviewed the terms of this Agreement, including Sections 6 and 17 and approved, consented to and ratified all provisions contained therein. The Company Parties each agree to take, and cause its direct and indirect subsidiaries and affiliates to take, all action requested by any Consultant Indemnitee such that such Consultant Indemnitee receives the full benefit contemplated by the terms hereof (including those set forth and contemplated by Sections 6 and 17).

22.     PNC Financing Agreement Restrictions. Notwithstanding anything in this Agreement to the contrary, for so long as the PNC Financing Agreement remains in force, no Company Party shall be required to make any payments, whether in respect of fees or reimbursement of costs and expenses to the extent that the payment of such amount is not permitted under the terms of the PNC Financing Agreement at such time.

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SCHEDULE 1

COMPANY PARTIES

TWIST BEAUTY PACKAGING HOLDING CORP.

BEAUTY PACKAGING CANADA HOLDINGS, INC.

ALBEA AMERICAS, INC.

ALBEA COSMETICS AMERICAS INC.

ALBEA BEAUTY SOLUTIONS USA, LLC

ALBEA MEXICANA, LP

ALBEA CANADA, INC.

ALBEA PLASTIC PACKAGING TEXAS INC.

ALBEA MEXICANA LLC

IN WITNESS WHEREOF, the Parties have executed this Consulting Agreement as of the date first above written.

SUN CAPITAL PARTNERS MANAGEMENT V, LLC

By:	/s/ Mark Hajouch
Name:	Mark Hajouch
Title:	Vice President and Asst. Secretary

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ALBEA AMERICAS. INC.		TWIST BEAUTY PACKAGING HOLDING CORP.

By:	/s/ Roy Turner	By:	/s/ François Luscan
Name:	Roy Turner	Name:	François Luscan
Title:	Director	Title:	Director

ALBEA CANADA. INC.		BEAUTY PACKAGING CANADA HOLDINGS, INC.

By:	/s/ François Luscan	By:	/s/ François Luscan
Name:	François Luscan	Name:	François Luscan
Title:	Director	Title:	Director

ALBEA PLASTIC PACKAGING TEXAS INC.		ALBEA COSMETICS AMERICAS INC.

By:	/s/ Roy Turner	By:	/s/ José Filipe
Name:	Roy Turner	Name:	José Filipe
Title:	Director	Title:	Director

ALBEA MEXICANA LLC		ALBEA BEAUTY SOLUTIONS USA LLC
A Delaware Limited Liability Company
By:	Albéa Plastic Packaging Texas, Inc.
Its Sole Member

By:	/s/ Roy Turner	By:	/s/ José Filipe
Name:	Roy Turner	Name:	José Filipe
Title:	Director	Title:	Chairman

ALBEA MEXICANA LP
A Texas Limited Partnership
By:	Albéa Plastic Packaging Texas, Inc.
Its General Partner

By:	/s/ Roy Turner
Name:	Roy Turner
Title:	Director

16

SCHEDULE 4.5

EQUIPMENT AND INVENTORY

Entity Type	Address	Owned or Leased	Location Type
Albéa Metal Holding Corp.	One Seemar Road, Watertown, CT 06795 USA	Leased	Chief Executive Office
Albéa Metal Real Estate, Inc.	One Seemar Road, Watertown, CT 06795 USA	Leased	Chief Executive Office
	91 Park Road, Watertown, CT 06795 USA—	Owned	Distribution Terminal/Molding Plant
	235 Interstate Lane, Waterbury, CT 06705 USA	Owned	Anodizing Plant
Albéa Metal Americas, Inc.	One Seemar Road, Watertown, CT 06795 USA	Leased	Chief Executive Office

SCHEDULE 4.15(h)

DEPOSIT AND INVESTMENT ACCOUNTS

Company	Bank or Broker	Account No.	Account Type

Albéa Metal Americas, Inc.	PNC Bank, National Association	8026569357	Collection Account

Albéa Metal Americas, Inc.	PNC Bank, National Association	8026569349	Controlled Disbursement Account

Albéa Metal Americas, Inc.	PNC Bank, National Association	8026569322	Payroll

SCHEDULE 5.2(b)

SUBSIDIARIES

1.              Twist Beauty Packaging Holding Corp., a Delaware corporation owns 100% interest in Albéa Metal Holding Corp.

2.              Albéa Metal Holding Corp., a Delaware corporation owns 100% interest in the common stock of Albéa Metal Americas, Inc., a Delaware corporation, Echo Manufacturing Company owns 50% interest in the preferred stock of Albéa Metal Americas, Inc., a Delaware corporation and Eyelematic Manufacturing Company, Inc. owns 50% interest in the preferred stock of Albéa Metal Americas, Inc., a Delaware corporation.

3.              Albéa Metal Holding Corp., a Delaware corporation owns 100% interest in Albéa Metal Real Estate, Inc.

SCHEDULE 5.4

FEDERAL TAX IDENTIFICATION NUMBER

1.              Albéa Metal Holding Corp. – 45-3531600

2.              Albéa Metal Real Estate, Inc. – 45-3675572

3.              Albéa Metal Americas, Inc. — 45-3531600

SCHEDULE 5.6

PRIOR NAMES

Albéa Metal Americas, Inc.	Eyelematic Manufacturing Company, Inc.
Echo Manufacturing Company
Seemar Real Estate, LLC

Albéa Metal Real Estate, Inc.	Eyelematic Manufacturing Company, Inc.
Echo Manufacturing Company
Seemar Real Estate, LLC

Albéa Metal Holding Corp.	Eyelematic Manufacturing Company, Inc.
Echo Manufacturing Company
Seemar Real Estate, LLC